EXHIBIT 10.32

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MASTER PROFESSIONAL SERVICES AGREEMENT

This Master Professional Services Agreement (this “Agreement”) is entered into effective January 15, 2007 (the “Effective Date”) by and between Hercules Incorporated, a Delaware corporation having a principal place of business at 1313 North Market Street, Wilmington, Delaware (“Hercules”), and Genpact International, a Luxembourg corporation acting through its Hungarian Branch, having a principal place of business in Duna Plaza Offices, 4th Floor, H-1138, Budapest Vaci ut 178, Hungary (“Supplier”).

WHEREAS, Hercules and Supplier have engaged in extensive negotiations, discussions and due diligence that have culminated in the formation of the contractual relationship described in this Agreement; and

WHEREAS, Hercules desires to procure from Supplier, and Supplier desires to provide to Hercules and the Eligible Recipients, certain finance, accounting, customer service, IT infrastructure, application development and maintenance and other business process and information technology products and services described in this Agreement and in the Companion Agreement(s) (defined below), on the terms and conditions specified herein;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Hercules and Supplier (collectively, the “Parties” and each, a “Party”) hereby agree as follows:

1	INTRODUCTION

1.1 Performance and Management by Supplier.

Hercules desires that certain finance, accounting, customer service, SAP upgrade, application development and maintenance and other business process and information technology products and services (such descriptive terms herein collectively referenced as, “BPO/ADM”) presently performed and managed by or for Hercules and the Eligible Recipients, as each is described in this Agreement and the Schedules and Attachments hereto, be performed and managed by Supplier. Supplier has carefully reviewed Hercules' requirements, has performed (except as otherwise provided in Schedule J) all due diligence it deems necessary, and desires to perform and manage such business process products and services for Hercules and the Eligible Recipients.

1.2 Definitions.

Except as otherwise expressly provided in this Agreement, all capitalized terms used in this Agreement shall have the meanings set forth in Schedule A.

1.3 Other Terms

The terms defined in this Article 1 and Schedule A include the plural as well as the singular and the derivatives of such terms. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. Article, Section, Subsection and Attachment references refer to articles, sections and subsections of, and attachments to, this Agreement. The words “include” and “including” shall not be construed as terms of limitation. The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. As stated in Section 21.3, the word “notice” and “notification” and their derivatives means notice or notification in writing. Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated.

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2	CONTRACT DOCUMENTS

2.1 Associated Contract Documents.

This Agreement includes each of the following schedules and their attached exhibits, all of which are attached to this Agreement and incorporated into this Agreement by this reference. Unless otherwise expressly stated, references to specific Schedules include all numbered subsidiary Schedules and attachments (e.g., references to Schedule E include not only Schedule E, but also Schedules E.1, E.2, E.3 etc.).

A	Glossary of Terms
B	Software
C	Key Supplier Personnel
D	Subcontractors
E	Statement of Work
E.1	Global Procurement
E.2	Material Master
E.3	Accounts Payable
E.4	Order to Invoice
E.5	Invoice to Cash
E.6	General Accounting
E.7	Business Analysis
E.8	Sarbanes Oxley
E.9	Applications Development and Maintenance
E.10	Business Continuity
E.11	Savinon
E.12	SAP Upgrade
F	Reserved
G	Service Levels
G.1	Service Levels and Service Level Credits
G.2	Service Levels Definitions
G.3	Critical Deliverables and Deliverable Credits
H	Transition Plan
H.1	Transition Milestones, Criteria and Deliverable Credits
H.2	Detailed Transition Plan
I	Termination Assistance Services
J	Supplier Charges
J.1	Financial Responsibility/Asset Allocation Matrix
K	Hercules Base Case
L	Reserved
M	Staffing Plan
N	Termination Charges
O.1	Hercules Facilities
O.2	Supplier Facilities
O.3	Hercules Provided Equipment
P.1	Direct Hercules Competitors
P.2	Direct Supplier Competitors
Q	Satisfaction Survey
R	Reports
S	Governance Model
T.1	Hercules Rules
T.2	Hercules IT, Security and Related Standards
T.3	Hercules Business Practices Policy
U	Termination/Expiration Rights

Exhibit 1: Form of Non-Disclosure Agreement
Exhibit 2: Form of Invoice

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Exhibit 3: Form of Companion Agreement
Exhibit 4: Parent Guaranty

3 TERM

3.1 Initial Term.

The initial Term of this Agreement shall commence as of 12:00:01 a.m., Greenwich Mean Time on the Effective Date and continue until 11:59:59 p.m., Greenwich Mean Time, on December 31, 2012, unless this Agreement is terminated as provided herein or extended as provided in Section 3.2 or 4.3(a)(2), in which case the Term shall end at 11:59:59 p.m., Greenwich Mean Time, on the effective date of such termination or the date to which this Agreement is extended.

3.2 Extension.

By giving notice to Supplier no less than ninety (90) days prior to the expiration date of the initial Term or any extension period, Hercules shall have the right to extend the Term for up to two extension periods of up to one (1) year (each, a “Renewal Term” and together with the Initial Term, the “Term”), each on the same terms conditions and pricing set forth in this Agreement, including the economic change adjustment set forth in Section 7 of Schedule J. Notwithstanding the foregoing, the time period between the delivery of Hercules’ non-renewal notice to Supplier and Supplier’s cessation of Termination Assistance Services shall not be shorter than one hundred eighty (180) days. No Termination Charges shall be applicable to any termination on or after the expiration of the Initial Term, except as otherwise expressly provided in an approved New Services proposal.

4 SERVICES

4.1 Overview.

(a)
Services. Commencing on the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan), Supplier shall provide the Services to Hercules, and, upon Hercules' request, to Eligible Recipients and Authorized Users designated by Hercules. The Services shall consist of the following, as they may evolve during the Term of this Agreement or be supplemented, enhanced, modified or replaced:

(i)	The services, functions and responsibilities described in this Agreement and its Schedules and attachments, which include the Technology and Business Process Evolution and the following:

(1)	Transition Services, as described in Sections 4.2 and Schedules H;

(2)	Services, as further described in Schedule E;

(3)	Projects, as further described in Section 4.5;

(4)	New Services, as further described in Section 4.4; and

(5)	Termination Assistance Services, as described in Section 4.3 and Schedule I.

(ii)
The BPO/ADM related services, functions and responsibilities performed during the twelve (12) months preceding the Commencement Date by Hercules Personnel who were displaced or whose functions were displaced as a result of this Agreement, even if the service, function, or responsibility is not specifically described in this Agreement (unless and to the extent such service, function, or responsibility meets the New Services definition, and provided that, in the event of a direct conflict between Schedule E and the scope of services as described in this Section 4.1(a)(ii), this Section 4.1(a)(ii) shall not be construed as altering and/or superseding Schedule E); and

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(iii)
The BPO/ADM related services, functions and responsibilities reflected in those categories of the Hercules Base Case which Supplier is assuming pursuant to this Agreement (provided, however, in the event of a direct conflict between Schedule E and the scope of services as described in this Section 4.1(a)(iii), this Section 4.1(a)(iii) shall not be construed as altering and/or superseding Schedule E).

(b)
Included Services. If any services, functions or responsibilities not specifically described in this Agreement are an inherent, necessary or customary part of the Services or are required for proper performance or provision of the Services in accordance with this Agreement, they shall be deemed to be included within the scope of the Services to be delivered for the Charges, as if such services, functions or responsibilities were specifically described in this Agreement.

(c)
Required Resources. Except as otherwise expressly provided in this Agreement, Supplier shall be responsible for providing the facilities, personnel, Equipment, Software, technical knowledge, expertise and other resources necessary to provide the Services.

(d)
Supplier Responsibility. Supplier shall be responsible for the provision of the Services in accordance with this Agreement even if such Services are actually performed or dependent upon services performed by Subcontractors.

(e)
Electronic Delivery. To the maximum extent possible, and except as otherwise directed by Hercules or expressly provided in this Agreement, Supplier shall deliver all Software, documentation, reports and other contract deliverables to Hercules and the Eligible Recipients at the designated Hercules Site by electronic transmission or by load and leave (where no tangible storage media is physically transferred to Hercules or the Eligible Recipients).

4.2 Transition Services.

(a)
Transition. During the Transition Period, Supplier shall perform the Transition Services and provide the deliverables described in the Transition Plan, which is attached to this Agreement as Schedule H. If any services, functions or responsibilities not specifically described in the Transition Plan are an inherent, necessary or customary part of the Transition Services or are required for the proper performance of the Transition Services in accordance with this Agreement, they shall be deemed to be included within the scope of the Transition Services to be delivered for no additional charge, as if such services, functions or responsibilities were specifically described in the Transition Plan. During the Transition Period, Hercules will perform those tasks which are designated to be Hercules' responsibility in the Transition Plan, provided that, Hercules shall not be obligated to perform any tasks during the Transition Period that are not set forth in such Transition Plan. Unless otherwise agreed, Hercules shall not incur any charges, fees or expenses payable to Supplier or third parties in connection with the Transition Services, other than those charges, fees and expenses specified in Schedule J and those incurred by Hercules in connection with its performance of tasks designated in the Transition Plan as Hercules' responsibility.

(b)
Transition Plan. Schedule H.1 is an outline of the Transition Plan that identifies (i) the transition activities to be performed by Supplier, (ii) the date(s) by which each such activity or deliverable is to be completed (“Transition Milestones”), and (iii) the Deliverable Credits associated with the failure to meet specific Transition Milestones. Within thirty (30) days after the Effective Date, Supplier shall deliver to Hercules a detailed Transition Plan for Hercules' review, comment and approval. The proposed detailed Transition Plan shall describe in greater detail the specific transition activities to be performed by Supplier, but, unless otherwise agreed by Hercules, shall be consistent in all material respects with the initial Transition Plan, including the activities, deliverables, Transition Milestones and Deliverable Credits described therein. The detailed Transition Plan shall identify and describe, among other things, (i) the transition activities to be performed by Supplier and the significant components and subcomponents of each such activity, (ii) the deliverables to be completed by Supplier, (iii) the Transition Milestone for each such activity or deliverable, (iv) a process and set of standards acceptable to Hercules to which Supplier will adhere in the performance of the Transition Services and that will enable Hercules to determine whether Supplier has successfully completed the transition and the activities and deliverables associated with each Transition Milestone, in

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accordance with the Acceptance criteria specified in the Transition Plan, (v) the contingency or risk mitigation strategies to be employed by Supplier in the event of disruption or delay, (vi) any transition responsibilities to be performed or transition resources to be provided by Hercules or the Eligible Recipients and (vii) a detailed work plan identifying the specific transition activities to be performed by individual Supplier Personnel on a weekly basis during the Transition Period. The detailed Transition Plan also shall identify any related documents contemplated by the Agreement and/or required to effectuate the transition to be executed by the Parties. Upon approval by Hercules, the detailed Transition Plan shall be appended to the Agreement as Schedule H.2.

(c)
Performance. Supplier shall perform the Transition Services described in the Transition Plan in accordance with the timetable and the Transition Milestones set forth in the Transition Plan. Supplier shall provide all cooperation and assistance reasonably required or requested by Hercules in connection with Hercules' evaluation or testing of the deliverables set forth in the Transition Plan. Supplier shall perform the Transition Services in a manner that will not (i) unnecessarily disrupt or have an unnecessary adverse impact on the business or operations of Hercules or the Eligible Recipients, (ii) degrade the Services then being received by Hercules or the Eligible Recipients, or (iii) disrupt or interfere with the ability of Hercules or the Eligible Recipients to obtain the full benefit of the Services, except as may be otherwise provided in the Transition Plan. Prior to undertaking any transition activity, Supplier shall discuss with Hercules all known Hercules-specific material risks and shall not proceed with such activity until Hercules is reasonably satisfied with the plans with regard to such risks (provided that, neither Supplier’s disclosure of any such risks to Hercules, nor Hercules' acquiescence to Supplier’s plans, shall operate or be construed as limiting Supplier’s responsibilities under this Agreement). Supplier shall identify and resolve, with Hercules' reasonable assistance, any problems that may impede or delay the timely completion of each task in the Transition Plan that is Supplier’s responsibility and shall use all commercially reasonable efforts to assist Hercules with the resolution of any problems that may impede or delay the timely completion of each task in the Transition Plan that is Hercules' responsibility.

(d)
Meetings; Reports. Supplier shall meet at least weekly with Hercules to report on its progress in performing its responsibilities and meeting the timetable set forth in the Transition Plan. Supplier shall include Supplier Personnel in such meetings as and to the extent appropriate or requested by Hercules. Supplier also shall provide written reports to Hercules at least weekly regarding such matters, and shall provide oral reports more frequently if reasonably requested by Hercules. Promptly upon receiving any information indicating that Supplier may not perform its responsibilities or meet the timetable set forth in the Transition Plan, Supplier shall notify Hercules in writing of material delays and shall identify for Hercules' consideration and approval specific measures to address such delay and mitigate the risks associated therewith.

(e)
Suspension or Delay of Transition Activities. Hercules reserves the right, in its sole discretion, to suspend or delay the performance of the Transition Services and/or the transition of all or any part of the Transition Services. If Hercules elects to exercise such right and Hercules' decision is based on Supplier’s failure to perform its obligations under this Agreement, Hercules shall not incur any additional Charges, Termination Charges, or reimbursable expenses in connection with such decision. If Hercules' decision is not based on Supplier’s failure to perform its obligations under this Agreement, Hercules shall reimburse Supplier for any additional costs reasonably incurred by Supplier as a result of such decision (provided that Supplier notifies Hercules in advance of such costs, obtains Hercules' approval prior to incurring such costs, and uses commercially reasonable efforts to minimize such costs).

(f)	Failure to Meet Transition Milestones.

(i)
The Parties acknowledge and agree that the Transition Plan specifies various Transition Milestones by which Transition activities and/or deliverables are to be completed. If Supplier fails to meet a Transition Milestone, Supplier shall pay Hercules the Deliverable Credits specified in Schedules G and H for such Transition Milestone.

(ii)
Neither the Transition Services nor the activities and deliverables associated with individual Transition Milestones will be deemed complete until Hercules' Acceptance of such activities and deliverables.

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(g)
Termination for Cause. Notwithstanding the foregoing, and in addition to any other termination right Hercules may have under this Agreement, Hercules may terminate this Agreement in whole or in part for cause if (i) Supplier fails to comply with its material obligations with respect to the provision of Transition Services and such failure causes or will cause a material disruption to or otherwise has or will have a material adverse impact on the operations or businesses of Hercules or the Eligible Recipients, (ii) Supplier materially breaches its obligations with respect to the provision of Transition Services and fails to cure such breach within twenty (20) days after its receipt of notice, or (iii) Supplier fails to meet a Transition Milestone and such failure constitutes a material breach of this Agreement and Supplier fails to cure such breach within twenty (20) days after its receipt of notice. In addition, unless otherwise agreed, if Supplier fails to meet the Transition Milestone for the completion of the transition of all Services to Supplier by more than twenty (20) days, Hercules may terminate this Agreement for cause without requirement of notice or opportunity to cure. In all such events, subject to Section 18.3, Hercules may recover the damages suffered by Hercules or the Eligible Recipients in connection with such a termination, provided that, if such termination is based on Supplier’s failure to meet a Transition Milestone, Supplier shall be entitled to set-off against such damages any Deliverable Credits Supplier has paid for the failure to meet such Transition Milestone.

4.3 Termination Assistance Services.

(a)
Availability. As part of the Services, and for the Charges set forth in Sections 4.3(b)(8) and 4.3(b)(9) and Schedule J, Supplier shall provide to Hercules, the Eligible Recipients and/or their designee(s) the Termination Assistance Services described in Section 4.3(b) and Schedule I.

(1)
Period of Provision. Supplier shall provide such Termination Assistance Services to Hercules and any Eligible Recipient, or their designee(s), (i) commencing upon notice from Hercules up to six (6) months prior to the expiration of the Term or on such earlier date as Hercules may request and continuing for up to twelve (12) months following the effective date of the expiration of the Term (as such Term may be extended pursuant to Section 3.2), (ii) commencing upon any notice of termination (including termination for cause by Hercules or Supplier or termination for convenience by Hercules) of the Term with respect to all or any part of the Services, and continuing for up to twelve (12) months following the effective date of such termination of all or part of the Services, or (iii) commencing upon notice of termination of all or part of the Services to an Eligible Recipient and continuing for up to twelve (12) months following the effective date of such termination.

(2)
Extension of Services. Hercules may elect, upon thirty (30) days prior notice, to extend the period following the effective date of any expiration/termination for the performance of Termination Assistance Services, provided that the period between the effective date and the completion of all Termination Assistance Services is not greater than twelve (12) months. If Hercules provides less than thirty (30) days prior notice of an extension, Supplier shall nonetheless use commercially reasonable efforts to comply with Hercules' request and provide the requested Services and/or Termination Assistance Services.

(3)
Firm Commitment. Supplier shall provide Termination Assistance Services to Hercules and any Eligible Recipients, or their designee(s), regardless of the reason for the expiration or termination of the Term; provided, if the Agreement is terminated by Supplier under Section 20.1(b) for failure to pay undisputed amounts, Supplier may require payment in advance for Termination Assistance Services to be provided or performed under this Section 4.3 and payment of all undisputed Charges not previously paid as required under this Agreement. At Hercules' request, Supplier shall provide

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Termination Assistance Services directly to an Eligible Recipient or an Entity acquiring Control of an Eligible Recipient; provided that, unless otherwise agreed by the Parties, all such Termination Assistance Services shall be performed subject to and in accordance with the terms and conditions of this Agreement.

(4)
Performance. All Termination Assistance Services shall be provided subject to and in accordance with the terms and conditions of this Agreement. Supplier shall perform the Termination Assistance Services with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency as it provided and was required to provide the same or similar Services during the Term. The quality and level of performance of the Termination Assistance Services provided by Supplier following the expiration or termination of the Term as to all or part of the Services or Supplier’s receipt of a notice of termination or non-renewal shall continue to meet or exceed the applicable Service Levels and shall not be degraded or deficient in any respect. Accordingly, unless otherwise agreed in the applicable transition plan, Service Level Credits shall be assessed for any failure to meet applicable Service Levels during the Termination Assistance Services period; provided, that, during the period following the expiration/termination date, (i) Service Level Credits shall be assessed only with respect to a failure to meet the applicable Minimum Service Level, (ii) the Parties shall use commercially reasonable efforts to agree upon the Minimum Service Levels to be applied during such period, and (iii) to the extent the Parties are unable to agree, the original Minimum Service Level, without the continuous improvement adjustments described in Section 12 of Schedule G, shall be applied. Notwithstanding the foregoing, if Hercules requests less than all of the Services being performed by Supplier prior to the expiration/termination date and the failure to request any interdependent Service causes Supplier to be unable to perform the Services in accordance with the Service Levels, Supplier shall be relieved of responsibility for any resulting Service Level default, but only if Supplier (i) promptly notifies Hercules of its inability to perform under such circumstances, (ii) cooperates with Hercules to address the resulting problem and thereby avoid any non-performance, (iii) identifies and pursues commercially reasonable means to avoid or mitigate the impact of Hercules’ failure to request such Service, and (iv) uses commercially reasonable efforts to perform notwithstanding the failure to request such Service. Supplier Personnel (including all Key Supplier Personnel) reasonably considered by Hercules to be critical to the performance of the Services and Termination Assistance Services shall be retained on the Hercules account through the completion of all relevant Termination Assistance Services.

(5)
Advance Payment. If Hercules is obligated to pay in advance for Termination Assistance Services, Supplier shall present an invoice for the estimated Charges for such Termination Assistance Services at least fifteen (15) days prior to the beginning of the month in which such Services are to be provided. Subject to Section 12.4, Hercules shall then pay such Charges on or before the first day of such month. The estimated Charges shall then be reconciled with the actual Charges for Termination Assistance Services provided in such month, and any additional Charges or credits will be reflected on the next invoice delivered after the end of such month.

(b)
Scope of Termination Assistance Service. As part of the Termination Assistance Services, Supplier shall timely transfer the control and responsibility for all Services previously performed by or for Supplier to Hercules, the Eligible Recipients and/or their designee(s) and shall execute any documents reasonably necessary to effect such transfers. Additionally, Supplier shall provide any and all information and assistance requested by Hercules to allow:

(i)	the Systems and processes associated with the Services to operate efficiently;

(ii)	the Services to continue without interruption or adverse effect; and

(iii)	the orderly transfer of the Services to Hercules, the Eligible Recipients and/or their designee(s).

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The Termination Assistance Services shall include, as requested by Hercules, the Services, functions and responsibilities set forth on Schedule I. In addition, in connection with such termination or expiration, Supplier shall provide the following assistance and Services at Hercules' direction:

(1)
General Support. Supplier shall (i) assist Hercules, an Eligible Recipient and/or their designee(s) in developing a written transition plan for the transition of the Services to Hercules, such Eligible Recipient, or their designee(s), which plan shall include (as requested by Hercules) capacity planning, business process planning, facilities planning, human resources planning, technology planning, telecommunications planning and other planning necessary to effect the transition, (ii) perform programming and consulting services as requested to assist in implementing the transition plan, (iii) train personnel designated by Hercules, an Eligible Recipient or their designee(s) in the use of any business processes, work instructions and work procedures and any Equipment, Software, Systems, Materials and tools used in connection with the provision of the Services, (iv) catalog all business processes, work instructions, work procedures, Software, Hercules Data, Equipment, Materials, Third Party Contracts and tools used to provide the Services, (v) provide machine readable and printed listings and associated documentation for source code for Software owned by Hercules and source code to which Hercules is entitled under this Agreement and assist in its re-configuration, (vi) analyze and report on the space required for the Hercules Data and the Software needed to provide the Services, (vii) assist in the execution of a parallel operation, data migration and testing process until the successful completion of the transition to Hercules, an Eligible Recipient or their designee(s), (viii) create and provide copies of the Hercules Data in the format and on the media reasonably requested by Hercules, an Eligible Recipient or their designee(s), (ix) provide a complete and up-to-date, electronic copy of the Policy and Procedures Manual and applicable work instructions and work procedures in the format and on the media reasonably requested by Hercules, an Eligible Recipient or their designee(s) and (x) provide other technical assistance as requested by Hercules, an Eligible Recipient or their designee(s).

(2)	Hiring.

(i)
Hercules, the Eligible Recipients and/or their designee(s) shall be permitted to undertake, without interference from Supplier, Supplier Subcontractors (subject to Section 4.3(b)(2)(ii) below) or Supplier Affiliates (including counter-offers), to make offers of employment, effective after the later of the expiration or termination of the Term or completion of any Termination Assistance Services requested under Section 4.3(b)(8), to any (i) Supplier Personnel assigned to the performance of Services at Hercules Facility(ies) during the twelve (12) months preceding the expiration or termination date, or (ii) other Supplier Personnel assigned to the performance of Services during the twelve (12) months preceding the expiration or termination date that Supplier intends to terminate in connection with such expiration or termination. Supplier shall waive, and shall cause its Subcontractors (as contemplated in Section 4.3(b)(2)(ii) below) and Affiliates to waive, their rights, if any, under contracts with such personnel restricting the ability of such personnel to be recruited or hired by Hercules, the Eligible Recipients and/or their designee(s). Supplier shall provide Hercules, the Eligible Recipients and/or their designee(s) with reasonable assistance in their efforts to hire such Supplier Personnel, and shall give Hercules, the Eligible Recipients and/or their designee(s) reasonable access to such Supplier Personnel for interviews, evaluations and recruitment. Hercules shall endeavor to conduct the above-described hiring activity in a manner that is not unnecessarily disruptive of the performance by Supplier of its obligations under this Agreement.

(ii)
With respect to Subcontractors that are not Supplier Affiliates, Supplier shall use all commercially reasonable efforts to (A) obtain for Hercules, the Eligible Recipients and their designee(s) the rights specified in Section 4.3(b)(2)(i), and (B) ensure that such rights are not subject to subsequent Subcontractor approval or the payment by Hercules, an Eligible Recipient or their designee(s) of any fees. If Supplier is unable to obtain any such

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rights with respect to a Subcontractor, it shall notify Hercules in advance and shall not use such Subcontractor without Hercules' approval (and absent such approval, Supplier’s use of any such Subcontractor shall obligate Supplier to obtain or arrange, at no additional cost to Hercules, the rights specified in Section 4.3(b)(2)(i), for Hercules, the Eligible Recipients and their designee(s) upon expiration or termination). If Hercules consents to Supplier’s use of specific Subcontractors under these circumstances, such Subcontractors shall be so identified on Schedule D

(iii)
Within thirty (30) days after receiving from Hercules pursuant to Section 4.3(a)(1), Supplier shall provide to Hercules a list, organized by location, of the Supplier Personnel who are eligible for solicitation for employment pursuant to this Section 4.3(b)(2), including those Supplier intends to terminate in connection with such expiration or termination. Subject to applicable Privacy Laws, such list shall specify each such Supplier Personnel's job title, annual total compensation, leave status and years of service.

(3)
Software. As provided in Section 14.6, and subject to Section 6.4(c), Supplier shall provide, and hereby grants to Hercules (with a right to sublicense to the Eligible Recipients and/or Hercules' designee), certain license, sublicense and/or other rights to certain Software and other Materials used by Supplier, Supplier Affiliates or Subcontractors in performing the Services.

(4)
Equipment. Subject to Section 6.4(c), Hercules, the Eligible Recipients and/or their designee(s) shall have the right (but not the obligation) to purchase, or assume the lease for, any Equipment owned or leased by Supplier that is used on a dedicated basis by Supplier or Supplier Affiliates to perform the Services. Such Equipment shall be transferred in good working condition, reasonable wear and tear excepted, as of the expiration or termination date or the completion of any Services requiring such Equipment requested by Hercules under Section 4.3(b)(8), whichever is later. Supplier shall, at no additional charge to Hercules, maintain such Equipment through the date of transfer so as to be eligible for the applicable manufacturer’s maintenance program at no additional charge to Hercules. In the case of Supplier-owned Equipment, Supplier shall grant to Hercules, the Eligible Recipients and/or their designee(s) a warranty of title and a warranty that such Equipment is free and clear of all liens and encumbrances. Such conveyance by Supplier to Hercules, the Eligible Recipients and/or their designee(s) shall be at net book value (calculated in accordance with generally acceptable accounting principles applicable in the country in which such Equipment is located). Unless otherwise agreed, Hercules shall pay any sales tax and/or duties associated with such conveyance, as well as any Out-of-Pocket Expenses to transport such Equipment to the location designated by Hercules. At Hercules' request, the Parties shall negotiate in good faith and agree upon the form and structure of the purchase. In the case of leased Equipment, Supplier shall (i) represent and warrant that the lessee is not in default under the lease, (ii) represent and warrant that all payments thereunder have been made through the date of transfer, and (iii) notify Hercules of any lessor defaults of which it is aware at the time.

(5)
Hercules Facilities, Equipment and Software. Supplier shall vacate the Hercules Facilities and return to Hercules, if not previously returned, any Hercules owned Equipment, Hercules leased Equipment, Hercules Owned Software, Hercules licensed Software and Hercules Owned Materials, in condition at least as good as the condition when made available to Supplier, ordinary wear and tear excepted. Such Hercules Facilities, Equipment, Software and Materials shall be vacated and returned at the expiration or termination date or the completion of any Services requiring such Hercules Facilities, Equipment, Software and Materials requested by Hercules under Section 4.3(b)(8), whichever is later.

(6)
Supplier Subcontracts and Third Party Contracts. Supplier shall inform Hercules of all subcontracts or Third Party Contracts primarily used by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Services. Subject to Sections 6.4(c), Supplier shall, at Hercules’s request, cause any such Subcontractors (excluding Shared Subcontractors), Supplier Affiliates or third party contractors to permit Hercules, the Eligible Recipients and/or their designee(s) to assume prospectively any or all such contracts or to enter into new contracts with Hercules, the Eligible

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Recipients or their designees on substantially the same terms and conditions, including price. Supplier shall so assign the designated subcontracts and Third Party Contracts to Hercules, the Eligible Recipients and/or their designee(s) as of the expiration or termination date or the completion of any Termination Assistance Services requiring such subcontracts or Third Party Contracts requested by Hercules under Section 4.3(b)(8), whichever is later. There shall be no charge or fee imposed on Hercules, the Eligible Recipients and/or their designee(s) by Supplier or its Subcontractors, Affiliates or third party contractors for such assignment. Supplier shall (i) represent and warrant that it is not in default under such subcontracts and Third Party Contracts, (ii) represent and warrant that all payments thereunder through the date of assignment are current, and (iii) notify Hercules of any Subcontractor’s or third party contractor’s default with respect to such subcontracts and Third Party Contracts of which it is aware at the time.

(7)
Other Subcontracts and Third Party Contracts. In addition to its obligations under Section 4.3(b)(6), Supplier shall use commercially reasonable efforts to make available to Hercules, the Eligible Recipients and/or their designee(s), pursuant to reasonable terms and conditions, any Subcontractor or third party services then being utilized by Supplier in the performance of the Services. Supplier shall retain the right to utilize any such Subcontractor or third party services in connection with the performance of services for any other Supplier customer. Hercules and the Eligible Recipients shall retain the right to contract directly with any Subcontractor or third party previously utilized by Supplier to perform any Services.

(8)
Extension of Services. As part of the Termination Assistance Services, for a period of up to twelve (12) months following the expiration or termination date, Supplier shall provide to the Eligible Recipient(s), under the terms and conditions of this Agreement, at Hercules' request, any or all of the Services being performed by Supplier prior to the expiration or termination date, including those Services described in Article 4 and Schedule E. To the extent Hercules requests such Services, Hercules will pay Supplier the Charges specified in Schedule J that Hercules would have been obligated to pay Supplier for such Services if this Agreement had not yet expired or been terminated. To the extent Hercules requests a portion (but not all) of the Services included in a particular Charge, the amount to be paid by Hercules will be equitably adjusted in proportion to the portion of the Services included in the applicable Charge that Supplier will not be providing or performing.

(9)
Rates and Charges. Except as provided below and in Section 4.3(b)(8), the Parties anticipate that the Termination Assistance Services requested by Hercules will be provided by Supplier, at no additional charge to Hercules, using Supplier Personnel already assigned to Hercules and without adversely affecting Supplier’s ability to meet its performance obligations. If material Termination Assistance Services requested by Hercules cannot be provided by Supplier using Supplier Personnel then assigned to Hercules without adversely affecting Supplier’s ability to meet its performance obligations, Hercules, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance of such Termination Assistance Services using such personnel. To the extent Hercules authorizes Supplier to use additional Supplier Personnel to perform material Termination Assistance Services requested by Hercules, Hercules shall pay Supplier the rates and charges specified in Schedule J, or, if no such rates and charges are specified in Schedule J, a negotiated fee which shall be no less favorable to Hercules than the lower of the most favorable rates available under then-current Hercules/Supplier contracts for comparable services or Supplier’s then current commercially available rates, for the additional Supplier Personnel required to perform such Termination Assistance Services (but only if Supplier notifies Hercules in advance of such Charges, obtains Hercules' approval prior to incurring such Charges, and uses commercially reasonable efforts to minimize such Charges).

(c)
Resources. Supplier shall ensure that, at all times during the Term, on thirty (30) days notice, it is able to deploy all necessary resources to perform Termination Assistance Services in accordance with this Section 4.3.

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(d)	Survival of Terms. This Section 4.3 shall survive termination/expiration of the Term.

4.4 New Services.

(a)
Procedures. If Hercules requests that Supplier perform any New Services reasonably related to the Services or other services generally provided by Supplier, Supplier shall promptly prepare a New Services proposal for Hercules' consideration. Unless otherwise agreed by the Parties, Supplier shall prepare such New Services proposal at no additional charge to Hercules and shall deliver such proposal to Hercules within ten (10) business days of its receipt of Hercules' request; provided, that Supplier shall use all commercially reasonable efforts to respond more quickly in the case of a pressing business need or an emergency situation. Hercules shall provide such information as Supplier reasonably requests in order to prepare such New Service proposal. Such New Services proposal shall include, among other things, the following at a level of detail sufficient to permit Hercules to make an informed business decision: (i) a project plan and fixed price or price estimate for the New Service; (ii) a breakdown of such price or estimate, (iii) a description of the service levels to be associated with such New Service, (iv) a schedule for commencing and completing the New Service, (v) a description of the new hardware or software to be provided by Supplier in connection with the New Service, (vi) a description of the software, hardware and other resources, including Resource Unit utilization, necessary to provide the New Service, (vii) any additional facilities or labor resources to be provided by Hercules or the Eligible Recipients in connection with the proposed New Service, (viii) any risks associated with the New Service and/or the integration of the New Service into the existing environment, and (ix) in the case of any Developed Materials to be created through the provision of the proposed New Services, any ownership rights therein that differ from the provisions of Section 14.2. Hercules may accept or reject any New Services proposal in its sole discretion and Supplier shall not be obligated to perform any New Services to the extent the applicable proposal is rejected. Unless the Parties otherwise agree, if Hercules accepts Supplier’s proposal, Supplier will perform the New Services and be paid in accordance with the proposal submitted by Supplier and the provisions of this Agreement. Upon Hercules' acceptance of a Supplier proposal for New Services, the scope of the Services will be expanded and this Agreement will be modified to include such New Services. Notwithstanding any provision to the contrary, (i) Supplier shall act reasonably and in good faith in formulating such pricing proposal, (ii) Supplier shall use commercially reasonable efforts to identify potential means of reducing the cost to Hercules, including utilizing Subcontractors as and to the extent appropriate, (iii) such pricing proposal shall be no less favorable to Hercules than the pricing and labor rates set forth herein for the same or substantially similar job classifications and/or skill sets in the same geographic area and the same or substantially similar technology infrastructure, and (iv) such pricing proposal shall take into account the existing and future volume of business between Hercules and Supplier.

(b)
Use of Third Parties. Hercules may elect to solicit and receive bids from third parties to perform any New Services. If Hercules elects to use third parties to perform New Services, (i) such New Services shall not be deemed “Services” under the provisions of this Agreement, and (ii) Supplier shall cooperate with such third parties as provided in Section 4.6.

(c)
Services Evolution and Modification. The Parties anticipate that the Services will evolve and be supplemented, modified, enhanced or replaced over time to keep pace with technological advancements and improvements in the methods of delivering Services and changes in the businesses of Hercules and the Eligible Recipients. The Parties acknowledge and agree that these changes will modify the Services and will not be deemed to result in New Services unless the changed services meet the definition of New Services.

(d)
Authorized User and Eligible Recipient Requests. Supplier shall promptly inform the Hercules Relationship Manager or his or her designee of requests for New Services from Authorized Users or Eligible Recipients, and shall submit any proposals for New Services to the Hercules Relationship Manager or his or her designee. Supplier shall not agree to provide New Services to any Authorized Users or Eligible Recipients without the prior written approval of the Hercules Relationship Manager or his or her designee.

(e)
Efforts to Reduce Costs and Charges. From time to time, Hercules may request that the Parties work together to identify ways to achieve reductions in the cost of service delivery and corresponding reductions in the Charges to be paid by Hercules by modifying or reducing the nature or scope of the Services to be

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performed by Supplier, the applicable Service Levels or other contract requirements. If requested by Hercules, Supplier shall promptly prepare a proposal at a level of detail sufficient to permit Hercules to make an informed business decision identifying all viable means of achieving the desired reductions without adversely impacting business objectives or requirements identified by Hercules. In preparing such a proposal, Supplier shall give due consideration to any means of achieving such reductions proposed by Hercules. Supplier shall negotiate in good faith with Hercules about each requested reduction in Charges and, without disclosing the actual cost of providing the Services, shall identify for Hercules if and to what extent the cost of service delivery may be reduced by implementing various changes in the contract requirements. Hercules shall not be obligated to accept or implement any proposal; and Supplier shall not be obligated to implement any change that affects the terms of this Agreement unless and until such change is reflected in a written amendment to this Agreement.

4.5 Billable Projects.

(a)
Procedures and Performance. Supplier shall perform Projects requested and approved by Hercules as part of the Services. A “Project” is a discrete unit of non-recurring work that is not an inherent, necessary or customary part of the day-to-day Services, and is not required to be performed by Supplier to meet the existing Service Levels (other than Service Levels related to Project performance). A Project may consist of or include work that would otherwise be treated as New Services. The Supplier Personnel assigned to perform such Projects shall possess the training, education, experience, competence and skill to perform such work. The Hercules Relationship Manager or his or her designee shall request, define and set the priority for such Projects.

(b)
Additional Work or Reprioritization. The Hercules Project Executive or his or her designee may identify new or additional work activities to be performed by Supplier Personnel (including work activities that would otherwise be treated as a Project or New Services) or reprioritize or reset the schedule for existing work activities to be performed by such Supplier Personnel. To the extent the work activities requested by Hercules can be provided by Supplier using personnel already assigned to Hercules without impacting the established schedule for other tasks or the performance of the Services in accordance with the Service Levels, there will be no additional charge to Hercules for such work. If the work activities requested by Hercules cannot be provided by Supplier using personnel then assigned to Hercules without impacting the Service Levels, Hercules, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance of such work using personnel already assigned to perform the Services.

4.6 Right to In-Source or Use Third Parties; Cooperation.

(a)
Right of Use. Subject to Section 2.7 of Schedule J, this Agreement shall not be construed as a requirements contract, and notwithstanding anything to the contrary contained herein, shall not be interpreted to prevent Hercules or the Eligible Recipients from obtaining from third parties (each, a “Hercules Third Party Contractor”), or providing to themselves, any or all of the Services or any other services. In addition, subject to Section 2.7 of Schedule J, nothing in this Agreement shall be construed or interpreted as limiting Hercules' right or ability during the Term to add or delete Eligible Recipients or to increase or decrease its demand for Services. Nor shall anything in this Agreement be construed or interpreted as limiting Hercules' right or ability during the Term to change the requirements of Hercules or the Eligible Recipients with respect to any Service, change Service volumes and/or, subject to Section 2.7 of Schedule J, move parts of any Service in or out of scope. To the extent Hercules or an Eligible Recipient obtains from a Hercules Third Party Contractor, or provides to itself, any of the Services, the amount to be paid to Supplier by Hercules shall be equitably adjusted downward in accordance with Schedule J and in proportion to the portion of the Services that Supplier will no longer be providing or performing. Similarly, to the extent Hercules adds or deletes Eligible Recipients or increases or decreases its demand for Services, the amount to be paid to Supplier by Hercules shall be adjusted in accordance with Schedule J and the rates specified therein.

(b)
Supplier Cooperation. Supplier shall fully cooperate with and work in good faith with Hercules, the Eligible Recipients or Hercules Third Party Contractors as described in Schedule E or requested by Hercules and at no additional charge to Hercules. Such cooperation may include: (A) timely providing access to any

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facilities being used to provide the Services, as necessary for Hercules personnel or Hercules Third Party Contractors to perform the work assigned to them (including to install and manage third party software and equipment to provide services to Hercules or Eligible Recipients); (B) timely providing reasonable electronic and physical access to the business processes and associated Equipment, Software and/or Systems to the extent necessary and appropriate for Hercules, the Eligible Recipients or Hercules Third Party Contractors to perform the work assigned to them; (C) timely providing written requirements, standards, policies or other documentation for the business processes and associated Equipment, Software or Systems procured, operated, supported or used by Supplier in connection with the Services; (D) ensuring that there is no degradation in the provision of the Services caused by the adjustments made by Supplier in transferring Services to a third party, Hercules or an Eligible Recipient; (E) at Hercules' request, providing access to Hercules Data to the Eligible Recipients and/or Hercules Third Party Contractors in the same manner and to the same extent access to such data is provided to Hercules, (F) timely providing cooperation and assistance in accordance with Section 4.3 to facilitate the orderly transfer of terminated Services from Supplier to Hercules, the Eligible Recipients and/or Hercules Third Party Contractors or (G) any other cooperation or assistance reasonably necessary for Hercules, the Eligible Recipients and/or Hercules Third Party Contractors to perform the work in question. Notwithstanding subsection (B) above, it is understood and agreed that Supplier shall not be obligated to grant Hercules Third Party Contractors physical access to Supplier Facilities as part of such cooperation, as long as Supplier is able to provide such Hercules Third Party Contractors with physical access at or from a neutral site to the business processes and associated Equipment, Software and/or Systems used to perform the Services to the extent necessary and appropriate for such Hercules Third Party Contractors to perform the work assigned to them (and provided that, unless otherwise agreed, the cost of such neutral site shall be borne by Supplier unless and to the extent the need for such access is attributable to the termination or non-renewal of the Agreement with respect to the applicable Service for reasons other than Supplier's comply with its obligations under this Agreement, and provided that, in the latter event, Supplier notifies Hercules of such additional costs, obtains Hercules' approval prior to incurring such costs, and uses commercially reasonable efforts to minimize any costs to be borne by Hercules.). Hercules personnel and Hercules Third Party Contractors shall comply with Supplier’s reasonable security and confidentiality requirements, and shall, to the extent performing work on Software, Equipment or Systems for which Supplier has operational responsibility, comply with Supplier’s reasonable standards, methodologies, and procedures (and Hercules shall be responsible to Supplier for any breaches of such standards, methodologies, and procedures by Hercules personnel and /or Hercules Third Party Contractors.

(c)
Notice by Supplier. Supplier shall immediately notify Hercules when it becomes aware that an act or omission of a Hercules Third Party Contractor will cause, or has caused, a problem or delay in providing the Services, and shall use commercially reasonable efforts to work with Hercules, the Eligible Recipients and the Hercules Third Party Contractor to prevent or circumvent such problem or delay. Supplier shall cooperate with Hercules, the Eligible Recipients and Hercules Third Party Contractors to resolve differences and conflicts arising between the Services and other activities undertaken by Hercules, the Eligible Recipients or Hercules Third Party Contractors. Any notification provided by Supplier in accordance with this Section 4.6(c) shall not excuse Supplier from the performance of any of its obligations under this Agreement.

4.7 Companion Agreements

(a)
At Hercules' request, the terms of this Master Agreement shall be incorporated by reference into individual Companion Agreements, which shall be executed by Genpact International or an Affiliate of Genpact International and Hercules Incorporated or an Eligible Recipient. All Services shall be provided by Genpact International or the applicable Affiliate of Genpact International pursuant to this Master Agreement or an executed Companion Agreement. Unless and to the extent an individual Companion Agreement expressly provides otherwise, each Companion Agreement shall incorporate by reference the terms and conditions of this Master Agreement and shall not be construed as altering or superseding the rights and obligations of the Parties under this Master Agreement. Unless and to the extent otherwise agreed, the form of the Companion Agreement shall be as set forth in Exhibit 3.

(b)
Notwithstanding the foregoing, Genpact International shall be responsible for any failure by an Affiliate of Genpact International to perform in accordance with a Companion Agreement executed by such Affiliate or

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to comply with such Affiliate’s duties or obligations under such Companion Agreement to the same extent as if such failure to perform or comply was committed by Genpact International, including, subject to Section 18.3, any damages incurred by Hercules or an Eligible Recipient as a result of any such failure to perform or comply.

(c)
The Supplier Account Manager (and his or her designees(s)) shall remain responsible for the administration of this Master Agreement and the individual Companion Agreements on a day-to-day basis on behalf of Supplier (including decisions, consents, notices, acceptances and approvals) and only the Supplier Account Manager (and his or her designees(s)) shall be authorized to act on behalf of Supplier or to amend, modify, change, waive or discharge their rights and obligations under this Master Agreement or such Companion Agreements.

(d)
The Hercules Relationship Manager (and his or her designees(s)) shall remain responsible for the administration of this Master Agreement and the individual Companion Agreements on a day-to-day basis on behalf of Hercules and the Eligible Recipients (including decisions, consents, notices, acceptances and approvals) and only the Hercules Relationship Manager (and his or her designees(s)) shall be authorized to act on behalf of Hercules and the Eligible Recipients or to amend, modify, change, waive or discharge their rights and obligations under this Master Agreement or such Companion Agreements.

4.8 Guaranty.

As a material condition to the effectiveness of this Agreement, Supplier shall cause the Guaranty to be executed by Guarantor and delivered to Hercules on the Effective Date.

5	REQUIRED CONSENTS

5.1 Supplier Responsibility.

At Hercules’ request, Supplier shall reasonably cooperate with Hercules (and/or a Hercules Third Party Contractor) in obtaining Required Consents. Supplier shall assist Hercules in minimizing or eliminating any fees or expenses associated with obtaining such Required Consents.

5.2 Financial Responsibility.

Hercules shall pay any transfer, re-licensing or termination fees or expenses associated with obtaining any Required Consents.

6	FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES

6.1 Service Facilities.

(a)
Service Facilities. Supplier and its Affiliates and Subcontractors shall provide the Services at or from (i) the Hercules Facilities described on Schedule O.1, (ii) the Supplier Facilities described on Schedule O.2, each of which shall be approved in advance by Hercules, or (iii) any other service location approved by Supplier and Hercules. Supplier shall obtain Hercules' prior approval for any proposed relocation by Supplier, its Affiliates or Subcontractors of the provision of a Service to a new or different Supplier Facility. Hercules acknowledges and has approved the Supplier Facilities set forth on Schedule O.2 as of the Effective Date for the provision of the Services and scope thereof described therein. Supplier shall be financially responsible for all additional costs, taxes or expenses related to or resulting from any Supplier-initiated relocation to a new or different Supplier Facility, including any costs or expenses incurred or experienced by Hercules or any Eligible Recipient as a result of such relocation.

(b)
Supplier’s Responsibilities. Except as provided in Sections 6.1(a), 6.2(a) and (b) and Section 6.4(e), Supplier shall be responsible for providing all furniture, fixtures, Equipment, space and other facilities required to perform the Services and all upgrades, improvements, replacements and additions to such furniture, fixtures, Equipment, space and facilities. Without limiting the foregoing, Supplier shall provide (i)

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all maintenance, site management, site administration and similar services for the Supplier Facilities, (ii) uninterrupted power supply services for the Supplier Facilities.

6.2 Hercules Facilities.

(a)
Hercules Facilities. Hercules shall provide Supplier with the use of and access to the Hercules Facilities (or equivalent space) described in Schedule O.1 for the periods specified therein solely as necessary for Supplier to perform its obligations under this Agreement.  All Hercules owned or leased assets provided for the use of Supplier under this Agreement shall remain in Hercules Facilities unless Hercules otherwise agrees. In addition, all improvements or modifications to Hercules Facilities requested by Supplier shall be (i) subject to review and approval in advance by Hercules, (ii) in strict compliance with Hercules' then-current policies, standards, rules and procedures, and (iii) performed by and through Hercules at Supplier’s expense. Supplier acknowledges and agrees that the facilities to be provided by Hercules are sufficient for performing the Services and for satisfying Supplier’s responsibilities under this Agreement. THE HERCULES FACILITIES ARE PROVIDED BY HERCULES TO SUPPLIER ON AN AS-IS, WHERE-IS BASIS. HERCULES EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE HERCULES FACILITIES, OR THEIR CONDITION OR SUITABILITY FOR USE BY SUPPLIER.

(b)
Furniture, Fixtures and Equipment. At the Hercules Facilities described in Schedule O.1, Hercules shall provide office space and office furniture for the number of Supplier Personnel and for such periods specified in Schedule O.1. The office space and office furniture provided by Hercules for the use of Supplier Personnel will be generally comparable to the office space and office furniture provided to (i) the Hercules Personnel prior to the Commencement Date; or (ii) the then-standard office space and office furniture provided to similarly situated Hercules employees. Supplier Personnel using the office facilities provided by Hercules will be accorded reasonable access to the communications wiring in such facilities (including fiber, copper and wall jacks, subject to Section 6.2(c) and the use of certain shared office equipment and services, such as photocopiers, local and long distance telephone service for Hercules-related calls, telephone handsets, mail service, office support service (e.g., janitorial), heat, light, and air conditioning; provided that such access and usage shall be solely for and in connection with the provision of Services by such Supplier Personnel, and provided further that Supplier shall reimburse Hercules for the additional incremental costs incurred by Hercules or the Eligible Recipients if and to the extent Supplier’s technology solution, service delivery model and/or inefficiency cause its usage or consumption of such resources to exceed historical levels. Supplier shall be financially responsible for providing all other office space, office furniture, fixtures or office related equipment or services needed by Supplier or Supplier Personnel assigned to Hercules Facilities, and for all upgrades, replacements and additions to such office furniture, fixtures or equipment; provided that such office furniture, fixtures and equipment must be approved in advance by Hercules and meet Hercules' then-current standards, and provided further that Supplier shall use commercially reasonable efforts to purchase and use surplus Hercules furniture, fixtures and equipment to the extent available.

(c)	Supplier’s Responsibilities Regarding Hercules' Network.

(i)
To the extent Supplier Personnel working on an ongoing basis at a Hercules Facility are, with Hercules' approval, connected directly to the network(s) of Hercules or an Eligible Recipient, the Equipment (and all Software installed thereon) used by such personnel shall be (i) subject to Section 6.4(e), provided to the applicable Supplier Personnel by Hercules at Hercules' expense, (ii) maintained and supported by or through Hercules (including by Supplier as and to the extent provided in Schedule E), at Hercules' expense, and (iii) shall be and remain in strict compliance with Hercules' then-current security policies, architectures, requirements, standards, rules and procedures, unless and to the extent deviations are approved in advance by Hercules. Hercules shall load the Software image on such Equipment and Supplier shall not install or permit the installation of any other software on such Equipment without Hercules' prior approval.

(ii)
To the extent Supplier Personnel working on an ongoing basis from a Supplier Facility are, with Hercules' approval, connected directly to the network(s) of Hercules or an Eligible Recipient, the Equipment (and all Software installed thereon) used by such personnel shall be (i) provided to the applicable Supplier Personnel by Supplier at Supplier's expense, (ii) maintained and supported by or

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through Supplier, at Supplier's expense, and (iii) shall be and remain in strict compliance with Hercules’ then-current security policies, architectures, requirements, standards, rules and procedures, unless and to the extent deviations are approved in advance by Hercules.

(d)
Hercules Rules and Compliance. In performing the Services and using the Hercules Facilities, Supplier shall observe and comply with all Hercules policies, rules, and regulations (including those governing business practices, smoking, harassment, weapons, safety, security, drugs and alcohol) applicable to Hercules Facilities or the provision of the Services which have been communicated to Supplier or Supplier Personnel in advance by such means as are generally used by Hercules to disseminate such information to its employees or contractors, including those set forth on Schedules T.1 and T.3 and those applicable to specific Hercules Sites (collectively, “Hercules Rules”). The Parties acknowledge and agree that, as of the Commencement Date, Supplier is fully informed as to the Hercules Rules. Supplier shall be responsible for the promulgation and distribution of Hercules Rules to Supplier Personnel as and to the extent necessary and appropriate. In addition, Supplier and Supplier Personnel shall be responsible for familiarizing themselves with the premises and operations at each Hercules Site or Hercules Facility at, to or from which Services are rendered and the Hercules Rules applicable to each such Site or Facility. Additions or modifications to the Hercules Rules may be (i) communicated orally by Hercules or an Eligible Recipient directly to Supplier and Supplier Personnel, (ii) disclosed to Supplier and Supplier Personnel in writing, (iii) conspicuously posted at a Hercules Facility, (iv) electronically posted, or (v) communicated to Supplier or Supplier Personnel by means generally used by Hercules to disseminate such information to its employees or contractors. Supplier and Supplier Personnel shall observe and comply with such additional or modified Hercules Rules.

(e)
Physical Security at Hercules Facilities. Hercules is responsible for the physical security of the Hercules Facilities; provided, that Supplier shall be responsible for the safety and physical access and control of the areas that Supplier is using in performing the Services and Supplier shall not permit any person to have access to, or control of, any such area unless such access or control is permitted in accordance with control procedures approved by Hercules or any higher standard agreed to by Hercules and Supplier. Supplier shall be solely responsible for compliance by Supplier Personnel with such control procedures, including obtaining advance approval to the extent required.

(f)	Use of Hercules Facilities.

(i)
Unless Supplier obtains Hercules' prior written agreement, which Hercules may withhold in its sole discretion, Supplier shall use the Hercules Facilities, and the Equipment and Software located therein, only to provide the Services to Hercules and the Eligible Recipients.

(ii)
Hercules reserves the right to relocate any Hercules Facility from which the Services are then being provided by Supplier to another geographic location; provided that, in such event, Hercules will provide Supplier with comparable office space in the new geographic location. In such event, Hercules shall pay the applicable labor rate(s) for additional personnel reasonably required by Supplier and for the incremental Out-of-Pocket Expenses reasonably incurred by Supplier in physically relocating to such new geographic location; provided that such relocation is not expressly contemplated in this Agreement, and that Supplier notifies Hercules of such additional required personnel and incremental Out-of-Pocket Expenses, obtains Hercules' approval prior to using such personnel or incurring such expenses, and uses commercially reasonable efforts to minimize such personnel and expenses.

(iii)
Hercules also reserves the right to direct Supplier to cease using all or part of the space in any Hercules Facility from which the Services are then being provided by Supplier and to thereafter use such space for its own purposes. In such event, Hercules shall reimburse Supplier for any reasonable incremental Out-of-Pocket Expenses incurred by Supplier in leasing substitute space and physically relocating to such space; provided that such relocation is not expressly contemplated in this Agreement and that Supplier notifies Hercules of such incremental Out-of-Pocket Expenses, obtains Hercules' approval prior to incurring such expenses; and uses commercially reasonable efforts to minimize such expenses.

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(g)
Conditions for Return. When the Hercules Facilities are no longer to be used by Supplier as contemplated by Section 6.2 or are otherwise no longer required for performance of the Services, Supplier shall notify Hercules as soon as practicable and shall vacate and return such Hercules Facilities (including any improvements to such facilities made by or at the request of Supplier) to Hercules in substantially the same condition as when such facilities were first provided to Supplier, subject to reasonable wear and tear.

(h)
No Violation of Laws. Supplier shall (i) treat, use and maintain the Hercules Facilities in a reasonable manner, and (ii) ensure that neither Supplier nor any of its Subcontractors commits, and use all reasonable efforts to ensure that no business visitor or invitee commits, any act in violation of any Laws in such Supplier occupied Hercules Facility or any act in violation of Hercules' insurance policies or in breach of Hercules' obligations under the applicable real estate leases in such Supplier occupied Hercules Facilities (in each case, to the extent Supplier has received notice of such insurance policies or real estate leases or should reasonably be expected to know of such obligations or limitations).

6.3 Supplier Facilities.

During the Term, Supplier shall provide to Hercules, at no charge, (i) reasonable access to and use of Supplier Facilities from which the Services are being performed, (ii) access to reasonable work/conference space at such Supplier Facilities for the conduct of Hercules' business. In addition, at Hercules' request, Supplier shall provide reasonable access to and use of such Supplier Facilities by Hercules, the Eligible Recipients or Hercules Third Party Contractors as and to the extent provided in Section 4.6.

6.4 Software, Equipment and Third Party Contracts.

(a)
Financial Responsibility. Supplier shall be responsible for any third party fees or expenses on or after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan) associated with Software, Equipment, Equipment leases and Third Party Contracts for which Supplier is financially responsible under Schedule E or J.1. Hercules shall be responsible for third party fees or expenses incurred on or after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan) associated with Software, Equipment, Equipment leases and Third Party Contracts for which Hercules is financially responsible under Schedule E or J.1. Unless otherwise expressly provided, each Party also shall be responsible for any third party fees or expenses on or after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan) associated with new, substitute or replacement Software, Equipment, Equipment leases or Third Party Contracts (including Upgrades, enhancements, new versions or new releases of such Software or Equipment) for which such Party is financially responsible under Schedule E or J.1.

(b)
Operational Responsibility. With respect to Software, Equipment, Equipment leases and related Third Party Contracts for which Supplier is operationally responsible under Schedule E or J.1, Supplier shall be responsible for (i) the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of such Software, Equipment, Equipment leases and Third Party Contracts; (ii) the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of new, substitute or replacement Software, Equipment, Equipment leases and Third Party Contracts (including Upgrades, enhancements, new versions or new releases of such Software); (iii) the performance, availability, reliability, compatibility and interoperability of such Software, Equipment and Third Party Contracts, each in accordance with this Agreement, including the Service Levels and Change Control Procedures; (iv) compliance with and performance of all operational, administrative and contractual obligations specified in the applicable Software licenses, Equipment leases and Third Party Contracts; (v) the administration and exercise as appropriate of all rights available under such licenses, leases and contracts; and (vi) the payment of any fees, penalties, charges, interest or other expenses due and owing under or with respect to such licenses, leases and contracts that are incurred, caused by or result from Supplier’s failure to comply with or perform its obligations under this Section 6.4(b)

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(except to the extent that such failure directly results from a breach by Hercules of its obligations under this Agreement).

(c)
Rights Upon Expiration/Termination. With respect to all Third Party Software licenses, Equipment leases and Third Party Contracts (excluding Shared Subcontractors) for which Supplier is financially responsible under Schedule E or J.1, Supplier shall use all commercially reasonable efforts to (i) obtain for Hercules, the Eligible Recipients and/or their designee(s) the license, sublicense, assignment and other rights specified in Sections 4.3(b) and 14.6, (ii) ensure that the granting of such license, sublicense, assignment and other rights is not subject to subsequent third party approval or the payment by Hercules, the Eligible Recipients or their designee(s) of license, assignment or transfer fees, (iii) ensure that the terms, conditions and prices applicable to Hercules, the Eligible Recipients and/or their designee(s) following expiration or termination are no less favorable than those otherwise applicable to Supplier, and at least sufficient for the continuation of the activities comprising the Services, and (iv) ensure that neither the expiration/termination of this Agreement nor the assignment of the license, lease or contract will trigger less favorable terms, conditions or pricing. If Supplier is unable to obtain any such rights and assurances, it shall notify Hercules in advance and shall not use such Third Party Software license, Equipment lease or Third Party Contract without Hercules' approval (and absent such approval, Supplier’s use of any such Third Party Software license, Equipment lease or Third Party Contract shall obligate Supplier to obtain or arrange, at no additional cost to Hercules, for such license, sublicense, assignment or other right for Hercules, the Eligible Recipients and their designee(s) upon expiration or termination). If Hercules consents to Supplier’s use of specific Third Party Software licenses, Equipment leases or Third Party Contracts under these circumstances, such consent shall be deemed to be conditioned on Supplier’s commitment to use all commercially reasonable efforts to cause such third party to agree at expiration or termination of this Agreement or the completion of Termination Assistance Services to permit Hercules, the Eligible Recipients and/or their designee(s) to assume prospectively the license, lease or contract in question or to enter into a new license, lease or contract with Hercules, the Eligible Recipients and/or their designee(s) on substantially the same terms and conditions, including price. If Hercules consents to Supplier’s use of specific Third Party Software licenses, Equipment leases or Third Party Contracts under these circumstances, such Third Party Software licenses, Equipment leases or Third Party Contracts shall be added to Schedule U.

(d)
Evaluation of Third Party Software, Equipment. In addition to its obligations under Section 6.4(a) and (b) and in order to facilitate Hercules' control of architecture, standards and plans pursuant to Section 9.5, Supplier shall use all commercially reasonable efforts to evaluate any Third Party Software and Equipment selected by or for Hercules or an Eligible Recipient to determine whether such Software and Equipment will adversely affect Hercules' environment, Hercules' ability to interface with and use the Software, Equipment and Systems and/or Supplier’s ability to provide the Services. Supplier shall complete and report the results of such evaluation to Hercules within fifteen (15) days of its receipt of Hercules' request; provided, that Supplier shall use all commercially reasonable efforts to respond more quickly in the case of a pressing business need or an emergency situation.

(e)
Hercules Provided Equipment. Hercules shall provide Supplier with the use of the Hercules owned and leased Equipment identified on Schedule O.3 (collectively, the “Hercules Provided Equipment”) for the periods specified in such Schedule solely for and in connection with the provision of the Services. Upon the expiration of the period specified in Schedule O.3 for each item of Hercules Provided Equipment (or when such Hercules Provided Equipment is no longer required by Supplier for the performance of the Services), Supplier shall promptly return such Hercules Provided Equipment in accordance with Section 6.4(f). THE HERCULES PROVIDED EQUIPMENT IS PROVIDED BY HERCULES TO SUPPLIER ON AN AS-IS, WHERE-IS BASIS. HERCULES EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE HERCULES PROVIDED EQUIPMENT, OR ITS CONDITION OR SUITABILITY FOR USE BY SUPPLIER TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

(f)Notice of Decommissioning. Supplier agrees to notify Hercules promptly if and to the extent any Hercules or Eligible Recipient owned Equipment or Hercules or Eligible Recipient leased Equipment will no longer be used to provide the Services. The notification will include the identification of the Equipment, and the date it will no longer be needed by Supplier, along with the reason for decommissioning. Upon receipt of any such

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notice, Hercules may (or may cause the applicable Eligible Recipient to), in its sole discretion, terminate the Equipment lease for such leased Equipment as of the date specified in such notice and sell or otherwise dispose of or redeploy such Hercules or Eligible Recipient owned Equipment that is the subject of such a notice as of the date specified in such notice. Upon Supplier ceasing to use any Equipment (or, in the case of leased Equipment, upon the last day Hercules or Eligible Recipient is obligated to make such leased Equipment available to Supplier, if earlier), Supplier shall return the same to Hercules, the Eligible Recipients and/or their designee(s) in condition at least as good as the condition thereof on the Commencement Date, ordinary wear and tear excepted. Supplier shall, at Supplier’s expense, deliver such Equipment to the location designated by Hercules, the Eligible Recipients and/or their designee(s).

6.5 Notice of Defaults.

Hercules and Supplier shall promptly inform the other Party in writing of any breach of, or misuse or fraud in connection with, any Third Party Contract, Equipment lease or Third Party Software license used in connection with the Services of which it becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.

7 SERVICE LEVELS

7.1 General.

(a)
General Performance Standards. Beginning on the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan), Supplier shall perform each Service at levels of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency that are at least equal to the documented or verifiable levels received by Hercules or the Eligible Recipients prior to such date. In addition, Supplier shall perform the Services at levels of accuracy, quality, completeness, timeliness, responsiveness, resource efficiency and productivity that are equal to or higher than the accepted industry standards of leading providers of BPO/ADM services.

(b)
Service Level Performance Standards. Beginning on the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan) Supplier shall perform the Services so as to meet or exceed the Service Levels set forth in Schedule G. To the extent the Parties have established a Service Level for a specific Service, the obligations described in Section 7.1(a) shall not be construed to alter, expand or supersede such Service Level.

(c)	Multiple Service Levels. If more than one Service Level applies to any particular obligation of Supplier, Supplier shall perform in accordance with the most stringent of such Service Levels.

(d)
Responsibility. Supplier shall be responsible for meeting or exceeding the applicable Service Levels even where doing so is dependent on the provision of Services by Subcontractors or non-Supplier Personnel.

7.2 Service Level Credits; Deliverable Credits.

(a)
Service Level Credits. Supplier recognizes that Hercules is paying Supplier to deliver certain Services at specified Service Levels. If Supplier fails to meet such Service Levels, then, in addition to other remedies available to Hercules, Supplier shall pay or credit to Hercules the performance credits specified in Schedule G (“Service Level Credits”) in recognition of the diminished value of the Services resulting from Supplier’s failure to meet the agreed upon level of performance, and not as a penalty. Under no circumstances shall the imposition of Service Level Credits be construed as Hercules' sole or exclusive remedy for any failure to meet the Service Levels. However, if Hercules recovers monetary damages from Supplier as a result of Supplier’s failure to meet a Service Level, Supplier shall be entitled to set-off against such damages any Service Level Credits paid for the failure giving rise to such recovery. Service Level Credits are not counted toward and are not subject to the overall cap on Supplier’s liability. For avoidance of doubt, unless otherwise specified in Schedule G, Supplier’s performance under the Master Agreement and all Companion Agreements shall be measured and reported in the aggregate for purposes of determining Supplier’s compliance with applicable Service Levels and calculating and assessing any resulting Service Level Credits.

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(b)
Deliverable Credits. Supplier recognizes that Hercules is paying Supplier to provide certain Critical Deliverables by the time and in the manner agreed by the Parties. If Supplier fails to meet its obligations with respect to such Critical Deliverables, then, in addition to other remedies available to Hercules, Supplier shall pay or credit to Hercules the Deliverable Credits specified in Schedules G, H and/or H.1 or established by Hercules as part of the project approval process on a case by case basis in recognition of the diminished value of the Services resulting from Supplier’s failure to meet the agreed upon level of performance, and not as a penalty. If Hercules recovers monetary damages from Supplier as a result of Supplier’s failure to meet its obligations with respect to one (1) or more Critical Deliverables, Supplier shall be entitled to set-off against such damages any Deliverable Credits paid for the failure(s) giving rise to such recovery. Deliverable Credits are not counted toward and are not subject to the overall cap on Supplier’s liability and are in addition to Service Level Credits.

7.3 Problem Analysis.

If Supplier fails to provide Services in accordance with the Service Levels and/or the terms of this Agreement, Supplier shall (after restoring service or otherwise resolving any immediate problem) (i) promptly investigate and report on the causes of the problem; (ii) provide a Root Cause Analysis of such failure as soon as practicable after such failure or at Hercules' request (iii) correct the problem as soon as practicable (regardless of cause or fault) or coordinate the correction of the problem if Supplier does not have responsibility for the cause of the problem; (iv) advise Hercules of the status of remedial efforts being undertaken with respect to such problem; (v) demonstrate to Hercules' reasonable satisfaction that the causes of such problem have been or will be corrected on a permanent basis; and (vi) take all commercially reasonable action to prevent any recurrence of such problem. Supplier shall use all commercially reasonable efforts to complete the Root Cause Analysis within fifteen (15) days of a failure; provided that, if it is not capable of being completed within fifteen (15) days using reasonable diligence, Supplier shall complete such Root Cause Analysis as quickly as possible and shall notify Hercules prior to the end of the initial fifteen (15) day period as to the status of the Root Cause Analysis and the estimated completion date.

7.4 Continuous Improvement Reviews.

(a)
Improvement of Service Quality. Supplier acknowledges that the quality of the Services provided in certain Service areas can and will be improved during the Term and agrees that the Service Levels in such Service areas will be enhanced periodically in recognition of the anticipated improvement in service quality. Supplier will improve the quality of the Services provided in such areas to meet or exceed the enhanced Service Levels and shall do so at no additional charge to Hercules.

(b)
Increase of Service Levels. In addition to the foregoing, Hercules and Supplier shall periodically review the Service Levels and the performance data collected and reported by Supplier in accordance with Schedule G, and relevant industry data and trends on an annual basis (or more frequently if requested by Hercules). Supplier shall give Hercules any assistance it reasonably requires to review and verify such data. As part of such review process, the Parties shall, at no additional cost to Hercules, improve the Service Levels to reflect the higher performance levels actually attained or attainable by Supplier in accordance with Schedule G. In addition, subject to Section 4.4 and Schedule G, the Parties shall agree, to the extent reasonable and appropriate, to (i) improve the Service Levels to reflect improved performance capabilities associated with advances in the proven processes, technologies and methods available to perform the Services; (ii) add new Service Levels to permit further measurement or monitoring of the accuracy, quality, completeness, timeliness, responsiveness, cost-effectiveness, or productivity of the Services; (iii) modify or increase the Service Levels to reflect changes in the processes, architecture, standards, strategies, needs or objectives defined by Hercules; and (iv) modify or increase the Service Levels to reflect agreed upon changes in the manner in which the Services are performed by Supplier.

7.5 Measurement and Monitoring.

On or before the Commencement Date or as otherwise provided in Schedule G, Supplier shall implement measurement and monitoring tools and metrics as well as standard reporting procedures, all acceptable to Hercules, to measure and report Supplier’s performance of the Services at a level of detail sufficient, as determined by Hercules, to verify Supplier’s compliance with the applicable Service Levels. Hercules or its designee shall have the right to audit

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all such measurement and reporting tools, performance metrics and reporting procedures. Supplier shall provide Hercules with on-line access to up-to-date problem management data and other data regarding the status of service problems, service requests and user inquiries. Supplier also shall provide Hercules with access to the data used by Supplier to calculate its performance against the Service Levels and the measurement and monitoring tools and procedures utilized by Supplier to generate such data for purposes of audit and verification. Hercules shall not be required to pay any amount in addition to the Charges for such measurement and monitoring tools or the resource utilization associated with their use.

7.6 Satisfaction Surveys.

(a)
General. At specified intervals, Supplier and/or independent third parties engaged by Supplier shall conduct the satisfaction surveys described in Schedule Q in accordance with the survey protocols and procedures specified therein. To the extent Supplier engages an independent third party to perform all or any part of any satisfaction survey, such third party shall be approved in advance by Hercules. Supplier shall be responsible for the expenses of all such surveys conducted pursuant to this Section 7.6(a) and Schedule Q.

(b)
Hercules Conducted Surveys. In addition to the satisfaction surveys to be conducted pursuant to Section 7.6(a), Hercules may survey satisfaction with Supplier’s performance in connection with and as part of broader satisfaction surveys periodically conducted by Hercules and/or independent third parties engaged by Hercules. At Hercules' request, Supplier shall cooperate and assist Hercules with the formulation of the survey questions, protocols and procedures and the execution and review of such surveys. At Hercules' request, Supplier shall provide data to Hercules or such third party to enable such surveys.

(c)
Survey Follow-up. If the results of any satisfaction survey conducted pursuant to Section 7.6(a) or (b) indicate that the level of satisfaction with Supplier’s performance is less than the target level specified by Hercules in Schedule Q, Supplier shall promptly: (i) analyze and report on the root cause of such dissatisfaction; (ii) develop an action plan to address and improve the level of satisfaction; (iii) present such plan to Hercules for its review, comment and approval; and (iv) take action in accordance with the approved plan and as necessary to improve the level of satisfaction. Hercules and Supplier shall establish a schedule for completion of a root cause analysis and the preparation and approval of the action plan which shall be reasonable and consistent with the severity and materiality of the problem; provided, that the time for completion of such tasks shall not exceed thirty (30) days from the date such user survey results are finalized and reported. Supplier’s action plan developed hereunder shall specify the specific measures to be taken by Supplier and the dates by which each such action shall be completed. Following completion of the measures described in such action plan, Supplier shall conduct follow-up surveys with the affected Hercules management and/or Authorized Users to confirm that the cause of any dissatisfaction has been addressed and that the level of satisfaction has improved. If Supplier fails to take the actions set forth in the action plan by the agreed upon dates, then, in addition to any other remedies available to Hercules under this Agreement, at law or in equity, Supplier shall pay to Hercules the applicable Deliverable Credits, if any, agreed to in the applicable action plan.

7.7 Notice of Adverse Impact.

If Supplier becomes aware of any failure by Supplier to comply with its obligations under this Agreement or any other situation (i) that has impacted or reasonably could impact the maintenance of Hercules' or any Eligible Recipient’s financial integrity or internal controls, the accuracy of Hercules' or any Eligible Recipient’s financial, accounting, safety, security, manufacturing/production quality or human resources records and reports, or compliance with Hercules Standards or applicable Laws, or (ii) that has had or reasonably could have any other material adverse impact on the Services in question or the impacted business operations of Hercules or the Eligible Recipients, then, Supplier shall immediately inform Hercules in writing of such situation and the impact or expected impact and Supplier and Hercules shall meet to formulate an action plan to minimize or eliminate the impact of such situation.

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8	PROJECT PERSONNEL

8.1 Key Supplier Personnel.

(a)	Approval of Key Supplier Personnel.

(i)
The positions to be held by Key Supplier Personnel are listed in Schedule C. Before assigning an individual to a Key Supplier Personnel position, whether as an initial assignment or a subsequent assignment, Supplier shall notify Hercules of the proposed assignment, shall introduce the individual to appropriate Hercules representatives, shall provide reasonable opportunity for Hercules representatives to interview the individual, and shall provide Hercules with a resume and such other information about the individual as may be reasonably requested by Hercules. If Hercules in good faith objects to the proposed assignment, the Parties shall attempt to resolve Hercules' concerns on a mutually agreeable basis. If the Parties have not been able to resolve Hercules' concerns within five (5) business days of Hercules communicating its concerns, Supplier shall not assign the individual to that position and shall propose to Hercules the assignment of another individual of suitable ability and qualifications.

(ii)
Hercules may, from time to time, change the positions designated as Key Supplier Personnel positions with Supplier’s approval which shall not be unreasonably withheld. In addition, the number of Key Supplier Personnel positions shall be increased in the event of New Services, expanded scope, corporate acquisitions, increased Service volumes, or other such circumstances to maintain a ratio of Key Supplier Personnel to Supplier Personnel that is no less than the ratio existing as of the Commencement Date.

(b)
Continuity of Key Supplier Personnel. Supplier shall cause each of the Key Supplier Personnel to devote full time and effort to the provision of Services under this Agreement for, at a minimum, the period specified in Schedule C from the date he or she assumes the position in question (provided that, in the case of Key Supplier Personnel assigned prior to the Commencement Date, the minimum period shall be the period specified in Schedule C from the Commencement Date). Supplier shall not transfer, reassign or remove any of the Key Supplier Personnel (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death) or announce its intention to do so during the specified period without Hercules' prior approval, which Hercules may withhold in its sole discretion. In the event of the voluntary resignation, involuntary termination for cause, illness, disability or death of one of its Key Supplier Personnel during or after the specified period, Supplier shall (i) give Hercules as much notice as reasonably possible of such development, and (ii) expeditiously identify and obtain Hercules' approval of a suitable replacement. In addition, even after the period specified in Schedule C, Supplier shall transfer, reassign or remove its Key Supplier Personnel only after (i) giving Hercules reasonable prior notice of such action, (ii) identifying and obtaining Hercules' approval of a suitable replacement at least thirty (30) days prior to such transfer, reassignment or removal, (iii) providing Hercules with a plan describing the steps and knowledge transfer necessary to transition responsibility to the replacement, and (iv) demonstrating to Hercules' reasonable satisfaction that such action will not have an adverse impact on Supplier’s performance of its obligations under this Agreement. Unless otherwise agreed, Supplier shall not transfer, reassign or remove more than twenty percent (20%) of the Key Supplier Personnel in any six (6) month period.

(c)
Retention and Succession. Supplier shall implement and maintain a retention strategy designed to retain Key Supplier Personnel on the Hercules account for the prescribed period. Supplier shall also maintain active succession plans for each of the Key Supplier Personnel positions.

8.2 Supplier Account Manager.

Supplier shall designate a “Supplier Account Manager” for this Hercules engagement. The Supplier Account Manager shall (i) be one of the Key Supplier Personnel; (ii) be a full time employee of Supplier; (iii) devote his or her full time and effort to managing the Services; (iv) remain in this position for a minimum period of two (2) years from the initial assignment (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death); (v) serve as the single point of accountability for the Services, (vi) be the single point of contact to whom all

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Hercules communications concerning this Agreement may be addressed; (vii) have authority to act on behalf of Supplier in all day-to-day matters pertaining to this Agreement; (vi) have day-to-day responsibility for service delivery, billing and relationship management; and (viii) have day-to-day responsibility for customer satisfaction and Service Levels attainment.

8.3 Supplier Personnel Are Not Hercules Employees.

Except as otherwise expressly set forth in this Agreement, the Parties intend to create an independent contractor relationship and nothing in this Agreement shall operate or be construed as making Hercules (or the Eligible Recipients) and Supplier partners, joint venturers, principals, joint employers, agents or employees of or with the other. No officer, director, employee, agent, Affiliate, contractor or subcontractor retained by Supplier to perform work on Hercules' behalf hereunder shall be deemed to be an officer, director, employee, agent, Affiliate, contractor or subcontractor of Hercules or the Eligible Recipients for any purpose. Supplier, not Hercules or the Eligible Recipients, has the right, power, authority and duty to supervise and direct the activities of the Supplier Personnel and to compensate such Supplier Personnel for any work performed by them on the behalf of Hercules or the Eligible Recipients pursuant to this Agreement. Supplier, and not Hercules or the Eligible Recipients, shall be responsible and therefore solely liable for all acts and omissions of Supplier Personnel, including acts and omissions constituting negligence, willful misconduct and/or fraud.

8.4 Replacement, Qualifications, and Retention of Supplier Personnel.

(a)
Sufficiency and Suitability of Personnel. Supplier shall assign (or cause to be assigned) sufficient Supplier Personnel to provide the Services in accordance with this Agreement and such Supplier Personnel shall possess suitable competence, ability and qualifications and shall be properly educated and trained for the Services they are to perform.

(b)
Requested Replacement. In the event that Hercules determines lawfully and in good faith that the continued assignment to Hercules of any individual Supplier Personnel (including Key Supplier Personnel) is not in the best interests of Hercules or the Eligible Recipients, then Hercules shall give Supplier notice to that effect requesting that such Supplier Personnel be replaced. Supplier shall have ten (10) days following Hercules' request for removal of such Supplier Personnel in which to investigate the matters forming the basis of such request, correct any deficient performance and provide Hercules with assurances that such deficient performance shall not recur (provided that, if requested to do so by Hercules for actual or suspected violations of Hercules Rules, Supplier shall immediately remove (or cause to be removed) the individual in question from all Hercules Facilities and Hercules Sites pending completion of Supplier’s investigation and discussions with Hercules). If, following such ten (10) day period, Hercules is not reasonably satisfied with the results of Supplier’s efforts to correct the deficient performance and/or to ensure its non-recurrence, Supplier shall, as soon as possible, permanently remove and replace such Supplier Personnel with an individual of suitable ability and qualifications, without cost to Hercules. Nothing in this provision shall operate or be construed to limit Supplier’s responsibility for the acts or omission of the Supplier Personnel, or be construed as joint employment.

(c)
Turnover Rate and Data. Supplier shall use commercially reasonable efforts to keep the turnover rate of Supplier Personnel to a level comparable to or better than the industry average for well-managed service companies in the applicable country performing services similar to the Services. If Hercules believes that the turnover rate of Supplier Personnel is excessive and so notifies Supplier, Supplier shall within ten (10) business days (i) provide Hercules with data concerning Supplier’s turnover rate, (ii) meet with Hercules to discuss the reasons for the turnover rate, (iii) submit a proposal for reducing the turnover rate for Hercules' review and approval, and (iv) agree to a program for reducing the turnover rate at no additional cost to Hercules. Notwithstanding any transfer or turnover of Supplier Personnel, Supplier shall remain obligated to perform the Services without degradation and in accordance with the Service Levels.

(d)
Restrictions on Performing Services to Competitors. Neither Supplier nor any Subcontractor shall cause or permit Key Supplier Personnel, Supplier Personnel performing business analytics or other Supplier Personnel listed on Attachment C.2 to perform services directly or indirectly for a Direct Hercules Competitor either while engaged in the provision of Services or during the twelve (12) months immediately

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following the termination of his or her involvement in the provision of such Services without Hercules’ prior written consent.

(e)
Background Check/Drug Screening. Supplier shall ensure that Supplier Personnel are authorized to work in any country in which they are assigned to perform Services. In addition, Supplier shall use all commercially reasonable efforts to verify that Supplier Personnel have not been convicted of or accepted responsibility for a felony or a misdemeanor involving a dishonest act, do not use illegal drugs, and are not otherwise disqualified from performing the assigned work under applicable Laws. To the extent permitted under applicable Law and administratively possible in the jurisdiction in which such Supplier Personnel are employed, Supplier shall perform or have performed a reasonable background check on all Supplier Personnel assigned to work hereunder, provided that, if a satisfactory background check was completed in connection with the hiring of such Supplier Personnel, it need not be repeated.

(f)
Notice by Supplier. Supplier shall provide Hercules not less than ninety (90) days notice of the expiration of any collective bargaining agreement with unionized Supplier Personnel if the expiration of such agreement or any resulting labor dispute could potentially interfere with or disrupt the business or operations of Hercules or an Eligible Recipient or impact Supplier’s ability to timely perform its duties and obligations under this Agreement.

8.5 Staffing Plan: Restrictions on Changes in Supplier Staffing/Facilities.

(a)
Staffing Plan. Set forth in Schedule M is a staffing plan showing the planned staffing and deployment of Supplier Personnel by Functional Service Area, job classification and location (the “Staffing Plan”). During the thirty (30) months immediately following the Effective Date Supplier shall comply with the Staffing Plan, and shall not make any material changes to the planned staffing and deployment without Hercules’ prior approval. For purposes of this provision, a material change is considered to be a change of five percent (5%) or more in any number in the personnel projection matrix in the Staffing Plan. The Parties acknowledge and agree that such review and approval of the Staffing Plan and changes in the Staffing Plan shall not constitute joint employment.

(b)
Supplier shall not move Services in a Functional Service Area or sub-Functional Service Area (e.g., Procurement, Accounts Payable, Human Resources, Payroll) provided from an approved Supplier Facility and country to a Supplier Facility and country from which such Services had not previously been provided by Supplier without Hercules' prior approval.

(c)
To the extent Services in the same Functional Service Area or sub-Functional Service Area are provided by Supplier Personnel from Supplier Facilities in different countries, Supplier shall not change the extent to which such Services are provided by Supplier Personnel from each such Supplier Facility and country, as specified in Schedule O.2, without Hercules' prior approval. For avoidance of doubt, changes attributable solely to changes in service volumes are not subject to the limits described in this Section 8.5(b).

8.6 Conduct of Supplier Personnel.

(a)
Conduct and Compliance. While at Hercules Facilities and Hercules Sites, Supplier Personnel shall (i) subject to Section 6.2(d), comply with the Hercules Rules and other rules and regulations regarding personal and professional conduct, (ii) comply with reasonable requests of Hercules or the Eligible Recipients personnel pertaining to personal and professional conduct, (iii) attend workplace training offered by Hercules and/or the Eligible Recipients at Hercules' request, and (iv) otherwise conduct themselves in a businesslike manner.

(b)
Identification of Supplier Personnel. Except as specifically authorized by Hercules, Supplier Personnel shall clearly identify themselves as Supplier Personnel and not as employees or representatives of Hercules and/or the Eligible Recipients. This shall include any and all communications, whether oral, written or electronic, unless and to the extent authorized by Hercules in connection with the performance of specific Services. Each Supplier Personnel shall wear a badge indicating that he or she is employed by Supplier or its Subcontractors when at a Hercules Facility or Hercules Site.

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(c)
Restriction on Marketing Activity. Except for marketing representatives designated in writing by Supplier to Hercules, none of the Supplier Personnel shall conduct any marketing activities to Hercules or Eligible Recipient employees at Hercules Facilities or Hercules Sites (including marketing of any New Services), other than reporting potential marketing opportunities to Supplier’s designated marketing representatives.

8.7 Substance Abuse.

(a)
Employee Removal. To the extent permitted by applicable Laws, Supplier shall immediately remove (or cause to be removed) any Supplier Personnel who is known to be or reasonably suspected of engaging in substance abuse while at Hercules Facility or Hercules Site, in a Hercules vehicle or while performing Services. In the case of reasonable suspicion, such removal shall be pending completion of the applicable investigation. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, drug paraphernalia, or, to the extent not permitted on at Hercules Facilities or Hercules Sites, alcohol, or the misuse of prescription or non-prescription drugs.

(b)
Substance Abuse Policy. Supplier represents and warrants that it has and will maintain substance abuse policies, in each case in conformance with applicable Laws, and Supplier Personnel will be subject to such policies. Supplier represents and warrants that it shall require its Subcontractors and Affiliates providing Services to have and maintain such policy in conformance with applicable Law and to adhere to this provision.

8.8 EC Acquired Rights Directive.

(a)  EC Acquired Rights Directive. The rights and obligations of the Parties with respect to Hercules Personnel employed as of the Effective Date or, if later, the Commencement Date in jurisdictions in which the EC Acquired Rights Directive is applicable shall be set forth in the Companion Agreement(s) for such jurisdictions. Supplier shall not communicate orally or in writing with such Hercules Personnel without Hercules’ prior approval.

(b)  Validity. Hercules may be obligated under applicable Law to undertake consultation with certain employees in certain European countries through relevant recognized trade unions, works councils, other appointed employee representatives and/or with employees directly as to the proposal to outsource certain Services as provided in this Master Agreement. Accordingly, Hercules and Supplier agree that the provisions of this Master Agreement relating to the Services to be provided to Eligible Recipients in such countries shall not be effective as of the Effective Date. Such provisions shall become effective only if Hercules notifies Supplier in writing that the consultations have been completed or the applicable statutory periods have expired and the Parties thereafter execute a Companion Agreement with respect to Eligible Recipients in such country. If such written notice is given, it will designate whether all or only a portion of the Services are to be provided for the country in question.

9 SUPPLIER RESPONSIBILITIES

9.1 Policy and Procedures Manual

(a)
Delivery and Contents. As part of the Services, and at no additional cost to Hercules, Supplier shall deliver to Hercules a reasonably complete draft of the Policy and Procedures Manual(s) with respect to the Services to be transitioned to Supplier on the Commencement Date, for Hercules' review, comment and approval, at least thirty (30) days prior to the Commencement Date. Thereafter, as part of the Services, and at no additional cost to Hercules, Supplier shall deliver to Hercules a reasonably complete draft of the Policy and Procedures Manual with respect to each remaining Service (or, if such Policy and Procedures Manual already exists, any additional portions of such Policy and Procedures Manual pertaining to such Service), for Hercules' review, comment and approval, at least thirty (30) days prior to the Transition Milestone date for the transition of each such Service to Supplier. In each case, Hercules shall have at least fifteen (15) days to review the draft Policy and Procedures Manual and provide Supplier with comments and revisions. Supplier shall then incorporate such comments and revisions into the Policy and Procedures Manual and shall deliver

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a final version to Hercules at least five (5) business days prior to the scheduled transition date for the applicable Service for Hercules' final approval.

At a minimum, each Policy and Procedures Manual shall address the subjects specified in Schedule S (to the extent applicable) and shall include the following:

(i)
a detailed description of the Services and the manner in which each will be performed by Supplier, including (A) the Equipment, Software, and Systems to be procured, operated, supported or used; (B) Suppliers standard operating practices (to the extent applicable and as uniquely adopted to the Services); (C) documentation (including operations manuals, user guides, specifications, policies/procedures and disaster recovery/business continuity plans) providing further details regarding such Services; (D) the specific activities to be undertaken by Supplier in connection with each Service, including, where appropriate, the direction, supervision, monitoring, staffing, reporting, planning and oversight activities to be performed by Supplier under this Agreement; (E) the checkpoint reviews, testing, acceptance, controls and other procedures to be implemented and used to assure service quality; and (F) subject to Section 15.7, the processes, methodologies and controls to be implemented and used by Supplier to ensure compliance with applicable Laws;

(ii)
the procedures for Hercules/Supplier interaction and communication, including (A) call lists; (B) procedures for and limits on direct communication by Supplier with Hercules personnel; (C) problem management and escalation procedures; (D) priority and project procedures; (E) Acceptance testing and procedures; (F) Quality Assurance procedures and internal controls (G) the Project formation process and implementation methodology; and (H) annual and quarterly financial objectives, budgets, and performance goals; and

(iii)	practices and procedures addressing such other issues and matters as Hercules shall require.

Supplier shall incorporate Hercules' then current policies and procedures in the Policy and Procedures Manual to the extent it is directed to do so by Hercules. In addition, as to the extent directed by Hercules, Supplier shall incorporate any policies and procedures set forth in the ITO supplier’s policy and procedure manual and integrate Supplier’s processes and procedures relating to the Services with the applicable ITO supplier’s services.

(b)
Compliance. Supplier shall perform the Services in accordance with applicable Laws and Hercules' then current policies and procedures until the Policy and Procedures Manual is finalized and agreed upon by the Parties. Thereafter, Supplier shall perform the Services in accordance with the Policy and Procedures Manual. In the event of a conflict between the provisions of this Agreement and the Policy and Procedures Manual, the provisions of this Agreement shall control unless the Parties expressly agree otherwise and such agreement is set forth in the relevant portion of the Policy and Procedures Manual.

(c)
Maintenance, Modification and Updating. Supplier shall maintain the Policy and Procedures Manual so as to be accessible electronically to Hercules management and Authorized Users via a secure web site in a manner consistent with Hercules' security policies. Supplier shall promptly modify and update the Policy and Procedures Manual monthly to reflect changes in the operations or procedures described therein and to comply with Hercules Standards, the Technology and Business Process Plan and Strategic Plans as described in Section 9.5. Supplier shall provide the proposed changes in the manual to Hercules for review, comment and approval. To the extent such change could (i) increase Hercules' total costs of receiving the Services; (ii) have adverse impact or require changes as described in Section 9.6(c), or (iii) violate or be inconsistent with the Hercules Standards, the Technology and Business Process Plan or Strategic Plans, Supplier shall not implement such change without first obtaining Hercules' approval, which Hercules may withhold in its sole discretion. For avoidance of doubt, Supplier shall prepare and maintain a single Policy and Procedures Manual for this Master Agreement and all Companion Agreements, rather than a separate Policy and Procedures Manual for each Master Agreement and Companion Agreement.

(d)	Annual Review. The Parties shall meet to perform a formal annual review of the Policy and Procedures Manual on each anniversary of the Commencement Date.

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9.2 Reports.

(a)
Reports. Supplier shall provide Hercules with reports pertaining to the performance of the Services and Supplier’s other obligations under this Agreement sufficient to permit Hercules to monitor and manage Supplier’s performance (“Reports”). The Reports to be provided by Supplier shall include those described in Schedule R in the format and at the frequencies provided therein, as well as those provided by Hercules prior to the Commencement Date. In addition, from time to time, Hercules may identify additional Reports to be generated by Supplier and delivered to Hercules on an ad hoc or periodic basis. All Reports shall be provided to Hercules as part of the Services and at no additional charge to Hercules. The Reports described in Schedule R and, to the extent reasonably possible, all other Reports shall be provided to Hercules in a network accessible format with ability for data to be downloaded to Hercules' current standard spreadsheet application.

(b)
Back-Up Documentation. As part of the Services, Supplier shall provide Hercules with such documentation and other information available to Supplier as may be reasonably requested by Hercules from time to time in order to verify the accuracy of the Reports provided by Supplier. In addition, Supplier shall provide Hercules with all documentation and other information reasonably requested by Hercules from time to time to verify that Supplier’s performance of the Services is in compliance with the Service Levels and this Agreement.

(c)
Correction of Errors. As part of the Services and at no additional charge to Hercules, Supplier shall promptly correct any errors or inaccuracies in or with respect to the Reports, the information or data contained in such Reports, or other contract deliverables delivered by Supplier or its agents, Subcontractors, or other third party product or service providers to the extent provided in Schedule E.

9.3 Governance Model; Meetings.

(a)	Governance. The governance model to be employed by the Parties in connection with this Agreement is set forth in Schedule S.

(b)
Meetings. During the Term, representatives of the Parties shall meet periodically or as requested by Hercules to discuss matters arising under this Agreement, including any such meetings provided for in this Agreement, the Transition Plan, the Policy and Procedures Manual or Schedule S. Each Party shall bear its own costs in connection with the attendance and participation of such Party’s representatives in such meetings.

(c)
Agenda and Minutes. For each such meeting, upon Hercules request, Supplier shall prepare and distribute an agenda, which will incorporate the topics designated by Hercules. Supplier shall distribute such agenda in advance of each meeting so that the meeting participants may prepare for the meeting. In addition, upon Hercules request, Supplier shall record and promptly distribute minutes for every meeting for review and approval by Hercules.

(d)
Authorized User and Eligible Recipient Meetings. Supplier shall notify the Hercules Relationship Manager or his or her designee(s) in advance of scheduled meetings with Authorized Users or Eligible Recipients (other than meetings pertaining to the provision of specific Services on a day-to-day basis) and shall invite the Hercules Relationship Manager or his or her designee(s) to attend such meetings or to designate a representative to do so.

9.4 Quality Assurance and Internal Controls.

(a)
Supplier shall develop and implement Quality Assurance and internal control (e.g., financial and accounting controls, organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) processes and procedures, including implementing tools and methodologies, to ensure that the Services are performed in an accurate and timely manner, in accordance with (i) the Service Levels and other requirements of this Agreement, (ii) generally accepted accounting principles, (iii) accepted industry standards of leading providers of BPO/ADM services, (iv) the Laws applicable to Hercules, the Eligible Recipients and/or the Services, and (v) the industry standards described

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in Section 9.4(d)) applicable to Hercules and the Eligible Recipients and the performance of the Services. Such processes, procedures and controls shall include verification, checkpoint reviews, testing, acceptance, and other procedures for Hercules to assure the quality and timeliness of Supplier’s performance.

(b)	Without limiting the foregoing, the processes, procedures and controls developed and implemented by Supplier shall require Supplier to:

(i)
Maintain a strong control environment in day-to-day operations, to assure that the following fundamental control objectives are met: (1) financial and operational information is valid, complete and accurate; (2) operations are performed efficiently and achieve effective results, consistent with the requirements of this Agreement; (3) assets are safeguarded; and (4) actions and decisions of the organization are in compliance with Laws;

(ii)
Build the following basic control activities into its work processes: (1) accountability clearly defined and understood; (2) access properly controlled; (3) adequate supervision; (4) transactions properly authorized; (5) transactions properly recorded; (6) transactions recorded in proper accounting period; (7) policies, procedures, and responsibilities documented; (8) adequate training and education; (9) adequate separation of duties; and (10) recorded assets compared with existing assets;

(iii)
Develop and execute a process to ensure periodic control self-assessments are performed with respect to all Services (such self-assessments to be performed at least quarterly unless and until Hercules approves less frequent self-assessments);

(iv)
Maintain an internal audit function sufficient to monitor the processes and Systems used to provide the Services (i.e., perform audits, track control measures, communicate status to management, drive corrective action, etc.);

(v)
Conduct investigations of suspected fraudulent activities within Supplier's organization that impact or could impact Hercules or the Eligible Recipients. Supplier shall promptly notify Hercules of any such suspected fraudulent activity and the results of any such investigation as they relate to Hercules or the Eligible Recipients. At Supplier’s request, Hercules shall provide reasonable assistance to Supplier in connection with any such investigation;

(vi)	Comply with Schedule E.8;.

(vii)
Comply with all applicable requirements and guidelines established by Hercules in order to assist Hercules to meet the requirements of the Sarbanes-Oxley Act of 2002 and implementing regulations promulgated by the United States Securities and Exchange Commission and the Public Company Accounting Oversight Board;

(viii)	Comply with the Hercules Business Practices Policy; and

(ix)	Recommend and, with Hercules' prior approval, implement revisions to the Sarbanes-Oxley compliance measures.

(c)
Supplier shall submit such processes, procedures and controls to Hercules for its review, comment and approval within thirty (30) days prior to the Commencement Date and shall use commercially reasonable efforts to finalize such processes, procedures and controls and obtain Hercules' final approval on or before the Commencement Date. Upon Hercules' approval, such processes and procedures shall be included in the Policy and Procedures Manual. Prior to the approval of such processes and procedures by Hercules, Supplier shall adhere strictly to Hercules' then current policies, procedures and controls. No failure or inability of the quality assurance procedures to disclose any errors or problems with the Services shall excuse Supplier’s failure to comply with the Service Levels and other terms of this Agreement.

(d)
Industry Standards, Certifications and Compliance. Supplier has achieved or will achieve and, to the extent relevant, will thereafter maintain certification or compliance with the following industry standards:

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(i)	Type I SAS 70: The Supplier Facilities in Kolkata, India, and Bucharest Romania (Schedule O.2) will be certified as Type I SAS 70 compliant beginning in the second quarter of 2007;

(ii)	Type II SAS 70: The Supplier Facilities in Kolkata, India, Bucharest Romania, and Juarez, Mexico (Schedule O.2) will be certified as Type II SAS 70 compliant beginning in the fourth quarter of 2007;

(iii)
Sarbanes Oxley: The finance and accounting processes employed at the Supplier Facilities in Kolkata, India, Bucharest Romania, and Juarez, Mexico (Schedule O.2) will be certified in 2007 as compliant with the Sarbanes-Oxley Act of 2002 and implementing regulations promulgated by the United States Securities and Exchange Commission and the Public Company Accounting Oversight Board.

(iv)	ISO 9001:2000: The business continuity planning functions performed at the Supplier Facility in Kolkata, India (Schedule O.2) are certified as ISO 9001:2000 compliant.

(v)
Operating Leader Standard Certification (Customer Operations Performance Centre Inc., USA. (“COPC”)): As of the Effective Date, Supplier is undergoing the Operating Leader Standard Certification from COPC.

(vi)
CMMi: The Supplier Facilities in Kolkata, India, Bucharest Romania, and Juarez, Mexico (Schedule O.2) are certified as compliant with the Software Engineering Institute Capability Maturity Model Integration (CMMi) Level 5 requirements.

(vii)
BS7799: The Supplier Facility in Kolkata, India (Schedule O.2) is BS 7799 certified. The Supplier Facilities in Bucharest Romania, and Juarez, Mexico (Schedule O.2) will obtain BS 7799 certification in 2007.

(viii)	Six Sigma: The Supplier Facilities in Kolkata, India, Bucharest Romania, and Juarez, Mexico (Schedule O.2) are certified through the Six-Sigma Academy.

Supplier shall provide Hercules information regarding the foregoing certifications as reasonably requested by Hercules. If Supplier fails to maintain any of the certifications above or any assessment, audit, or re-certification report determines that Supplier is no longer meeting the requirements necessary to achieve such certifications, then Supplier shall inform Hercules of such circumstance within thirty (30) days of such failure or report being issued and promptly prepare, for Hercules' review and approval, a plan to be implemented at Supplier’s expense for ensuring compliance thereafter.

9.5 Processes, Procedures, Architecture, Standards and Planning.

(a)
Supplier Support. As requested by Hercules, Supplier shall assist Hercules on an ongoing basis in defining: (A) the standards, policies, practices, processes, procedures and controls to be adhered to and enforced by Supplier in the performance of the Services; and (B) the associated technologies, architectures, standards, products and systems to be provided, operated, managed, supported and/or used by Supplier in connection therewith (collectively, the “Hercules Standards”). Supplier also shall assist Hercules in preparing annual Strategic Plans and short-term implementation plans on an annual basis and in modifying and updating such Strategic Plans and implementation plans on a periodic basis as appropriate. The assistance to be provided by Supplier shall include: (i) active participation with Hercules representatives on permanent and ad-hoc committees and working groups addressing such issues; (ii) assessments of the then-current Hercules Standards; (iii) analyses of the appropriate direction for such Hercules Standards in light of business priorities, business strategies, competitive market forces, and changes in technology; (iv) the provision of information to Hercules regarding Supplier’s technology, business processes and telecommunications strategies for its own business; and (v) recommendations regarding standards, processes, procedures and controls and associated technology architectures, standards, products and systems. With respect to each recommendation, Supplier shall provide the following at a level of detail sufficient to permit Hercules to

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make an informed business decision: (i) the projected cost to Hercules and the Eligible Recipients and cost/benefit analyses; (ii) the changes, if any, in the personnel and other resources Supplier, Hercules and/or the Eligible Recipients will require to operate and support the changed environment; (iii) the resulting impact on the total costs of Hercules and the Eligible Recipients; (iv) the expected performance, quality, responsiveness, efficiency, reliability, security risks and other service levels; and (v) general plans and projected time schedules for development and implementation. Any assistance provided by Supplier under Sections 9.5 shall be at no additional Charge beyond the Charges specified in Schedule J for the Services, unless an additional Charge has been approved by Hercules.

(b)
Hercules Authority and Supplier Compliance. Hercules shall have final authority to promulgate Hercules Standards and Strategic Plans and to modify or grant waivers from such Hercules Standards and Strategic Plans. Supplier shall (i) comply with and implement the Hercules Standards and Strategic Plans in providing the Services, (ii) work with Hercules to enforce the Hercules Standards and Strategic Plans, (iii) modify the Services as and to the extent necessary to conform to such Hercules Standards and Strategic Plans, and (iv) obtain Hercules' prior written approval for any deviations from such Hercules Standards and Strategic Plans.

(c)
Financial, Forecasting and Budgeting Support. To support Hercules' forecasting and budgeting processes, Supplier shall provide the following information regarding the costs to be incurred by Hercules and/or the Eligible Recipients in connection with the Services and the cost/benefit to Hercules and/or the Eligible Recipients associated therewith: (i) actual and forecasted utilization of Resource Units; (ii) actual and forecasted changes in the total cost or resource utilization of Hercules and the Eligible Recipients associated with changes to the environment; and (iii) opportunities to modify or improve the Services, to reduce the Charges, Pass-Through Expenses or retained expenses incurred by Hercules. Such information shall be provided at Hercules' request, and at no additional charge to Hercules, in accordance with the schedule reasonably established by Hercules.

(d)
Technology and Business Process Plan. Supplier shall develop and implement a technology and business process plan that is consistent with the Hercules Standards and Strategic Plan and that shows how Supplier shall provide the Services to enable Hercules to achieve the Strategic Plan objectives and to implement and support Hercules' BPO/ADM objectives and strategies (“Technology and Business Process Plan”). The development of the Technology and Business Process Plan will be an iterative process that Supplier shall carry out in consultation with Hercules. The timetable for finalization of the Technology and Business Process Plan shall be set each year having regard to the timetable for the Strategic Plan. Following approval by Hercules, the Technology and Business Process Plan will replace the previous plan. All the changes to the Services emerging out of the Technology and Business Process Plan shall be governed by the Change Control Procedures.

Supplier’s proposed Technology and Business Process Plan shall, among other things, include plans for: (A) refreshing Equipment and Software (consistent with the refresh cycles defined in Section 9.14); (B) adopting new technologies and business processes as part of the Technology and Business Process Evolution of the Services, as defined in this Agreement; and (C) maintaining flexibility as described in Section 9.14. In the Technology and Business Process Plan, Supplier shall also present implementation plans for the achievement of the Strategic Plan and Hercules Standards.

Supplier shall comply with the Technology and Business Process Plan at all times, unless Hercules agrees to depart from the Technology and Business Process Plan.

9.6 Change Control.

(a)
Compliance with Change Control Procedures. In making any change in the human resources, payroll, procurement, accounts payable or other standards, processes, procedures and controls or associated IT technologies, architectures, standards, products, Software, Equipment, Systems, Services or Materials provided, operated, managed, supported or used in connection with the Services or any other change that may impact the provision of the Services, each Party shall comply with the change control procedures specified in the Policy and Procedures Manual (“Change Control Procedures”).

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(b)
Financial responsibility for Changes. Unless otherwise set forth in this Agreement, including specified in Schedule E, or approved in advance in accordance with Sections 4.5, 9.6(c) or otherwise, Supplier shall bear all charges, fees and costs associated with any change desired by Supplier, including all charges, fees and costs associated with (i) the design, installation, implementation, testing and rollout of such change, (ii) any modification or enhancement to, or substitution for, any impacted business process or associated Software, Equipment, System, Services or Materials, (iii) any increase in the cost to Hercules or the Eligible Recipients of operating, maintaining or supporting any impacted business process or associated Software, Equipment, System, Services or Materials, and (iv) any increase in Resource Unit usage resulting from such change.

(c)
Hercules Approval - Cost, Adverse Impact. Supplier shall make no change which may (i) increase Hercules' total cost of receiving the Services; (ii) require material changes to, or have an adverse impact on, Hercules' or an Eligible Recipient’s businesses, operations, environments, facilities, business processes, systems, software, utilities, tools or equipment (including those provided, managed, operated, supported and/or used on their behalf by Hercules Third Party Contractors); (iii) require Supplier, Hercules, the Eligible Recipients or Supplier to install a new version, release, upgrade of, or replacement for, any Software or Equipment or to modify any Software or Equipment, (iv) have a material adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality or resource efficiency of the Services; (v) have an adverse impact on the cost, either actual or planned, to Hercules of terminating all or any part of the Services or exercising its right to in-source or use third parties; (vi) requires changes to or have an adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality, cost or resource efficiency of Hercules' Retained Systems and Business Processes or (vii) violate or be inconsistent with Hercules Standards or Strategic Plans as specified in Section 9.5, without first obtaining Hercules' approval, which approval Hercules may withhold in its sole discretion. If Supplier desires to make such a change, it shall provide to Hercules a written proposal describing in detail the extent to which the desired change may affect the functionality, performance, price or resource efficiency of the Services and any benefits, savings or risks to Hercules or the Eligible Recipients associated with such change.

(d)
Hercules Legal Approval - IVR/VRU Solution. In addition to the foregoing, Supplier shall not implement or use in performing the Services an IVR or VRU solution having one or more of the following characteristics without first obtaining the approval of Hercules Chief Patent Counsel or his or her designee: (i) the entry by callers of distinct customer verification data that is compared to information stored in a database to determine if the caller is qualified to continue using the system; (ii) the IVR system provides the caller with computer generated confirmation numbers; (iii) the use by callers of temporary PINs with the ability to change the PIN; or (iv) the generation of automatic screen pops at the operator terminal based on caller-specific information entered by the caller.

(e)
Information for Exercise of Strategic Authority. In order to facilitate Hercules' strategic control pursuant to Section 9.5, Supplier shall provide Hercules with such information as Hercules shall reasonably require prior to making any proposed change. Such information shall include, at a minimum, a description of the proposed rights of Hercules and the Eligible Recipients with respect to ownership and licensing (including any related restrictions) relating to such Software, Equipment or other technology or Materials. Such description shall include the license fees, maintenance fees and/or purchase or lease terms (if any) for use of such Software, Equipment, Systems, Services or Materials by Hercules, the Eligible Recipients and their respective third party contractors upon termination or expiration of the Term and any limitations or conditions on such use.

(f)
Temporary Emergency Changes. Notwithstanding the foregoing, Supplier may make temporary changes required by an emergency if it has been unable to contact the Hercules Relationship Manager or his or her designee to obtain approval after making reasonable efforts. Supplier shall document and report such emergency changes to Hercules not later than the next business day after the change is made. Such changes shall not be implemented on a permanent basis unless and until approved by Hercules.

(g)
Implementation of Changes. Supplier shall schedule and implement all changes so as not to (i) disrupt or adversely impact the business or operations of Hercules or the Eligible Recipients, (ii) degrade the Services then being received by them, or (iii) interfere with their ability to obtain the full benefit of the Services.

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(h)
Planning and Tracking. On a monthly basis, Supplier shall prepare, with Hercules' participation and approval, a rolling quarterly “look ahead” schedule for ongoing and planned changes for the next three (3) months. The status of changes shall be monitored and tracked by Supplier against the applicable schedule.

9.7 Software Currency.

(a)
Currency of Supplier Owned Software. Subject to and in accordance with Sections 6.4, 9.5, 9.6, 9.7(c), and 9.13 and Schedule J, Supplier shall maintain reasonable currency for Supplier Owned Software and provide maintenance and support for new releases and versions of such Software. At Hercules' direction, Supplier shall operate multiple releases or versions of Supplier Owned Software on a temporary basis for a reasonable period of time during a technology or business transition (e.g., a software upgrade or an acquisition) and, subject to Sections 4.4 and 11.1(f)(ii), shall do so without any increase in the Charges. For purposes of this Section, “reasonable currency” shall mean that, unless otherwise directed by Hercules, (i) Supplier shall maintain Supplier Owned Software at the then current Major Release, and (ii) Supplier shall install Minor Releases promptly or earlier, if requested by Hercules.

(b)
Currency of Third Party Software. Subject to and in accordance with Sections 6.4, 9.5, 9.6, 9.7(c), and 9.13 and Schedule J, Supplier shall maintain reasonable currency for Third Party Software for which it is financially responsible under this Agreement and provide maintenance and support for new releases and versions of Third Party Software for which it is operationally responsible. At Hercules' direction, Supplier shall operate multiple releases or versions of Third Party Software on a temporary basis for a reasonable period of time during a technology or business transition (e.g., a software upgrade or an acquisition) and, subject to Section 4.4 and 11.1(f)(ii), shall do so without any increase in the Charges. In addition, unless otherwise directed by Hercules, Supplier shall keep Third Party Software within release levels supported by the appropriate third party vendor to ensure compatibility with other Software or Equipment components of the Systems. For purposes of this Section, “reasonable currency” shall mean that, unless otherwise directed by Hercules, (i) Supplier shall maintain Third Party Software within one Major Release of the then current Major Release, and (ii) Supplier shall install Minor Releases promptly or earlier, if requested by Hercules.

(c)
Evaluation and Testing. Prior to installing a new Major Release or Minor Release, Supplier shall evaluate and test such Release to verify that it will perform in accordance with this Agreement and the Hercules Standards and Strategic Plans and that it will not (i) increase Hercules total cost of receiving the Services; (ii) have an adverse impact or require changes as described in Section 9.6(c); or (iii) violate or be inconsistent with Hercules Standards, Strategic Plans, the Technology and Business Process Plan or applicable Laws. The evaluation and testing performed by Supplier shall be at least consistent with the reasonable and accepted industry norms applicable to the performance of such Services and shall be at least as rigorous and comprehensive as the evaluation and testing usually performed by highly qualified service providers under such circumstances.

(d)
Approval by Hercules. Notwithstanding Section 9.7(a) and (b), Supplier shall confer with Hercules prior to installing any Major Release or Minor Release, shall provide Hercules with the results of its testing and evaluation of such Release and a detailed implementation plan and shall not install such Release if directed not to do so by Hercules. Where specified by Hercules, Supplier shall not install new Software releases or make other Software changes until Hercules has completed and provided formal signoff on successful user acceptance testing.

(e)
Updates by Hercules. Hercules and the Eligible Recipients shall have the right, but not the obligation, to install new releases of, replace, or make other changes to Applications Software or other Software for which Hercules is financially responsible under this Agreement.

9.8 Maintenance.

(a)
Supplier Responsibility. To the extent Supplier has operational responsibility under this Agreement, it shall maintain Equipment and Software so that they operate substantially in accordance with the Service Levels and their Specifications, including (i) maintaining Equipment in good operating condition, subject to normal wear and tear, (ii) undertaking repairs and preventive maintenance on Equipment in accordance with the

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applicable Equipment manufacturer’s recommendations and requirements, and (iii) performing Software maintenance in accordance with the applicable Software supplier’s documentation, recommendations and requirements.

(b)
Out of Support Third Party Equipment and Software. For Third Party Equipment and Software no longer supported by the licensor or manufacturer for which Supplier has operational responsibility under this Agreement, Supplier shall use all commercially reasonable efforts to perform maintenance for such Equipment or Software as required to meet its obligations under this Agreement.

9.9 Efficiency and Cost Effectiveness.

Supplier shall use commercially reasonable efforts to provide the Services in the most cost-effective and efficient manner consistent with the required level of quality and performance. Without limiting the generality of the foregoing, such actions shall include:

(a)	Timing of Actions. Making adjustments in the timing of actions (consistent with Hercules priorities and schedules for the Services and Supplier’s obligation to meet the Service Levels).

(b)	Timing of Functions. Delaying or accelerating, as appropriate, the performance of non-critical functions within limits acceptable to Hercules.

(c)	Systems Optimization. Tuning or optimizing the Systems (including memory), Applications Software, databases and/or business processes to optimize performance and minimize costs.

(d)	Usage Scheduling. Controlling its use of the System and/or the Hercules data network by scheduling usage, where possible, to low utilization periods.

(e)	Alternative Technologies. Subject to Section 9.5, using alternative technologies to perform the Services.

(f)
Efficiency. Efficiently using resources for which Hercules is charged hereunder, consistent with industry norms, and compiling data concerning such efficient use in segregated and auditable form whenever possible.

9.10 Malicious Code.

Each Party shall cooperate with the other Party and shall take commercially reasonable actions and precautions consistent with Schedule E to prevent the introduction and proliferation of Malicious Code into Hercules' or an Eligible Recipient’s environment or any System used by Supplier to provide the Services. Without limiting Supplier’s other obligations under this Agreement, if Malicious Code is found in Equipment, Software or Systems provided, managed or supported by Supplier, Supplier shall, at no additional charge to Hercules, eliminate and reduce the effects of such Malicious Code and, if the Malicious Code causes a loss of operational efficiency or loss of data, to mitigate such losses and restore such data with generally accepted data restoration techniques.

9.11 Access to Specialized Supplier Skills and Resources.

Upon Hercules' request, Supplier shall provide Hercules and the Eligible Recipients with prompt access to Supplier’s specialized services, personnel and resources pertaining to BPO/ADM standards, processes and procedures and associated software, equipment and systems on an expedited basis taking into account the relevant circumstances (the “Specialized Services”). The Parties acknowledge that the provision of such Specialized Services may, in some cases, constitute New Services for which Supplier is entitled to additional compensation, but in no event shall Supplier be entitled to any additional compensation for New Services under this subsection unless the Hercules Relationship Manager and Supplier Account Manager, or their authorized designees, expressly agree upon such additional compensation or Supplier’s entitlement to additional compensation is established through the dispute resolution process. If Hercules authorizes Supplier to proceed but the Parties disagree as to whether the authorized work constitutes New Services and Hercules reasonably believes that such work is material and is required on an urgent basis, Supplier shall proceed with such work if directed by Hercules for up to sixty (60) FTE days or until such dispute is resolved. Any Charges claimed by Supplier for such work shall be subject to dispute and withholding under Section 12.4, and any disagreement with respect to such Charges shall be submitted to dispute resolution pursuant to Article 19.

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9.12 Audit Rights.

(a)
Contract Records. Supplier shall, and shall cause its Affiliates and, subject to Section 9.12(e)(v), its Subcontractors to, maintain complete and accurate records of and supporting documentation for all Charges, all Hercules Data and all transactions, authorizations, changes, implementations, soft document accesses, reports, filings, returns, analyses, procedures, controls, records, data or information created, generated, collected, processed or stored by Supplier in the performance of it’s obligations under this Agreement (“Contract Records”). Supplier shall maintain such Contract Records in accordance with applicable Laws. Supplier shall retain Contract Records in accordance with Hercules' record retention policy (as such policy may be modified from time to time and provided to Supplier in writing) during the Term and any Termination Assistance Services period and thereafter through the end of the second full calendar year after the calendar year in which Supplier stopped performing Services (including Termination Assistance Services requested by Hercules under Section 4.3(b)(8)) (the “Audit Period”).

(b)
Operational Audits. During the Audit Period (as defined in Section 9.12(a), Supplier shall, and shall cause its Affiliates and, subject to Section 9.12(e)(v), its Subcontractors to, provide to Hercules (and internal and external auditors, inspectors, regulators and other representatives that Hercules may designate from time to time), including customers, vendors, licensees and other third parties to the extent Hercules or the Eligible Recipients are legally or contractually obligated to submit to audits by such entities) access at reasonable hours to Supplier Personnel, to the facilities at or from which Services are then being provided and to Supplier records and other pertinent information, all to the extent relevant to the Services and Supplier’s obligations under this Agreement. Such access shall be provided for the purpose of performing audits and inspections to (i) verify the integrity of Hercules Data, (ii) examine the systems that process, store, support and transmit that data, (iii) examine the internal controls (e.g., financial controls, human resource controls, organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) and the security, disaster recovery and back-up practices and procedures; (iv) examine Supplier’s performance of the Services; (v) verify Supplier’s reported performance against the applicable Service Levels; (vi) examine Supplier’s measurement, monitoring and management tools; and (vii) enable Hercules and the Eligible Recipients to meet applicable legal, regulatory and contractual requirements (including those associated with the Sarbanes-Oxley Act of 2002 and the implementing regulations promulgated by the United States Securities and Exchange Commission and the Public Company Accounting Oversight Board), in each case to the extent applicable to the Services. Supplier shall (i) provide any assistance reasonably requested by Hercules or its designee in conducting any such audit, including installing and operating audit software, (ii) make requested personnel, records and information available to Hercules or its designee, and (iii) in all cases, provide such assistance, personnel, records and information in an expeditious manner to facilitate the timely completion of such audit.

(c)
Financial Audits. During the Audit Period (as defined in Section 9.12(a), Supplier shall, and shall cause its Affiliates and, subject to Section 9.12(e)(v), its Subcontractors to, provide to Hercules (and internal and external auditors, inspectors, regulators and other representatives that Hercules may designate from time to time, including customers, vendors, licensees and other third parties to the extent Hercules or the Eligible Recipients are legally or contractually obligated to submit to audits by such entities) access at reasonable hours to Supplier Personnel and to Contract Records and other pertinent information to conduct financial audits, all to the extent relevant to the performance of Supplier’s obligations under this Agreement. Such access shall be provided for the purpose of performing audits and inspections to (i) verify the accuracy and completeness of Contract Records, (ii) verify the accuracy and completeness of Charges and any Pass-Through Expenses and Out-of-Pocket Expenses, (iii) examine the financial controls, processes and procedures utilized by Supplier in performing the Services, and (iv) enable Hercules and the Eligible Recipients to meet applicable legal, regulatory and contractual requirements, in each case to the extent applicable to the Services and/or the Charges for such Services. Supplier shall (i) provide any assistance reasonably requested by Hercules or its designee in conducting any such audit, (ii) make requested personnel, records and information available to Hercules or its designee, and (iii) in all cases, provide such assistance,

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personnel, records and information in an expeditious manner to facilitate the timely completion of such audit. If any such audit reveals an overcharge by Supplier, and Supplier does not successfully dispute the amount questioned by such audit in accordance with Article 19, Supplier shall promptly pay to Hercules the amount of such overcharge, together with interest from the date of Supplier’s receipt of such overcharge at the lesser of annual USD LIBOR plus one and one-half percent (1.5%) per annum or the maximum rate allowed by applicable Law

(d)
Audit Assistance. Hercules and certain Eligible Recipients may be subject to regulation and audit by governmental bodies, standards organizations, other regulatory authorities, customers or other parties to contracts with Hercules or an Eligible Recipient under applicable Laws, rules, regulations, standards or contract provisions. If any such Entity exercises its right to examine or audit Hercules' or an Eligible Recipient’s books, records, documents or accounting practices and procedures pursuant to such Laws, rules, regulations, standards or contract provisions, Supplier shall provide all assistance requested by Hercules or the Eligible Recipient in responding to such audits or requests for information and shall do so in an expeditious manner to facilitate the prompt closure of such audit or request.

In addition, Hercules and certain Eligible Recipients will be subject to periodic financial and internal controls audits by independent registered public accounting firms. Supplier shall provide all assistance requested by Hercules, the Eligible Recipient and/or such accounting firms in responding to such audits or requests for information and shall do so in an expeditious manner to facilitate the prompt closure of such audit or request.

(e)	General Procedures.

(i)
Notwithstanding the intended breadth of Hercules' audit rights, Hercules shall not be given access to (A) the Confidential Information of other Supplier customers, (B) Supplier locations that are not related to Hercules, the Eligible Recipients or the Services, or (C) Supplier’s internal costs, except to the extent such costs are the basis upon which Hercules is charged (e.g., reimbursable expenses, Out-of-Pocket Costs, Pass-Through Expenses or cost-plus Charges) and/or are necessary to calculate the applicable variable Charges.

(ii)
In performing audits, Hercules shall endeavor to avoid unnecessary disruption of Supplier’s operations and unnecessary interference with Supplier’s ability to perform the Services in accordance with the Service Levels.

(iii)
Following any audit, Hercules shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with Supplier to obtain factual concurrence with issues identified in the review.

(iv)
Hercules shall be given adequate private workspace in which to perform an audit, plus access to photocopiers, telephones, facsimile machines, computer hook-ups, and any other facilities or equipment needed for the performance of the audit.

(v)
If, with respect to any Subcontractor (other than a Shared Subcontractor), Supplier is unable to obtain the audit and other rights described in this Section 9.12, it shall so notify Hercules as part of the approval process described in Section 9.13(a), and shall not use such Subcontractor without Hercules’ approval. If Hercules consents to Supplier’s use of any such Subcontractor under these circumstances, the Subcontractor shall be so identified on Schedule D.

(f)
Supplier Internal Audit. If Supplier determines as a result of its own internal audit that it has overcharged Hercules, then Supplier shall promptly pay to Hercules the amount of such overcharge, together with interest from the date of Supplier’s receipt of such overcharge at the lesser of annual USD LIBOR plus one and one-half percent (1.5%) per annum or the maximum rate allowed by applicable Law.

(g)
Supplier Response. Supplier and Hercules shall meet promptly upon the completion of an audit conducted pursuant to this Section 9.12 (i.e., an exit interview) and/or the issuance of an interim or final report to Supplier and Hercules following such an audit. Supplier will respond to each exit interview and/or audit

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report in writing within thirty (30) days, unless a shorter response time is specified in such report. Supplier and Hercules shall develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns and/or recommendations identified in such exit interview or audit report and Supplier, at its own expense, shall undertake remedial action in accordance with such action plan and the dates specified therein to the extent necessary to comply with Supplier’s obligations under this Agreement.

(h)
Supplier Response to Government Audits. If an audit by a governmental body, standards organization or regulatory authority having jurisdiction over Hercules, an Eligible Recipient or Supplier results in a finding that Supplier is not in compliance with any applicable Law or standard, including any generally accepted accounting principle, or any other audit requirement relating to the performance of its obligations under this Agreement, Supplier shall, within the time period specified by such auditor, address and resolve the deficiency(ies) identified by such governmental body, standards organization or regulatory authority, in the manner approved by Hercules. Supplier shall do so at its own expense if and to the extent such audit deficiency or finding of non-compliance results from Supplier’s failure to comply with its obligation under this Agreement.

(i)
SAS70 Audit. In addition to its other obligations under this Section 9.12, Supplier shall cause a Type II Statement of Auditing Standards (“SAS”) 70 audit (or equivalent audit) to be conducted by an independent auditor on an annual basis for each Supplier facility at, from or through which Services are provided to Hercules and/or the Eligible Recipients or Hercules Data is transmitted or stored. During the planning of each such audit, Supplier shall provide Hercules with reasonable information as to the anticipated scope and timing of such audit, shall accord Hercules a reasonable opportunity to communicate any reasonable concerns it may have regarding such matters and shall give due consideration to such concerns in finalizing the plans for such audit. Unless otherwise agreed by the Parties, such audit shall be conducted so as to result in a final audit report dated September 1 or later each calendar year. Supplier shall provide Hercules with a report from each SAS 70 to facilitate periodic compliance reporting by Hercules and the Eligible Recipients under the Sarbanes-Oxley Act of 2002 (and implementing regulations promulgated by the United States Securities and Exchange Commission and Public Company Accounting Oversight Board) and comparable Laws in other jurisdictions. To the extent the resulting audit report is relevant to Hercules and/or the Eligible Recipients, Supplier shall provide a copy of such report to Hercules and its independent auditors for review and comment as soon as reasonably possible and in all events within thirty (30) days of completion. Supplier shall respond to such report in accordance with Section 9.12(g).

To the extent Hercules requests that, in addition to the Type II SAS 70 audit described above, Supplier conduct a Hercules-specific Type II SAS 70 audit, Supplier shall do so at Hercules' expense (provided, Supplier notifies Hercules of such expense, obtains Hercules' approval, and uses commercially reasonable efforts to minimize such expense). If, however, Supplier undertakes additional or different Type II SAS 70 audits (or equivalent audits) of Supplier Facilities at, from or through which Services are provided to Hercules and/or the Eligible Recipients (other than customer-specific audits requested and paid for by other Supplier customers), Supplier shall accord Hercules the rights described in the preceding paragraph with respect to such audits.

(j)	Audit Costs.

(i)
Except as provided in Section 9.12(j)(ii) below, Supplier, its Affiliates and, subject to Section 9.12(e)(v), its Subcontractors shall provide the Services described in this Section 9.12 as part of the Monthly Base Charges and at no additional Charge to Hercules.

(ii)
As part of the Monthly Base Charges, Supplier shall provide, at Hercules’ request, up to six hundred (600) FTE hours of audit assistance for audits initiated by Hercules in any Contract Year (“Baseline Audit FTEs”). The Hercules Contract Manager or his or her designee shall request, define and set the priority for such audit assistance. Supplier shall report monthly on the level of effort expended by Supplier in the performance of such audit assistance and shall not exceed the Baseline Audit FTEs without Hercules’ prior approval. Subject to Sections 9.12(j)(iii), (iv) and (v), if Hercules authorizes Supplier to exceed the Baseline Audit FTEs in any Contract Year, Hercules shall either

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pay Supplier for such additional FTE hours at the rates specified in Schedule J or apply such additional FTE hours against the Baseline Project FTEs described in Section 11.8(a).

(iii)
Notwithstanding Section 9.12(j)(ii), to the extent the level of audit assistance requested by Hercules and provided by Supplier Personnel in connection with any audit initiated by Hercules is, in the aggregate, eight (8) FTE hours or less, there shall be no additional Charge to Hercules for such assistance and such FTE hours shall not be counted against the Baseline Audit FTE pool described in Section 9.12(j)(ii) above.

(iv)
Notwithstanding Section 9.12(j)(ii), to the extent the audit assistance requested by Hercules can be provided by Supplier using personnel already assigned to Hercules hereunder without impacting Service Levels, there will be no additional charge to Hercules for such audit assistance. If the audit assistance requested by Hercules cannot be provided by Supplier using such personnel then assigned to Hercules without impacting Service Levels, Hercules, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance of such audit assistance using personnel already assigned to perform the Services.

(v)
Notwithstanding Section 9.12(j)(ii), there will be no additional charge to Hercules for audit assistance if, in performing such an audit, Hercules uncovers evidence that Supplier has breached any material obligation(s) under this Agreement.

9.13 Subcontractors.

(a)
Use of Subcontractors. In subcontracting any of its responsibilities under this Agreement, Supplier shall comply strictly with this Section 9.13. Prior to entering into a subcontract with respect to the Services, Supplier shall (i) at Hercules' request, forward to Hercules a copy of the proposed subcontract, or (in Hercules' reasonable discretion) a detailed description of the scope and material terms (other than pricing terms) of the proposed subcontract; (ii) give Hercules reasonable prior notice of the subcontract, specifying the components of the Services affected, the scope of the proposed subcontract, the identity and qualifications of the proposed Subcontractor, the reasons for subcontracting the work in question, the location of the Subcontractor facilities from which the Services will be provided, the extent to which the subcontract will be dedicated, and the Subcontractor’s willingness to grant the rights described in Section 6.4(c) upon expiration or termination; and (iii) obtain Hercules' prior approval of the proposed Subcontractor, other than Subcontractors that qualify as Shared Subcontractors in accordance with Section 9.13(c) below.

(b)
Right to Revoke Approval. Hercules also shall have the right during the Term to revoke its prior approval of a Subcontractor and direct Supplier to promptly replace such Subcontractor, at no additional cost to Hercules, if the Subcontractor’s performance is materially deficient or if there are other reasonable grounds for removal. If directed to do so, Supplier shall remove and replace such Subcontractor as soon as possible. Supplier shall continue to perform its obligations under the Agreement, notwithstanding the removal of the Subcontractor. Hercules shall have no responsibility for any termination charges or cancellation fees that Supplier may be obligated to pay to a Subcontractor as a result of the removal of such Subcontractor at Hercules' request or the withdrawal or cancellation of the Services then performed by such Subcontractor as permitted under this Agreement.

(c)
Shared Subcontractors. Notwithstanding Sections 9.13(a) and (b), Supplier may, in the ordinary course of business, enter into subcontracts with total estimated annual revenue of less than $250,000 per subcontract or $500,000 in the aggregate (i) for third party services or products that are not a material portion of the Services, that are not exclusively dedicated to Hercules and that do not include regular direct contact with Hercules or Eligible Recipient personnel or the performance of services at Hercules Sites, or (ii) with temporary contract labor, including temporary personnel firms providing such labor (collectively, “Shared Subcontractors”); provided, that such Shared Subcontractors possess the training and experience, competence and skill to perform the work in a skilled and professional manner. Supplier shall not be required to obtain Hercules' prior approval of Shared Subcontractors. If, however, Hercules expresses dissatisfaction with the services or products of a Shared Subcontractor, Supplier shall work in good faith to

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resolve Hercules' concerns on a mutually acceptable basis and, at Hercules request, replace such Shared Subcontractor at no additional cost to Hercules.

(d)
Supplier Responsibility. Unless otherwise approved by Hercules, the terms of any subcontract must be consistent with this Agreement. Notwithstanding the terms of the applicable subcontract, the approval of such Subcontractor by Hercules or the availability or unavailability of Subcontractor insurance, Supplier shall be and remain responsible and liable for any failure by any Subcontractor or Subcontractor personnel to perform in accordance with this Agreement or to comply with any duties or obligations imposed on Supplier under this Agreement to the same extent as if such failure to perform or comply was committed by Supplier or Supplier employees.

9.14 Technology and Business Process Evolution.

(a)
Obligation to Evolve. Supplier acknowledges and agrees that its current technologies and business processes shall continue to evolve and change over time, and at a minimum, shall remain consistent with the best practices of leading providers of BPO/ADM services and the business and BPO/ADM objectives and competitive needs of Hercules and the Eligible Recipients. Subject to Section 9.5, Supplier shall provide the Services using current technologies and business processes that will enable Hercules and the Eligible Recipients to take advantage of advances in the industry and support their efforts to maintain competitiveness in the markets in which it competes. The impact of any such technology transformation shall be jointly accessed by the Parties through the Change Control Procedures.

(b)
Annual Technology and Business Process Audit. Hercules may elect to conduct an annual technology and business process audit to benchmark Supplier’s then current technologies and business processes against the best practices of leading providers of BPO/ADM services. If any such audit reveals that the technologies and business processes then utilized by Supplier are not at the level of “industry best practice,” then Hercules and the Supplier shall review the results of the audit and promptly establish and implement a plan to implement identified best practices.

(c)
Obligation to Propose Technology and Business Process Evolutions. Supplier shall identify and propose the implementation of Technology and Business Process Evolutions that are likely to: (i) improve the efficiency and effectiveness of the Services (including cost savings); (ii) improve the efficiency and effectiveness of the BPO/ADM services and functions performed by or for Hercules and the Eligible Recipients at or from Hercules facilities; (iii) result in cost savings or revenue increases to Hercules and the Eligible Recipients in areas of their business outside the Services; (iv) enhance the ability of Hercules and the Eligible Recipients to conduct their businesses and serve their customers; and (v) achieve the objectives of Hercules and the Eligible Recipients faster and/or more efficiently than the then current strategies. Subject to its non-disclosure obligation under other customer contracts, Supplier shall obtain information regarding Technology and Business Process Evolutions from other customer engagements and shall communicate such information to Hercules on an ongoing basis.

(d)
Supplier Briefings and Technology and Business Process Monitoring. Supplier shall routinely and regularly monitor and analyze Technology and Business Process Evolutions of possible interest or applicability to Hercules and the Eligible Recipients. At least semi-annually, Supplier shall meet with Hercules to formally brief Hercules regarding such Technology and Business Process Evolutions. Such briefing shall include Supplier’s assessment of the business impact, performance improvements and cost savings associated with such Technology and Business Process Evolutions. Where requested by Hercules, Supplier shall develop and present to Hercules proposals for: (i) implementing Technology and Business Process Evolutions or (ii) changing the direction of Hercules' then current strategy.

(e)
Supplier Developed Advances. If Supplier develops technological advances in or changes to the BPO/ADM business processes and services and associated technologies used to provide the same or substantially similar services to other Supplier customers or Supplier develops new or enhanced processes, services, software, tools, products or methodologies to be offered to such customers (collectively, “New Advances”), Supplier shall, subject to Section 4.4 and to the extent applicable, (i) offer Hercules the opportunity to serve as a pilot customer in connection with the implementation of such New Advances; and

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(ii)	if Hercules declines such opportunity, offer Hercules access to such New Advances and the opportunity to be an early adaptor of such New Advances.

(f)
Flexibility. Supplier shall make commercially reasonable efforts to ensure that the technologies and business process strategies it employs to provide the Services meet industry standards and are flexible enough to allow integration with new technologies or business processes, or significant changes in Hercules' or an Eligible Recipient's business, BPO/ADM and information technology objectives and strategies. For example, Equipment must have sufficient scalability and be sufficiently modular to allow integration of new technologies without the need to replace whole, or significant parts of, systems or business processes (e.g., made to be a one-to-many model) to enable Hercules' and/or the Eligible Recipients' business to become more scalable and flexible.

(g)
Equipment Implementation and Refresh. Supplier shall be fully responsible for the implementation of new Equipment in the ordinary course of Technology and Business Process Evolution. Supplier shall refresh all Equipment in accordance with the defined refresh strategies, as set out in the Technology and Business Process Plan, and as necessary to provide the Services in accordance with the Service Levels and satisfy its other obligations under this Agreement. If Supplier is aware that these strategies differ from generally accepted practice (or there are any other areas of concern in relation to such strategies) it shall provide Hercules with notice of that fact and, upon request, provide Hercules with further information as to how to more closely align the strategies with generally accepted practice.

(h)
Software Implementation and Refresh. Supplier shall be fully responsible for the implementation of new or changed Software, tools and methodologies in the ordinary course of Technology and Business Process Evolution. Supplier shall: (i) refresh Software in accordance with Section 9.7 of this Agreement and the Technology and Business Process Plan; and (ii) provide training to Hercules personnel regarding the use of any new or changed Software, tools and methodologies.

(i)
Included in Charges. Supplier shall deploy, implement and support Technology and Business Process Evolution and New Advances throughout the Term and shall be included in the Monthly Base Charges except as provided below:

(i)
Supplier shall be financially responsible for the capital cost associated with Technology and Business Process Evolution and New Advances only for categories of Equipment, Software and other assets as to which such responsibility is allocated to Supplier in Schedule J.1. Hercules shall be financially responsible for the capital cost associated with Technology and Business Process Evolution and New Advances for categories of Equipment, Software and other assets as to which such responsibility is allocated to Hercules in Schedule J.1;

(ii)
The effort associated with the implementation of Technology and Business Process Evolution and New Advances shall be included in the Monthly Base Charges unless and to the extent (A) the Technology and Business Process Evolution or New Advance is considered a New Service pursuant to Section 4.4, or (B) Hercules requests that it be implemented more quickly than the established refresh schedule, and in each case, only if and to the extent additional Supplier Personnel and resources are required to do so in the desired timeframe; and

(iii)
The Parties acknowledge and agree that Supplier shall be entitled to charge for New Advances to the extent they constitute a standalone service offering or software product that is marketed as such to commercial customers generally (provided Supplier notifies Hercules of such additional charge and obtains Hercules approval before implementing the New Advance, and provided further that the price for such New Advance is no higher than the price it is offered generally to other preferred commercial customers).

9.15 Network Configuration Data.

Supplier (i) shall provide Hercules (and Hercules Third Party Contractors) with network configuration data with respect to the network provided and used by Supplier to provide Services to Hercules and/or the Eligible Recipients;

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and (ii) hereby grants Hercules (and Hercules Third Party Contractors) the right to use such data in connection with the performance of ancillary services (e.g., security reviews or audits) or the exercise of Hercules' other rights under this Agreement.

10 HERCULES RESPONSIBILITIES

10.1 Responsibilities.

In addition to Hercules' responsibilities as expressly set forth elsewhere in this Agreement, Hercules shall be responsible for the following:

(a)
Hercules Relationship Manager. Hercules shall designate one (1) individual to whom all Supplier communications concerning this Agreement may be addressed (the “Hercules Relationship Manager”), who shall have the authority to act on behalf of Hercules and the Eligible Recipients in all day-to-day matters pertaining to this Agreement. Hercules may change the designated Hercules Relationship Manager from time to time by providing notice to Supplier. Additionally, Hercules will have the option, but will not be obligated, to designate additional representatives who will be authorized to make certain decisions (e.g., regarding emergency maintenance) if the Hercules Relationship Manager is not available.

(b)
Cooperation. Hercules shall cooperate with Supplier by, among other things, making available, as reasonably requested by Supplier, management decisions, information, approvals and acceptances so that Supplier may accomplish its obligations and responsibilities hereunder.

(c)
Requirement of Writing. To the extent Supplier is required under this Agreement to obtain Hercules' approval, consent or agreement, such approval, consent or agreement shall be in writing and shall be signed by or directly transmitted by electronic mail from the Hercules Relationship Manager or an authorized Hercules representative. Notwithstanding the preceding sentence, the Hercules Relationship Manager may agree in advance in writing that as to certain specific matters oral approval, consent or agreement will be sufficient.

10.2 Savings ClAuse.

Supplier’s failure to perform its responsibilities under this Agreement or to meet the Service Levels shall be excused if and to the extent such Supplier non-performance is caused by (i) the wrongful or tortious actions of Hercules, an Eligible Recipient or a Hercules Third Party Contractor performing obligations on behalf of Hercules under this Agreement (unless and to the extent, as to Hercules Third Party Contractors, such failure is attributable to Supplier’s failure to properly manage such Hercules Third Party Contractor), or (ii) the failure of Hercules, an Eligible Recipient or such a Hercules Third Party Contractor to perform Hercules' expressly specified obligations under this Agreement, but only if (A) Supplier immediately notifies Hercules of such wrongful or tortious action or failure to perform and its inability to perform under such circumstances, (B) Supplier provides Hercules with every reasonable opportunity to correct such wrongful or tortious action or failure to perform and thereby avoid such Supplier non-performance, (C) Supplier identifies and pursues all commercially reasonable means to avoid or mitigate the impact of such wrongful or tortious action or failure to perform, (D) Supplier uses commercially reasonable efforts to perform notwithstanding such wrongful or tortious action or failure to perform, and (E) Supplier conducts a Root Cause Analysis and thereby demonstrates that such wrongful or tortious action or failure to perform is the cause of Supplier’s non-performance. Supplier acknowledges and agrees that the circumstances described in this Section 10.2, together with those described in Section 4.3 and Section 18.2 of this Agreement and Section 17 of Schedule G, are the only circumstances in which its failure to perform its responsibilities under this Agreement will be excused and that Supplier will not assert any other act or omission of Hercules or the Eligible Recipients as excusing any such failure on Supplier’s part.

11 CHARGES

11.1 General.

(a)
Payment of Charges. In consideration of Supplier’s performance of the Services, Hercules agrees to pay Supplier the applicable Charges set forth in Schedule J beginning as of the Commencement Date or, if later,

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the date on which Supplier assumes responsibility for the applicable Services. Supplier shall continually seek to identify methods of reducing such Charges and will notify Hercules of such methods and the estimated potential savings associated with each such method.

(b)
No Additional Charges. The Charges for the Services are set forth in Schedule J and there are no separate or additional charges for such Services. Any costs incurred by Supplier prior to the Commencement Date are included in the Charges as set forth in Schedule J and are not to be separately paid or reimbursed by Hercules.

(c)
Incidental Expenses. Supplier acknowledges that, except as expressly provided otherwise in this Agreement, expenses that Supplier incurs in performing the Services (including management, travel and lodging, document reproduction and shipping, desktop Equipment and other office Equipment required by Supplier Personnel, and long-distance telephone) are included in Supplier’s charges and rates set forth in this Agreement. Accordingly, such Supplier expenses are not separately reimbursable by Hercules unless Hercules has agreed in advance and in writing to reimburse Supplier for the expense.

(d)	Proration. Periodic charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month on a calendar day basis.

(e)
Charges for Contract Changes. Unless otherwise agreed, changes in the Services (including changes in the Hercules Standards, Strategic Plans, Technology and Business Process Plans, business process, Software, Equipment and Systems) and changes in the rights or obligations of the Parties under this Agreement (collectively, “Contract Changes”) shall result in changes in the applicable Charges only if and to the extent (i) the Agreement expressly provides for a change in the Supplier Charges in such circumstances; (ii) the agreed upon Charges or pricing methodology expressly provides for a price change in such circumstances (for example, Schedule J specifies the number of FTEs or hours of coverage to be provided for the quoted price, or defines a Resource Unit rate for increased or decreased usage above or below the applicable Resource Baseline); or (iii) the Contract Change meets the definition of Billable Project or New Services and additional Charges are applicable in accordance therewith. Notwithstanding the foregoing, if a Contract Change causes a material increase or decrease in the number of billable Resource Units without a commensurate increase or decrease in the level of effort, resources or expense associated with the performance of the applicable Service, the Parties will discuss in good faith appropriate adjustments to the Resource Baselines and associated ARC and RRC rates as necessary to reflect the change in the number of Resource Units, but the Monthly Base Charges and ARC and RRC rates will be modified in connection therewith only if and to the extent such Contract Change results in a material change in the level of effort, resources or expense required to perform such Service.

(f)	Eligible Recipient Services.

(i)
Eligible Recipients. Supplier shall provide the Services to Eligible Recipients designated by Hercules. To the extent a designated Eligible Recipient will receive less than all of the Services, Hercules shall identify the categories of Services to be provided by Supplier to such Eligible Recipient.

(ii)
New Eligible Recipients. From time to time Hercules may request that Supplier provide Services to Eligible Recipients not previously receiving such Services (provided that, if the new Eligible Recipient is a Direct Supplier Competitor, the Parties shall confer in good faith regarding Supplier's competitive concerns and possible means of addressing such concerns, including the possibility of unwinding the relationship). Except as provided in Section 4.4 or otherwise agreed by the Parties, such Services shall be performed in accordance with the terms, conditions and prices (excluding any non-recurring transition or start-up activities specific to such Eligible Recipients) then applicable to the provisions of the same Services to existing Eligible Recipients.

(iii)
Existing Supplier Customer. To the extent Hercules or an Eligible Recipient acquires an Entity such that it is also an Eligible Recipient and such Entity has an existing contract with Supplier for BPO/ADM services, Hercules may, in its discretion, designate such Entity as an Eligible Recipient

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under this Agreement and terminate the other contract for convenience or terminate this Agreement and the applicable Work Statements for convenience and roll the Service then being provided hereunder under the other contract. In either event, Supplier shall reduce and/or rollover to the extent possible the applicable termination charges and/or wind-down expenses Hercules would otherwise be obligated to pay in connection with such a termination. Supplier shall require Hercules to pay only unavoidable wind-down expenses (as defined in Section 2(a) or (b) of Schedule N and unamortized balance sheet items or other miscellaneous termination charges (as defined in Section 2(c) of Schedule N, unless and to the extent such items are rolled into the applicable termination charges under the surviving contract.

(iv)
Election Procedure. Within ninety (90) days after the consummation of a transaction described in clause (c) or (d) within the definition of Eligible Recipients in Schedule A, Hercules shall elect, on behalf of the Eligible Recipient in question, either (i) that such Eligible Recipient shall continue to obtain some or all of the Services subject to and in accordance with the terms and conditions of this Agreement and the applicable Work Statement(s) for up to twenty-four (24) months and shall thereafter be entitled to Termination Assistance Services pursuant to Section 4.3, or (ii) that the Term shall be terminated as to such Eligible Recipient with respect to some or all the Services as of a specified date, subject to its receipt of Termination Assistance Service pursuant to Section 4.3. If no election is made within such ninety (90) day period, the Term shall be terminated as to such Eligible Recipient with respect to all Services, subject to its receipt of Termination Assistance Services pursuant to Section 4.3

11.2 Pass-Through Expenses.

(a)
Procedures and Payment. Unless otherwise agreed by the Parties, Hercules shall pay all Pass-Through Expenses directly to the applicable vendors following review, validation and approval of such Pass-Through Expenses by Supplier. No new Pass-Through Expenses may be added without Hercules' prior consent, which it may withhold in its sole discretion. Before submitting any Pass-Through Expenses for payment, Supplier shall (i) review and validate the invoiced charges, (ii) identify any errors or omissions, and (iii) communicate with the applicable vendor to correct any errors or omissions, resolve any questions or issues and obtain any applicable credits, rebates, discounts or other incentives for Hercules. Supplier shall deliver to Hercules the original vendor invoice, together with any documentation supporting such invoice and a statement that Supplier has reviewed and validated the invoiced charges, within fifteen (15) days after Supplier’s receipt thereof; provided that, if earlier, Supplier shall use commercially reasonable efforts to deliver such invoice, documentation and statement at least five (5) business days prior to the date on which payment is due; and provided further that, if it is not possible to deliver such invoice, documentation and statement at least five (5) business days prior to the due date, Supplier shall promptly notify Hercules and, at Hercules' option, either request additional time for review and validation or submit the invoice for payment subject to subsequent review and validation. If the vendor offers a discount for payment prior to a specified date, Supplier shall use commercially reasonable efforts to deliver such invoice and associated documentation to Hercules at least five (5) days prior to such date. In addition, during the last month of each calendar quarter, Supplier shall use commercially reasonable efforts to deliver all such invoices and associated documentation to Hercules by the end of the month and, to the extent that is not possible, Supplier shall provide Hercules with information sufficient to accrue the applicable expenses on or before the end of such month. To the extent Supplier fails to comply with its obligations hereunder, it shall be financially responsible for any discounts lost or any late fees or interest charges incurred by Hercules and/or the Eligible Recipients.

(b)
Efforts to Minimize. Supplier will continually seek to identify methods of reducing and minimizing Hercules' retained and Pass-Through Expenses and will notify Hercules of such methods and the estimated potential savings associated with each such method.

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11.3 Reserved

11.4 Taxes.

The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(a)	Income Taxes. Each Party shall be responsible for its own Income Taxes.

(b)
Sales, Use and Property Taxes. Each Party shall be responsible for any sales, lease, use, personal property, stamp, duty or other such taxes on Equipment, Software or property it owns or leases from a third party, including any lease assigned pursuant to this Agreement, and/or for which it is financially responsible under this Agreement.

(c)	Reserved.

(d)
Taxes on Goods or Services Used by Supplier. Supplier shall be responsible for all sales, service, value-added, lease, use, personal property, excise, consumption, and other taxes and duties, including VAT, payable by Supplier on any goods or services used or consumed by Supplier in providing the Services (including services obtained from Subcontractors) where the tax is imposed on Supplier’s acquisition or use of such goods or services and the amount of tax is measured by Supplier’s costs in acquiring or procuring such goods or services and not by Hercules' cost of acquiring such goods or services from Supplier.

(e)	Service Taxes.

(i)
Hercules shall be financially responsible for all Service Taxes existing as of the Effective Date assessed against either Party on the Services as a whole, or on any particular Service, by a Tax Authority in a jurisdiction in which Hercules and/or the Eligible Recipients are physically located and receive the Services (“Hercules Service Taxes”). If new or higher Hercules Service Taxes become applicable to the Services as a result of either Party moving all or part of its operations to a different jurisdiction (e.g., Hercules opening a new office, Supplier relocating performance of Services to a shared service center on its initiative and not at the direction of Hercules or either Party assigning this Agreement to an Affiliate) the Party initiating such move shall be financially responsible for such new or higher Hercules Service Taxes, unless otherwise mutually agreed. If new or higher Hercules Service Taxes become applicable to such Services after the Effective Date for any other reason (e.g., tax law changes, but not volume changes) and such Service Taxes are not fully recoverable by Hercules, the Parties shall negotiate in good faith and diligently seek to agree upon legally permissible means of avoiding or minimizing such new or higher Hercules Service Taxes and/or an allocation or sharing of financial responsibility for such additional Hercules Service Taxes. If the Parties are unable to agree upon such measures within thirty (30) days, and the cumulative monthly impact of all new or higher Service Taxes for which Hercules is financially responsible will, in the aggregate, exceed three percent (3%) of the monthly Charges, Hercules may elect to terminate the Agreement in its entirety, or to terminate any portions impacted by such new or additional Service Taxes. If Hercules elects to terminate on this basis, Hercules shall pay a Termination Charge equal to fifty percent (50%) of the Termination Charge it would have been obligated to pay under Schedule N if it had terminated for convenience under Section 20.2.

(ii)
Supplier shall be financially responsible for all Service Taxes assessed against either Party on the provision of the Services as a whole, or on any particular Service, by a Tax Authority in a jurisdiction from which such Services are provided by Supplier, provided such Service Taxes are not assessed as a result of the presence in such jurisdiction of the Hercules Site(s) to which such Services are provided, and only to the extent such Service Taxes are not fully recoverable by Hercules (“Supplier Service Taxes”).

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(iii)
If required under applicable Laws, Supplier shall invoice Hercules for the full amount of the Service Taxes and then credit or reimburse Hercules for that portion of such Service Taxes for which Supplier is financially responsible under this provision.

(f)	Withholding.

(i)
Any withholding tax or other tax of any kind that Hercules is required by applicable Law to withhold and pay on behalf of Supplier with respect to amounts payable to Supplier under this Agreement shall be deducted from said amount prior to remittance to Supplier. Hercules will provide to Supplier reasonable assistance, which shall include the provision of documentation as required by revenue authorities, to enable Supplier to claim exemption from or obtain a repayment of such withheld taxes and will, upon request, provide Supplier with a copy of the withholding tax certificate.

(ii)
Supplier represents and warrants that Hercules is not required to withhold under the Laws of any of the applicable jurisdictions and/or that Supplier possesses an exemption from such withholding and will timely provide Hercules with documentation evidencing such exemption, including any form or other documentation upon which Hercules is required to obtain or upon which it is entitled to rely in order not to be required to withhold in any such jurisdiction. If and to the extent the failure to withhold is challenged by an applicable Tax Authority or otherwise determined to be incorrect, Supplier shall indemnify Hercules and its Affiliates and the Eligible Recipients (and their respective officers, directors, employees, agents, representatives, successors, and assigns ) in accordance with Section 17.1(f) and shall be financially responsible for all such withholding taxes, interest and penalties that in such circumstances shall be applicable.

(g)
Telecommunication Surcharges or User Fees. To the extent Hercules is responsible under Schedule J for telecommunication surcharges or user fees imposed by government authorities and associated with the Services and the allocation of such fees or surcharges is within Supplier’s or its Subcontractors’ discretion, Supplier and its Subcontractors shall act fairly and equitably in allocating such fees and surcharges to Hercules, and Hercules and the Eligible Recipients shall not receive more than a proportionate share of such fees and surcharges. In addition, in the event any such fee or surcharge for which Hercules or an Eligible Recipient is responsible is subsequently reduced or vacated by the appropriate regulatory authority or court of competent jurisdiction, Supplier shall seek on behalf of Hercules a refund of any overpayment of such fee or surcharge by Hercules or the Eligible Recipient.

(h)
Notice of New Taxes and Charges. Supplier shall promptly notify Hercules when it becomes aware of any new taxes or other charges (including changes to existing taxes or charges) to be passed through and/or collected by Hercules under this Section. Such notification (which may be separate from the first invoice reflecting such taxes or other charges) shall contain a detailed explanation of such taxes or charges, including the effective date of each new tax or charge.

(i)
Efforts to Minimize Taxes. Supplier shall cooperate fully with Hercules to enable Hercules to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Supplier’s invoices shall separately state the Charges that are subject to taxation and the amount of taxes included therein. Each Party will provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by either Party. At Hercules' request, Supplier shall provide Hercules with (i) written confirmation that Supplier has filed all required tax forms and returns required in connection with any Service Taxes collected from Hercules, and has collected and remitted all applicable Service Taxes, and (ii) such other information pertaining to applicable Taxes as Hercules may reasonably request.

(j)
Tax Audits or Proceedings. Each Party shall promptly notify the other Party of, and coordinate with the other Party, the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which the other Party is financially responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to

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and settlement of the claim, but the other Party shall have the right to participate in the responses and settlements to the extent appropriate given its potential responsibilities or liabilities. Each Party also shall have the right to challenge the imposition of any tax liability for which it is financially responsible under this Agreement or, if necessary, to direct the other Party to challenge the imposition of any such tax liability. If either Party requests the other to challenge the imposition of any tax liability, such other Party shall do so (unless and to the extent it assumes financial responsibility for the tax liability in question), and, the requesting Party shall reimburse the other for all fines, penalties, interest, additions to taxes or similar liabilities imposed in connection therewith, plus the reasonable legal, accounting and other professional fees and expenses it incurs. Each Party shall be entitled to any tax refunds or rebates obtained with respect to the taxes for which such Party is financially responsible under this Agreement.

(k)
Tax Filings. Each Party represents, warrants and covenants that it will file appropriate tax returns, and pay applicable taxes owed by such Party arising from or related to the provision of the Services in applicable jurisdictions. Supplier represents, warrants and covenants that it is registered to and will collect and remit Service Taxes in all jurisdictions in which it is legally required to do so.

11.5 Extraordinary Events.

(a)
Definition. As used in this Agreement, an “Extraordinary Event” shall mean a circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of Hercules or the Eligible Recipients that results or will result in a change in the scope, nature or volume of the Services that Hercules and the Eligible Recipients will require from Supplier, and which is expected to cause the estimated average monthly usage of any chargeable Resource Unit to increase or decrease by twenty percent (20%) or more from the actual average monthly usage for the preceding twelve (12) months (or, if less, the number of months for which such data is available), provided that such increase or decrease is not temporary or seasonal and that such decrease is not due to Hercules resuming the provision of Services itself or transferring the provision of the Services to another services provider. Examples of the kinds of events that might cause such substantial increases or decreases include the following:

(i)	changes in locations where the Eligible Recipients operate;

(ii)	mergers, acquisitions, divestitures or reorganizations of the Eligible Recipients;

(iii)	changes in the applicable regulatory environment; or

(iv)	changes in the business units being serviced by Supplier.

(b)	Consequence. If an Extraordinary Event occurs, Hercules may, at its option, request more favorable pricing with respect to applicable Charges specified in Schedule J in accordance with the following:

(1)
Supplier and Hercules shall mutually determine on a reasonable basis the efficiencies, economies, savings and resource utilization reductions resulting from such Extraordinary Event and, upon Hercules' approval, Supplier shall then proceed to implement such efficiencies, economies, savings and resource utilization reductions as quickly as practicable and in accordance with the agreed upon schedule. As the efficiencies, economies, savings or resource utilization reductions are realized, the Charges specified on Schedule J and any affected Resource Baselines shall be promptly and equitably adjusted to pass through to Hercules the full benefit of such efficiencies, economies, savings and resource utilization reductions; provided, that Hercules shall reimburse Supplier for any net costs or expenses incurred to realize such efficiencies, economies, savings or resource utilization reductions if and to the extent Supplier (i) notifies Hercules of such additional costs and obtains Hercules' approval prior to incurring such costs, (ii) uses commercially reasonable efforts to identify and consider practical alternatives, and reasonably determines that there is no other more practical or cost effective way to obtain such savings without incurring such expenses, and (iii) uses commercially reasonable efforts to minimize the additional costs to be reimbursed by Hercules.

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(2)
Subject to Section 4.4, an Extraordinary Event shall not result in Charges to Hercules being higher than such Charges would have been if the rates and charges specified in Schedule J had been applied. Hercules may, at its sole option, elect, for each Extraordinary Event, at any time to forego its rights under this Section 11.5 and instead, apply the rates and charges (e.g., ARCs and RRCs) specified in Schedule J to adjust the Charges.

11.6 Reserved.

11.7 Refundable Items.

(a)
Prepaid Amounts. Where Hercules and/or the Eligible Recipients have prepaid for a service or function for which Supplier is assuming financial responsibility under this Agreement, Supplier shall promptly refund to Hercules or such Eligible Recipient, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the Commencement Date.

(b)
Refunds and Credits. If Supplier should receive a refund, credit, discount or other rebate for goods or services paid for by Hercules and/or the Eligible Recipients on a Pass-Through Expense, Retained Expense, cost-plus or cost-reimbursement basis, then Supplier shall (i) notify Hercules of such refund, credit, discount or rebate and (ii) promptly pay the full amount of such refund, credit, discount or rebate to Hercules or such Eligible Recipient.

11.8 Hercules Benchmarking Reviews.

(a)
Benchmarking Review. From time to time during the Term, Hercules may, at its expense and subject to this Section 11.8, engage the services of an independent third party (a “Benchmarker”) to compare the quality and cost of all or any portion of the Services against the quality and charges of other well managed service providers performing similar services to ensure that Hercules is receiving from Supplier pricing and levels of service that are competitive with market rates, prices and service levels, given the nature, volume and type of Services provided by Supplier hereunder (“Benchmarking”). In making this comparison, the Benchmarker shall consider the following factors and adjust the prices as and to the extent appropriate: (i) whether supplier transition charges are paid by the customer as incurred or amortized over the term of this Agreement; (ii) the extent to which supplier pricing includes the purchase of the customer’s existing assets; (iii) the extent to which supplier pricing includes the cost of acquiring future assets; (v) the extent to which this Agreement calls for supplier to provide and comply with unique Hercules requirements or requirements that are unique to Hercules’ industry; (v) the countries from which the services are provided by supplier, and (vi) whether Service Taxes are included in such pricing or stated separately in supplier invoices. Hercules shall not initiate more than one Benchmarking in any eighteen (18) month period, provided that such Benchmarking may include all or any number of the Services. Notwithstanding the preceding sentence, if a Benchmarking reveals an unfavorable pricing variance, Hercules may, at its option, initiate a second Benchmarking of some or all of the remaining Services during such eighteen (18) month period.

(b)
General. The Benchmarker engaged by Hercules shall be an impartial, nationally recognized firm with experience in benchmarking similar services (e.g., Gartner Group or Compass). Prior to selecting the Benchmarker, Hercules shall confer in good faith with Supplier as to the Benchmarker and methodology to be employed, but shall not be obligated to proceed in accordance with Supplier’s views and recommendations. The Benchmarker shall not be a Direct Supplier Competitor and shall execute a non-disclosure agreement substantially in the form attached hereto as Exhibit 1. Supplier shall cooperate fully with Hercules and the Benchmarker during the Benchmarking, and shall (i)  provide the Benchmarker reasonable access to any premises, equipment, personnel or documents; and (ii) provide any assistance required by the Benchmarker to conduct the Benchmarking, all at Supplier’s cost and expense. Notwithstanding the preceding sentence, Supplier shall not be obligated to provide the Benchmarker with access to (A) the Confidential Information of other Supplier customers, (B) Supplier locations that are not related to Hercules, the Eligible Recipients or the Services, or (C) Supplier’s internal costs, except to the extent such costs are the basis upon which Hercules is charged (e.g., reimbursable expenses, Out-of-Pocket Costs, Pass-Through Expenses or cost-plus Charges) and/or are necessary to calculate the applicable variable

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Charges. The Benchmarking shall be conducted so as not to unreasonably disrupt Supplier’s operations under this Agreement.

(c)
Supplier Review and Dispute. Hercules shall provide Supplier with a copy of the Benchmarker’s report and Supplier shall have ten (10) days to review such report and contest the Benchmarker’s findings. If the Parties are unable to agree upon the validity of such findings, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Article 19.

(d)
Result of Benchmarking. If the Benchmarker finds that the Charges paid by Hercules for all Services or for any service element are greater than the median of the prices charged by other well managed service providers for work of a similar nature, type or volume, (the “Benchmark Standard”), the Parties shall meet and negotiate in good faith as to reductions in the Charges to eliminate any unfavorable variance. Reductions in Supplier’s Charges, if any, shall be implemented effective as of the date the Benchmarker’s report was first provided to Supplier. If the Parties are unable to agree upon such reductions, Hercules may, at its option, terminate the Services in whole or in part. If Hercules elects to terminate on this basis, Hercules shall pay a Termination Charge equal to fifty percent (50%) of the Termination Charge it would have been obligated to pay under Schedule N if it had terminated such Services for convenience under Section 20.2. If the Services are terminated in part, Supplier’s Charges shall be equitably adjusted to reflect the Services no longer performed by Supplier.

12 INVOICING AND PAYMENT

12.1 Invoicing.

(a)
Invoice. Within fifteen (15) days after the beginning of each month, Supplier shall present Hercules with an invoice for any Charges due and owing for the preceding month (the “Monthly Invoice”), including Monthly Base Charges, Transition Services Charges and ARCs and RRCs. At Hercules' request, Supplier shall provide separate Monthly Invoices for each Eligible Recipient then receiving Services, with the Charges allocated among such Eligible Recipients based on the chargeback data generated by Supplier and/or the allocation formula provided by Hercules. The Monthly Invoice shall be delivered to Hercules, at its request, at the address(es) listed in Section 21.3, and/or electronically. Supplier shall not invoice Hercules for any advance or concurrent charges or other amounts.

(b)
Form and Data. Each invoice shall be in the form specified in Exhibit 2 and shall (i) comply with all applicable legal, regulatory and accounting requirements, (ii) allow Hercules to validate volumes and fees, (iii) comply with the chargeback and other billing requirements defined in Exhibit 2, and (iv) meet Hercules' and the Eligible Recipient’s business, accounting and billing requirements. Each invoice shall include the pricing calculations and related data utilized to establish the Charges and sufficient information to validate the service volumes and associated Charges. The data underlying each invoice shall be delivered to Hercules electronically in a form and format compatible with Hercules' accounting systems.

(c)
Credits. To the extent a credit may be due to Hercules pursuant to this Agreement, Supplier shall provide Hercules with an appropriate credit against amounts then due and owing; if no further payments are due to Supplier, Supplier shall pay such amounts to Hercules within fifteen (15) days.

(d)
Time Limitation. If Supplier fails to provide an invoice to Hercules for any amount within one hundred and twenty (120) days after the month in which the Services in question are rendered or the expense incurred, Supplier shall waive any right it may otherwise have to invoice for and collect such amount.

12.2 Payment Due.

Subject to the other provisions of this Article 12, each Monthly Invoice provided for under Section 12.1 shall be due and payable within sixty (60) days after receipt by Hercules of such Monthly Invoice, unless the amount in question is disputed in accordance with Section 12.4. Any undisputed amount due under this Agreement for which a time for payment is not otherwise specified also shall be due and payable within sixty (60) days.

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If either Party fails to make any undisputed payment on or before the payment due date, the Party to whom payment is owed may thereafter assess interest on the unpaid balance to and until the date of payment at the lesser of annual USD LIBOR plus one and one-half percent (1.5%) per annum or the maximum rate allowed by applicable Law. For avoidance of doubt, interest will not be assessed on amounts disputed pursuant to Section 12.4.

12.3 Reserved. .

12.4 Disputed Charges.

Hercules may withhold payment of particular Charges that Hercules reasonably disputes in good faith subject to the following:

(a)
Notice of Dispute. If Supplier’s invoice includes sufficient detail and supporting documentation to enable Hercules to reasonably determine whether Supplier’s Charges are in accordance with this Agreement, Hercules shall notify Supplier on or before the payment due date of such invoice if it disputes any of the Charges in such invoice.

(b)
Notice of Insufficient Detail, Documentation and Dispute. If Supplier’s invoice does not include sufficient detail and supporting documentation to enable Hercules to reasonably determine whether Supplier’s Charges are in accordance with this Agreement, Hercules shall so notify Supplier within thirty (30) days of its receipt of the invoice. Supplier shall promptly provide such reasonable detail and supporting documentation, and Hercules shall notify Supplier within ten (10) business days after receipt thereof by the Hercules Relationship Manager or his or her designee whether it disputes any of the Charges in Supplier’s invoice.

(c)
Description and Explanation, Expedited Dispute Resolution. If Hercules disputes any Supplier Charges, Hercules shall so notify Supplier and provide a description of the particular Charges in dispute and an explanation of the reason why Hercules disputes such Charges. The Parties shall use commercially reasonable efforts to resolve any such dispute expeditiously.

(d)
Monthly Ceiling. While Hercules may ultimately withhold the entire disputed amount, the amount withheld in any single month shall not exceed twenty percent (20%) of the total Charges for such month. If the disputed amount exceeds this monthly ceiling, Hercules may withhold the excess in subsequent months, subject to the same monthly ceiling, until the entire disputed amount is withheld.

(e)
Escrow. To the extent the disputed Charges exceed, in the aggregate, an amount equal to the average total monthly Charges for the preceding six (6) months (i.e., the total Charges for the preceding six (6) months, divided by six), the excess disputed Charges shall be paid or deposited by Hercules in an interest bearing escrow account for the benefit of both Parties, at a United States financial institution reasonably acceptable to Supplier, until such dispute has been resolved. Upon resolution of such dispute, such escrowed amounts and interest earned on such escrowed amounts shall be allocated to each Party to the extent a Party prevails.

(f)
Continued Performance. Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement.

(g)
No Waiver. Neither the failure to dispute any Charges or amounts prior to payment nor the failure to withhold any amount shall constitute, operate or be construed as a waiver of any right Hercules may otherwise have to dispute any Charge or amount or recover any amount previously paid.

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13	HERCULES DATA AND OTHER CONFIDENTIAL INFORMATION

13.1 Confidential Information.

Nothing in this Section 13.1 is intended to limit the obligations of Supplier under Sections 13.2 and 13.3 of this Agreement with respect to the Hercules Data addressed in such Sections and, to the extent the provisions of Sections 13.2 or 13.3 conflict with the provisions of this Section 13.1 as they pertain to Hercules Data, the provisions of Sections 13.2 or 13.3 shall control over the provisions of Section 13.1, as applicable.

(a)
Confidential Information. Supplier and Hercules each acknowledge that the other possesses and will continue to possess information that has been developed or received by it, has commercial value in its or its customers’ business and is not generally available to the public. Except as otherwise specifically agreed in writing by the Parties, “Confidential Information” means (i) this Agreement and the terms hereof and thereof, (ii) all information marked confidential, restricted or proprietary by either Party, and (iii) any other information that is treated as confidential by the disclosing Party and would reasonably be understood to be confidential, whether or not so marked. In the case of Hercules and the Eligible Recipients, Confidential Information also shall include Software provided to Supplier by Hercules or an Eligible Recipient, Hercules Owned Materials, Hercules Data, Hercules Personal Data, Authorized User information, attorney-client privileged materials, attorney work product, customer lists, customer contracts, customer information, rates and pricing, information with respect to competitors, strategic plans, account information, research information, information that contains trade secrets, financial/accounting information (including assets, expenditures, mergers, acquisitions, divestitures, billings collections, revenues, finances, forecasts and budgets), human resources and personnel information, marketing/sales information, information regarding businesses, plans, operations, mergers, acquisitions, divestitures, third party contracts, licenses, internal or external audits, law suits, regulatory compliance or other information or data of Hercules, an Eligible Recipient, an Authorized User or a Hercules Third Party Contractor obtained, received, transmitted, processed, stored, archived, or maintained by Supplier under this Agreement. In the case of Supplier, Confidential Information also shall include Software provided to Hercules by Supplier, Supplier Owned Materials, attorney-client privileged materials, attorney work product, information regarding other Supplier customers, financial information relating to Supplier's business or operation, information regarding Supplier’s business plans and other like information or data or Supplier or its Subcontractors or Affiliates received by Hercules pursuant to this Agreement.

(b) Disclosure of Confidential Information.

(i)
The Disclosing Party represents and warrants that it has the right to disclose its Confidential Information to the Receiving Party, subject to the confidentiality obligations contained in this Section 13.1.

(ii)
During the term of this Agreement and at all times thereafter as specified in Section 13.5, each Receiving Party (A) shall hold Confidential Information received from a Disclosing Party in confidence and shall use such Information only for the purposes of fulfilling its obligations or exercising its rights under this Agreement and for no other purposes, and (B) shall not disclose, provide, disseminate or otherwise make available any Confidential Information of the Disclosing Party to any third party without the express written permission of the Disclosing Party, unless expressly permitted by Sections 13.1(b)(iii) and 13.1(b)(iv) below or elsewhere in this Agreement. Each Receiving Party shall use at least the same degree of care to safeguard and to prevent disclosure and misuse of the Disclosing Party’s Confidential Information to third parties as the Receiving Party employs to avoid unauthorized disclosure, publication, dissemination, destruction, loss, or alteration of its own information (or information of its customers) of a similar nature, but not less than reasonable care.

(iii)
A Receiving Party may disclose Confidential Information of the Disclosing Party to its employees, directors, attorneys, financial advisors, contractors and agents provided that (A) such person or entity has a need to know the Confidential Information for purposes of performing his or her obligations under or with respect to this Agreement or as otherwise naturally occurs in such person’s

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scope of responsibility, (B) such disclosure is made pursuant to an obligation of confidentiality upon such person or entity that is no less stringent than that set forth in this Section 13.1, and (C) such disclosure is not in violation of Law. The Receiving Party assumes full responsibility for the acts or omissions of any person or entity to whom it discloses Confidential Information of the Disclosing Party regarding their use of such Confidential Information and must take commercially reasonable measures to protect the Confidential Information from disclosure or use in contravention of this Agreement.

(iv)
A Receiving Party may disclose Confidential Information of a Disclosing Party as required to satisfy any legal requirement of a competent government body, provided that, promptly upon receiving any such request, the Receiving Party, to the extent it may legally do so, gives notice to the Disclosing Party of the Confidential Information to be disclosed and the identity of the third party requiring such disclosure prior to the making such disclosure in order that the Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information. The Receiving Party shall use commercially reasonable efforts to cooperate with the Disclosing Party in its efforts to seek a protective order or other appropriate remedy or, in the event such protective order or other remedy is not obtained, to obtain assurance that confidential treatment will be accorded such Confidential Information.

(v)
Unless expressly permitted by this Agreement, neither Party shall (A) make any use or copies of the Confidential Information of the other Party except as expressly contemplated by this Agreement, (B) possess or acquire any right in or assert any lien against the Confidential Information of the other Party, (C) sell, assign, transfer, lease, encumber, or otherwise dispose of or disclose the Confidential Information of the other Party to third parties or commercially exploit, or permit a third party to commercially exploit, such Information, or (D) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide the other Party’s Confidential Information (including any copies thereof) to the other Party if requested to do so.

(vi)
Notwithstanding the foregoing, Hercules may disclose Confidential Information relating to the financial or operational terms of this Agreement in connection with a benchmarking under Section 11.8. In addition, Hercules may disclose Confidential Information relating to descriptions of the Services provided by Supplier, the applicable Service Levels and/or measurements of Supplier’s performance with respect to such Service Levels in connection with the solicitation of proposals for or the procurement of the same or similar services from prospective Hercules Third Party Contractors; provided, however, Hercules may not divulge the Master Professional Services Agreement (as opposed to the pertinent Schedules) or Supplier’s pricing for the Services provided hereunder in connection with any such solicitation or procurement.

(vii)	Each Party shall take all necessary steps to cause its employees comply with these confidentiality provisions.

(c)
Exclusions. Notwithstanding the above, Section 13.1(b) shall not apply to any particular information which the receiving Party can demonstrate (i) is, at the time of disclosure to it, generally available to the public other than through a breach of the Receiving Party’s or a third party’s confidentiality obligations; (ii) after disclosure to it, is published by the Disclosing Party or otherwise becomes generally available to the public other than through a breach of the Receiving Party’s or a third party’s confidentiality obligations; (iii) was lawfully in the possession of the Receiving Party immediately prior to the time of disclosure to it; (iv) is received from a third party having a lawful right to disclose such information; or (v) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

(d)
Loss of Confidential Information. Each Party shall (i) immediately notify the other Party of any possession, use, knowledge, disclosure, or loss of such other Party’s Confidential Information in contravention of this Agreement, (ii) promptly furnish to the other Party all known details and assist such other Party in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss, (iii) cooperate with the other Party in any investigation or litigation deemed necessary by such other Party to protect its rights, and (iv) promptly use all commercially reasonable efforts to prevent

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further possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this Agreement. Each Party shall bear any costs it incurs in complying with this Section 13.1(d).

(e)
No Implied Rights Nothing contained in this Section 13.1 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to any Confidential Information of the other Party.

(f)
Return or Destruction of Confidential Information. Each Party shall securely store the other Party’s Confidential Information until such Confidential Information is returned or destroyed as described in this Section. Except as provided below with respect to contract records, each Party shall destroy all documentation in any medium that contains, refers to, or relates to the other Party’s Confidential Information (or the portion of such Confidential Information specified by the other Party) or shall return such documentation to the other Party or its designee, in the format and on the media prescribed by the other Party, (i) within thirty (30) days of the expiration or termination of this Agreement and completion of each Party’s obligations hereunder, including, with respect to Supplier, all periods of Termination Assistance Services requested by Hercules, and (ii) with respect to Hercules Confidential Information, at any time Hercules requests such Information or, with respect to particular Confidential Information, within thirty (30) days of the date that such Confidential Information is no longer required by Supplier to perform its obligations under this Agreement. Such documentation shall include all copies of a Party’s Confidential Information in the other Party’s possession or under the other Party’s control. The Party returning or destroying the other Party’s Confidential Information shall deliver to the other Party written certification of its compliance with this paragraph signed by an authorized representative of such Party.

Notwithstanding the foregoing, either Party may retain one copy of the other Party’s Confidential Information in its legal department as and to the extent required to comply with applicable Laws or enforce its rights under this Agreement; provided that such Confidential Information shall be returned or destroyed in accordance with this provision upon the expiration of the period specified in the applicable Law, the expiration of the applicable statute of limitations and the final resolution of any pending dispute.

Subject to the preceding paragraph, Contract Records shall be retained by Supplier for the audit period specified in Section 9.12(a) unless and to the extent Supplier is directed by Hercules to deliver such Contract Records to Hercules prior to the expiration of such Audit Period.

In no event shall a party withhold any Confidential Information of the other party as a means of resolving any dispute.

13.2 Hercules Data.

Nothing in this Section 13.2 is intended to limit the obligations of Supplier under Sections 13.1 and 13.3 of this Agreement with respect to the Confidential Information addressed in such Sections. To the extent that the provisions of Section 13.1 pertaining to Hercules Data conflict with the provisions of this Section 13.2, the provisions of Section 13.2 shall control over the provisions of Section 13.1. To the extent that the provisions of Section 13.3 pertaining to Personal Data conflict with the provisions of this Section 13.2, the provisions of Section 13.3 shall control over the provisions of Section 13.2.

(a)
Ownership of Hercules Data. Hercules Data shall be and remain, as between the Parties, the property of Hercules and/or the relevant Eligible Recipient regardless of whether Supplier or Hercules is in possession of the Hercules Data. Supplier shall not possess or assert any lien or other right against or to Hercules Data. Supplier shall not sell, assign, lease, or encumber Hercules Data. Supplier shall not disclose to or allow access by third parties to Hercules Data, unless expressly provided for in this Agreement. Supplier shall not commercially exploit, or permit a third party to commercially exploit, Hercules Data on behalf of Supplier or any other person or entity.

Hercules Data shall be made available to Hercules, upon its request, in the form and format as reasonably requested by Hercules.

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(b)	Safeguarding of Hercules Data.

(i)
Supplier and Subcontractors to whom Hercules Data is provided shall maintain a comprehensive data security program, which shall include reasonable and appropriate technical, organizational and security measures against the destruction, loss, unauthorized access or alteration of Hercules Data in the possession of Supplier or such Subcontractors, and which shall be (i) no less rigorous than those maintained by Hercules as of the Commencement Date (or implemented by Hercules in the future to the extent deemed necessary by Hercules), (ii) no less rigorous than those maintained by Supplier for its own information of a similar nature, (iii) no less rigorous than accepted security standards in the industry, and (iv) adequate to meet the requirements of Hercules’ privacy, security and records retention policies.

The data security program and associated technical, organizational and security measures shall comply in all material respects with the following:

(A)	Subject to Section 15.7, all applicable Laws;

(B)	Hercules policies specified in Schedule T.2;

(C)
Hercules Standards, including information technology, security, privacy and record retention policies, standards, protocols, requirements and specifications, including Hercules' requirements for Supplier’s utilization of secure infrastructure and data encryption methods;

(D)	ISO 17799, as it may be modified or replaced from time to time.

The content and implementation of the data security program and associated technical, organizational and security measures shall be fully documented in writing by Supplier. Supplier shall permit Hercules to review such documentation and/or to inspect Supplier’s compliance with such program in accordance with Section 9.12.
(ii)
Under no circumstances shall Supplier make any changes that materially weaken any technical, organizational or security measures in place to safeguard Hercules Data, or result in Supplier’s failure to meet any of the minimum standards set forth above without Hercules' prior approval. Under no circumstances shall Supplier or Supplier Personnel attempt to access or allow access to Hercules Data that is not required for the performance of Supplier’s obligations or otherwise permitted under this Agreement.

(iii)
Subject to any restriction in contracts with Supplier’s other customers, Supplier shall regularly advise Hercules of data security practices, procedures and safeguards in effect for other Supplier customers that, in Supplier’s reasonable judgment, are (1) relevant to the Services being provided under the Agreement and (2) exceed relevant industry standards pertaining to human resources, payroll, procurement, accounts payable and other in-scope services.  If requested by Hercules, Supplier shall, to the extent reasonably practicable and subject to the Change Control Procedures, implement such enhanced practices, procedures, and safeguards with respect to its provision of Services to Hercules hereunder.

(iv)
Hercules shall have the right to establish backup security for any Hercules Data and to keep backup and files for such Data in its possession if it chooses. Supplier shall provide Hercules with downloads of Hercules Data, as requested by Hercules, to enable Hercules to maintain such backup copies.

(v)
In the event Supplier discovers or is notified of a breach or potential breach of security relating to Hercules Data in the possession or control of Supplier or its Subcontractors or Affiliates, Supplier shall, in addition to its obligations pursuant to Sections 6.2(c), expeditiously (i) notify Hercules of

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such breach or potential breach, (ii) investigate (with Hercules' participation if so desired by Hercules) such breach or potential breach and perform a risk assessment, Root Cause Analysis and corrective action plan thereon, (iii) provide a written report to Hercules of such risk assessment, Root Cause Analysis and action plan, (iv) remediate such breach or potential breach of security to the extent within Supplier’s or its Subcontractor’s or Affiliate’s areas of control, (v) take commercially reasonable actions to prevent the recurrence of such breach or potential breach of security, and (vi) to the extent such breach or potential breach is within Supplier’s or its Subcontractor’s or Affiliate’s areas of control, provide Hercules with reasonable assurances that such breach or potential breach will not recur.

(vi)
To the extent Supplier removes Hercules Data from any media that is taken out of service that is under Supplier’s control, Supplier shall destroy or securely erase such media in accordance with the Policy and Procedures Manual. Under no circumstances shall Supplier use or re-use media on which Hercules Data has been stored to store data of any other customer of Supplier or to deliver data to a third party, including another Supplier customer, unless such Hercules Data has been securely erased in accordance with the Policy and Procedures Manual.

(vii)
To the extent Supplier has access to cardholder payment card information including acct #, expiration date and 3 digit code on systems that the Supplier controls, Supplier shall comply with the Payment Card Industry ("PCI") security standard dated June 30, 2005 and any later promulgated changes to such standard.

13.3 Personal Data.

In addition to the provisions of Sections 13.1 and 13.2, the following privacy and data protection provisions shall apply to Personal Data. To the extent any of the provisions of this Article 13 purporting to apply to Personal Data conflict with provisions of this Section 13.3, the provisions of Section 13.3 shall control over such other provisions.

(a)
Supplier shall hold any Personal Data that it receives in confidence and in compliance with (1) Supplier’s obligations under this Agreement, the Schedules and Attachments hereto and the Policy and Procedures Manual, and (2) subject to Section 15.7, all Laws regarding its use of and access to such Personal Data.

(i)
Supplier shall process and store all Personal Data in (1) the United States, (2) the jurisdiction in which the data subject resides (or, in the case of a data subject residing in the European Economic Area (“EEA”), in the EEA) or (3) the jurisdictions set forth in the Policy and Procedures Manual and shall not transfer, process, or maintain Hercules Data in any other jurisdiction without the prior consent of Hercules.

(ii)
Supplier shall not transfer Personal Data from a country within the European Economic Area to countries deemed by the European Union not to have adequate protection without first ensuring that the standard contractual clauses approved by the European Commission in Commission Decision as the standard contractual clauses for the transfer of personal data to processors in third countries under Directive 95/46/EC, 2002 O.J. L6/52 are in place between the Hercules Affiliate that is the Data Exporter and the Data Importer.

(iii)
Supplier shall maintain technical, organizational and security measures to protect the confidentiality of Personal Data processed in the EU consistent with the security measures contained in this section.

(iv)
The Parties acknowledge that, for purposes of the European Data Protection Legislation, Supplier will act as a Data Processor in relation to all Personal Data it accesses under this Agreement, that Hercules is the Data Controller with respect to such Personal Data, and that Supplier will act in accordance with Hercules' instructions in relation to such Personal Data.

(b)
Supplier agrees that Supplier and Supplier Personnel will not use any Personal Data for any purpose other than the fulfillment of the terms and conditions of this Agreement. Supplier as well as its employees, agents and Subcontractors shall not process or disseminate Personal Data to any third party or transfer Personal Data

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without the approval of Hercules unless expressly provided for in this Agreement. Supplier shall take appropriate action to cause:

(i)	Any Supplier Personnel who have access to Personal Data pursuant to this Agreement to be advised of, and comply with, the terms and conditions of this Section 13.3; and

(ii) Any Supplier Personnel who have access to Personal Data to be trained regarding their handling of such Personal Data.

Supplier shall be responsible for any failure of Supplier Personnel to comply with the terms and conditions regarding Personal Data set forth in this Section 13.3.

(c)
When interfacing with Hercules or the applicable Eligible Recipient regarding Personal Data, Supplier shall only disclose or transmit Personal Data to those Hercules or Eligible Recipient employees and Hercules Third Party Contractors authorized by the Hercules Relationship Manager or his or her designee or identified in the Policy and Procedures Manual.

(d)	Hercules shall notify Supplier of any:

(i)Limitation in any privacy notice used by Hercules to the extent that such limitation may affect Supplier’s use or disclosure of Personal Data; and

(ii)	Restriction on the use or disclosure of Personal Data to which Hercules agreed to the extent that such restriction may affect Supplier’s use or disclosure of such Personal Data.

Supplier agrees to promptly implement any such limitation or restriction as directed by Hercules.

(e)	If Supplier has knowledge of any unauthorized disclosure of or access to Personal Data, Supplier shall:

(i) Expeditiously report such unauthorized disclosure or access to Hercules,

(ii)	Mitigate, to the extent practicable, any harmful effect of such disclosure or access that is known to Supplier or its agents, and

(iii)	Cooperate with Hercules in providing any notices regarding impermissible disclosures caused by such disclosure or access which Hercules deems appropriate.

To the extent such unauthorized disclosure or access is attributable to a breach by Supplier or Supplier Personnel of Supplier’s obligations under this Agreement with respect to Personal Data, Supplier shall bear (A) the costs incurred by Supplier in complying with its legal obligations relating to such breach, and (B) in addition to any other damages for which Supplier may be liable for under this Agreement, the following costs incurred by Hercules or the Eligible Recipient in responding to such breach, to the extent applicable, (1) the cost of providing notice to affected individuals, (2) the cost of providing notice to government agencies, credit bureaus, and/or other required entities, (3) the cost of providing affected individuals with credit monitoring services for a specific period not to exceed twelve (12) months, to the extent the disclosure of the affected individual’s Personal Data could lead to a compromise of the data subject’s credit or credit standing, (4) call center support for such affected individuals for a specific period not to exceed thirty (30) days, (5) the cost of any other measures required under applicable Law, and (6) any other Losses for which Supplier would be liable under this Agreement.

13.4 File Access.

Hercules shall have secure access to, and the right to review and retain the entirety of, all Hercules Confidential Information in the possession or control of Supplier or its Affiliates and Subcontractors. Such access shall be provided to Hercules in real time and by the means and in the format reasonably requested by Hercules. At no time

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shall Hercules' Confidential Information be stored or held by Supplier in a form or manner not readily accessible to Hercules in this manner.

13.5 Hercules Data -- Correction and Restoration

(a)
Corrections. The correction of any errors or inaccuracies in or with respect to Hercules Data shall be performed by the Party that has operational responsibility for inputting such Hercules Data into the applicable System. To the extent (i) Supplier is operationally responsible for inputting such data, or (ii) such errors or inaccuracies are attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement, Supplier shall bear the cost of correcting such errors or inaccuracies.

(b)
Re-running of Corrected Data. If the correction of errors or inaccuracies as described above necessitates the re-running of corrected Hercules Data and thereby results in the usage of additional Resource Units, Hercules shall pay the applicable Resource Unit charge as set forth in Schedule J, unless the underlying errors or inaccuracies are attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement (including the failure of Supplier or Supplier Personnel to adhere to applicable processes and controls that, if adhered to, would have enabled Supplier or Supplier Personnel to identify and timely correct such errors or inaccuracies, even if caused by Hercules), in which case Supplier shall be financially responsible for any additional Resource Units usage resulting from the re-running of corrected data.

(c)
Restoration of Data. The restoration of any destroyed, lost or altered Hercules Data shall be performed by the Party that has operational responsibility for maintaining the System on which such Hercules Data resides and for creating and maintaining backup copies of such Hercules Data. To the extent (i) Supplier is operationally responsible for performing such restoration or (ii) such destruction, loss or alteration is attributable to the failure of Supplier or Supplier Personnel to comply with Supplier’s obligations under this Agreement, Supplier shall bear the cost of restoring such data.

13.6 Survival

Supplier’s obligations under this Article with respect to Personal Data shall survive the expiration or termination of this Agreement and shall be perpetual. The Parties’ obligations under this Article with respect to all other Confidential Information shall survive the expiration or termination of this Agreement for a period of eight (8) years from the later of (i) the expiration or termination of this Agreement (including all periods of Termination Assistance Services), or (ii) the return or destruction of Confidential Information in accordance with Sections 13.1 (but not including accounting information pertaining to this Agreement that Supplier is required to maintain pursuant to applicable Laws); provided, however, that the passage of this eight (8) year period shall not absolve either Party of responsibility for any breach of this Article 13 occurring prior to the expiration of such eight (8) year period.

14 OWNERSHIP OF MATERIALS

14.1 Hercules Owned Materials.

(a)
Ownership of Hercules Owned Materials. For purposes of this Agreement, Hercules shall be the sole and exclusive owner of (i) all intellectual property, Software and other Materials owned by Hercules or the Eligible Recipients as of the Effective Date, including Hercules Owned Software and other Materials owned by Hercules and the Eligible Recipients, (ii) all enhancements and Derivative Works of such intellectual property, Software and Materials, including all United States and foreign patent, copyright and other intellectual property rights in such Materials, and (iii) certain Developed Materials, as provided in Section 14.2 (collectively, “Hercules Owned Materials”).

(b)
License to Hercules Owned Materials. As of the Commencement Date, Hercules hereby grants Supplier and, to the extent necessary for Supplier to provide the Services, to Subcontractors designated by Supplier that sign a written agreement to be bound by all of the terms contained herein applicable to such Materials

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(such agreement shall be agreed to by the Parties and shall include the terms specified in this Section as well as those pertaining to the ownership of such Materials and any Derivative Works developed by the Parties, the scope and term of the license, the restrictions on the use of such Materials, the obligations of confidentiality, etc.) a non-exclusive, non-transferable, royalty-free limited right and license during the Term (and thereafter to the extent necessary to perform any Termination Assistance Services requested by Hercules) to access, use, execute, reproduce, display, perform, modify and distribute the Hercules Owned Materials for the express and sole purpose of providing the Services. Supplier and its Subcontractors shall have no right to the source code to such Hercules Owned Materials unless and to the extent approved in advance by Hercules. Hercules Owned Materials shall remain the property of Hercules. Supplier and its Subcontractors shall not (i) use any Hercules Owned Materials for the benefit of any person or Entity other than Hercules or the Eligible Recipients, (ii) separate or uncouple any portions of the Hercules Owned Materials, in whole or in part, from any other portions thereof, or (iii) reverse assemble, reverse engineer, translate, disassemble, decompile or otherwise attempt to create or discover any source or human readable code, underlying algorithms, ideas, file formats or programming interfaces of the Hercules Owned Materials by any means whatsoever, without the prior approval of Hercules, which may be withheld at Hercules' sole discretion. Except as otherwise requested or approved by Hercules, Supplier and its Subcontractors shall cease all use of Hercules Owned Materials upon the end of the Term and the completion of any Termination Assistance Services requested by Hercules pursuant to Section 4.3(b)(8) and shall certify such cessation to Hercules in a notice signed by an officer of Supplier and each applicable Subcontractor. THE HERCULES OWNED MATERIALS ARE PROVIDED BY HERCULES TO SUPPLIER AND ITS SUBCONTRACTORS ON AN AS-IS, WHERE-IS BASIS. HERCULES EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO SUCH HERCULES OWNED MATERIALS, OR THE CONDITION OR SUITABILITY OF SUCH MATERIALS FOR USE BY SUPPLIER OR ITS SUBCONTRACTORS TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(c)
License to Hercules Third Party Materials. Subject to Supplier having obtained any Required Consents, Hercules hereby grants to Supplier, for the sole purpose of performing the Services and solely to the extent of Hercules' underlying rights, the same rights of access and use as Hercules possesses under the applicable software licenses with respect to Hercules licensed Third Party Materials. Hercules also shall grant such rights to Subcontractors designated by Supplier if and to the extent necessary for Supplier to provide the Services; provided that, Supplier shall pay all fees, costs and expenses associated with the granting of such rights to such Subcontractors. Supplier and its Subcontractors shall comply with the duties, including use restrictions and nondisclosure obligations, imposed on Hercules by such licenses. In addition, each Subcontractor shall sign a written agreement to be bound by terms consistent with the terms contained herein applicable to such Third Party Materials and shall include the terms specified in this Section as well as those pertaining to the ownership of such Materials and any Developed Materials, the scope and term of the license, the restrictions on the use of such Materials, and the obligations of confidentiality. Except as otherwise requested or approved by Hercules (or the relevant licensor), Supplier and its Subcontractors shall cease all use of such Third Party Materials upon the end of the Term and the completion of any Termination Assistance Services requested by Hercules pursuant to Section 4.3(b)(8). THE HERCULES LICENSED THIRD PARTY MATERIALS ARE PROVIDED BY HERCULES TO SUPPLIER AND ITS SUBCONTRACTORS ON AN AS-IS, WHERE-IS BASIS. HERCULES EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO SUCH HERCULES LICENSED THIRD PARTY MATERIALS, OR THE CONDITION OR SUITABILITY OF SUCH MATERIALS FOR USE BY SUPPLIER OR ITS SUBCONTRACTORS TO PROVIDE THE SERVICES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (PROVIDED THAT, HERCULES SHALL PASS THROUGH, OR OTHERWISE PROVIDE, TO SUPPLIER THE REPRESENTATIONS AND WARRANTIES MADE BY THE MANUFACTURERS AND/OR PROVIDERS OF SUCH HERCULES LICENSED THIRD PARTY MATERIALS TO THE EXTENT IT IS PERMITTED TO DO SO UNDER THE APPLICABLE THIRD PARTY CONTRACTS).

14.2 Developed Materials.

(a)
Ownership by Hercules. Unless otherwise agreed by the Parties and except as provided in Section 14.2(c), all Developed Materials shall be owned solely by Hercules and considered to be works made for hire (as that

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term is used in Section 101 of the United States Copyright Act, 17 U.S.C. § 101, or in analogous provisions of other applicable Laws) and owned by Hercules. If any such Developed Materials may not be considered a work made for hire under applicable Law, Supplier hereby irrevocably assigns, and shall assign, to Hercules in perpetuity without further consideration, all of Supplier’s worldwide rights, title and interest in and to such Developed Materials, including United States and foreign intellectual property rights. Supplier acknowledges that Hercules and the successors and assigns of Hercules shall have the right to obtain and hold in their own name any intellectual property rights in and to such Developed Materials. Supplier agrees to execute any documents and take any other actions reasonably requested by Hercules to effectuate the purposes of this Section 14.2(a). Hercules herby grants to Supplier a license to such Developed Materials on the same terms as described in Section 14.1(b). Hercules may, in its sole discretion and upon such terms and at such financial arrangement as Hercules and Supplier may agree, grant Supplier a license to use the Developed Materials for other purposes and to sublicense such Developed Materials.

(b)
Source Code and Documentation. Supplier shall, promptly as it is developed by Supplier, provide Hercules with the source code and object code and documentation for all Hercules owned Developed Materials and any other Hercules-specific Materials used by Supplier. Such source code and documentation shall be sufficient to allow a reasonably knowledgeable and experienced programmer to maintain and support such Materials and the user documentation for such Materials shall accurately describe in terms understandable by a typical end user the functions and features of such Materials and the procedures for exercising such functions and features.

(c)
Supplier Owned Developed Materials. Notwithstanding Section 14.2(a), Developed Materials that are Derivative Works of Supplier Owned Materials shall be owned by Supplier, including Derivative Works of Supplier Owned Materials made by Hercules, Hercules Affiliates, Eligible Recipients, or their designees. Supplier hereby grants to Hercules a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of such Supplier owned Developed Materials during the Term and any Termination Assistance Services period for the benefit and use of Hercules, Hercules Affiliates and the Eligible Recipients. The rights and obligations of Hercules and the Eligible Recipients with respect to such Supplier Owned Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 14.6.

(d)
Third Party Materials. The ownership of Derivative Works of Third Party Materials created in connection with the Services shall, as between Supplier and Hercules, be considered Developed Materials owned by the Party that is the licensee of such Third Party Materials. For purposes of the foregoing, Supplier shall be deemed the licensee of Third Party Materials licensed by its Subcontractors or Affiliates and Hercules shall be deemed the licensee of Third Party Materials licensed by Hercules Affiliates or any Eligible Recipient. Each Party acknowledges and agrees that its ownership of such Derivative Works may be subject to or limited by the terms of the underlying agreement with the owner of the underlying Third Party Materials; provided, that if a Derivative Work is to be made of Third Party Materials provided by Supplier, Supplier shall notify Hercules in advance and obtain Hercules' consent prior to proceeding with such Derivative Work if the terms of any such agreement will preclude or limit, as applicable, Hercules' license rights in and to such Derivative Work as contemplated in Sections 14.3 and 14.6.

(e)
Disclosure by Supplier of Developed Materials. Supplier shall promptly disclose in writing to Hercules each Developed Material that is developed in connection with the Services. With respect to each disclosure, Supplier shall indicate the features or concepts that it believes to be new or different.

(f)
Waiver of Moral Rights. To the extent permitted by law, Supplier hereby waives any moral rights in the Hercules owned Developed Materials, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise.

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14.3 Supplier Owned Materials.

(a)
Ownership of Supplier Owned Materials. Supplier shall be the sole and exclusive owner of the (i) intellectual property, Software and Materials lawfully owned by it prior to the Commencement Date, (ii) intellectual property, Software and Materials acquired by Supplier on or after the Commencement Date, other than acquisitions for Hercules or an Eligible Recipient in connection with the performance of the Services, (iii) Developed Materials that are Derivative Works of Supplier owned intellectual property, Software and Materials created by or for Supplier as provided in Section 14.2(c), (iv) intellectual property, Software and Materials developed by or on behalf of Supplier other than in the course of the performance of its obligations under this Agreement or in connection with the use of any Hercules Data or Hercules Owned Materials, including all United States and intellectual property rights in such Materials (“Supplier Owned Materials”).

(b)
License to Supplier Owned Materials. As of the Commencement Date, Supplier hereby grants to Hercules and the Eligible Recipients (and at Hercules’ request and subject to Section 13.1, Hercules Third Party Contractors that sign a written agreement with Hercules to be bound by terms at least as protective as the terms contained herein applicable to such Materials), at no additional charge, a world-wide non-exclusive, royalty-free right and license, with the right to grant sublicenses, to access, use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of the Supplier Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto) during the Term and any Termination Assistance Services period, for the benefit of Hercules, the Eligible Recipients and their respective Affiliates, to (i) receive the full benefit of the Services provided by Supplier, (ii) monitor, access, interface with or use the Materials and Software then being used by Supplier, (iii) perform or have performed ancillary services and functions, including related information technology services and functions, in each case related to the Services provided by Supplier, and (iv) perform or have performed services that are the same as or similar to the Services to the extent such Supplier Owned Material is necessary to maintain, support, enhance or further develop Hercules Owned Materials, Hercules licensed Third Party Materials or other Materials as to which Hercules holds a license under this Agreement. Supplier Owned Materials shall remain the property of Supplier. The rights and obligations of Hercules and the Eligible Recipients with respect to such Supplier Owned Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 14.6.

(c)
Embedded Materials. To the extent that Supplier Owned Materials are embedded in any Developed Materials owned by Hercules pursuant to Section 14.2(a) and (b). Supplier shall not be deemed to have assigned its intellectual property rights in such Supplier Owned Materials to Hercules, but Supplier hereby grants to Hercules and the Eligible Recipients a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of such Supplier Owned Materials (including all modifications, replacements, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto) for the benefit of Hercules, the Eligible Recipients and their respective Affiliates for so long as such Supplier Owned Materials remain embedded in such Developed Materials and are not separately commercially exploited. Following the expiration or termination of the Term and the termination of the Service(s) for which such Materials were used, Supplier shall, at Hercules' request, provide Upgrades, maintenance, support and other services for such embedded Supplier Owned Materials in accordance with Sections 14.6(b).

(d)
License to Supplier Third Party Materials. As of the Commencement Date and subject to Supplier having obtained any Required Consents, Supplier hereby grants to Hercules and the Eligible Recipients, at no additional charge, a non-exclusive, royalty-free right and license, with the right to grant sublicenses, to access and/or use the Third Party Materials as to which Supplier holds the license or for which Supplier is financially responsible under this Agreement (including all modifications, substitutions, Upgrades, enhancements, methodologies, tools, documentation, materials and media related thereto), during the Term and any Termination Assistance Services period, for the benefit and use of Hercules, the Eligible Recipients and their respective Affiliates, (i) receive the full benefit of the Services provided by Supplier, (ii) perform or have performed ADM/BPO services, (iii) monitor, access, interface with or use the Materials and Software then being used by Supplier and (iv) perform or have performed ancillary services and functions, including related information technology services and functions. Notwithstanding the foregoing, Supplier shall not be

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obligated to grant such license and other rights if and to the extent Hercules agrees to forego some or all such rights prior to Supplier’s first use of such Third Party Material in the performance of the Services and such agreement is memorialized in Schedule B. The rights and obligations of Hercules, the Eligible Recipients and Hercules Third Party Contractors with respect to such Supplier licensed Third Party Materials following the expiration or termination of the Agreement or termination of any Service are set forth in Section 14.6.

14.4 Other Materials.

This Agreement shall not confer upon either Party intellectual property rights in Materials of the other Party (to the extent not covered by this Article 14) unless otherwise so provided elsewhere in this Agreement.

14.5 General Rights.

(a)	Copyright Legends. Each Party agrees to reproduce copyright legends which appear on any portion of the Materials which may be owned by the other Party or third parties.

(b)
Residuals. Nothing in this Agreement shall restrict any employee or representative of a Party from using ideas, concepts, practices, learning or know-how relating generally to the performance of BPO/ADM services that are retained in the unaided memory of such employee or representative after performing the obligations of such Party under this Agreement, except to the extent that such use infringes upon any patent, copyright or other intellectual property right of a Party or its Affiliates (or, in the case of Supplier, any Eligible Recipient); provided, however, that this Section 14.5(b) shall not (i) be deemed to limit either Party’s obligations under this Agreement with respect to the disclosure or use of Confidential Information, or (ii) operate or be construed as permitting an employee or representative of Supplier to disclose, publish, disseminate or use (a) the source of any Confidential Information of Hercules or an Eligible Recipient, (b) any financial, statistical or personnel information of Hercules or an Eligible Recipient, or (c) the business plans of Hercules or the Eligible Recipients. An individual’s memory is unaided if the individual has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it and does not identify the information as Confidential Information upon recollection. For avoidance of doubt, the foregoing would not permit Supplier Personnel to use Confidential Information of Hercules or an Eligible Recipient (other than ideas, concepts, practices, learning and know-how relating generally to the performance of BPO/ADM services) for any purpose other than the provision of Services under this Agreement.

(c)
No Implied Licenses. Except as expressly specified in this Agreement, nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Materials owned by the other Party or any Affiliate of the other Party (or, in the case of Supplier, any Eligible Recipient).

(d)
Incorporated Materials. Should either Party incorporate into Developed Materials any intellectual property subject to third party patent, copyright or license rights, any ownership or license rights granted herein with respect to such Materials shall be limited by and subject to any such patents, copyrights or license rights; provided that, prior to incorporating any such intellectual property in any Materials, the Party incorporating such intellectual property in the Materials has disclosed this fact and obtained the prior approval of the other Party.

14.6 Hercules Rights Upon Expiration or Termination of Agreement.

As part of the Termination Assistance Services, Supplier shall provide the following to Hercules, Hercules Affiliates and the Eligible Recipients with respect to Materials and Software:

(a)	Hercules Owned Materials and Developed Materials. With respect to Hercules Owned Materials (including Hercules owned Developed Materials), Supplier shall, at no cost to Hercules:

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(i)
Deliver to Hercules all Hercules Owned Materials and all copies thereof in the format and medium in use by Supplier in connection with the Services as of the date of such expiration or termination; and

(ii)
Following confirmation by Hercules that the copies of the Hercules Owned Materials delivered by Supplier are acceptable and the completion by Supplier of any Termination Assistance Services for which such Materials are required, destroy or securely erase all other copies of such Materials then in Supplier’s possession and cease using such Materials and any information contained therein for any purpose.

(b)
Commercially Available Supplier Owned Materials. Subject to the final paragraph of this Section 14.6(b), with respect to Materials owned by Supplier, Supplier Affiliates or, (subject to Section 6.4(c)), Subcontractors that are generally commercially available and used by them to provide the Services (and any modifications, enhancements, Upgrades, methodologies, tools, documentation, materials and media related thereto):

(i)
Supplier hereby grants to Hercules and the Eligible Recipients (and at Hercules’ request and subject to Section 13.1, Hercules Third Party Contractors that sign a written agreement with Hercules to be bound by terms at least as protective as the terms contained herein applicable to such Materials) a license on standard terms and conditions no less favorable than those offered generally by Supplier to other commercial customers to use such Materials following the expiration or termination of the Term or termination of the Service(s) for which such Materials were used; provided that, in all events, such terms and conditions must be at least broad enough to permit Hercules and the Eligible Recipients (or, at Hercules’ direction, their designee) to use such Materials to provide for Hercules and the Eligible Recipients, or have provided for them by third party contractors, services similar to the Services, and for Hercules and the Eligible Recipients to receive such services;

(ii)
Supplier shall deliver to Hercules and the Eligible Recipients (or, at Hercules’ election, to their designee(s)) (A) a copy of such Supplier Owned Materials and related documentation, and (B) the source code and object code for such Supplier Owned Materials to the extent such Supplier Owned Materials include source code or object code and such code is customarily provided to commercial customers licensing such Materials and

(iii)
Supplier shall offer to provide to Hercules and the Eligible Recipients (and at Hercules’ request and subject to Section 13.1, Hercules Third Party Contractors that sign a written agreement with Hercules to be bound by terms at least as protective as the terms contained herein applicable to such Materials) Upgrades, maintenance, support and other services for such Materials on Supplier’s then-current standard terms and conditions for such services.

Unless Hercules otherwise agrees prior to Supplier’s first use of such Supplier Owned Material in the performance of the Services, Hercules and the Eligible Recipients (and, to the extent applicable, Hercules’ designee(s)) shall not be obligated to pay any license or transfer fees in connection with its receipt of the licenses and other rights above. Hercules shall be responsible for any periodic or other license fees attributable to periods after Hercules' first use of such Supplier Owned Material pursuant to this provision, provided such fees are no less favorable than those offered generally by Supplier to other commercial customers using such Materials.

Supplier shall not use any generally commercially available Supplier Owned Materials for which it is unwilling or unable to grant some or all of the license or other rights described above unless and to the extent Hercules agrees to forego such rights prior to Supplier’s first use of such Third Party Material in the performance of the Services and such agreement is memorialized in Schedule E.1. In seeking Hercules’ approval, Supplier may propose alternative terms, such as a fee for such license, a limitation on the use of such Materials by a Hercules Third Party Contractor, and/or the substitution of a functionally equivalent product.

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(c)
Non-Commercially Available Supplier Owned Materials. Subject to the final paragraph of this Section 14.6(b), with respect to Materials owned by Supplier or Supplier Affiliates or Subcontractors and used by them to provide the Services that are not generally commercially available (and any modifications, enhancements, Upgrades, methodologies, tools, documentation, materials and media related thereto):

(i)
Supplier hereby grants to Hercules and the Eligible Recipients (and at Hercules’ request and subject to Section 13.1, Hercules Third Party Contractors that sign a written agreement with Hercules to be bound by terms at least as protective as the terms contained herein applicable to such Materials) a worldwide, perpetual, irrevocable, non-exclusive, non-transferable, fully paid-up license, to use, execute, reproduce, display, perform, and distribute such non-commercially available Supplier Owned Materials following the expiration or termination of the Term or termination of the Service(s) for which such Materials were used. Such license shall be limited to the use of such Supplier Owned Materials by Hercules and the Eligible Recipients (or, at Hercules’ direction, their designee) to provide for Hercules and the Eligible Recipients, or have provided for them by a Third Party Contractor, services similar to the Services and for Hercules and the Eligible Recipients to receive such services;

(ii)
Supplier shall deliver to Hercules and the Eligible Recipients (or, at Hercules’ election, to their designee(s)) (A) a copy of such Supplier Owned Materials and related documentation, and (B) the source code and object code for such Supplier Owned Materials to the extent such Supplier Owned Materials include source code or object code and such code is customarily provided to commercial customers licensing such Materials and

(iii)
At Hercules’ request, Supplier shall provide to Hercules and the Eligible Recipients (and at Hercules’ request and subject to Section 13.1, Hercules Third Party Contractors that sign a written agreement with Hercules to be bound by terms at least as protective as the terms contained herein applicable to such Materials) Upgrades, maintenance, support and other services for such Supplier Owned Materials on reasonable commercial terms and conditions, which shall include pricing no less favorable than the pricing customarily charged to other commercial customers receiving equivalent services. If Supplier fails to offer or provide Upgrades, maintenance, support or other services, Supplier shall deliver source code and object code for such Supplier Owned Materials to the extent such Materials include source code, together with the right to modify, enhance and create derivative works of such Materials.

Unless Hercules otherwise agrees prior to Supplier’s first use of such non-commercially available Supplier Owned Material in the performance of the Services, Hercules and the Eligible Recipients (and, to the extent applicable, Hercules’ designee(s)) shall not be obligated to pay any license or transfer fees in connection with its receipt of the licenses and other rights above.

Supplier shall not use any non-commercially available Supplier Owned Materials for which it is unwilling or unable to grant some or all of the license or other rights described above unless and to the extent Hercules agrees to forego such rights prior to Supplier’s first use of such Third Party Material in the performance of the Services and such agreement is memorialized in Schedule E.1. In seeking Hercules’ approval, Supplier may propose alternative terms, such as a fee for such license, a limitation on the use of such Materials by a Hercules Third Party Contractor, and/or the substitution of a functionally equivalent product.

(d)
Third Party Materials. Unless Hercules otherwise agrees in advance in accordance with Section 6.4(c), with respect to Third Party Materials licensed by Supplier or Supplier Affiliates or Subcontractors and used by them to provide the Services, Supplier hereby grants to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) a sublicense (with the right to grant sublicenses) offering the same rights and warranties with respect to such Third Party Materials available to Supplier (or Supplier Affiliates or Subcontractors), on the same terms and conditions, for the benefit and use of Hercules, Hercules Affiliates and the Eligible Recipients upon the expiration or termination of the Term; provided that, during the Termination Assistance Services period, Supplier may, with Hercules' approval, substitute one of the following for such sublicense:

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(i)	the assignment to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s))of the underlying license for such Third Party Materials;

(ii)
the procurement for Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) of a new license (with terms at least as favorable as those in the license held by Supplier or its Affiliates or Subcontractors and with the right to grant sublicenses) to such Third Party Materials for the benefit or use of Hercules, Hercules Affiliates and the Eligible Recipients; or

(iii)
the procurement for Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) of a substitute license for Third Party Materials sufficient to perform, without additional cost, support or resources and at the levels of performance and efficiency required by this Agreement, the functions of the Third Party Materials necessary to enable Hercules or its designee to provide the Services after the expiration or termination of the Term.

In addition, Supplier shall deliver to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) a copy of such Third Party Materials (including source code, to the extent it has been available to Supplier) and related documentation and shall cause maintenance, support and other services to continue to be available to Hercules and the Eligible Recipients (or, at Hercules' election, to their designee(s)) to the extent it has been available to Supplier. Unless Hercules has otherwise agreed in advance in accordance with Section 6.4(c), Hercules and the Eligible Recipients (and, to the extent applicable, Hercules' designee(s)) shall not be obligated to pay any license or transfer fees in connection with its receipt of the licenses, sublicenses and other rights specified in this Section 14.6(c). Supplier shall not use any Third Party Materials for which it is unable to offer such license, sublicense or other rights without Hercules' prior approval (and absent such approval, Supplier’s use of any such Third Party Materials shall obligate Supplier to provide, at no additional cost, such licenses, sublicenses and other rights). Hercules, however, shall be obligated to make monthly or annual payments attributable to periods after the expiration or termination of the Term with respect to the Services for which such Third Party Materials were used for the right to use and receive maintenance or support related thereto, but only to the extent Supplier would have been obligated to make such payments if it had continued to hold the licenses in question or Hercules has agreed in advance to make such payments.

To the extent Hercules has agreed in advance to pay any fees in connection with its receipt of such licenses, sublicenses or other rights, Supplier shall, at Hercules' request, identify the licensing and sublicensing options available to Hercules and the Eligible Recipients and the license or transfer fees associated with each. Supplier shall use commercially reasonable efforts to obtain the most favorable options and the lowest possible transfer, license, relicense, assignment or termination fees for Third Party Materials. Supplier shall not commit Hercules or the Eligible Recipients to paying any such fees or expenses without Hercules' prior approval. If the licensor offers more than one form of license, Hercules (not Supplier) shall select the form of license to be received by Hercules, the Eligible Recipients or their designee(s).

15 REPRESENTATIONS, WARRANTIES AND COVENANTS

15.1 Work Standards.

Supplier represents, warrants and covenants that: (i) the Services shall be rendered with promptness, due care, skill and diligence; (ii) the Services shall be executed in a workmanlike manner, in accordance with the best practices of leading providers of BPO/ADM services and the Service Levels; (iii) Supplier shall use adequate numbers of qualified individuals with suitable training, education, experience, know-how, competence and skill to perform the Services; (iv) Supplier shall provide such individuals with training as to new products and services prior to the implementation of such products and services in the Hercules/Eligible Recipients environment; and (v) Supplier shall have the resources, capacity, expertise and ability in terms of Equipment, Software, know-how and personnel to provide the Services.

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15.2 Software.

(a)
Ownership and Use. Supplier represents, warrants and covenants that it is either the owner of, or authorized to use, any and all Software provided and used by Supplier in providing the Services. As to any such Software that Supplier does not own but is authorized to use, Supplier shall advise Hercules as to the ownership and extent of Supplier’s rights with regard to such Software to the extent any limitation in such rights would impair Supplier’s performance of its obligations under this Agreement.

(b)
Performance. Supplier represents, warrants and covenants that any Supplier Owned Software will perform in conformance with its Specifications and will provide the functions and features and operate in the manner described therein.

(c)
Developed Materials Compliance. Supplier warrants and covenants that Developed Materials will be free from material errors in operation and performance, will Comply with the applicable documentation and the Specifications in all material respects, including any applicable Year 2000 Compliance requirements, and will provide the functions and features and operate in the manner described in this Agreement or otherwise agreed by the Parties. Supplier shall correct any failure to Comply at no additional charge to Hercules and shall use commercially reasonable efforts to do so as expeditiously as possible. In the event that Supplier fails or is unable to repair or replace such nonconforming Developed Material, Hercules shall, in addition to any and all other remedies available to it hereunder, be entitled to obtain from Supplier a copy of the source code and/or object code to such Developed Material.

(d)
Nonconformity of Supplier Owned Software. In the event that Supplier Owned Software (excluding Supplier owned Developed Materials, which are addressed in Section 15.2(c)) does not conform to the Specifications and criteria set forth in this Agreement, and/or materially adversely affects the Services provided hereunder, Supplier shall expeditiously repair such Software or replace such Software with conforming Software.

15.3 Non-Infringement.

(a)
Performance of Responsibilities. Except as otherwise provided in this Agreement, each Party represents, warrants and covenants that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary or privacy rights of any third party; provided, however, that the performing Party shall not have any obligation or liability to the extent any infringement or misappropriation is caused by (i) modifications made by the other Party or its contractors or subcontractors, without the knowledge or approval of the performing Party, (ii) the other Party’s combination of the performing Party’s work product or Materials with items not furnished, specified or reasonably anticipated by the performing Party or contemplated by this Agreement, (iii) a breach of this Agreement by the other Party, (iv) the failure of the other Party to use corrections or modifications provided by the performing Party offering equivalent features and functionality, or (v) Third Party Software, except to the extent that such infringement or misappropriation arises from the failure of the performing Party to obtain the necessary licenses or Required Consents or to abide by the limitations of the applicable Third Party Software licenses. Each Party further represents, warrants and covenants that it will not use or create materials in connection with the Services which are libelous, defamatory or obscene.

(b)	Third Party Software Indemnification.

(i)
With respect to Third Party Software provided by a Party pursuant to this Agreement, such Party covenants that it shall (i) obtain intellectual property indemnification from the third party supplier of such Software for the other Party and, where relevant, the Eligible Recipients to the extent such indemnification is legally permissible and available from such third party supplier on a commercially reasonable basis, and (ii) enforce the intellectual property indemnification rights obtained from the third party supplier of such Software on behalf of the other Party, and, where relevant, the Eligible Recipients, to the extent such enforcement is legally and contractually permissible. Notwithstanding the foregoing, Hercules shall not be obligated to renegotiate the terms

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of its existing Third Party Software licenses to obtain intellectual property indemnification or to modify the terms of such licenses with respect to such indemnification.

(ii)
If a third party intellectual property infringement claim is asserted against a Party (or, where relevant, an Eligible Recipient) based on its use of such Third Party Software, the Party providing such Third Party Software shall tender such claim to the third party supplier of such Software and invoke its right to indemnification with respect to such claim. If the Party providing such Third Party Software does not possess such indemnification rights or the right to enforce them on behalf of the other Party (or, where relevant, the Eligible Recipient), the Party against whom the claim is asserted may cease using such Third Party Software. Subject to Section 15.3(b)(iv), the Party providing such Third Party Software shall have no obligation to indemnify the other Party in such circumstances and shall have no responsibility for Losses incurred by such other Party as a result of its past or continued use of such Third Party Software, except as provided in Section 15.3(b)(iv).

(iii)
Subject to Section 15.3(b)(iv), if Supplier ceases its use of Third Party Software provided by Hercules under the circumstances described in Section 15.3(b)(iii) and, as a direct result, Supplier is unable to perform certain Services or meet certain Service Levels, Supplier shall be relieved of responsibility for such Services and/or Service Level, but only if and to the extent Supplier (A) expeditiously notifies Hercules of its inability to perform under such circumstances, (B) cooperates with Hercules to address the resulting problem and thereby avoid any non-performance, and (C) uses commercially reasonable efforts to perform notwithstanding the unavailability of such Third Party Software. In addition, Hercules shall pay the applicable labor rate(s) for additional Supplier Personnel reasonably required by Supplier to perform under such circumstances and for the incremental Out-of-Pocket Expenses reasonably incurred by Supplier in doing so; provided that Supplier notifies Hercules of such additional required personnel and incremental Out-of-Pocket Expenses, obtains Hercules' approval prior to using such personnel or incurring such expenses, and uses commercially reasonable efforts to minimize such personnel and expenses. Supplier shall resume normal performance if and when the Parties obtain the right for Supplier to continue using such Third Party Software product, modify the item in question or its use so that it is no longer infringing, or replace such item with a non-infringing functional equivalent product.

(iv)
Notwithstanding Sections 15.3(b)(ii) and (iii), Hercules reserves the right to direct Supplier to continue using a Hercules provided Third Party Software product despite the assertion of a third party intellectual property infringement claim against Supplier with respect to such product. If Hercules elects to do so, Hercules shall indemnify, defend and hold Supplier harmless from any Losses resulting from Supplier's prior or continued use of such Third Party Software product, all in accordance with Sections 17.2(e) and 17.5.

15.4 Authorization.

Each Party represents, warrants and covenants to the other that:

(a)	Corporate Existence. It is a corporation duly incorporated, validly existing and in good standing under the Laws of its State of incorporation;

(b)	Corporate Power and Authority. It has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c)
Legal Authority. It has obtained all licenses, authorizations, approvals, consents or permits required to perform its obligations under this Agreement under all applicable federal, state or local laws and under all applicable rules and regulations of all authorities having jurisdiction over the Services, except to the extent the failure to obtain any such license, authorizations, approvals, consents or permits is, in the aggregate, immaterial;

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(d)
Due Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party; and

(e)
No Violation or Conflict. The execution, delivery, and performance of this Agreement shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

15.5 Inducements; Hercules Business Practices Policy.

(a)
Inducements. Supplier represents, warrants and covenants that it has not given and will not give commissions, payments, kickbacks, lavish or extensive entertainment, or other inducements of more than minimal value (as defined in the Hercules Business Practices Policy) to any employee or agent of Hercules in connection with this Agreement. Supplier also represents, warrants and covenants that, to the best of its knowledge, no officer, director, employee, agent or representative of Supplier has given any such payments, gifts, entertainment or other thing of value to any employee or agent of Hercules. Supplier also acknowledges that the giving of any such payments, gifts, entertainment, or other thing of value is strictly in violation of Hercules policy on conflicts of interest, and may result in the cancellation of this Agreement and other existing and future contracts between the Parties.

(b)
Hercules Business Practices Policy. Supplier represents, warrants and covenants that, in the performance of the Services and its other contractual obligations hereunder, it shall comply with the Hercules Business Practices Policy, as set forth in Attachment T.3, as such Business Practices Policy may be reasonably modified from time to time.

15.6 Disabling Code.

Supplier represents, warrants and covenants that, without the prior written consent of Hercules, Supplier shall not insert into the Software any code that could be invoked to disable or otherwise shut down all or any portion of the Services. Supplier further represents, warrants and covenants that, with respect to any disabling code that may be part of the Software, Supplier shall not invoke or cause to be invoked such disabling code at any time, including upon expiration or termination of this Agreement for any reason, without Hercules' prior written consent. Supplier also represents, warrants and covenants that it shall not intentionally use Third Party Software containing disabling code without the prior approval of Hercules. For purposes of this provision, code that serves the function of ensuring software license compliance (including passwords) shall not be deemed disabling code, provided that Supplier notifies Hercules in advance of all such code and obtains Hercules' approval prior to installing such code in any Software, Equipment or System.

15.7 Compliance with Laws.

(a)
Compliance by Supplier. Subject to Section 15.7(b), (e), (f) and (g), Supplier represents, warrants and covenants that, with respect to the provision of the Services and the performance of any of its other legal and contractual obligations hereunder, it is and shall be in compliance with all applicable Laws on the Commencement Date and shall remain in compliance with such Laws for the Term and any Termination Assistance Services period, including identifying and procuring applicable permits, certificates, approvals and inspections required under such Laws. If a charge of non-compliance by Supplier with any such Laws occurs, Supplier shall promptly notify Hercules of such charge.

(b)
Compliance by Hercules. Subject to Section 15.7(a), (e) and (f), Hercules represents and warrants that, with respect to the performance by Hercules and the Eligible Recipients of Hercules' legal and contractual obligations under this Agreement, it is and shall be in compliance in all material respects with all applicable Laws for the entire Term of the Agreement. If a written charge of non-compliance by Hercules with any such Laws occurs, Hercules shall promptly notify Supplier of such charge.

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(c)
Compliance Data and Reports. At no additional charge, Supplier shall provide Hercules with data and reports in Supplier’s possession necessary for Hercules to comply with all Laws applicable to the Services. At Supplier's request, Hercules shall provide Supplier with data and reports in Hercules’ possession necessary for Supplier to comply with any Laws specifically applicable to Supplier and its performance of the Services.

(d)
Software, Equipment, Systems and Materials Compliance. Supplier covenants that the Software, Equipment, Systems and Materials owned, provided or used by Supplier in providing the Services are in compliance with all applicable Laws on the Commencement Date and shall remain in compliance with such Laws for the Term and any Termination Assistance Services period.

(e)
Notice of Laws. Supplier shall notify Hercules of any Laws and changes in Laws applicable to Supplier as a provider of BPO/ADM services and other in-scope services, including those Laws applicable to the employment of Supplier Personnel and the provision of Services from jurisdictions in which Supplier Facilities are located (“Supplier Laws”). The definition of Supplier Laws also shall include Laws applicable to (i) the technical, organizational and security measures associated with safeguarding Personal Data to be implemented and maintained by Supplier and at Supplier Facilities, and (ii) restrictions or prohibitions on the use or disclosure of Personal Data made available to Supplier under this Agreement. Hercules shall notify Supplier of any other Laws and any changes in such other Laws applicable to the provision or receipt of the Services (collectively, “Hercules Laws”).

During the Transition Period, the Parties shall identify any additional Laws or areas of Law (i) as to which the displaced Hercules Personnel were responsible for keeping Hercules apprised prior to the Commencement Date, or (ii) for which Supplier can readily assume such responsibility. If such Laws or areas of Law are identified, the Parties shall confer in good faith as to the addition of such Laws or areas of Law to the definition of Supplier Laws and shall use commercially reasonable efforts to avoid or minimize to the extent practicable any increase in the applicable Charges.

Supplier shall, through the Supplier Personnel, maintain general familiarity with Hercules Laws, and shall bring additional or changed requirements that Supplier is aware of to Hercules' attention. Subject to its non-disclosure obligation under other customer contracts, Supplier also shall make commercially reasonable efforts to obtain information regarding such requirements from other outsourcing customer engagements and to communicate such information to Hercules in a timely manner. Each Party shall use commercially reasonable efforts to advise the other of Laws and changes in Laws about which such Party becomes aware in the other Party's area of responsibility, but without assuming an affirmative obligation of inquiry, except as otherwise provided herein, and without relieving the other Party of its obligations hereunder. At Hercules' request, Supplier Personnel shall participate in Hercules provided compliance training programs.

(f)
Interpretation of Laws or Changes in Laws. Hercules shall be responsible, with Supplier’s cooperation and assistance, for interpreting Hercules Laws or changes in Hercules Laws and for identifying the impact of such Hercules Laws or changes in Hercules Laws on Supplier’s performance and Hercules' and/or the Eligible Recipients' receipt and use of the Services. Supplier shall be responsible, with Hercules' cooperation and assistance, for interpreting Supplier Laws or changes in Supplier Laws and for identifying the impact of such Supplier Laws or changes in Supplier Laws on Supplier’s performance and Hercules' and/or the Eligible Recipients' receipt and use of the Services. To the extent the impact of any Supplier Law or change in Supplier Law cannot be readily identified by Supplier, the Parties shall cooperate in interpreting such Law or change in Law and shall seek in good faith to identify and agree upon the impact on Supplier’s performance and Hercules' and/or the Eligible Recipients' receipt and use of the Services. If the Parties are unable to agree upon such impact, Hercules shall retain the right, in its sole discretion, to interpret such Supplier Law or change in Supplier Law and determine its impact. In addition, if Supplier reasonably concludes, after due inquiry, that the compliance obligations associated with any Supplier Law or change in Supplier Law are unclear or that there is more than one reasonable approach to achieving compliance, Supplier may escalate the issue to Hercules for a final decision.

(g)
Implementation of Changes in Laws. In the event of any changes in Laws (including Hercules Laws to the extent Supplier receives notice of such Hercules Laws from Hercules or as otherwise provided in Section

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15.7(e)), Supplier shall implement any necessary modifications to the Services prior to the deadline imposed by the regulatory or governmental body having jurisdiction for such requirement or change. Supplier shall bear the costs associated with compliance with such changes in Laws applicable to the Services, unless such change meets the definition of New Service, in which case it shall be treated as a Project (and provided that, to the extent the benefits of such a Project are to be made available to one or more other Supplier customers, the Charges and/or number of FTE hours associated with such Project shall be allocated on a pro rata basis to Hercules and such other Supplier customer(s)). At Hercules' request, Supplier Personnel shall participate in Hercules provided regulatory compliance training programs.

(h)
Export Control. The Parties acknowledge that certain Software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under the laws and regulations of the United States, the European Union, the United Nations and other jurisdictions. No Party shall export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such laws or regulations. To the extent within Supplier’s control, Supplier shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported hereunder.

(i)
Responsibility. Subject to Section 15.7(e), Supplier shall be responsible for any Losses imposed on Supplier, Hercules or the Eligible Recipients resulting from any failure of Supplier or its Subcontractors or third party product or service providers to comply with applicable Laws or respond in a timely manner to changes in such Laws, unless and to the extent such failure directly results from the sole acts or omissions of Hercules, an Eligible Recipient or a Hercules Third Party Contractor in contravention of Hercules' obligations under this Agreement, including Hercules' obligation under Sections 15.7(e) to notify Supplier of Hercules Laws and changes in such Laws.

(j)
Assistance to Hercules. As part of the Services and on an ongoing basis, Supplier shall assist Hercules and the Eligible Recipients as they may reasonably require in their efforts to comply with applicable Laws (including any changes to Laws) not applicable to Supplier or related to the Services.

15.8 Interoperability; Currency.

(a)
Interoperability. Subject to Section 9.6 and the applicable Change Control Procedures, Supplier covenants that the Software, Equipment and Systems used by Supplier to provide the Services are fully compatible and interoperable with the Retained Systems and Business Processes (including the software, equipment and systems used by Hercules or the Eligible Recipients to provide the same or similar services and/or which may deliver records to, receive records from, or otherwise interact with the Software, Equipment and Systems used by Supplier to receive the Services) as of the Commencement Date and remain compatible and interoperable with such Retained Systems and Business Processes during the Term and any Termination Assistance Services period.

(b)
Monetary Currencies. Supplier represents, warrants and covenants that the Software, Equipment, Systems and Services provided and/or used by Supplier will be able to receive, transmit, process, store, archive, maintain and support all applicable monetary currencies, including the currencies of all countries specified in Exhibit 2.

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15.9 Disclaimer.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS, CONDITIONS OR WARRANTIES TO THE OTHER PARTY, WHETHER EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE .

16 INSURANCE AND RISK OF LOSS

16.1 Insurance.

(a)
Requirements. Supplier agrees to keep in full force and effect and maintain at its sole cost and expense the following policies of insurance with the specified minimum limits of liability during the term of this Agreement:

(i)
Workers’ Compensation, Employer’s Liability covering employees for occupational illnesses and injuries in full compliance with the applicable Laws of the state and/or country in which the work is to be performed or the country of hire (whichever is applicable).

(i)	The limits of liability of Workers’ Compensation, Employers’ Liability shall be not less than the limits required by applicable Law.

(ii)
In addition, in the United States the limits of liability of Employer’s Liability Insurance shall be minimum limits of $1 million per employee by accident/$1 million per employee by disease (or, if higher, the limits required by applicable Law).

(ii)
Commercial General Liability Insurance (including coverage for Contractual Liability assumed by Supplier under this Agreement, Premises-Operations, Completed Operations—Products, and Independent Contractors) providing coverage for bodily injury and property damage with limits of not less than $5 million per occurrence and $5 million in annual aggregate. This insurance coverage may be provided through any combination of Supplier's primary and Umbrella /Excess Liability Insurance policies, all of which comply with the requirements stated in Sections 16.1(b) and (c).

(iii)
Commercial Business Automobile Liability Insurance including coverage for all owned, non-owned, leased, and hired vehicles providing coverage for bodily injury and property damage liability with combined single limits of not less than $5 million per occurrence. This insurance coverage may be provided through any combination of Supplier's primary and Umbrella /Excess Liability Insurance policies, all of which comply with the requirements stated in Sections 16.1(b) and (c). If Services are performed outside the United States, Supplier shall maintain required compulsory insurance.

(iv)
Professional Liability (also known as Errors and Omissions Liability) Insurance, including omissions coverage, covering acts, errors and omissions arising out of Supplier’s operations or Services in an amount not less than $10 million per occurrence and $10 million in the annual aggregate. Supplier shall continue to purchase such coverage for a period of at least two (2) years from the termination or expiration of this Agreement.

(v)
Comprehensive Crime Insurance, including employee dishonesty and computer fraud coverage and a third party extension, covering losses arising out of or in connection with any fraudulent or dishonest acts committed by Supplier employees, acting alone or with others, in an amount not less than $10 million per occurrence and in annual aggregate.

(vi)	All Risk Property Damage covering all assets owned by Supplier, for the replacement value of such assets.

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The above stated insurance coverage may be provided through any combination of Supplier’s primary and excess insurance policies, all of which shall comply with the requirements stated in Sections 16.1(b) and (c).

(b)
Approved Companies. All such insurance shall be procured with reputable insurance companies and in such form as is usual and customary to Supplier’s business. Such insurance companies shall maintain a rating at least “A-” and be at least a Financial Size Category VII as both criteria are defined in the most current publication of Best’s Policyholder Guide.

(c)
Endorsements. Supplier’s insurance policies as required herein under Section 16.1(a)(ii), including any umbrella/excess liability policies, shall name Hercules as Additional Insureds for any and all liability arising at any time in connection with Supplier’s or Supplier Personnel’s performance under this Agreement. All insurance required under this Section 16.1 shall be primary and non-contributing insurance and any other valid insurance existing for Hercules' benefit shall be excess of such primary insurance.

(d)
Certificates. Supplier shall provide Hercules with certificates of insurance evidencing compliance with this Article 16 (including evidence of renewal of insurance) signed by authorized representatives of the respective carriers for each year that this Agreement is in effect. Each certificate of insurance shall provide for notice of such cancellation, reduction or adverse material alteration has been provided at least thirty (30) days in advance to Hercules in accordance with Section 21.3(a).

(e)
No Implied Limitation. The obligation of Supplier and its Affiliates to provide the insurance specified herein shall not limit in any way any obligation or liability of Supplier provided elsewhere in this Agreement. The rights of Hercules and its subsidiaries, Affiliates and Eligible Recipients to insurance coverage under policies issued to or for the benefit of one or more of them are independent of this Agreement and shall not be limited by this Agreement.

(f)
Insurance Subrogation. With respect to insurance coverage to be provided by Supplier pursuant to this Section 16.1(a) (i), (ii), (iii) and (vi), the insurance policies shall provide that the insurance companies waive all rights of subrogation against Supplier, Hercules, the Eligible Recipients and their respective Affiliates, officers, directors and employees.

16.2 Risk of Loss.

(a)
General. Supplier and Hercules each shall be responsible for any damage, destruction, loss or theft of their respective tangible property or real property (whether owned or leased) and each Party agrees to look only to its own insuring arrangements (if any) with respect to such damage, destruction, loss or theft. Each Party shall promptly notify the other Party of any damage (except normal wear and tear), destruction, loss, theft, or governmental taking of such other Party’s tangible property or real property (whether owned or leased) and cooperate with such other Party in seeking to recover for such damage or loss.

(b)
Waiver. Supplier and Hercules hereby waive, on behalf of themselves and shall cause their respective insurers to issue appropriate waivers of subrogation rights for, any claims that either may have against the other for loss or damage resulting from perils covered by the All Risk Property Damage. It is understood that this waiver is intended to extend to all such loss or damage whether or not the same is caused by the fault or neglect of either Supplier or Hercules and whether or not insurance is in force.

17 INDEMNITIES

17.1 Indemnity by Supplier.

Supplier agrees to indemnify, defend and hold harmless Hercules and its Affiliates and the Eligible Recipients and their respective officers, directors, employees, agents, representatives, successors, and assigns from any and all Losses and threatened Losses due to non-party claims arising from or in connection with any of the following:

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(a)	Representations, Warranties and Covenants. Supplier’s breach of any of the representations, warranties and covenants set forth herein.

(b)	Reserved.

(c)
Licenses, Leases and Contracts. Supplier’s failure to observe or perform any duties or obligations to be observed or performed on or after the Commencement Date by Supplier under Third Party Software licenses, Equipment leases or Third Party Contracts used by Supplier to provide the Services.

(d)	Hercules Data or Confidential Information. Supplier’s breach of its obligations with respect to Hercules Data, Hercules Personal Data or Hercules Confidential Information.

(e)
Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, copyright or other proprietary rights in contravention of Supplier’s representations, warranties and covenants in Sections 15.2 and 15.3.

(f)	Compliance with Laws. Losses, including government fines, penalties, sanctions, interest or other remedies resulting from Supplier’s failure to perform its responsibilities under this Agreement.

(g)	Taxes. Taxes, together with interest and penalties, that are the responsibility of Supplier under Section 11.4.

(h)
Shared Facility Services. Services, products or systems provided by Supplier to a third party from any shared Supplier facility or using any shared Supplier resources and not constituting Services provided to an Eligible Recipient pursuant to this Agreement.

(i)
Affiliate, Subcontractor or Assignee Claims. Any claim, other than an indemnification claim under this Agreement, initiated by (i) a Supplier Affiliate or Subcontractor asserting rights under this Agreement against an indemnified party or (ii) any entity to which Supplier assigned, transferred, pledged, hypothecated or otherwise encumbered its rights to receive payments from Hercules under this Agreement.

(j)	Supplier Personnel Injury Claims. Any claim by Supplier Personnel for death, bodily injury, or illness, except to the extent caused by Hercules' gross negligence or willful misconduct.

(k)
Employment Claims. Any claim relating to any (i) violation by Supplier, Supplier Affiliates or Subcontractors, or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic; (ii) liability arising or resulting from the employment of Supplier Personnel by Supplier, Supplier Affiliates or Subcontractors (including liability for any social security or other employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such Supplier Personnel); (iii) payment or failure to pay any salary, wages or other cash compensation due and owing to any Supplier Personnel, (iv) employee pension or other benefits of any Supplier Personnel accruing from and after their Employment Effective Date, and/or (v) other aspects of the employment relationship of Supplier Personnel with Supplier, Supplier Affiliates or Subcontractors or the termination of such relationship, including claims for wrongful discharge, claims for breach of express or implied employment contract and claims of co-employment or joint employment (unless and to the extent such claims of joint employment are based in material part on acts of Hercules or the Eligible Recipients inconsistent with Hercules’ rights and obligations under this Agreement and Supplier’s status as an independent contractor), except, in each case, to the extent resulting from the wrongful actions of Hercules, the Eligible Recipients, or Hercules Third Party Contractors, errors or inaccuracies in the information provided by Hercules and faithfully communicated by Supplier or the failure of Hercules, the Eligible Recipients, or Hercules Third Party Contractors to comply with Hercules' responsibilities under this Agreement.

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17.2 Indemnity by Hercules.

Hercules agrees to indemnify, defend and hold harmless Supplier and its officers, directors, employees, agents, representatives, successors, and assigns, from any Losses and threatened Losses due to non- party claims arising from or in connection with any of the following:

(a)	Representations, Warranties and Covenants. Hercules breach of any of the representations, warranties and covenants set forth herein.

(b)
Licenses, Leases or Contracts. Hercules' failure to observe or perform any duties or obligations to be observed or performed by Hercules under any of the applicable Third Party Software licenses, Equipment Leases or Third Party Contracts to the extent Hercules is financially or operationally responsible under this Agreement.

(c)	Reserved.

(d)	Supplier’s Confidential Information. Hercules breach of its obligations with respect to Supplier’s Confidential Information.

(e)
Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, copyright or other proprietary rights in contravention of Hercules' representations, warranties and covenants in Section 15.3 (including Section 15.3(b)(iv)).

(f)	Taxes. Taxes, together with interest and penalties, that are the responsibility of Hercules under Section 11.4.

(g)
Hercules Affiliate, Eligible Recipient or Third Party Contractor Claims. Any claim, other than an indemnification claim or insurance claim under this Agreement, initiated by a Hercules Affiliate, an Eligible Recipient (other than Hercules) or a Hercules Third Party Contractor asserting rights under this Agreement against an indemnified party.

(h)
Employment Claims. Any claim relating to any: violation by Hercules, its Affiliates or Eligible Recipients, or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic, except to the extent resulting from the wrongful actions of Supplier, Supplier Affiliates or Subcontractors (or their respective officers, directors, employees, representatives or agents), errors or inaccuracies in the information provided by Supplier and faithfully communicated by Hercules, or the failure of Supplier, Supplier Affiliates or Subcontractors (or their respective officers, directors, employees, representatives or agents) to comply with Supplier’s responsibilities under this Agreement.

17.3 Additional Indemnities.

Supplier and Hercules each agree to indemnify, defend and hold harmless the other, and the Eligible Recipients and their respective Affiliates, officers, directors, employees, agents, representatives, successors, and assigns, from any and all Losses and threatened Losses to the extent they arise from or in connection with any of the following: (a) except as otherwise provided in Section 17.1(j), the death or bodily injury of any agent, employee, customer, business invitee, business visitor or other person caused by the negligence or other tortious conduct of the indemnitor or the failure of the indemnitor to comply with its obligations under this Agreement; and (b) except as otherwise provided in Section 16.2, the damage, loss or destruction of any real or tangible personal property caused by the negligence or other tortious conduct of the indemnitor or the failure of the indemnitor to comply with its obligations under this Agreement.

17.4 Infringement.

In the event that (1) any Software, Equipment, Materials, or Services provided by Supplier or its Affiliates or Subcontractors pursuant to this Agreement or used by them in the performance of the Services are found, or in

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Hercules' reasonable opinion are likely to be found, to infringe upon the patent, copyright, trademark, trade secrets, intellectual property or proprietary rights of any third party in any country in which Services are to be performed or received under this Agreement, or (2) the continued use of such Software, Equipment or Materials are enjoined, Supplier shall, in addition to defending, indemnifying and holding harmless Hercules as provided in Section 17.1(e) and to the other rights Hercules may have under this Agreement, promptly and at its own cost and expense and in such a manner as to minimize the disturbance to Hercules' and the Eligible Recipients’ business activities do one of the following:

(a)	Obtain Rights. Obtain for Hercules and the Eligible Recipients the right to continue using such Software, Equipment or Materials.

(b)
Modification. Modify the item(s) in question so that it is no longer infringing (provided that such modification does not degrade the performance or quality of the Services or adversely affect Hercules' and the Eligible Recipients’ intended use as contemplated by this Agreement).

(c)	Replacement. Replace such item(s) with a non-infringing functional equivalent acceptable to Hercules.

17.5 Indemnification Procedures.

With respect to non-Party claims which are subject to indemnification under this Agreement (other than as provided in Section 17.6 with respect to claims covered by Section 17.1(f)), the following procedures shall apply:

(a)
Notice. Promptly after receipt by any entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification hereunder, the indemnitee shall notify the indemnitor of such claim. No delay or failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that such indemnitor has suffered actual prejudice by such delay or failure. Within fifteen (15) days following receipt of notice from the indemnitee relating to any claim, but no later than five (5) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee that the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(b)
Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election within the required notice period, the indemnitor shall assume sole control over the defense and settlement of the claim; provided, however, that (i) the indemnitor shall keep the indemnitee fully apprised at all times as to the status of the defense, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim asserting any liability against the indemnitee or imposing any obligations or restrictions on the indemnitee or ceasing to defend against such claim. The indemnitor shall not be liable for any legal fees or expenses incurred by the indemnitee following the delivery of a Notice of Election; provided, however, that (i) the indemnitee shall be entitled to employ counsel at its own expense to participate in the handling of the claim, and (ii) the indemnitor shall pay the fees and expenses associated with such counsel if there is a conflict of interest with respect to such claim which is not otherwise resolved or if the indemnitor has requested the assistance of the indemnitee in the defense of the claim or the indemnitor has failed to defend the claim diligently and the indemnitee is prejudiced or likely to be prejudiced by such failure. The indemnitor shall not be obligated to indemnify the indemnitee for any amount paid or payable by such indemnitee in the settlement of any claim if (i) the indemnitor has delivered a timely Notice of Election and such amount was agreed to without the written consent of the indemnitor, (ii) the indemnitee has not provided the indemnitor with notice of such claim and a reasonable opportunity to respond thereto, or (iii) the time period within which to deliver a Notice of Election has not yet expired.

(c)
Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate. The indemnitor shall promptly reimburse the indemnitee for all such reasonable costs and expenses incurred by the indemnitee, including reasonable attorneys’ fees.

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17.6 Indemnification Procedures - Governmental Claims.

With respect to claims covered by Section 17.1(f), the following procedures shall apply:

(a)
Notice. Promptly after receipt by Hercules of notice of the commencement or threatened commencement of any action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to Section 17.1(f), Hercules shall notify Supplier of such claim. No delay or failure to so notify Supplier shall relieve Supplier of its obligations under this Agreement except to the extent that Supplier has suffered actual prejudice by such delay or failure.

(b)
Procedure for Defense. Hercules shall be entitled, at its option, to have the claim handled pursuant to Section 17.5 or to retain sole control over the defense and settlement of such claim; provided that, in the latter case, Hercules shall (i) consult with Supplier on a regular basis regarding claim processing (including actual and anticipated costs and expenses) and litigation strategy, (ii) reasonably consider any Supplier settlement proposals or suggestions, and (iii) use commercially reasonable efforts to minimize any amounts payable or reimbursable by Supplier.

17.7 Subrogation.

Except as otherwise provided in Sections 16.1, in the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to any provision of this Agreement, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

18 LIABILITY

18.1 General Intent.

Subject to the specific provisions and limitations of this Article 18, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in the manner required by this Agreement.

18.2 Force Majeure.

(a)
General. Subject to Section 18.2(d), no Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God; wars, terrorist acts, site-specific terrorist threats, riots, civil disorders, rebellions or revolutions; strikes, lockouts or labor disputes; or any other cause beyond the reasonable control of such Party; except to the extent that the non-performing Party is at fault in failing to prevent or causing such default or delay, and provided that such default or delay can not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means. A strike, lockout or labor dispute by Supplier Personnel shall not excuse Supplier from its obligations hereunder. In addition, the refusal of Supplier Personnel to enter a facility that is the subject of a labor dispute shall excuse Supplier from its obligations hereunder only if and to the extent such refusal is based upon a clear and present danger of physical harm.

(b)
Duration and Notification. In the event of a force majeure event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use all commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so prevented, hindered or delayed in its performance shall, as quickly as practicable under the circumstances, notify the Party to whom performance is due by telephone (to be confirmed in writing within one (1) day of the inception of such delay) and describe at a reasonable level of detail the circumstances of the force majeure event, the steps being taken to address such force majeure event, and the expected duration of such force majeure event.

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(c)
Substitute Services; Termination. If any event described in Section 18.2(a) has substantially prevented, hindered or delayed or is reasonably expected to substantially prevent, hinder or delay the performance by Supplier or one of its Subcontractors of Services necessary for the performance of critical Hercules or Eligible Recipient functions for longer than the recovery period specified in the applicable disaster recovery plan, or if there is no such recovery period, seventy two (72) hours, Supplier shall, unless and until otherwise directed by Hercules, use commercially reasonable efforts to procure such Services from an alternate source, at Supplier’s expense for so long as the delay in performance shall continue, up to the Charges actually paid to Supplier for the Services with respect to the period of non-performance. If Supplier is unable to procure such substitute services on an expedited basis or Hercules elects to contract directly for such services, Hercules may procure such Services from an alternate source at Hercules' expense. In addition, if any event described in Section 18.2(a) substantially prevents, hinders or delays the performance by Supplier or one of its Subcontractors of Services necessary for the performance of critical Hercules functions (i) for more than five (5) days, Hercules, at its option, may terminate any portion of this Agreement so affected without payment of Termination Charges and the charges payable hereunder shall be equitably adjusted to reflect those terminated Services; or (ii) for more than ten (10) days, Hercules, at its option, may terminate this Agreement in whole or part without payment of Termination Charges (provided that, in each case, Hercules shall confer in good faith with Supplier prior to exercising such termination right). Supplier shall not have the right to additional payments or increased usage charges as a result of any force majeure occurrence affecting Supplier’s ability to perform.

(d)
Disaster Recovery / Business Continuity. Upon the occurrence of a force majeure event that constitutes a disaster under the applicable disaster recovery/business continuity plan, Supplier shall implement promptly, as appropriate, such disaster recovery/business continuity plan and provide disaster recovery and business continuity services as described in such plan and in Schedule E. The occurrence of a force majeure event shall not relieve Supplier of its obligation to implement the applicable disaster recovery/business continuity plan and provide disaster recovery and business continuity services, unless and to the extent such force majeure event prevents Supplier from implementing such plan or providing such services.

(e)
Payment Obligation. If Supplier fails to provide Services in accordance with this Agreement due to the occurrence of a force majeure event, all amounts payable to Supplier hereunder shall be equitably adjusted in a manner such that Hercules is not required to pay any amounts for Services that it is not receiving whether from Supplier or from an alternate source at Supplier’s expense pursuant to Section 18.2(c) (provided that, if Supplier is ready and able to provide the Services and a force majeure event prevents Hercules from receiving such Services for more than twenty (20) days, the Parties shall confer in good faith and agree upon staffing, charges and other matters going forward and the Charges and other contract obligations will be adjusted accordingly).

(f)
Allocation of Resources. Without limiting Supplier’s obligations under this Agreement, whenever a force majeure event or disaster causes Supplier to allocate limited resources between or among Supplier’s customers and Affiliates, Hercules and the Eligible Recipients shall receive at least the same treatment as comparable Supplier customers. In no event will Supplier re-deploy or re-assign any Key Supplier Personnel to another customer or account in the event of the occurrence of a force majeure event.

18.3 Limitation of Liability.

(a)
Exclusions from Limitations. EXCEPT AS PROVIDED IN THIS SECTION 18.3, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, COLLATERAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)
Liability Cap. Additionally, except as provided below, the total aggregate liability of either Party, for claims asserted by the other Party under or in connection with this Agreement, regardless of the form of the action or the theory of recovery, shall be limited to the total Charges payable to Supplier during the twelve (12) month period preceding the last act or omission giving rise to such liability; provided that, for the period beginning on the Effective Date and ending on the last day of the first Contract Year, the total aggregate

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liability of either Party shall be limited to the greater of $7,000,000 or the total actual Charges payable to Supplier for the preceding twelve (12) months. For avoidance of doubt, this liability cap is an aggregate liability cap for the Master Agreement and all Companion Agreements.

(c)	Exceptions to Limitations of Liability. The limitations of liability set forth in Sections 18.3(a) and (b) shall not apply with respect to:

(i)	Losses occasioned by the fraud, willful misconduct, or gross negligence of a Party.

(ii)
Losses that are the subject of indemnification under this Agreement (provided that a Party’s liability for indemnification under Sections 17.1(a), (b) and (c) and 17.2(a). (b) and (c) shall be limited to an amount equal to the liability cap specified in Section 18.3(b), and a Party's liability for indemnification under Sections 17.1(d) and 17.2(d) shall be limited to an expanded liability cap equal to two times the liability cap specified in Section 18.3(b).

(iii)
Losses occasioned by Supplier’s refusal to provide Services or Termination Assistance Services (for purposes of this provision, “refusal” shall mean the intentional cessation by Supplier, in a manner impermissible under this Agreement, of the performance of all or a material portion of the Services or Termination Assistance Services then required to be provided by Supplier under this Agreement).

(iv)
Amounts paid under Section 17.3 with respect to death or bodily injury of an agent, employee, customer, business invitee, business visitor or other person or damage, loss or destruction of real or tangible personal property.

(v)	Losses occasioned by any breach of a Party’s obligations under Article 13 (excluding Losses attributable to non-Party claims, which are addressed in Sections 17.1(d) and 17.2(d))

(d)	Items Not Considered Damages. The following shall not be considered damages subject to, and shall not be counted toward the liability exclusion or cap specified in, Section 18.3(a) or (b):

(i)	Service Level Credits or Deliverable Credits assessed against Supplier pursuant to Schedule G.

(ii)	Amounts withheld by Hercules in accordance with this Agreement due either to incorrect Charges by Supplier or non-conforming Services.

(iii)	Amounts paid by Hercules but subsequently recovered from Supplier due either to incorrect Charges by Supplier or non-conforming Services.

(iv)	Invoiced Charges and other amounts that are due and owing to Supplier for Services under this Agreement.

(e)
Waiver of Liability Cap. If, at any time, the total aggregate liability of one Party for claims asserted by the other Party under or in connection with this Agreement exceeds eighty percent (80%) of the liability cap specified in Section 18.3(a) and, upon the request of the other Party, the Party incurring such liability refuses to waive such cap and/or increase the available cap to an amount equal to equal to at least fifty percent (50%) of the original liability cap, then the other Party may terminate this Agreement without payment of Termination Charges.

(f)
Acknowledged Direct Damages. The following shall be considered direct damages and neither Party shall assert that they are indirect, incidental, collateral, consequential or special damages or lost profits to the extent they result from either Party’s failure to perform in accordance with this Agreement:

(i)	Costs and expenses of recreating or reloading any lost, stolen or damaged Hercules Data.

(ii)	Costs and expenses of implementing a work-around in respect of a failure to provide the Services or any part thereof.

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(iii)	Costs and expenses of replacing lost, stolen or damaged Equipment, Software, and Materials.

(iv)	Cover damages, including the costs and expenses incurred to procure the Services or corrected Services from an alternate source, to the extent in excess of Supplier’s Charges under this Agreement.

(v)
Straight time, overtime or related expenses incurred by either Party, including overhead allocations for employees, wages and salaries of additional employees, travel expenses, overtime expenses, telecommunication charges and similar charges.

(vi)
Costs and expenses incurred to bring the Services in-house or to contract to obtain the Services from an alternate source, including the costs and expenses associated with the retention of external consultants and legal counsel to assist with any re-sourcing.

(vii)	Damages of a Hercules Affiliate or an Eligible Recipient which would be direct damages if they had instead been suffered by Hercules (including being so considered under this Section 18.3(f)).

(viii)
Payments, fines, penalties, interest, sanctions, or other remedies imposed by a governmental body or regulatory agency or required by an applicable Law for failure to comply with legal requirements or deadlines.

(ix)	Damages, fines, penalties, interest or other monetary remedies awarded to non-government claimants by a court or in final settlement of a claim for failure to comply with applicable Laws.

(x)	Service Level Credits or Deliverable Credits assessed against Supplier pursuant to Schedules G, H or H.1 or other agreement of the Parties.

(xi)
Lost funds (including interest on such lost funds) resulting from Supplier’s failure to make payments in accordance with the instructions of Hercules, the Eligible Recipients or the applicable Authorized Users or in compliance with applicable Laws.

(xii)	Lost funds (including interest on such lost funds) resulting from Supplier’s extension of credit in violation of the policy or instructions of Hercules and/or the Eligible Recipients.

(xiii)	Lost funds (including interest on such lost funds) resulting from Supplier’s failure to provide correct instructions for funds transfers, or failure to properly execute funds transfers.

(xiv)	Lost discounts, late fees and/or interest charges incurred by Hercules and the Eligible Recipients.

19 DISPUTE RESOLUTION

19.1 Informal Dispute Resolution.

Prior to the initiation of formal dispute resolution procedures with respect to any dispute, other than as provided in Section 19.1(d) and (e), the Parties shall first attempt to resolve such dispute informally, as follows:

(a)
Initial Effort. The Parties agree that the Hercules Relationship Manager and the Supplier Account Manager shall attempt in good faith to resolve all disputes (other than those described in Section 19.1(d)). The Parties also agree that to the extent provided in Schedule S or the Policy and Procedures Manual, the Executive Steering Committee shall attempt in good faith to resolve disputes (other than those described in Section 19.1(d)) between the Parties. In the event a dispute cannot be resolved in accordance with the foregoing in an amount of time that either Party deems reasonable under the circumstances, such Party may refer the dispute for resolution to the senior corporate executives specified in Section 19.1(b) below upon written notice to the other Party.

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(b)
Escalation. Within five (5) business days of a notice under Section 19.1(a) above referring a dispute for resolution by senior corporate executives, the Hercules Relationship Manager and the Supplier Account Manager will each prepare and provide to the Supplier Vice president - Global Sales and Marketing and the Hercules General Counsel, respectively, summaries of the non-privileged relevant information and background of the dispute, along with any appropriate non-privileged supporting documentation, for their review. The designated senior corporate executives will confer as often as they deem reasonably necessary in order to gather and furnish to the other all non-privileged information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The designated senior corporate executives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. The specific format for the discussions will be left to the discretion of the designated senior corporate executives, but may include the preparation of agreed-upon statements of fact or written statements of position.

(c)
Provision of Information. During the course of negotiations under Section 19.1(a) or (b) above, all reasonable requests made by one Party to another for non-privileged information, reasonably related to the dispute, will be honored in order that each of the parties may be fully advised of the other’s position. All negotiation shall be strictly confidential and used solely for the purposes of settlement. Any materials prepared by one Party for these proceedings shall not be used as evidence by the other Party in any subsequent arbitration or litigation; provided, however, the underlying facts supporting such materials may be subject to discovery.

(d)	Prerequisite to Formal Proceedings. Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

(i)	the designated senior corporate executives under Section 19.1(b) above concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii)	thirty (30) days after the notice under Section 19.1(a) above referring the dispute to senior corporate executives.

(e)
Equitable Remedies. The provisions and time periods specified in this Section 19.1 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to (A) avoid the expiration of any applicable limitations period, (B) preserve a superior position with respect to other creditors, (C) address a claim arising out of the breach of a Party’s obligations under Article 13, or (D) address a claim arising out of the breach or attempted or threatened breach of the obligations described in the next paragraph.

Supplier acknowledges that, in the event it breaches (or attempts or threatens to breach) (i) its obligation to provide Services or Termination Assistance Services in accordance with this Agreement, its obligation respecting continued performance in accordance with Section 19.4, (ii) its obligations with respect to Hercules Confidential Information, Hercules Data and/or Hercules intellectual property rights in accordance with Articles 13 and 14, or (iii) its obligation to provide access to Hercules Data in accordance with Section 13.4, Hercules and/or the Eligible Recipients will be irreparably harmed. In such a circumstance, Hercules may proceed directly to court.

19.2 Arbitration.

(a)
Arbitration. Except for claims arising out of the breach of a Party’s obligations under Article 13 or disputes subject to Sections 19.1(e), any controversy or claim arising out of or relating to this Agreement, or any breach thereof, which cannot be resolved using the procedures set forth above in Section 19.1 shall be finally resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect; provided, however, that without limiting any rights at law or in equity a Party may have because of an improper termination of this Agreement by the other Party, nothing contained in this Agreement shall limit either Party’s right to terminate this Agreement pursuant to Article 20.

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(b)
Location and Decision. The Arbitration shall take place in Wilmington, Delaware, and shall apply the governing law of this Agreement. The decision of the arbitrators shall be final and binding and judgment on the award may be entered in any court of competent jurisdiction, notwithstanding the exclusive jurisdiction requirement in Section 19.3. The arbitrators shall be instructed to state the reasons for their decisions, including findings of fact and law. The language of the arbitration will be English. The arbitrators shall be bound by the warranties, limitations of liability and other provisions of this Agreement. Except with respect to the provisions of this Agreement which provide for injunctive relief rights, such arbitration shall be a precondition to any application by either Party to any court of competent jurisdiction.

(c)
Selection and Qualification of Arbitrators. Within ten (10) days after delivery of written notice (“Notice of Dispute”) by one Party to the other in accordance with this Section, the Parties each shall use good faith efforts to mutually agree upon one (1) arbitrator. If the Parties are not able to agree upon one (1) arbitrator within such period of time, the Parties each shall within ten (10) days: (i) appoint one (1) arbitrator who has at no time ever represented or acted on behalf of either of the Parties, and is not otherwise affiliated with or interested in either of the Parties and (ii) deliver written notice of the identity of such arbitrator and a copy of his or her written acceptance of such appointment to the other Party. If either Party fails or refuses to appoint an arbitrator within such ten (10) day period, the single arbitrator appointed by the other Party shall decide alone the issues set out in the Notice of Dispute. Within ten (10) days after such appointment and notice, such arbitrators shall appoint a third neutral and independent arbitrator who at no time ever represented or acted on behalf of either of the Parties, and is not otherwise affiliated with or interested in either of the Parties. In the event that the two (2) arbitrators fail to appoint a third arbitrator within ten (10) days of the appointment of the second arbitrator, either arbitrator or either Party may apply for the appointment of a third arbitrator to the American Arbitration Association.

(d)
General. All arbitrators selected pursuant to this Section shall possess at least five (5) years of relevant experience in technology, finance and/or law applicable to the Services or similar services or transactions. Any such appointment shall be binding upon the Parties. The Parties shall use best efforts to set the arbitration within sixty (60) days after selection of the arbitrator or arbitrators, as applicable, but in no event shall the arbitration be set more than ninety (90) days after selection of the arbitrator or arbitrators, as applicable. Discovery as permitted by the Federal Rules of Civil Procedure then in effect will be allowed in connection with arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrator or arbitrators, as applicable. The decision or award of the arbitrator or the majority of the three arbitrators, as applicable, shall be rendered within fifteen (15) days after the conclusion of the hearing, shall be in writing, shall set forth the basis therefore, and shall be final, binding and non-appealable upon the Parties. Notwithstanding the exclusive jurisdiction requirement in Section 19.3, the decision or award of the arbitrator or the majority of the three arbitrators, as applicable, may be enforced and executed upon in any court or other body having jurisdiction over the Party against whom the enforcement of such decision or award is sought. Each Party shall bear its own arbitration costs and expenses and all other costs and expenses of the arbitration shall be divided equally between the Parties; provided, however, the arbitrator or arbitrators, as applicable, may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates other than such allocation between the Parties.

19.3 Jurisdiction.

Subject to Section 19.2, each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in Wilmington, Delaware, and each Party irrevocably submits to the sole and exclusive jurisdiction of the courts in Delaware in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party. Notwithstanding the foregoing, Hercules may seek injunctive or other equitable relief or seek to enforce a judgment in any court of competent jurisdiction.

19.4 Continued Performance.

(a)
General. Each Party agrees that it shall, unless otherwise directed by the other Party, continue performing its obligations under this Agreement while any dispute is being resolved; provided, that this provision shall not operate or be construed as extending the Term of this Agreement or prohibiting or delaying a Party’s

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exercise of any right it may have to terminate the Term as to all or any part of the Services. For purposes of clarification, Hercules Data may not be withheld by Supplier pending the resolution of any dispute.

(b)
Non-Interruption of Service. Supplier acknowledges and agrees that any interruption to the Service will cause irreparable harm to Hercules and/or the Eligible Recipients, in which case an adequate remedy at law would not be available. Supplier expressly acknowledges and agrees that, pending resolution of any dispute or controversy, it shall not deny, withdraw, or restrict Supplier’s provision of the Services to Hercules and/or the Eligible Recipients under this Agreement, except as specifically and expressly agreed in writing by Hercules and Supplier.

19.5 Governing Law.

This Agreement and performance under it shall be governed by and construed in accordance with the applicable laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

20 TERMINATION

20.1 Termination for Cause.

(a)	By Hercules. If Supplier:

(i)	commits a material breach of its obligations with respect to Transition Services as provided in Section 4.2(f), which breach is not cured within the period specified in Section 4.2(f);

(ii)	commits a material breach of this Agreement, which breach is not cured within thirty (30) days after notice of the breach from Hercules;

(iii)	commits a material breach of this Agreement which is not capable of being cured within the period specified pursuant to Section 20.1(a)(ii);

(iv)	commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement;

(v)	becomes liable for or incurs Service Level Credits under this Agreement that, in the aggregate, exceed fifty percent (50%) of the cumulative At Risk Amount during any rolling six (6) month period; or

(vi)	fails to perform in accordance with the Minimum Service Level for same Critical Service Level for three (3) consecutive months or during four (4) of any six (6) consecutive month period;

then Hercules may, by giving notice to Supplier, terminate the Term with respect to all or any part of the Services, in whole or in part, as of a date specified in the notice of termination. Supplier shall not be entitled to any Termination Charges in connection with such a termination for cause. If Hercules chooses to terminate this Agreement in part, the Charges payable under this Agreement will be adjusted in accordance with the pricing by charge component, as set forth in Schedule J, to reflect such partial termination. For avoidance of doubt, the Parties acknowledge and agree that a material breach under this Master Agreement or any Companion Agreement shall be deemed a material breach under this Master Agreement and all Companion Agreements for purposes of this provision.

The express acknowledgment that a certain amount of Service Level Credits or number of Service Level defaults constitutes grounds for termination under Section 20.1(a)(v) and (vi) does not imply that a lesser amount or number cannot constitute a material breach of this Agreement and therefore grounds for termination under other subsections, and no Party shall contend otherwise in any dispute or controversy between the Parties.

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(b)
By Supplier. In the event that Hercules fails to pay Supplier undisputed Charges exceeding in the aggregate two (2) months of Monthly Base Charges by the specified due date and fails to cure such default within thirty (30) days of notice from Supplier of its intention to terminate for failure to make such payment, Supplier may, by notice to Hercules, terminate the Term. Supplier acknowledges and agrees that this Section 20.1(b) describes Supplier’s sole right to terminate this Agreement and Supplier hereby waives any other rights it may have to terminate this Agreement.

20.2 Termination for Convenience.

Hercules may terminate the Term with respect to all Services or any Functional Service Area(s) for convenience and without cause at any time. If Hercules elects to terminate all Services provided under this Master Agreement and all Companion Agreements on this basis, Hercules shall give Supplier at least six (6) months prior notice designating the termination date.  If Hercules elects to terminate less than all Functional Service Areas and/or less than all Companion Agreements, Hercules shall give Supplier at least ninety (90) days prior notice designating the termination date.  In either event, Hercules shall pay to Supplier a Termination Charge calculated in accordance with Schedule N. In the event that a purported termination for cause by Hercules under Section 20.1 is determined by a competent authority not to be properly a termination for cause, then such termination by Hercules shall be deemed to be a termination for convenience under this Section 20.2.

20.3 Termination Upon Supplier Change of Control.

In the event of a change in Control of Supplier (or that portion of Supplier providing all or any material of the Services under this Agreement) or the Entity that Controls Supplier (if any), where such control is acquired, directly or indirectly, in a single transaction or series of related transactions, or all or substantially all of the assets of Supplier (or that portion of Supplier providing all or any material of the Services under this Agreement) are acquired by any entity, or Supplier (or that portion of Supplier providing all or any material of the Services under this Agreement) is merged with or into another entity to form a new entity, then at any time within twelve (12) months after the last to occur of such events, Hercules may at its option terminate the Term by giving Supplier at least ninety (90) days prior notice and designating a date upon which such termination shall be effective; provided, however, if such change in Control of Supplier involves a Direct Hercules Competitor, Hercules may terminate the Term by giving Supplier at least thirty (30) days prior notice, and such Direct Hercules Competitor shall be prohibited from any contact with Hercules Data, Hercules Confidential Information and any and all other information about the Hercules account, including discussions with Supplier Personnel regarding specifics relating to the Services. Supplier shall not be entitled to any Termination Charges in connection with a termination on this basis. For avoidance of doubt, an initial public offering or secondary offering by Supplier shall not be deemed to be a Change of Control of Supplier and shall not trigger the right to terminate for convenience pursuant to this Section 20.3.

20.4 Termination Upon Hercules Acquisition or Merger.

In the event that, in a single transaction or series of transactions, Hercules acquires or is acquired by any other Entity (by stock sale, asset sale or otherwise) or merges with any other Entity, then, at any time within twelve (12) months after the last to occur of such events, Hercules may at its option terminate the Term by giving Supplier at least one hundred eighty (180) days prior notice and designating a date upon which such termination shall be effective. If Hercules elects to terminate on this basis, Hercules shall pay a Termination Charge equal to the greater of (i) seventy-five percent (75%) of the Termination Charge it would have been obligated to pay under Schedule N if it had terminated for convenience under Section 20.2, or (ii) an amount equal to the wind-down expenses (as defined in Section 2(a) or (b) of Schedule N and unamortized balance sheet items (as defined in Section 2(c) of Schedule N reasonably incurred by Supplier.

20.5 Termination for Insolvency.

In the event that any Party (i) files for bankruptcy, (ii) becomes or is declared insolvent, or is the subject of any bona fide proceedings related to its liquidation, administration, provisional liquidation, insolvency or the appointment of a receiver or similar officer for it, (iii) passes a resolution for its voluntary liquidation, (iv) has a receiver or manager

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appointed over all or substantially all of its assets, (v) makes an assignment for the benefit of all or substantially all of its creditors, (vi) enters into an agreement or arrangement for the composition, extension, or readjustment of substantially all of its obligations or any class of such obligations, (vii) fails or become incapable of paying its debts as they become due or is otherwise in default under material contracts and fails to promptly cure such defaults, or (vii) experiences an event analogous to any of the foregoing in any jurisdiction in which any of its assets are situated, then the other Party may terminate this Agreement as of a date specified in a termination notice; provided, however, that Supplier will not have the right to exercise such termination under this Section so long as Hercules pays for the Services to be received hereunder in advance on a month-to-month basis. If any Party elects to terminate this Agreement due to the insolvency of the other Party, such termination will be deemed to be a termination for cause hereunder.

20.6 Hercules Rights Upon Supplier’s Bankruptcy.

(a)
General Rights. In the event of Supplier’s bankruptcy or other formal procedure referenced in Section 20.5 or of the filing of any petition under bankruptcy laws affecting the rights of Supplier which is not stayed or dismissed within thirty (30) days of filing, in addition to the other rights and remedies set forth herein, to the maximum extent permitted by Law, Hercules will have the immediate right to retain and take possession for safekeeping all Hercules Data, Hercules Confidential Information, Hercules licensed Third Party Software, Hercules owned Equipment, Hercules owned Materials, Hercules owned Developed Materials, and all other Software, Equipment, Systems or Materials to which Hercules and/or the Eligible Recipients are or would be entitled during the Term or upon the expiration or termination of this Agreement. Supplier shall cooperate fully with Hercules and the Eligible Recipients and assist Hercules and the Eligible Recipients in identifying and taking possession of the items listed in the preceding sentence. Hercules will have the right to hold such Hercules Data, Confidential Information, Software, Equipment, Systems and Materials until such time as the trustee or receiver in bankruptcy or other appropriate insolvency office holder can provide adequate assurances and evidence to Hercules that they will be protected from sale, release, inspection, publication, or inclusion in any publicly accessible record, document, material or filing. Supplier and Hercules agree that without this material provision, Hercules would not have entered into this Agreement or provided any right to the possession or use of Hercules Data, Hercules Confidential Information, or Hercules Software covered by this Agreement.

(b)
Hercules Rights in Event of Bankruptcy Rejection. Notwithstanding any other provision of this Agreement to the contrary, in the event that Supplier becomes a debtor under the United States Bankruptcy Code (11 U.S.C. §101 et. seq. or any similar Law in any other country (the “Bankruptcy Code”)) and rejects this Agreement pursuant to Section 365 of the Bankruptcy Code (a “Bankruptcy Rejection”), (i) any and all of the licensee and sublicensee rights of Hercules and the Eligible Recipients arising under or otherwise set forth in this Agreement, including without limitation the rights of Hercules and/or the Eligible Recipients referred to in Section 14.6, shall be deemed fully retained by and vested in Hercules and/or the Eligible Recipients as protected intellectual property rights under Section 365(n)(1)(B) of the Bankruptcy Code and further shall be deemed to exist immediately before the commencement of the bankruptcy case in which Supplier is the debtor; (ii) Hercules shall have all of the rights afforded to non-debtor licensees and sublicensees under Section 365(n) of the Bankruptcy Code; and (iii) to the extent any rights of Hercules and/or the Eligible Recipients under this Agreement which arise after the termination or expiration of this Agreement are determined by a bankruptcy court not to be “intellectual property rights” for purposes of Section 365(n), all of such rights shall remain vested in and fully retained by Hercules and/or the Eligible Recipients after any Bankruptcy Rejection as though this Agreement were terminated or expired. Hercules shall under no circumstances be required to terminate this Agreement after a Bankruptcy Rejection in order to enjoy or acquire any of its rights under this Agreement, including without limitation any of the rights of Hercules referenced in Section 14.6.

20.7 Termination for Supplier Degraded Financial Condition.

If Supplier has a reduction in its long term credit rating as determined by Moody’s Investors Service to "Ba" or below, then Hercules may, in its sole discretion, terminate this Agreement without payment of Termination Charges by giving Supplier at least ninety (90) days prior notice.

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21	GENERAL

21.1 Binding Nature, Assignment.

(a)	Binding Nature. This Agreement will be binding on the Parties and their respective successors and permitted assigns.

(b)	Assignment. Neither Party may, or will have the power to, assign this Agreement without the prior written consent of the other, except in the following circumstances:

(i)
Hercules may assign its rights or obligations under this Agreement, without approval of Supplier, to an Affiliate which expressly assumes Hercules' obligations and responsibilities hereunder, provided Hercules remains fully liable for and is not relieved from the full performance of its obligations under this Agreement; and

(ii)
Hercules may assign its rights and obligations under this Agreement without the approval of Supplier to an Entity acquiring, directly or indirectly, Control of Hercules, an Entity into which Hercules is merged, or an Entity acquiring all or substantially all of Hercules' assets, provided the acquirer or surviving Entity agrees in writing to be bound by the terms and conditions of this Agreement (provided that, if the Entity by which Hercules is acquired or into which Hercules is merged is a Direct Supplier Competitor, the Parties shall confer in good faith regarding Supplier's competitive concerns and possible means of addressing such concerns, including the possibility of unwinding the relationship).

(c)	Impermissible Assignment. Any attempted assignment that does not comply with the terms of this Section shall be null and void.

21.2 Entire Agreement; Amendment.

This Agreement, including any Schedules and Exhibits referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, modification, change, waiver, or discharge is sought to be enforced.

21.3 Notices.

(a)	Primary Notices. Any notice, notification, request, demand or determination provided by a Party pursuant to the following:

Section 4.3 (Termination Assistance Services);
Section 4.6(a) (Use of Third Parties - Right of Use);
Section 6.7 (Notice of Defaults);
Section 7.7 (Notice of Adverse Impact);
Section 11.5 (Extraordinary Events);
Section 13.1(d) (Loss of Confidential Information);
Section 16.1(d)(Cancellation, Expiration or Alteration of Insurance);
Sections 17.5 (Indemnification Procedures);
Section 17.6 (Indemnification Procedures - Government Claims);
Section 18.2 (Force Majeure);
Section 18.3(e) (Waiver of Liability Cap);
Section 19.1 (Informal Dispute Resolution);
Article 20 (Termination); and

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Section 21.1 (Binding Nature, Assignment);

shall be in writing and shall be delivered in hard copy using one of the following methods and shall be deemed delivered upon receipt: (i) by hand, (ii) by an express courier with a reliable system for tracking delivery, or (iii) by registered or certified mail, return receipt requested, postage prepaid. Unless otherwise notified, the foregoing notices shall be delivered as follows:

In the case of Hercules:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: Chief Financial Officer

With a copy to:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: General Counsel

and

In the case of Supplier:

Genpact International
Duna Plaza Offices, 4th Floor
H-1138 Budapest Vaci út 178
Hungary
Attention: Board of Managers
Facsimile: +361-330-8910

With a copy to:

Genpact International
DLF City-Phase V
Sector 53, Gurgaon - 122002
Haryana State, India
Attention: General Counsel
Facsimile: +91 124 402 2205

(b)
Other Notices. All notices, notifications, requests, demands or determinations required or provided pursuant to this Agreement, other than those specified in Section 21.3(a), may be sent in hard copy in the manner specified in Section 21.3(a), or by e-mail transmission (where receipt is acknowledged by the recipient) or facsimile transmission (with acknowledgment of receipt from the recipient’s facsimile machine) to the addresses set forth below:

In the case of Hercules:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: Stephen F. Werbe
E-mail Address: swerbe@herc.com
Facsimile: 302-594-7200

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and

In the case of Supplier:
Genpact International
DLF IT Park
Tower 1, 7th Floor
8 Major Arterial Road
New Town, Rajarhat
Kolkata 700156
Attention: Subrata Mukherjee - Hercules Global Operating Leader
E-mail Address: Subrata.Mukherjee@genpact.com
Facsimile: +91 33 2324 2004

(c)
Service of Process. Notwithstanding the above, for the purpose of service of legal process and receipt of notice or pleadings in judicial proceedings before the federal or state courts of Delaware, as selected by the Parties under Section 19.2 of the Agreement, both Parties to this Agreement and all parties to all Companion Agreements irrevocably appoint the company below as their agent for service of process and receipt of such notice or notification, and further elect domicile at the address of said company in Delaware, as follows:

In the case of Hercules:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: General Counsel

With a copy to:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: Chief Financial Officer

and

In the case of Supplier:

Genpact International
c/o National Corporate Research, Ltd.
615 South DuPont Highway
Dover, DE19901
With a copy to:

Genpact International
DLF City-Phase V
Sector 53, Gurgaon - 122002
Haryana State, India
Attention: General Counsel
Facsimile: +91 124 402 2205

(d)
Notice of Change. A Party may from time to time change its address or designee for notification purposes by giving the other prior notice of the new address or designee and the date upon which it shall become effective.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21.4 Counterparts.

This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

21.5 Headings.

The article and section headings and the table of contents used herein are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

21.6 Relationship of Parties.

Supplier, in furnishing services to Hercules and the Eligible Recipients hereunder, is acting as an independent contractor, and Supplier has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Supplier under this Agreement. The relationship of the Parties under this Agreement shall not constitute a partnership or joint venture for any purpose. Except as expressly provided in this Agreement, Supplier is not an agent of Hercules or the Eligible Recipients and has no right, power or authority, expressly or impliedly, to represent or bind Hercules or the Eligible Recipients as to any matters, except as expressly authorized in this Agreement.

21.7 Severability.

In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

21.8 Consents and Approval.

Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, confirmation, notice or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

21.9 Waiver of Default; Cumulative Remedies.

(a)
Waiver of Default. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All waivers must be in writing and signed by the Party waiving its rights.

(b)
Cumulative Remedies. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise. The election by a Party of any remedy provided for in this Agreement or otherwise available to such Party shall not preclude such Party from pursuing any other remedies available to such Party at law, in equity, by contract or otherwise.

21.10 Survival.

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force

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and effect. Additionally, all provisions of this Agreement will survive the expiration or termination of this Agreement to the fullest extent necessary to give the Parties the full benefit of the bargain expressed herein.

21.11 Publicity.

Neither Party shall use the other Party’s name or mark or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional or marketing materials, customer lists or business presentations without the prior written consent of the other Party prior to each such use or release. Neither Party shall make any public statements about this Agreement, the Services or the relationship contemplated hereunder without the other Party’s prior approval.

21.12 Service Marks.

Each Party agrees that it shall not, without the other Party’s prior consent, use any of the names, service marks or trademarks of such Party or where relevant, the Eligible Recipients in any of its advertising or marketing materials.

21.13 Third Party Beneficiaries.

Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by, Hercules and Supplier. This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation employees, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

21.14 Covenant Against Pledging.

To the extent Supplier assigns, transfers, pledges, hypothecates or otherwise encumbers its rights to receive payments from Hercules under this Agreement, Supplier shall continue to be Hercules’ sole point of contact with respect to this Agreement, including with respect to payment. The person or Entity to which such rights are assigned, transferred, pledged, hypothecated or otherwise encumbered shall not be considered a third party beneficiary under this Agreement and shall not have any rights or causes of action against Hercules.

21.15 Order of Precedence.

In the event of a conflict, this Agreement shall take precedence over the Schedules attached hereto, and the Schedules shall take precedence over any attached Exhibits.

21.16 Hiring of Employees.

(a)
Solicitation and Hiring. During the Term and for a period of twelve (12) months thereafter, Supplier will not solicit for employment directly or indirectly, nor employ, any employees of Hercules or an Eligible Recipient or individual Hercules Third Party Contractors without the prior approval of Hercules. Except as expressly set forth in Section 4.3(b)(2) during the Term and for a period of twelve (12) months thereafter, Hercules will not solicit for employment directly or indirectly, nor employ, any employee of Supplier involved in the performance of Supplier’s obligations under this Agreement without the prior consent of Supplier. In each case, the prohibition on solicitation and hiring shall extend ninety (90) days after the termination of the employee’s employment. This provision shall not operate or be construed to prevent or limit any employee’s right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee’s freedom of movement or association.

(b)
Publications. Neither the publication of classified advertisements in newspapers, periodicals, Internet bulletin boards, or other publications of general availability or circulation nor the consideration and hiring of persons responding to such advertisements shall be deemed a breach of this Section 21.16, unless the advertisement and solicitation is undertaken as a means to circumvent or conceal a violation of this provision and/or the hiring party acts with knowledge of this hiring prohibition.

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21.17 Further Assurances.

Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

21.18 Liens.

Supplier shall not file, or by its action or inaction permit, any liens to be filed on or against property or realty of Hercules or any Eligible Recipient. In the event that any such liens arise as a result of Supplier’s action or inaction, Supplier shall obtain a bond to fully satisfy such liens or otherwise remove such liens at its sole cost and expense within ten (10) business days.

21.19 Covenant of Good Faith.

Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

21.20 Acknowledgment.

The Parties each acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

21.21 References.

Unless otherwise directed by Hercules, beginning twelve (12) months after the Effective Date, Supplier shall use Hercules as a reference at least once during the first six (6) months and once during the last six (6) month of each calendar year for prospective Supplier customers interested in purchasing services that include the same or substantially similar services to the Services. In conjunction with the foregoing, the Hercules Relationship Manager (or equivalent level of Hercules management), shall serve as the contact point for such prospective Supplier customers and shall respond to all inquiries in a timely manner. Notwithstanding Section 13.3, Supplier acknowledges and agrees that the Hercules Relationship Manager (or equivalent level of Hercules management) may freely discuss all aspects of Supplier's performance and Hercules' satisfaction with such performance with prospective Supplier customers. Supplier shall provide such prospective Supplier customers with appropriate Hercules contact information. The identity of such prospective Supplier customers and all information related thereto shall be considered Supplier Confidential Information.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

Hercules Incorporated                         Genpact International SARL

By:	/s/ Craig A. Rogerson	By:	/s/ V. N. Tyagarajan
Title:	President & CEO	Title:	Executive Vice President
Date:	January 16, 2007	Date:	January 15, 2007
End of TOC - Do not delete this paragraph!

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1	Introduction	1
1.1Performance and Management by Supplier1

1.2Definitions1

1.3Other Terms1

2	CONTRACT DOCUMENTS	2
2.1Associated Contract Documents2

3	TERM	3
3.1Initial Term3

3.2Extension3

4	SERVICES	3
4.1Overview3

4.2Transition Services4

4.3Termination Assistance Services6

4.4New Services11

4.5Billable Projects12

4.6Right to In-Source or Use Third Parties; Cooperation12

4.7Companion Agreements14

4.8Guaranty14

5	REQUIRED CONSENTS	14
5.1Supplier Responsibility.14

5.2Financial Responsibility15

5.3Contingent Arrangements15

5.4Termination15

6	FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES	15
6.1Service Facilities.15

6.2Hercules Facilities.16

6.3Supplier Facilities18

6.4Software, Equipment and Third Party Contracts18

6.5Notice of Defaults21

7	SERVICE LEVELS	21
7.1General21

7.2Service Level Credits; Deliverable Credits.22

7.3Problem Analysis22

7.4Continuous Improvement Reviews.22

7.5Measurement and Monitoring23

7.6Satisfaction Surveys.23

7.7Notice of Adverse Impact24

8	PROJECT PERSONNEL	24
8.1Key Supplier Personnel24

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8.2Supplier Account Manager.25

8.3Supplier Personnel Are Not Hercules Employees25

8.4Replacement, Qualifications, and Retention of Supplier Personnel25

8.5Staffing Plan: Restrictions on Changes in Supplier Staffing/Facilities26

8.6Conduct of Supplier Personnel27

8.7Substance Abuse27

8.8EC Acquired Rights Directive27

9	SUPPLIER RESPONSIBILITIES	28
9.1Policy and Procedures Manual28

9.2Reports29

9.3Governance Model; Meetings30

9.4Quality Assurance and Internal Controls30

9.5Processes, Procedures, Architecture, Standards and Planning32

9.6Change Control33

9.7Software Currency.34

9.8Maintenance35

9.9Efficiency and Cost Effectiveness.36

9.10Malicious Code36

9.11Access to Specialized Supplier Skills and Resources36

9.12Audit Rights.37

9.13Subcontractors.40

9.14Technology and Business Process Evolution41

9.15Network Configuration Data43

10	Hercules Responsibilities	43
10.1Responsibilities43

10.2Savings Clause43

11	CHARGES	44
11.1General.44

11.2Pass-Through Expenses45

11.3Reserved46

11.4Taxes46

11.5Extraordinary Events48

11.6Reserved49

11.7Refundable Items49

11.8Hercules Benchmarking Reviews49

12	INVOICING AND PAYMENT	50
12.1Invoicing50

12.2Payment Due.51

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12.3Reserved.51

12.4Disputed Charges51

13	Hercules DATA AND OTHER CONFIDENTIAL INFORMATION	52
13.1Confidential Information52

13.2Hercules Data55

13.3Personal Data56

13.4File Access.58

13.5Hercules Data -- Correction and Restoration58

13.6Survival59

14	OWNERSHIP OF MATERIALS	59
14.1Hercules Owned Materials59

14.2Developed Materials60

14.3Supplier Owned Materials61

14.4Other Materials62

14.5General Rights62

14.6Hercules Rights Upon Expiration or Termination of Agreement63

15	REPRESENTATIONS, WARRANTIES and covenants	66
15.1Work Standards66

15.2Software66

15.3Non-Infringement67

15.4Authorization67

15.5Inducements; Hercules Business Practices Policy68

15.6Disabling Code68

15.7Compliance with Laws.68

15.8Interoperability; Currency70

15.9Disclaimer71

16	INSURANCE AND RISK OF LOSS	71
16.1Insurance.71

16.2Risk of Loss.72

17	INDEMNITIES	73
17.1Indemnity by Supplier73

17.2Indemnity by Hercules74

17.3Additional Indemnities74

17.4Infringement75

17.5Indemnification Procedures75

17.6Indemnification Procedures - Governmental Claims76

17.7Subrogation76

18	LIABILITY	76
18.1General Intent76

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18.2Force Majeure76

18.3Limitation of Liability78

19	DISPUTE RESOLUTION	80
19.1Informal Dispute Resolution80

19.2Arbitration81

19.3Jurisdiction82

19.4Continued Performance82

19.5Governing Law82

20	TERMINATION	82
20.1Termination for Cause82

20.2Termination for Convenience83

20.3Termination Upon Supplier Change of Control83

20.4Termination Upon Hercules Acquisition or Merger84

20.5Termination for Insolvency84

20.6Hercules Rights Upon Supplier’s Bankruptcy84

20.7Termination for Supplier Degraded Financial Condition85

21	GENERAL	85
21.1Binding Nature, Assignment85

21.2Entire Agreement; Amendment86

21.3Notices86

21.4Counterparts88

21.5Headings88

21.6Relationship of Parties88

21.7Severability88

21.8Consents and Approval89

21.9Waiver of Default; Cumulative Remedies89

21.10Survival89

21.11Publicity89

21.12Service Marks89

21.13Third Party Beneficiaries89

21.14Covenant Against Pledging90

21.15Order of Precedence90

21.16Hiring of Employees90

21.17Further Assurances90

21.18Liens90

21.19Covenant of Good Faith90

21.20Acknowledgment91

21.21References91

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Hercules

Schedule A

Glossary

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Schedule A

Glossary

This is Schedule A to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”).

The following terms, when used in the Agreement or any Schedule or Attachment to the Agreement, shall have the meanings specified below.

(1)
“Acceptance” means the determination, in Hercules’ reasonable discretion, following implementation, installation, testing and execution in the production environment for a mutually agreed upon number of business cycles (of not less than one (1) cycle) that Software, Equipment, Systems and/or other contract deliverables are in Compliance in all material respects with the Specifications. Notwithstanding the foregoing, if (i) Hercules fails to provide Supplier notice of non-Acceptance within thirty (30) days following the completion of the agreed upon number of business cycles, (ii) Supplier notifies Hercules of such failure to provide written notice of non-Acceptance as described above, and (iii) Hercules thereafter fails to provide notice of non-Acceptance within five (5) days of such notice describing Hercules’ failure, then Acceptance shall be deemed to occur with respect to that Software, Equipment, Systems and/or other contract deliverables.

(2)
“Additional Resource Charge” or “ARC” is the charge per Resource Unit that is applicable whenever the actual consumption of a defined Resource Unit by Hercules and the Eligible Recipients exceeds the Resource Baseline for such Resource Unit set forth in Schedule J. The total additional charges will be calculated by multiplying the Additional Resource Charge by the number of Resource Units in excess of the Resource Baseline actually consumed by Hercules and the Eligible Recipients as further described in Schedule J.

(3)	“Affiliate” means with respect to any Entity, any other Entity that is directly or indirectly Controls, is Controlled by or under common Control with such Entity at the time in question.

(4)	“Agreement” has the meaning given in the preamble to the Agreement.

(5)
“Allocation of Pool Percentage” means the portion of the Pool Percentage Available for Allocation that is specified for a Performance Category. The total of all Allocation of Pool Percentages shall not exceed the Pool Percentage Available for Allocation.

(6)
“Applications Software” or “Applications” means those software application programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) used to support day-to-day business operations and accomplish specific business objectives to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1. Applications Software shall include all such programs or programming in use or required to be used as of the Commencement Date, including those set forth in Attachment E.9A to Schedule E and those as to which Supplier received reasonable notice and/or access prior to the Commencement Date. Applications Software also shall include all such programs or programming developed and/or introduced by or for Hercules or the Eligible Recipients on or after the Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1.

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(7)
“At Risk Amount” means, for any month during the Term, an amount, expressed as a percentage of the Monthly Base Charges, which is the maximum amount that the Supplier will have at risk for Service Level Credits. The At Risk Amount shall be the percentage of the Monthly Base Charges set forth in Schedule G (i.e., 10%).

(8)
“Authorized User(s)” means, individually and collectively, the employees, business units, contractors, subcontractors, customers, agents, representatives, and joint ventures of Hercules and the Eligible Recipients (other than Supplier and its Subcontractors) (i) mutually agreed upon by the Parties to receive or use the Systems or Services provided by Supplier, (ii) designated by Hercules or an Eligible Recipient to receive or use the Systems or Services provided by Supplier during the Transition Period, or (iii) that have master records in the applicable Systems or Applications (e.g., the SAP Application).

(9)	“Baseline Project FTEs” has the meaning given in Section 4.5(a) of the Agreement.

(10)	“Benchmark Standard” has the meaning given in Section 11.8(c) of the Agreement.

(11)	“Benchmarker” has the meaning given in Section 11.8(a) of the Agreement.

(12)	“Benchmarking” has the meaning given in Section 11.8(a) of the Agreement.

(13)	“BPO/ADM” has the meaning given in Section 1.1 of the Agreement.

(14)	“Charges” means the amounts set forth in Article 11 and Schedule J (or otherwise set forth in the Agreement) as charges due to the Supplier in return for providing the Services.

(15)	“Change Control Procedures” has the meaning given in Section 9.6(a) of the Agreement.

(16)
“Commencement Date” means April 1, 2007, or such other date as the Parties may agree upon in writing as the date on which Supplier shall assume full responsibility for the Services identified in the Agreement.

(17)
“Compliance” and “Comply” means, with respect to outsourced business process(es), Software, Equipment, Systems or other contract deliverables to be implemented, designed, developed, delivered, integrated, installed and/or tested by Supplier, in compliance in all material respects with the Specifications.

(18)	“Confidential Information” has the meaning given in Section 13.1(a) of the Agreement.

(19)	“Contract Changes” has the meaning given in Section 11.1(e) of the Agreement.

(20)
“Contract Year” means, for the first Contract Year, a period commencing on the Commencement Date and ending on December 31, 2006 and, for each ensuing Contract Year, a twelve (12) month period commencing on January 1 and ending on December 31. If any Contract Year is less than twelve (12) months, the rights and obligations under this Agreement that are calculated on a Contract Year basis will be proportionately adjusted for such shorter period.

(21)
“Control” and its derivatives means: (a) the legal, beneficial, or equitable ownership, directly or indirectly, of (i) at least forty-five percent (45%) of the aggregate of all voting equity interests in an Entity, or (ii) equity interests having the right to at least forty-five percent (45%) of the profits

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of an Entity or, in the event of dissolution, to at least forty-five percent (45%) of the assets of an Entity; or (b) in the case of a partnership, the holding by an Entity (or one of its Affiliates) of the position of sole general partner.

(22)
“Critical Deliverables” means those deliverables performed on a one-time or periodic basis, for which a Deliverable Credit may be payable in accordance with Schedule G and described in Attachment G.1. Critical Deliverables are not Critical Service Levels.

(23)
“Critical Service Levels” means those Service Levels established under Schedule G for which a Service Level Credit may be payable. Critical Service Levels are identified and defined in Attachment G.1. Each Critical Service Level has an Expected Service Level and a Minimum Service Level associated with it unless otherwise specified. It is the intent of the Parties that all Critical Service Levels shall be quantifiable, measurable and objective.

(24)
“Deliverable Credits” means the monetary amount(s) that Supplier shall pay to Hercules (or apply against monthly Charges) in the event of a failure to achieve a Critical Deliverable as set forth in Schedules G and H or otherwise agreed by the Parties.

(25)
“Derivative Work” means a work based on one or more preexisting works, including a condensation, transformation, translation, modification, expansion, or adaptation, that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement under applicable Law, but excluding the preexisting work.

(26)
“Developed Materials” means any Materials (including Software), or any modifications, enhancements or Derivative Works thereof, developed by or on behalf of Supplier for Hercules or the Eligible Recipients in connection with or as part of the Services.

(27)	“Direct Hercules Competitor” means the Entities identified in Schedule P.1 as such list of Entities may be modified by Hercules from time to time.

(28)	“Direct Supplier Competitor” means the Entities identified in Schedule P.2.

(29)	“Earnback” means the methodology used to determine the potential return of a Service Level Credit as described in Section 6 of Schedule G.

(30)	“Effective Date” has the meaning given in the preamble to the Agreement.

(31)	“Eligible Recipients” means, collectively, and to the extent such Entity is receiving Services under this Agreement, the following:

(a)	Hercules;

(b)	any Entity that is an Affiliate of Hercules on the Commencement Date, or thereafter becomes an Affiliate of Hercules;

(c)
any Entity that purchases after the Commencement Date from Hercules or any Affiliate of Hercules, all or substantially all of the assets of Hercules or such Affiliate, or of any division, marketing unit, business unit, administrative unit, or manufacturing, research or development facility thereof, provided that such Entity agrees in writing to be bound by the terms and conditions of this Agreement;

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(d)	Intentionally blank;

(e)
any Entity into which Hercules or any Affiliate of Hercules merges or consolidates, provided that such Entity has assumed Hercules’ obligations under this Agreement, and provided further that such Entity agrees in writing to be bound by the terms and conditions of this Agreement;

(f)	any Entity which merges into or consolidates with Hercules or any Affiliate of Hercules;

(g)	Intentionally blank;

(h)	Intentionally blank;

(i)
any customer of an Eligible Recipient identified in clauses (a) through (h) above, or an Entity to which such an Eligible Recipient is a subcontractor, but only in connection with the provision of products or services by such Eligible Recipient to such customer;

(j)
any person or Entity engaged in the provision of products or services to Hercules or an Eligible Recipient identified in clauses (a) through (h) above, but only in connection with the provision of such products or services to Hercules or such Eligible Recipient; and

(k)	other entities to which the Parties agree.

(32)	“Entity” means a corporation, partnership, joint venture, trust, limited liability company, limited liability partnership, association or other organization or entity.

(33)
“Equipment” means all computing, networking, communications and related computing equipment (hardware and firmware) procured, provided, operated, supported, or used by Hercules, Supplier or Authorized Users in connection with the Services, including (i) mainframe, midrange, server and distributed computing equipment and associated attachments, features, accessories, peripheral devices, and cabling, (ii) personal computers, laptop computers, terminals, workstations and associated attachments, features, accessories, printers, multi-functional printers, peripheral devices, and cabling, and (iii) voice, data, video and wireless telecommunications and network and monitoring equipment and associated attachments, features, accessories, cell phones, peripheral devices, and cabling.

(34)	“Expected Service Level” means the level of performance designated as such for a Service Level, as set forth in Attachment G.1, below which an Expected Service Level Default shall be deemed to occur.

(35)
“Expected Service Level Default” means the Supplier's level of performance for a particular Service Level fails to meet the applicable Expected Service Level (but does not fail to meet the applicable Minimum Service Level) as specified in Attachment G.1, and has already failed to meet such Expected Service Level three (3) or more months in any rolling twelve (12) month period.

(36)	“Extraordinary Event” has the meaning given in Section 11.6(a) of the Agreement.

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(37)
 “Full Time Equivalent” or “FTE” means a level of effort, excluding vacation, holidays, training, administrative and other non-productive time (but including a reasonable amount of additional work outside normal business hours), equivalent to that which would be provided by one person working full time for one year. Unless otherwise agreed, one FTE is assumed to be at least 1840 hours as described above per Contract Year for Services other than ADM Services and at least. 2080 hours per Contract Year for ADM Services. Without Hercules’ prior written approval, one (1) dedicated individual’s total work effort cannot amount to more than one FTE.

(38)
“Functional Service Area” means each of the substantive areas defined in Schedule E in which Supplier shall provide Services (e.g., Global Procurement, Material Master, Accounts Payable, Order to Invoice, Invoice to Cash, General Accounting, Business Analysis, Applications Development and Maintenance).

(39)	“Hercules Base Case” means the summary financial base case attached hereto as Schedule K, as well as the detailed financial and budget information underlying such summary base case.

(40)
“Hercules Data” means any data or information of Hercules, an Eligible Recipient or an Authorized User that is provided to or obtained by Supplier in connection with the negotiation and execution of this Agreement or the performance of Supplier’s obligations under this Agreement, including data and information with respect to the businesses, customer, operations, facilities, products, rates, regulatory compliance, competitors, consumer markets, assets, expenditures, mergers, acquisitions, divestitures, billings, collections, revenues and finances of Hercules, any Eligible Recipient or an Authorized User. Hercules Data also means any data or information (i) created, generated, collected or processed by Supplier in the performance of its obligations under this Agreement, including data processing input and output, service level measurements, asset information, Reports, third party service and product agreements, contract charges, and retained expense and Pass-Through Expenses or (ii) that resides in or is accessed through Software, Equipment or Systems provided, operated, supported, or used by Supplier in connection with the Services, as well as information derived from this data and information.

(41)	“Hercules Facilities” means the facilities listed in Schedule O.1 that are provided by Hercules or the Eligible Recipient for the use of Supplier to provide the Services.

(42)	“Hercules Owned Materials” has the meaning given in Section 14.1 of the Agreement.

(43)
“Hercules Owned Software” means Software owned by Hercules, a Hercules Affiliate or an Eligible Recipient and used, operated, maintained or supported by or on behalf of Supplier under or in connection with this Agreement.

(44)	“Hercules Personal Data” or “Personal Data” means that portion of Hercules Data that is subject to any Privacy Laws.

(45)
“Hercules Personnel” means the employees, agents, contractors or representatives of Hercules or its Affiliates or Eligible Recipients who performed any of the Services to be provided by Supplier during the twelve (12) months preceding the Commencement Date.

(46)	“Hercules Provided Equipment” means the Equipment provided pursuant to Schedule O.3.

(47)	“Hercules Relationship Manager” has the meaning given in Section 10.1 of the Agreement.

(48)	“Hercules Rules” has the meaning given in Section 6.2(d) of the Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(49)	“Hercules Service Taxes” has the meaning given in Section 11.4(e) of the Agreement.

(50)	“Hercules Standards” has the meaning given in Section 9.5(a) of the Agreement.

(51)	“Hercules Third Party Contractors” has the meaning given in Section 4.6.

(52)
“Income Tax” means any tax on or measured by the net income of a Party (including taxes on capital or net worth that are imposed as an alternative to a tax based on net or gross income), or tax which is in the nature of an excess profits tax, minimum tax on tax preferences, alternative minimum tax, accumulated earnings tax, personal holding company tax, capital gains tax or franchise tax for the privilege of doing business.

(53)	“Key Measurements” means those Service Levels set forth in Attachment G.1 for which no Service Level Credit is payable, but which are meaningful to Hercules’ business.

(54)	“Key Supplier Personnel” means the Supplier Personnel filling the positions designated in Schedule C.1 as Key Supplier Personnel.

(55)
“Laws” means all federal, state, provincial, regional, territorial, local and other laws, statutes, ordinances, regulations, rules, executive orders, and other official releases of or by any government, or any authority, department or agency thereof, in any jurisdiction in which the Services are provided or received, including the United States Securities and Exchange Commission and the Public Company Accounting Oversight Board. The definition of Laws shall include Privacy Laws. For purposes of this Agreement, Laws also shall include all generally accepted accounting principles (“GAAP”), as such principles and standards may be modified during the Term by the Public Company Accounting Oversight Board or other applicable authorities.

(56)
 “Losses” means all losses, liabilities, damages, fines, penalties, interest and claims (including taxes), and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, experts, and settlement).

(57)
“Major Release” means a new version of Software that includes changes to the architecture and/or adds new features and functionality in addition to the original functional characteristics of the preceding Software release. These releases are usually identified by full integer changes in the numbering, such as from “7.0” to “8.0,” but may be identified by the industry as a major release without the accompanying integer change.

(58)
“Malicious Code” means (i) any code, program, or sub-program whose knowing or intended purpose is to damage or interfere with the operation of the computer system containing the code, program or sub-program, or to halt, disable or interfere with the operation of the Software, code, program, or sub-program, itself, including time bombs, viruses, software locks, drop dead devices, malicious logic, worms, Trojan horses, defector trap doors, or (ii) any device, method, or token that permits any person to circumvent the normal security of the Software or the system containing the code.

(59)
“Materials” means, collectively, Software, literary works, other works of authorship, specifications, designs, analyses, processes, methodologies, concepts, inventions, know-how, programs, program listings, programming tools, documentation, user materials, reports, drawings, databases, spreadsheets, machine-readable text and files, financial models and work product, whether tangible or intangible.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(60)	“Measurement Window” means the time during, or frequency by, which a Service Level shall be measured. The Measurement Window will exclude Hercules approved scheduled maintenance.

(61)	“Minimum Service Level Default” means the Supplier's level of performance for a particular Service Level fails to meet the applicable Minimum Service Level at any time.

(62)	“Minimum Service Level(s)” means the minimum level of performance set forth in Attachment G.1.

(63)
“Minor Release” means a scheduled release containing small functionality updates and/or accumulated resolutions to defects or non-conformances made available since the immediately preceding release (whether Major Release or Minor Release). Minor Releases shall include “Maintenance Releases” which are supplemental to and made available between Major Releases and other Minor Releases, issued and provided under specific vendor service level or maintenance obligations and contain only accumulated resolutions or mandated changes. These releases are usually identified by a change in the decimal numbering of a release, such as “7.12” to “7.13.”

(64)
“Monthly Base Charge” means the Supplier Charges for Services associated with a specific Functional Services Area for a given month at the number of Resource Units included within the Resource Baseline(s) for the applicable month.

(65)	“New Advances” has the meaning given in Section 9.14(e) of the Agreement.

(66)	“Monthly Invoice” has the meaning given in Section 12.1 of the Agreement.

(67)
“New Services” means new services that are materially different than the existing Services or non-trivial changes to the existing Services that, in each case, (i) are requested by Hercules, mandated by applicable Law, or required by  changes to Hercules policies, procedures or technology infrastructure, and (ii) require materially different levels of effort, resources or expense from Supplier for which there is no current Resource Baseline or charging methodology.

(68)	“Notice of Election” has the meaning given in Section 17.5(a) of the Agreement.

(69)	“Notice of Dispute” has the meaning given in Section 19.2(c) of the Agreement.

(70)
“Out-of-Pocket Expenses” means reasonable, demonstrable and actual out-of-pocket expenses due and payable to a third party by Supplier that are approved in advance by Hercules and for which Supplier is entitled to be reimbursed by Hercules under this Agreement. Out-of-Pocket Expenses shall not include Supplier’s overhead costs (or allocations thereof), general and/or administrative expenses or other mark-ups. Out-of-Pocket Expenses shall be calculated at Supplier’s actual incremental expense and shall be net of all rebates and allowances.

(71)	“Party” or “Parties” means Hercules and Supplier.

(72)
“Pass-Through Expenses” means the expenses, if any, listed in Schedule J, as such list may be amended by the Parties from time to time, for which Hercules has agreed in advance to be financially responsible, in accordance with Section 11.2 of this Agreement, following processing and review of the third party invoice by Supplier. Supplier shall not charge any handling or administrative charge in connection with its processing or review of such invoices.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(73)	“Performance Category” means a grouping of Service Levels as set forth in Attachment G.1. Critical Deliverables do not constitute a Performance Category.

(74)	“Policy and Procedures Manual” has the meaning given in Section 9.1(a) of the Agreement.

(75)
“Pool Percentage Available for Allocation” means the total amount that may be allocated for Service Level Credits among the Critical Service Levels. The Pool Percentage Available for Allocation shall be as set forth in Schedule G.

(76)
“Privacy Laws” means Laws relating to data privacy, trans-border data flow or data protection (e.g., the implementing legislation and regulations of the European Union member states under the European Union Directive 95/46/EC), including, subject to Sections 9.16 and 15.7, any rules, regulations, directives, principles and policies of Hercules or an Eligible Recipient or any self-regulatory organizations to which Hercules or an Eligible Recipient belongs.

(77)	“Projects” has the meaning given in Section 4.5(a) of the Agreement.

(78)
“Quality Assurance” means the actions, planned and performed, to provide confidence that all business processes, Systems, Equipment, Software and components that influence the quality of the Services are working as expected individually and collectively.

(79)
“Reduced Resource Credit” or “RRC” means the credit per Resource Unit that is applicable whenever the actual consumption of a defined Resource Unit by the Eligible Recipients falls below the Resource Baseline for utilization of such Resource Unit set forth in Schedule J. The total credit will be calculated by multiplying the Reduced Resource Credit by the number of Resource Units below the Resource Baseline actually consumed by the Eligible Recipients as further described in Schedule J.

(80)	“Reports” has the meaning set forth in Section 9.2(a) of the Agreement.

(81)
“Required Consents” means the consents (if any) required to be obtained: (i) to assign or transfer to Supplier Hercules licensed Third Party Software, Third Party Contracts or Acquired Assets (including related warranties); (ii) to grant Supplier the right to use and/or access the Hercules licensed Third Party Software in connection with providing the Services; (iii) to grant Hercules and the Eligible Recipients the right to use and/or access the Supplier Owned Software, Third Party Software and Equipment acquired, operated, supported or used by Supplier in connection with providing the Services; (iv) to assign or transfer to Hercules, the Eligible Recipients or their designee(s) any Developed Materials, (v) to assign or transfer to Hercules, the Eligible Recipients or their designee(s) Supplier Owned Software, Third Party Software, Third Party Contracts, Equipment leases or other rights following the Term to the extent provided in this Agreement; and (vi) all other consents required from third parties in connection with Supplier’s provision of the Services or performance of its obligations hereunder.

(82)
“Resource Baselines” means the estimated number of Resource Units to be required and/or consumed by Hercules and the Eligible Recipients during a defined period of time and included in the Monthly Base Charges. The Resource Baselines as of the Commencement Date are set forth in Schedule J.

(83)
“Resource Unit” or “RU” means a measurable device, unit of consumption, staffing level, or other resource that is associated with the Services, as described in Schedule J, that is measured to determine Hercules’ and the Eligible Recipients’ actual utilization of such resource compared to

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the applicable Resource Baseline for purposes of calculating Additional Resource Charges and Reduced Resource Credits as described in Schedule J.

(84)
“Retained Systems and Business Processes” means those systems and business processes of Hercules or an Eligible Recipient for which Supplier has not assumed responsibility under this Agreement (including those provided, managed, operated, supported and/or used on their behalf by Hercules Third Party Contractors). Retained Systems and Business Processes include equipment and software associated with such systems and business processes that is not Supplier equipment or software.

(85)
“Root Cause Analysis” means the formal process to be used by Supplier to diagnose the underlying cause of problems at the lowest reasonable level so that corrective action can be taken that will eliminate repeat failures. Supplier shall implement a Root Cause Analysis as specified in Section 7.3 or as reasonably requested by Hercules.

(86)
“Service Level Credit Allocation Percentage” means, for a particular Critical Service Level, the portion of Allocation of Pool Percentage allocated to a Critical Service Level within a Performance Category and used to calculate the Service Level Credit payable to Hercules in the event of a Service Level Default in such Critical Service Level. In no event shall the sum of all Service Level Credit Allocation Percentages in any Performance Category exceed one hundred percent (100%).

(87)	“Service Level Credits” has the meaning given in Section 7.2 of the Agreement and Schedule G.

(88)	“Service Level Default” means a Minimum Service Level Default or an Expected Service Level Default.

(89)	“Service Level(s)” means, individually and collectively, the quantitative performance standards for the Services set forth in Schedule G.

(90)
“Service Taxes” means all sales, service, value-added, use, excise and other similar taxes that are assessed against either Party on the provision of the Services as a whole, or on any particular Service received by Hercules or an Eligible Recipient from Supplier, excluding Income Taxes.

(91)
“Services” means, collectively: (i) the services, functions and responsibilities described in Article 4 and elsewhere in this Agreement (including Transition Services, Transformation Services and Termination Assistance Services) as they may be supplemented, enhanced, modified or replaced during the Term in accordance with this Agreement; (ii) ongoing Projects and new Projects, upon Hercules’ acceptance of Supplier’s proposals for such Projects in accordance with Section 4.5 and the other provisions of this Agreement; and (iii) any New Services, upon Hercules’ acceptance of Supplier’s proposal for such New Services in accordance with Section 4.4 and the other provisions of this Agreement.

(92)
“Software” means all software programs and programming for which a Party is financially or operationally responsible under Schedule E or Schedule J.1 (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto), including Applications, development tools set forth in Attachment E.9A, and Systems Software.

(93)	“Specialized Services” has the meaning given in Section 9.11 of the Agreement.

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(94)
“Specifications” means, with respect to business processes, Software, Equipment, Systems or other contract deliverables to be designed, developed, delivered, integrated, installed and/or tested by Supplier, the technical, design and/or functional specifications set forth in Schedule E or H, in applicable third party vendor documentation made available to Supplier, in a New Services or Project description requested and/or approved by Hercules, or otherwise agreed upon in writing by the Parties. The Parties acknowledge and agree that such third party vendor documentation does not include marketing and sales materials, unless the applicable third party vendor provides a warranty with respect to such marketing and sales materials.

(95)	“Staffing Plan” has the meaning given in Section 8.5(a) of the Agreement.

(96)
“Strategic Plan” means the plans that may be periodically developed by Hercules that set forth Hercules’ key business objectives and requirements and outline its strategies for achieving such objectives and requirements. Hercules may revise the Strategic Plan from time to time. The Strategic Plan is likely to include both annual and multi-year strategies, objectives and requirements.

(97)
“Subcontractors” means subcontractors (of any tier) of Supplier, including Shared Subcontractors (as defined in Section 9.13(c)). The initial list of Subcontractors is set forth on Schedule D, each of which has been approved by Hercules to the extent such approval is required and described thereon. Schedule D.1 may be amended during the Term in accordance with Section 9.13.

(98)	“Supplier Account Manager” has the meaning given in Section 8.2 of the Agreement.

(99)
“Supplier Facilities” means, individually and collectively, the facilities owned or leased by Supplier (or its Affiliates or Subcontractors) from which Supplier (or its Affiliates or Subcontractors) provides any Services. Supplier Facilities are listed on Schedule O.2 of the Agreement.

(100)	“Supplier Laws” has the meaning given in Section 15.7(e) of the Agreement.

(101)	“Supplier Owned Materials” has the meaning given in Section 14.3(a) of the Agreement.

(102)	“Supplier Owned Software” means any Software owned by Supplier and used to provide the Services.

(103)	“Supplier Personnel” means those employees, representatives, contractors, subcontractors and agents of Supplier, Subcontractors and Supplier Affiliates who perform any Services under this Agreement.

(104)	“Supplier Service Taxes” has the meaning given in Section 11.4(e) of the Agreement.

(105)
“System” means an interconnected grouping of manual or electronic processes, including Equipment, Software and associated attachments, features, accessories, peripherals and cabling, and all additions, modifications, substitutions, Upgrades or enhancements to such System, to the extent a Party has financial or operational responsibility for such System or System components under Schedules E or J.1. System shall include all Systems in use or required to be used as of the Commencement Date, all additions, modifications, substitutions, Upgrades or enhancements to such Systems and all Systems installed or developed by or for Hercules, the Eligible Recipients or Supplier following the Commencement Date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(106)
“Systems Software” means all software programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that perform tasks basic to the functioning of the Equipment and are required to operate the Applications Software or otherwise support the provision of Services by Supplier, including operating systems, systems utilities, data security software, compilers, performance monitoring and testing tools and database managers, to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1. Systems Software shall include all such programs or programming in use or required to be used as of the Commencement Date, including those set forth in Attachment E.9A to Schedule E, and those as to which Supplier received reasonable notice and/or access prior to the Commencement Date. Systems Software also shall include all such programs or programming developed and/or introduced by or for Hercules, the Eligible Recipients or Supplier after the Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under Schedule E or Schedule J.1.

(107)	“Tax Authority” means any federal, state, provincial, regional, territorial, local or other fiscal, revenue, customs or excise authority, body or official competent to impose, collect or asses tax.

(108)
“Technology and Business Process Evolution” means any improvement, upgrade, addition, modification, replacement, or enhancement to the standards, policies, practices, processes, procedures, methods, controls, scripts, product information, technologies, architectures, standards, Applications, Equipment, Software, Systems, tools, products, transport systems, interfaces and personnel skills associated with the performance of the in-scope business process products and services in line with the best practices of leading providers of such products and services. Supplier’s obligations with respect to Technology and Business Process Evolution apply not only to the Services performed by Supplier, but also to its support of the finance, accounting, customer service and related business processes and functions performed by or for Hercules and the Eligible Recipients. Technology and Business Process Evolution includes: (i) higher capacity, further scaling and commercializing of business processes, more efficient and scalable business processes, new versions and types of applications and systems/network software, new business or IT processes, and new types of hardware and communications equipment that will enable Supplier to perform the Services more efficiently and effectively as well as enable Hercules and the Eligible Recipients to meet and support their business requirements and strategies and (ii) any change to the Equipment, Software or methodologies used to provide the Services that is necessary to bring that function, Equipment or Software or those methodologies into line with the current industry standards.

(109)	“Technology and Business Process Plan” has the meaning given in Section 9.5(d) of the Agreement.

(110)	“Term” has the meaning given in Article 3.

(111)
“Termination Assistance Services” means the termination/expiration assistance requested by Hercules to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to Hercules or its designee, as such assistance is described in Section 4.3 and Schedule I.

(112)	“Termination Charge” means the termination charges payable by Hercules upon termination pursuant to Section 20.2 of the Agreement, as set forth in Schedule N.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(113)
“Third Party Contracts” means all agreements between third parties and Hercules, an Eligible Recipient or Supplier (or Supplier’s Subcontractors or Affiliates) that have been or will be used to provide the Services to the extent a Party has financial or operational responsibility for such contracts under Schedule E or Schedule J.1. Third Party Contracts shall include all such agreements in effect as of the Commencement Date, and those as to which Supplier received reasonable notice and/or reasonable access prior to the Commencement Date. Third Party Contracts also shall include those third party agreements entered into by or for Hercules, an Eligible Recipient or Supplier (or Supplier’s Subcontractors or Affiliates) after the Commencement Date to the extent a Party has financial or operational responsibility for such Third Party Contracts under Schedule E or Schedule J.1.

(114)
“Third Party Materials” means intellectual property, Third Party Software or other Materials that are owned by third parties and provided under license to Supplier (or its Affiliates or Subcontractors) or Hercules (or the Eligible Recipients) and that have been or will be used to provide or receive the Services.

(115)
“Third Party Software” means all Software products (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are provided under license or lease to Supplier or Hercules or an Eligible Recipient that have been or will be used to provide or receive the Services to the extent a Party has financial or operational responsibility for such Software products under Schedule E or Schedule J.1. Third Party Software shall include all such programs or programming in use or required to be used as of the Commencement Date, including those set forth in Attachment E.9A, and those as to which Supplier received reasonable notice and/or access prior to the Commencement Date. Third Party Software also shall include all such programs or programming licensed and/or leased after the Commencement Date to the extent a Party has financial or operational responsibility for such Third Party Software under Schedule E or Schedule J.1.

(116)	“Transition Milestone” has the meaning given in Section 4.2(b) of the Agreement.

(117)
“Transition Period” means the period that commences on the Effective Date and expires 11:59:59 p.m., Eastern Time, on the date specified for the completion of the Transition Services as specified in the Transition Plan, unless extended in accordance with Section 4.2 of the Agreement.

(118)	“Transition Plan” means the outline set forth in Schedule H and the detailed plan developed pursuant to Section 4.2 of the Agreement.

(119)	“Transition Services” means the services, functions and responsibilities described in Section 4.2 of the Agreement and the Transition Plan to be performed by Supplier during the Transition Period.

(120)
“Upgrade” and its derivatives means the updates, renovations, enhancements, additions and/or new versions or releases of Software or Equipment by Supplier. Unless otherwise agreed, financial responsibility for the costs, fees and expenses associated with an Upgrade of Software or Equipment shall be allocated between the Parties in accordance with Section 6.4 and Schedule J.

(121)
“Yearly Performance Weighted Average” means, with respect to each Critical Service Level for which there was a Service Level Default during the preceding Contract Year, the average of the Supplier’s average monthly performances in the Critical Service Level during the preceding Contract Year.

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Hercules

Schedule C

Key Supplier Personnel

and

Competitive Restrictions

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SCHEDULE C.1

KEY SUPPLIER PERSONNEL

This is Schedule C.1 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In accordance with Section 8.1 of the Agreement, Key Supplier Personnel shall hold the following positions and the Key Supplier Personnel listed for each such position are approved as of the Effective Date.

Position	Key Supplier Personnel	Committed Period	Location
Relationship Manager	William K Childress	2 years*	USA
Supplier Account Manager / Operations Leader	Subrata Mukherjee	2 years	India
Service Delivery Leader	Jorge Lopez	2 years	Mexico
Service Delivery Leader	Andrei Romanescu	2 years	Europe
Applications Development and Maintenance (including production support) On-Site Project Manager	Karthikeyan Natarajan (subject to final Hercules approval)	2 years	USA
Applications Development and Maintenance (including production support) Offshore Project Manager	TBD	2 years	India
Transition Leader	Satish Mokkapati	For applicable Transition Period	India
Transition Leader	Laura Trevizo	For applicable Transition Period	Mexico
Transition Leader	Nico Verhelst	For applicable Transition Period	Europe
ADM Transition Leader	TBD (may be the same as the ADM on-site project manager)	For applicable Transition Period	USA
* Notwithstanding anything to the contrary in Section 8.1 of the Agreement, the Relationship Manager shall not be obligated to provide full time and effort to Hercules.

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SCHEDULE C.2

COMPETITIVE RESTRICTIONS

This is Schedule C.2 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

The following positions are subject to the restrictions described in Section 8.4(d):

Position
All positions relating to Key Supplier Personnel (other than the Relationship Manager, Bill Childress as of the Effective Date)
Supplier Personnel performing business analytical Services, unless otherwise mutually agreed
Other Supplier Personnel as mutually agreed

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Hercules

Schedule D

Subcontractors

n

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SCHEDULE D

SUBCONTRACTORS

This is Schedule D to the Master Professional Services Agreement between Hercules and Supplier (the “Agreement”). Unless otherwise expressly defined herein, the capitalized terms used herein shall have the meaning assigned to them in the Agreement.

The Supplier may utilize the following Subcontractors to perform the services described below in accordance with Section 9.13 of the Agreement:

Subcontractor	Functional Service Area	Description/Scope of Services	Audit Rights Per Section 9.10	Assignment Rights Per Section 6.4(c)	Post Termination Rights Per Section 4.3(b)(2)(ii)
Runway International	Service Center
Runway provides high quality outsourced multi-lingual services (with a specific focus on Nordic languages: Swedish, Finnish). The scope of activities include IT Helpdesk, Order Management and Customer Service.
			Yes	No	No
Xerox Global Services, Docuguard, Iron Mountain	Scanning, Imaging, Archiving and Printing services	Scanning, Imaging, Archiving and Printing services of documents in Europe.	No	No	No
Bharti, BSNL, Reliance, TATA teleservices, VSNL AT&T, BT Global services, C&W, Energies, MCI , Sprint, Telstra, VSNL	Telecommunications, Datalines, etc	Electronic telecommunications and data transfer	No	No	No
Apara, CMS, Data craft, E&Y, Gartner, GTL, HP , KPMG, MIEL e Security, Price Waterhouse Coopers, Wipro	Various consulting and maintenance requirements
Training of Supplier Personnel,
Supplier internal information technology, maintenance, consulting and business process support.
For the avoidance of doubt, these Subcontractors are not approved hereunder for providing Supplier Personnel that are FTE Resource Units.
			No	No	No

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Hercules

SCHEDULE E

STATEMENT OF WORK

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SCHEDULE E

Statement of Work
This is Schedule E to the Master Professional Services Agreement by and between Hercules and Supplier. All capitalized terms and acronyms used but not defined in this Schedule E will have the meanings given them in the Agreement, and if not defined therein, their meaning in the information technology and business process industries or the SAP Software and related process, as applicable.

I. General

Supplier shall provide to Hercules the quantity of Supplier Personnel as set forth in Schedules J and M and as otherwise required under the Agreement or requested by Hercules. Such Supplier Personnel shall have the skills and experiences (the “Profiles”) described below in Section II to this Schedule E and be qualified to perform the services, functions and responsibilities described in Schedules E.1 through E.12, as well as any additional services, functions and responsibilities that Supplier is obligated to perform under the Agreement. Supplier shall perform such Services pursuant to the Agreement (including the Staffing Assurances set forth in Schedule J) and subject to the following:

1.
To the extent Services are characterized to be provided to Hercules, such Services will also be provided to the Eligible Recipients. References to Hercules will be deemed to also be references to Eligible Recipients.

2.
The specific Services described in each Statement of Work Schedule attached to this Schedule E (e.g., Schedules E.1, and E.2) are indicative of certain Services Hercules may require and Supplier shall perform under the Agreement. During the Transition Period, the Parties intend to revise and refine the specific Statements of Work set forth in this Schedule E as mutually agreed.

3.
The Hercules Relationship Manager (or his or her designee) may prioritize Services and identify other new or additional work activities that could be performed by Supplier Personnel with the skills and experiences described herein or as otherwise required under the Agreement, subject to the other provisions of the Agreement.

4.
Supplier shall provide the Services as necessary in order to satisfy the Service Levels and in accordance with the Policy and Procedures Manual, the then current Hercules Standards as described in Section 9.5 in the Agreement, applicable Laws (in accordance with Section 15.7 of the Agreement), and as directed by Hercules from time to time. Supplier shall manage and perform the Services in a tightly integrated manner and fully cooperate with any Hercules Third Party Contractor providing information technology infrastructure Services. The foregoing includes using Hercules’ Remedy System and related tools and infrastructure, including the help desk.

5.	Supplier shall provide the Services as they may evolve and be supplemented and enhanced during the Term of the Agreement due to changes in applicable Laws, technologies and Hercules’ business needs.

6.	Nothing herein shall limit Supplier’s obligations to meet the Staffing Assurances described in Schedule J.

II. Supplier Profiles

Supplier shall provide FTE Supplier Personnel with the following minimum Profiles for the applicable Services. The Profiles below shall be revised and refined during the Transition Period based on Hercules’ requirements and Supplier shall seek to provide Supplier Personnel meeting

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such requirements using commercially reasonable efforts and by prioritizing the Hercules account. From time-to-time thereafter, the Parties may mutually agree to revise and refine such Profiles based on Hercules’ then-current requirements.

References in the Profiles to experience mean relevant experience. References to a “Commerce” degree or background mean a business, finance or accounting degree or background.

Before assigning any proposed Supplier Personnel to perform the Services, whether as an initial assignment or a subsequent assignment, Supplier shall (i) verify that such Supplier Personnel meets the requirements of the Profile, (ii) notify Hercules of the proposed assignment, (iii) provide reasonable opportunity for Hercules representatives to interview (in-person or through a conference call) the individual, and (iv) provide Hercules with a resume and such other information about the individual as may be reasonably requested by Hercules.

If Hercules in good faith objects to any proposed assignment or the proposed individual does not meet the applicable Profile, the Parties shall attempt to resolve that situation on a mutually agreeable basis. If the Parties have not been able to resolve that situation within five (5) business days of Hercules communicating its concerns to Supplier, Supplier shall not assign the individual to that position and shall propose to Hercules the assignment of another individual meeting the applicable Profile in accordance with the Agreement.

1. Global Procurement

Skill Set/Qualifications	Purchasing Indirect (Non Repetitive)	Purchase Data Maintenance and Material Master Maintenance (SAP)
	Basic college degree in Engineering / Science / Commerce	Basic college degree or equivalent
Good reading / writing capabilities: English, Spanish, Italian, French, German, Swedish, Finnish throughout the team (alternatively, ability to use translation tools or support from other labor pools)
	Good spoken/verbal communication skills - English	Good spoken/verbal communication skills - English
	Experience - 0 to 3 years in commerce or engineering At least 1 or 2 Supplier Personnel will have practical experience.	Experience - 0 to 3 years

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Supervisor-

o	Graduate/ post graduate degree
o	Strong leadership and team handling skills
o	Relevant purchase-to-pay team lead experience
o	Good understanding of the business and an analytical background

2. Accounts Payable

Skill Set/Qualifications	Accounts Payable
Basic college degree with Commerce/Non-commerce background
Good reading / write capability: English, Spanish, Italian, French, German, Swedish, Finnish throughout the team (alternatively, ability to use translation tools or support from other labor pools)
Good spoken/verbal communication skills - English
Experience - 0 to 2 years At least 1 or 2 Supplier Personnel will have practical experience.
Supervisor-

o	Graduate/ post graduate commerce degree
o	Strong leadership and team handling skills
o	Relevant accounts payable and/or invoice-to-pay team leader experience and transaction processing experience
o	Good understanding of the business and an analytical background

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3. Order To Invoice
Skill Set/Qualifications	Customer Service Representative
High school diploma; actively pursuing a college degree, desired
2 or more years of experience in a traditional customer service environment or related service situation
SAP or equivalent application experience
Other attributes:
• Customer focused
• Action oriented
• Ability to make timely decisions
• Ability to learn on the fly
• Excellent interpersonal skills
• Effective listening skills
• Demonstrated technical learning
• SAP knowledge - sales order to invoice
• Personal computer skills, including skills with Excel, Word and Lotus Notes

Language skills - English and others as applicable

Skill Set/Qualifications	Business Support / Internal Sales
Commercial or technical education; bachelors degree, preferred
5 or more years of experience in sales or customer service
Other attributes and skills:
• SAP or other ERP knowledge, desirable
• Lotus Notes (or other email) and MS Office knowledge (basic Excel skills)
• Team player
• Communication
• Initiative
• Attention to detail
• Business acumen
• Action oriented
• Customer focus
• Negotiation skills

Knowledgeable in English (spoken, verbal, writing skills); second international language as described below, subject to Hercules requirements

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Skill Set/Qualifications	Supervisor
• B.S. or B.A. degree (technical degree, preferred)
•  5 or more years of experience in business management, supply chain, sales, and/or related fields
• Background in sales, business management, and/or supply chain, preferred.
• Proven leadership skills and the willingness to work in a changing environment with flexibility and adaptability

• Computer literate, preferably familiar with SAP
Other attributes:
• Customer focused
• Action oriented
• Experience directing others
• Command skills
• Negotiating skills
• Good ethics and values; integrity and trust
• Excellent communication skills; Informing
• Conflict management
• Ability to build effective teams
• Caring about direct reports
• Developing direct reports
• Organizational agility

Language Skills
PTV Europe	Dutch, French, English, Swedish, Finnish, German, Spanish, Portuguese, Italian
Aqualon Europe	Dutch, French, English, German, Spanish, Turkish, Italian, Russian

4. Invoice To Cash (North America)

Skill Set/Qualifications	Accounts Receivables	Credit & Collections
	Basic college degree	Basic college degree
	Good communication skills - verbal and written	Good communication skills - verbal and written
	Good spoken/verbal communication skills - English	Good spoken/verbal communication skills - English
	Experience - 0 to 3 years	Experience - 0 to 3 years

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Supplier shall also provide supervisors and managers with the following qualifications -

Supervisor -
o	Graduate/ Post Graduate degree
o	2-3 years of team handling experience
o	Good understanding of the business and an analytical bent of mind

Manager -
o	Graduate/ Post Graduate degree
o	Strong leadership and team handling skills
o	Ability to lead and execute projects
o	4-5 years of relevant experience in handling accounts receivable or financial portfolios

5. Invoice To Cash (Europe)

Skill Set/Qualifications	Accounts Receivables	Credit & Collections
	Basic college degree	Basic college degree
	Good communication skills	Good communication skills - verbal/written
	Language (spoken/verbal) - English	Language (spoken/verbal) - English / French / Italian/ Spanish/ German/ Dutch
	Experience - 0 to 3 years	Experience - 0 to 3 years

Supervisor -
o	Graduate/ post graduate degree
o	2-3 years of team handling experience
o	Good understanding of the business and an analytical bent of mind

Manager -
o	Graduate/ post graduate degree
o	Strong leadership and team handling skills
o	Ability to lead and execute projects
o	4-5 years of relevant experience in handling accounts receivable or financial portfolios

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6. General Account (Record to Report)

Skill Set/Qualifications	Record to Report
Basic college degree with Commerce background
Good communication skills -verbal/written
Language - English
• Experience - 2 to 3 years • Familiarity with SAP (preferred, other ERP application experience may also be acceptable), MS Office, and reporting • Hyperion or Unison experience, desirable

Supplier shall also provide one manager who is common to the business analysis and record to report Services. This individual shall be a qualified accountant with 3-4 years of relevant work experience and report into the Service delivery leader for all finance and accounting related processes. This manager would be responsible for doing the initial review at Supplier and providing regular updates and dashboard calls with Hercules.

Manager:
o	Graduate/ post graduate degree with commerce background
o	Strong leadership and team handling skills
o	Ability to lead and execute projects.
o	4-5 years of relevant experience

7. Global Business Analysis

Skill Set/Qualifications	Global Business Analysis
Basic College Degree with Commerce background
Good communication skills -verbal/written
Language - English
• Experience - 3 to 5 years • Familiarity with SAP (preferred, other ERP application experience may also be acceptable), MS Office, and reporting • Hyperion or Unison experience, desirable

9. Other

Other Profiles are set forth in the applicable Statement of Work.

III. Other Requirements and Services

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The ratios of Supplier Personnel shall be no less advantageous to Hercules than the following: (i) 1:15 supervisors to associates, and (ii) 1:60 operations leaders to associates, except for Services performed in Europe where five (5) team leaders shall exist per 56 FTEs.

Supplier shall also provide at no Charge: (i) one (1) dedicated full time operation leader in India (whereas in Romania and Mexico the operation leaders shall be shared), (ii) supervisors and operations leaders (at the ratios described above), and (iii) two (2) FTE man-months of high analytics support Services per Contract Year as requested by Hercules. The Parties acknowledge and agree that such FTEs are in addition to and not set forth in Schedule J.

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HERCULES

Schedule E.1

Global Procurement

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1.0     INTRODUCTION                        3
2.0     PURCHASING - INDIRECT (NON-REPETITIVE)        3
3.0     PURCHASE MASTER DATA MAINTENANCE (SAP)    4
5.0     PURCHASED MATERIAL MASTER DATA        4
6.0     VENDOR MASTER DATA (see AP SOW)        5
7.0     PROBLEM RESOLUTION                    5
8.0     E-AUCTION þ REVERSE AUCTION            6
9.0     REPORTING and ANALYTICAL ANALYSIS
10.0   OTHER SUPPORT                        7
11.0   PURCHASE CARD                        7
12.0   REPORTING AND RECORDS RETENTION
12.1     Reporting
12.2 Records Retention
13.0    PERFORMANCE MEASUREMENT AND EFFECTIVENESS
14.0    MONITOR AND COMMUNICATE SERVICE COMPLIANCE

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1.0 INTRODUCTION

This Schedule details certain Global Procurement services that the Supplier will provide as of the Commencement Date.
2.0 PURCHASING - INDIRECT (NON-REPETITIVE)

Task	Hercules	Supplier
Clear (technical) specification of the goods or service to be provided.	X
Requested quantity, unit of measure and delivery date or period.	X
Cost center and cost element (general ledger account) to be charged or for capitalized projects a SAP project number and WBS element number.	X
Three qualified suppliers or a letter justifying a single source (to be send to responsible Hercules buyer).	X
Receive and review requisitions/requests for goods/services for completeness, accuracy, and policy and procedure compliance.		X
Create SAP requisitions for all requests received outside of SAP.		X
Reroute or return incomplete requisitions/requests to the requestor for clarification of requirements.		X
Follow-up in obtaining appropriate spend approval per the Hercules Purchase Requisition Release Strategy.		X
Convert released purchase requisitions that are sourced to preferred vendors into purchase orders.		X
Insure price, taxes, freight and other applicable commercial terms relating to the order are correct and comply with Hercules policies and applicable supplier contract(s).		X
Follow-up with responsible Hercules buyers to obtain appropriate purchase approval per Hercules PO Release Strategy.		X
Forward purchase requisitions that must be sourced to responsible buyer.		X
Issue authorized purchase orders to the supplier (if not via auto fax).		X
Obtain and maintain order acknowledgement.		X

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3.0 PURCHASE MASTER DATA MAINTENANCE (SAP)
Task	Hercules	Supplier
Source, negotiate and contract with suppliers for the delivery of goods and services that meet Hercules’ requirement.	X
Agreed price, term and conditions will be sent to the Supplier in order to create and maintain supplier agreements in SAP.	X
Create and maintain necessary outline agreements as may be required by the buyer for raw materials, packaging and other goods and/or services.		X
Create and maintain info records as may be required by the buyer for third party direct shipments.		X
Create and maintain info records as may be required by the buyer for goods and services, including to stores and spares materials.		X
Create and maintain info records as may be required by responsible Hercules personnel for inter-company orders.		X
Create and maintain source lists as may be required by the buyer and/or upon request.		X
Create and maintain quota arrangements in SAP as appropriate.		X
Create and maintain standard text fields.		X
Perform updates to SAP purchase master data as required based on input received from the responsible Hercules personnel.		X
Review and update open purchase orders as may be required based on revised purchase master data.		X
Insure all SAP purchase data is compliant with corresponding supplier agreements as approved by Hercules.		X
Validate correct and timely update of supplier agreements in SAP.		X
Communicate and confirm availability of supplier agreements in SAP to Authorized Users.		X

4.0 INTENTIONALLY BLANK.

5.0	PURCHASED MATERIAL MASTER DATA

Task	Hercules	Supplier
Clearly define the technical specification of all raw materials and finish products to be purchased, produced and sold by Hercules.	X
Introduce new raw material and finish products following the new product introduction (“NPI”) and/or request for trail (“RFT”) and/or request for commercialization (“RFC”) processes.	X
Customer service and/or buyer can request via lotus notes database to extend an existing material to another plant in SAP.	X
Check that all required purchased material master record(s) for a new product have been set-up correctly and completely in SAP based on input received from the NPI process.		X
Submit necessary requests to create and/or extend materials in SAP to the material master group. The actual creation or extension must be done by Supplier through a separate material master group due to Hercules’ segregation of duty requirements.
X
Inform the responsible Buyer to source a new material for a specific plant.		X

6.0	VENDOR MASTER DATA (see AP SOW)

Vendor master data tasks are performed through the Accounts Payable Statement of Work set forth in Schedule E.3.

7.0	PROBLEM RESOLUTION

Task	Hercules	Supplier
Investigate and resolve blocked invoices - i.e., quantity differences.	X
Manually release blocked invoices for payment in SAP if and when the auto release function does not work.	X
Investigate and resolve all customer and supplier related complaints that could involve a potential financial claim and/or legal action.	X
Address and resolve all supplier related issues that have been escalated by the Supplier.	X
Investigate and resolve blocked invoices - i.e., price differences.		X
Investigate and resolve parked invoices.		X
Request and follow-up with suppliers regarding credit memos.		X
Act as first point of contact to address any supplier questions or issues raised by Accounts Payable personnel (Reminder & Queries group). Escalate any issues, as appropriate, to the responsible buyer for further resolution.
X
Expedite late deliveries based on requests received from Authorized Users and/or delivery due report.		X
Follow-up on open supplier complaints with responsible buyer and/or supplier. Update supplier complaint database as appropriate.		X
Submit information technology security tickets as requested. All security approvals will remain internal to Hercules (or its IT outsourcing vendor).		X
Submit IT break-fix tickets as required.		X

8.0	E-AUCTION þ REVERSE AUCTION

Task	Hercules	Supplier
Determine what goods and services are eligible for reverse auction.	X
Determine which suppliers should be invited to participate.	X
Clearly defined technical specification and requirements of the goods and services to be auctioned.	X
Final allocation of the Hercules business.	X
Gather spend data and potential supplier data as requested by the buyer.		X
Support buyers in the set-up and coordination of reverse auctions, including creation of suppliers in the e-auction database and insuring suppliers have confirmed participation in the upcoming event.		X
Monitor and provide support before, during, and after the reverse auction, including insuring that all suppliers have logged on and facilitating.		X
Resolution of any technical problems that may develop during the execution of an auction.		X
Assist with the implementation of the reverse auction results, including changing the source in SAP, updating SAP supplier agreements, and communicating the changes to the Authorized Users.		X
Maintain auditable records of all auction activities.		X

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9.0 OTHER SUPPORT

Task	Hercules	Supplier
Cleary define the required business support, including the scope, frequency and timeline.	X
Request product data including but not limited to MSDS and product steward forms from suppliers on behalf of SHERA or the business managers.		X
Create and maintain procurement related data on Hercules intranet website as requested e.g., freight codes (US only), harmonized tariffs, etc.		X
Provide support for SAP system tests as may be required for new design and/or configuration changes.		X

10.0 PURCHASE CARD

Task	Hercules	Supplier
Submit a request for a new or replacement purchase card.	X
Management approval of all purchase card requests in accordance with the assigned legal delegation of authority.	X
Management approval of monthly purchase card spends by P-card holder and, as appropriate, re-allocation of cost to a different cost center.	X
Process new purchase card requests confirming valid approvals and delegation of authorities to insure compliance with Hercules policies and procedures		X
Cancel cards as and when appropriate		X
Create and maintain card holder details in purchase card platform (currently GE SAM system as of the Effective Date)		X
Maintain commercial data, including to transactional limits and merchant commodity codes in the purchase card platform as requested and as approved by responsible Hercules personnel in compliance with Hercules policies and procedures.
X
Prepare monthly activity reports of purchase transactions and forward to identifies Hercules personnel.		X
Provide support on the purchase card program including training.		X
Prepare and review monthly payment run (currently applicable to North America only). Identify and correct as required and approved to insure successful upload of payment run into SAP.		X

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HERCULES

Schedule E.2

Material Master

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1.0 INTRODUCTION3
2.0 MATERIAL MASTER3

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1.0	INTRODUCTION

This Schedule details certain Material Management services that the Supplier will provide as of the Commencement Date.

The Parties acknowledge and agree that this Schedule E.2 may be substantially revised during the Transition Period.

2.0	MATERIAL MASTER

Task	Hercules	Supplier
1. Create new raw material masters (PURC's).	X

2. Extend existing raw material masters.	X

3. Create new LEER material masters (i.e., Returnable binis).	X

4. Extend existing LEER material masters.	X

5. Create new Aqualon material masters.	X

6. Extend existing Aqualon material masters.	X

7. Create new functional paper material masters.	X

8. Extend existing functional paper material masters.	X

9. Perform master data cleansing.	X

11. Project implementations.		X

12. Process Remedy tickets (Troubleshooting)		X

13. Create new process chemical material masters		X

14. Extend existing process chemical material masters.		X

15. Maintain product hierarchy table; assign hierarchy to new material masters.		X

16. Perform master data cleansing as designated by Hercules.		X

17. Provide Reporting Services.		X

18. Training and ongoing support of offshore resources		X

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HERCULES

Schedule E.3

Accounts Payable

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1.0 INTRODUCTION3
2.0 General Requirements3
3.0 Accounts Payable Processing4
4.0 AP - OTHER PROCESSING7
5.0 EUROPEAN AP PROCESSING9
6.0 REPORTING AND RECORDS RETENTION: (N.A. + Europe)9
7.0 PERFORMANCE MEASUREMENT & EFFECTIVENESS (N.A. + Europe)10
8.0 MONITOR / COMMUNICATE SERVICE COMPLIANCE (N.A. + Europe)10

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1.0	INTRODUCTION

This Schedule details certain Accounts Payable Services that the Supplier will provide as of the Commencement Date.

2.0	GENERAL REQUIREMENTS

Supplier	Hercules

1	Understand all Hercules accounts payable (“AP”) policies and how current processes and systems map against those policies.	X
	Communicate any AP issues back to Hercules according to escalation procedures for Hercules resolution.	X
	Respond to Supplier on escalated AP related issues.		X
2	Provide input to Hercules on AP policy change opportunities, proposed policy changes, industry direction, and how policy changes will impact then-current work processes and systems.	X
3	Ensure that existing and new Hercules AP policies are incorporated into the systems and processes and desktop procedures.	X
4	Ensure that Hercules AP established policy guidelines are followed and report policy exceptions within 24 hours to Hercules.	X
	Respond to policy exception.		X
5	Identify and resolve issues related to AP work processes.	X
	5.1 Provide guidance and advice to HERCULES on then-current AP work processes design and potential implications.	X
	Approve any AP work process changes.		X
6	Comply with Hercules AP processes and systems security and access policies.	X
	Granting of system access.		X
7	Drive continuous improvement of the work processes, documentation, and Services.	X
	Review and approve any significant process changes.		X
8	Support Hercules internal audit and third-party audits to ensure compliance with existing Hercules and US GAAP rules and requirements in accordance with Section 9.4 and 15.7 of the Agreement.	X
9	Prepare and maintain the process and testing documentation, as well as providing testing required by the Sarbanes-Oxley Act 2002, in accordance with the methodologies established by HERCULES.	X
10	Provide support processing capabilities in the following languages: North American only English, with some French. Europe: English, French, German, Spanish, Italian, Dutch, Russian, Swedish, Finnish.	X
11
Provide support processing capabilities for the following hours of operations: North America ►AP Processing - anytime; problem resolution 8am-5pm EST. Europe►AP Processing - anytime; problem resolution 9am-6pm Central European time.
X
12	Provide support process capabilities in accordance with the monthly closing schedule.	X
	Approve accounts payable accrual and transmit to appropriate party for posting.		X

3.0         ACCOUNTS PAYABLE PROCESSING

3.1	Manage Document Receipt and Scanning
	1. Receive and process vendor invoices, source documents, EDI payment files and electronic files.	X
	2. Open vendor related documents, record receipt, and sort based on process requirements.	X
	-Take action on non-invoice documents (i.e., statements, address change notifications).	X
	3. Perform required audit and review functions to verify adequacy of source document prior to processing.	X
	-Check Purchase order quoted on invoice, remit to address, ship to address and sold to address are readable.	X
	-Resolve unreadable documents	X
	-Check VAT registration number	X
	-VAT charged correctly	X
	4. Return documents not meeting requirements within 2 business days to appropriate parties, providing details of policy non-compliance.	X
	5. Park and scan returned documents	X
	6. Send invoices to country of origin (if required by Law).	X
	7. Present non-purchase order documents for processing and authorization.	X
	8. Establish controls for verification of all documents scanned.	X
	9. Coordinate storage, filing, and retrieval of source document in accordance with Hercules policies.	X
	10. Provide original source documents to Hercules within 2 business days upon request.	X
3.2	Verify and Process Invoices
	1. Process invoice transactions in accordance with Hercules policy guidelines, including the approved purchase order to invoice matching technique (e.g., two- or three-way match).	X
	DOA approval process for non-purchase order invoices (North America).	X
	Maintain direct posting database (EUR) as pre-approval of Non-purchase order invoices (i.e., Regional buyers).		X
	Processing of Non-purchase order invoices, in accordance with DPD.	X
	2. Manage process to request the check to be printed and mailed, including requests for immediate checks and special handling (i.e., overnight requirements, return to vendor/field etc.).	X
	3. Develop vendor-specific rules in accordance with Hercules policy guidelines.	X
	4. Set up/maintain recurring transactions for processing (for example: rent and utility payments, consolidated invoice uploads etc.).	X
	5. Resolve un-invoiced receipts.	X
	6. Process all immediate check requests in accordance with Hercules Check Request and Expedited Payment Policies.	X
	7. Audit, correct, add, and process garnishment transactions.	X
	8. Park invoices which cannot be posted.	X
	9. Follow-up on parked / blocked invoices after five (5) working days + Update IXOS (i.e., the scanning system)	X
3.3	Resolve Exceptions
	1. Present to Hercules resolution authorities and invoice exceptions in accordance with Hercules policies.	X
	2. Research, resolve, and correct EDI file and all other electronic payment method exceptions immediately.	X
	3. Work with Hercules third-party payment processor if required to resolve exception items.	X
	4. Perform exception resolution on invoices and payments within one (1) business day.	X
	5. Track all invoice and payment exceptions through resolution.	X
	5A. Return parked documents not meeting requirements, providing details of non-compliance within 2 business days to Hercules	X
	6. Return parked invoices to internal / external vendors with cover letter identifying the issues for resolution.		X
	7. Resolve un-invoiced direct debits, by contacting the vendors and requesting copies of invoices.	X
	8. Process the approved parked documents, provided that the work item is returned to the AP representative.	X

9. Workflow administrator activities :

a. Monitor all work items in SAP Inboxes,
b. Forward work items on request to other inboxes
c. Retrieve original invoices on request of AP representatives in order to return it to the vendors and delete work items accordingly.
d. Check the validity of the work items to be deleted
e. Report all work items to be deleted and allocate it to categories.
X
3.4	Process Payments (Disbursements)
	1. Perform pre-disbursement review as required by Hercules policies (e.g., audit of processed documents).	X
	2. Prepare payment proposal file according to Hercules policies.	X
	2A Approves payment proposal.		X
	2C Prepare payment settlement.	X
	2D Approve payment settlement and transmit to bank.		X
	2E Complete foreign draft payment process		X
	2f Complete manual check process		X
	3. Audit high-dollar transactions as defined by Hercules policy. This shall be completed prior to execution of settlement.		X
	4. Audit, track, and resolve duplicate payments in accordance with Hercules policies.	X
	5. Manage all other disbursement-related activity, including returned checks.		X
	6. Process all customer refund checks in accordance with Hercules policies.	X
	7. Reconcile settlement totals to file transmission totals.		X
	8. Reconcile all checks and accounts as required by Hercules.	X
	9. Maintain a schedule of unpaid items and report items that should be adjusted to Hercules.	X
	10. Hercules owns payment parameters		X
3.5	Set up and Monitor Vendor Master File
	1. Create and maintain vendor master data in SAP including general data, accounting data (including 1099 designation) and purchasing data according to Hercules policies.	X
	For all new vendor master files, create a W9	X
2. Complete vendor set-up/change maintenance.
	3. Follow up with vendor to obtain missing information or bank details.	X
	3. Perform client daily vendor master audit.	X
	4. Provide support for issues involving vendor liens and/or other legal issues.	X
	5. Utilize current or comparable automated authorization programs to set up vendor master including, the financial and procurement material master view.	X
	6. Adhere to Hercules policy as it relates to vendor master set-up.	X
	7. Contact buyer for clarification on payment terms if needed.	X

8. Verify vendors (including new vendors and, when requested by Hercules, existing vendors) are in compliance with applicable Law, including country specific legal requirements such as Denial Vendor List as applicable for the U.S.
X
3.6	Respond To Inquiries
	1. Receive, track, research, and resolve (action and/or escalate) inquiries (internal and external) within 1 business day.	X
	2. Track escalated inquiries through resolution.	X
	2A Respond to escalated inquiries sent to Hercules		X
	3. Monitor all received reminders & queries. Record all reminders and queries in the R&Q database for later reference and analysis.	X
	3. Provide inquiry tools.	X
	4. Support Hercules initiatives concerning inquiry tool utilization and process change during the Term.	X

4.0 AP - OTHER PROCESSING

4.1	Month-End Closing
	1. Prepare journal entries (including, accruals and missing entries).	X
	1A. Approve journal entries		X
	2. Prepare and maintain audit schedules.	X
	3. Reconcile associated accounts (e.g., accruals, payables, and general ledger accounts).		X
	4. Analyze variances in accordance with Hercules policy guidelines.		X
	5. Research and resolve balance sheet/income statement issues.		X
	6. Receive, track, and resolve inquiries.		X
	7. Complete month-end close procedures in accordance with Hercules policy guidelines.		X
	8. Provide Hercules an overview of the parked documents per balance key date, including reasons of the parking as well as advising the A&R if an accrual is to be built up.	X
	9. Provide Hercules an overview of the debit balances on vendor accounts, including advising the A&R to build up an accrual.	X

10. Check PO’s created with allocation to multiple cost centers, for which the invoice receipt (“IR”) is missing (goods receipt (“GR”) is done with no value) and advice A&R to set-up an accrual if necessary.
X
4.2	Bank Account Reconciliations.
	1. Analyze and resolve variances in accordance with Hercules policies (includes clearing items in contra-account).	X
	2. Track unclaimed property (e.g., vendor checks not cashed).	X
	3. Provide cleared check copies as requested.	X
	4. Issue stop payments and voids.	X
	5. Check positive pay on daily basis.	X
4.3	Accounts Payable - Miscellaneous (N.A. + EUROPE)
	1. Reconcile and distribute suspense account items in accordance with Hercules policy.	X
	2. Reconcile accounts payable sub-ledger to general ledger balances.	X
4.4	AP System Table Maintenance (N.A. + EUROPE)
	1. Maintain (SAP and Lotus Notes) system tables providing processing tolerances and guidelines for invoice processing, invoice matching, EDI processing, print processing, etc.		X
4.5	Signatory File Management (N.A. + EUROPE)
	1. Develop schedules and perform monthly audit of signatory file additions, deletions, and changes.		X
	2. Research and resolve audit findings.		X
4.6	Procurement Card Processing
	1. Upload P-Card distributions to the general ledger.	As described throughout Schedule E
	2. Balance general ledger, accounts payable, and other system input/export interface files.	As described throughout Schedule E
4.8	Debit Balances Management (N.A. + Europe)
	1. Identify debit balances by vendor.	X
	2. Collect debit balances in accordance with Hercules policies.	X
	3. Negotiate alternative payment plans with vendors in accordance with Hercules policy. Obtain Hercules approval.		X
	4. Prepare source documentation for Hercules legal review.	X
	5. Research and resolve issues and inquiries regarding collection payments.	X
	6. Prepare and submit collection adjustments.	X
	7. Review and approve any collection adjustments		X
4.9	Statement Auditing (N.A. + Europe)
	1. Request statements from vendors.	X
	2. Research outstanding credits.	X
	3. Perform reclamation procedures for outstanding credits.	X
	4. Support post payment audit vendor.	X
4.11	Escheatment Function
	1. Research, take action upon, and/or escalate aged accounts payable transaction issues in preparation for escheat processing.	X
	2. Determine potential (e.g., unclaimed) property to be reported in accordance with Hercules policy.	X
	3. Research and determine property owner.	X
	4. Contact unclaimed property owners.	X
	5. Determine whether amounts due have been paid or whether unclaimed property can be returned to owner.	X
	6. Create and maintain a database of owners contact information.	X
	7. Determine legal escheat reporting requirements and deadlines for remitting unclaimed property.	X
	8. Prepare escheatment schedules.	X
	9. Prepare a reconciliation of the unclaimed property liability account to determine adjustments needed to the account.	X
	Hercules will approve the checks to be escheated. Hercules will file the escheatment return.		X
4.12	Accounts Payable Weekly Cash Forecast (N.A. + Europe)
	1. Notify treasury of any large (e.g. greater than 500,000) unusual payments.	X

5.0 EUROPEAN AP PROCESSING

5.1	VAT and Other Special Processes
	1. Accounts payable to identify the need of a new VAT tax rate. This is then forwarded to the VAT/Intrastat group to follow-up (e.g., setup and enter VAT ID (if new vendor) and VAT tax rates).	X
	2. Follow EU Directive and other applicable Law for invoice requirements provided by VAT/Intrastat group (for applicable countries).	X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.0        REPORTING AND RECORDS RETENTION: (N.A. + EUROPE)

6.1	Reporting
	1. Perform standard reporting requirements as defined in Attachment A.	X
	2. Provide ad hoc reports as requested by Hercules.	X
6.2	Records Retention
	1. Retain source documentation and reports: hard copies, CD ROM, Fiche, Film, and Imaging, in accordance with Hercules policies and procedures.	X
	2. Provide scanned document images for source documentation through an electronic imaging system.	X
	3. Retrieve archived reports and documentation as requested by Hercules.	X
	4. Maintain documentation in accordance with Hercules policies and procedures.	X
	5. Dispose of documentation in accordance with Hercules policies and procedures.	X

7.0	PERFORMANCE MEASUREMENT & EFFECTIVENESS (N.A. + EUROPE)

1. Provide consistent metrics and AP process performance information as defined in this document, including reports identified in Schedule R.	X
2. Provide explanations relative to performance levels, root-cause analyses, corrective measures planned, etc. as requested by HERCULES.	X
3. Monitor and report performance and service levels, using agreed-upon measurement processes, tools, and methodologies.	X
4. Review existing processes to evaluate accounts payable process performance and work with Hercules management to develop action plans to improve upon current performance levels.	X

8.0	MONITOR / COMMUNICATE SERVICE COMPLIANCE (N.A. + EUROPE)

1. Continuously audit the adherence to Hercules accounts payable accounting rules and requirements.	X
2. Facilitate Hercules audit of accounts payable processes, including compliance with defined rules and requirements.	X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES

Schedule E.4A

Order to Invoice (OTI)
North America

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I. INTRODUCTION 3
II. GENERAL REQUIREMENTS 3
III. AQUALON DIVISION 4
1.0 DOMESTIC ORDER ENTRY ( Customer Already Exists)4
2.0 EXPORT ORDER ENTRY8
3.0 INTER-COMPANY ORDER ENTRY12
4.0 INVOICING13
5.0 ELECTRONIC DATA INTERCHANGE - EDI17
6.0 PRICING18
7.0 TRANSPORTATION20
8.0 CUSTOMER COMPLAINT PROCESS22
9.0 CUSTOMER MASTER DATA23
10.0 HANDLING OF SMALL ACCOUNTS (Inside Sales)24
III. PTV Division 24
1.0  THIRD PARTY ORDERS24
2.0 CONTRACT ADMINISTRATION25
3.0 Competitive Prices (CPI - off list pricing)25
4.0 Payment of Land and Sea Bills26
5.0  Deferred Billing26
IV. REPORTING AND RECORDS RETENTION 26
V. PERFORMANCE MEASUREMENT AND EFFECTIVENESS 27
VI. MONITOR AND COMMUNICATE SERVICE COMPLIANCE 27

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

I. INTRODUCTION

This Schedule sets forth the North America Order To Invoice (OTI) Business Process Services that the Supplier will provide, as of the Commencement Date unless otherwise specified. The Statements of Work defined in this Schedule were developed to include all in-scope activities performed by affected employees within the HERCULES Order To Invoice (OTI) function for North America Aqualon and PTV. The Supplier will be responsible for all functions performed by employees affected by the proposed outsourcing of services.

II. GENERAL REQUIREMENTS

The Suppliers responsibilities include, but are not limited to the following:

1. Understand all HERCULES OTI policies and how current processes and systems map against those policies. Additionally, the Supplier will communicate any issues back to HERCULES and retain the responsibility of resolving all issues.

2. Provide input to HERCULES on policy change opportunities, proposed policy changes, industry direction, and how the policy changes will impact then-current work processes and Systems.

3. Ensure that existing and new HERCULES policies are incorporated into the systems and processes.

4. Ensure that HERCULES established policy guidelines are followed and report policy exceptions promptly to HERCULES.

5. Identify and resolve issues related to OTI work processes. Provide guidance and advice to HERCULES on then-current work process design and potential implications.

6. Comply with HERCULES processes and Systems security and access policies.

7. Drive continuous improvement of the work processes, documentation and Services.

8. Support HERCULES internal audit and Third-Party audit to ensure compliance with existing HERCULES and US GAAP rules and requirements in accordance with Section XX of the Agreement.

9. Prepare and maintain the process and testing documentation and testing required by the Sarbanes-Oxley Act 2002, (US Centric) in accordance with the methodologies established by HERCULES.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10. Provide support processing capabilities in the following languages: English, French, German, Spanish, Chinese, etc.

11. Provide support processing capabilities for the following hours of operations: XX to XX

12. Provide support process capabilities in accordance with the monthly closing schedule. (for each country included in the scope. (For example, USA, UK, Central Europe, Australia, Asia Pacific)

III. AQUALON DIVISION

1.0 DOMESTIC ORDER ENTRY ( Customer Already Exists)

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order via fax, EDI, phone, mail, electronic order (XIGN) or EZ order

2. Review order for completeness: P.O. Number, product, quantity, requested delivery date, ship to

3. Calculate correct requested ship date using Odyssey webtool

4. Verify if lead time policy is being adhered to; if not obtain approval from Supply Chain Manager

5. Pull applicable zpro

6. Enter order into SAP

7. Print order acknowledgement

8. Review order details including verification of price

9. Mail order acknowledgement

1.1 Consignment Accounts

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

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2. Verify if customer is a consignment account

3. Review order for completeness: P. O. number, product, quantity, requested delivery date

4. Calculate requested ship date using Odyssey webtool

5. Pull zpro

6. Verify if lead time policy is being adhered to, if not obtain approval from Supply Chain Manager

7. Enter replenishment order (KB) into SAP

8. Print order acknowledgement

9. Review order details

10. Mail order acknowledgement

1.2 Distributors (U.S. and Canada)

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Verify there is a signed legal agreement in place

3. Review order for completeness; P. O. number, requested delivery date, product, quantity, ship to

4. Calculate requested ship date using Odyssey webtool

5. Verify if lead time policy is being adhered to; if not obtain approval from Supply Chain Manager

6. Verify quantity ordered meets guidelines in agreement

7. Pull zpro

8. Enter order into SAP; bill block order

9. Print order acknowledgement

10. Review order details; verify discount rate and all pricing

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. Mail order acknowledgement

1.3 Preship Sample Process

(Samples sent to Customer for testing; track through SAP)

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Review CSR Header Notes for pertinent details

3. Request made to send pre-ship sample prior to shipment

4. Verify request with Supply Chain Manager

5. Receive approval to do pre-ship

6. Advise plant

7. Ship material for approval by customer

1.4 Co-ship Process

(Samples, separately packaged and sent to Customer together with shipment of product for Customer Q.A. testing)

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Review CSR Header Notes for pertinent details

3. Request made to ship co-ship with order at time of shipment

4. Verify request with Supply Chain Manager

5. Receive approval to co-ship material

6. Contact plant/warehouse and advise of requirement

7. Enter instruction on order to ship 1 pound co-ship with shipment

1.5 Expedited Freight - Hercules Pays Freight

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The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Request made to expedite order

3. Obtain approval from Supply Chain Manager

4. Contact Odyssey and plant with requirement

5. Place order

1.6 Air Freight Policy - Hercules Pays Freight

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Request made to send order via air freight

3. Obtain approval from Supply Chain Manager

4. Contact plant with requirement

5. Place order

1.7 No Charge Order Policy

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Request made to ship order at no charge

3. Obtain approval from Supply Chain Manager

4. Calculate requested ship date using Odyssey webtool

5. Enter No Charge Order type (TANN order) into SAP

1.8 Processing of Returns

The Suppliers responsibilities include, but are not limited to the following:

1. Receive notification from customer to return material

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. Determine if an approved complaint report is available; if so advise customer to return material in accordance with complaint report

3. Enter return order in SAP notating product and quantity to be returned

4. Output return order to receiving location (plant or warehouse)

5. Receiving location physically receives the material

6. Receiving location enters return delivery and post goods issue into SAP

7. Wilmington reviews approved complaint report against the return delivery

8. Wilmington releases the credit invoice to the customer

9. Print the invoice

10. Review the invoice for accuracy

11. Mail the invoice when required

2.0 EXPORT ORDER ENTRY

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order via e-mail, fax or EZ order

2. Review order for completeness; P. O. number, product, quantity, price, requested delivery date, ship to, INCO terms

3. Determine if letter of credit will be used

4. Determine if trading company will be utilized

5. Calculate requested shipping date using Odyssey web tool

6. Validate order quantity if containerized

7. Validate if shipping full pallets

8. Pull zpro

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9. Enter order into SAP; manually enter price

10. Print order acknowledgement

11. Review order details including price verification

12. Courier order acknowledgement weekly to agent servicing customer

2.1 Shipment from Tianpu, China

The Suppliers responsibilities include, but are not limited to the following:

1. Review order

2. Review order for completeness: P. O. number, product, quantity, price, requested delivery date, how to consign ocean bills of lading, INCO terms

3. E-mail order details to Hercules Singapore office

4. Facilitation of order handled between Hercules Singapore and Tianpu, China plant

2.2 Shipments to Lenosur Warehouse in Uruguay

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Verify signed legal agreement in place

3. Review order for completeness: product, quantity, requested delivery date

4. Calculate requested shipping date using Odyssey webtool

5. Pull zpro

6. Enter order into SAP

7. Print order acknowledgement

8. Review order details

9. Courier order acknowledgement
2.3 Shipment from Europe to South America

The Suppliers responsibilities include, but are not limited to the following:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1. Receive order

2. Review order for completeness: P. O. number, product, quantity, requested delivery date, price, INCO terms

3. Pull zpro

4. Enter order into SAP selling to customer

5. System auto creates purchase order to Hercules Europe

6. Print order acknowledgement

7. Review order details

8. Courier order acknowledgement

2.4 Customer Handling Orders

(Sold to/ship to: U.S. customer but material is exported by customer)

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Review for completeness: P. O. number, product quantity, ship to, INCO terms, end use, country ultimately being exported to, pricing

3. Calculate requested ship date using Odyssey webtool

4. Verify lead time policy is being adhered to; if not contact Supply Chain Manager

5. Pull zpro

6. Enter order into SAP

7. Insert special clausing to avoid fines and penalties

8. Print order acknowledgement

9. Review order acknowledgement

10. Mail order acknowledgement to customer

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.5 Preparation of Canada Customs Papers for Shipment out of U.S. Field Warehouses
The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Review order for completeness: P. O. number, product, quantity, ship to, INCO terms, pricing

3. Pull zpro

4. Enter order into SAP

5. Advise warehouse staff of pending order

6. Advise warehouse staff how to fill out paperwork

7. Print order acknowledgement

8. Review order details

9. Courier order acknowledgement to customer

2.6 Odyssey Guidelines for Handling Export Orders

The Suppliers responsibilities include, but are not limited to the following:

1. Provide data to Odyssey that Product is available to ship

2. Output planned ship date message to Odyssey

3. Issuance of booking from Odyssey received within 48 hours

4. Shipment made from shipping point in conjunction with booking (if from warehouses, CSR coordinates notification for accuracy review, etc)

5. Sailing confirmation received from Odyssey within 48 hours after vessel sailing

6. Receive copies of all shipping documents for accuracy review

3.0 INTER-COMPANY ORDER ENTRY

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. Review order for completeness: P. O. number, product, quantity, requested delivery date, ship to

3. Calculate requested ship date using Odyssey webtool

4. Verify if lead time policy is being adhered to; if not obtain approval from Supply Chain Manager

5. Pull applicable zpro

6. Enter order into SAP

7. Verify P.O. number and sales order are linked

8. Print order acknowledgement

9. Review order acknowledgement

3.1 Import Material for U.S. Accounts

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Review order for completeness: P. O. number, product, quantity, requested delivery, INCO terms, special requests, U.S. port of entry, pricing

3. Pull zpro

4. Enter order into SAP; bill block order

5. Auto create a purchase order to Hercules Europe

6. Verify sales order and purchase order are linked

7. Print order acknowledgement

8. Review order details

9. Mail order acknowledgement to customer

4.0 INVOICING

The Suppliers responsibilities include, but are not limited to the following:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.1 Consignment

1. Receive monthly usage report

2. Enter Consignment (“KE”) order into SAP

3. Allocate specific lots used in SAP

4. Enter PGI (Post Goods Issue) - Allocation Specialist

5. Print invoice

6. Review invoice

7. Mail invoice to customer

4.2 Distributor Discounts

The Suppliers responsibilities include, but are not limited to the following:

1. Enter PGI

2. Review invoice details in SAP

3. Remove bill block

4. Print invoice

5. Review invoice

6. Mail invoice

4.3 Orders Shipped/Not Billed

The Suppliers responsibilities include, but are not limited to the following:

1. Review SAP report (RV60SBT1)

2. Investigate each order on report

3. Contact respective customer service representative to take action needed to finalize invoice

4. Print invoice

4.4 Orders Billed not Released to Accounting

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The Suppliers responsibilities include, but are not limited to the following:

1. Review SAP report (AQSD01W3)

2. Investigate each order on report

3. Contact respective customer service representative to take action needed to finalize invoice

4. Print invoice

5. Mail invoice

4.5 Imported Materials

The Suppliers responsibilities include, but are not limited to the following:

1. Contact Odyssey to determine if material has cleared customs

2. Remove bill block

3. Print invoice

4. Review invoice

5. Mail invoice

4.6 Agent Commissions (Create Master Data File)

The Suppliers responsibilities include, but are not limited to the following:

1. Legal agreement in place, provides products covered, rate % of commission to be issued and on what basis

2. Create agent number in SAP

3. Enter % discount in pricing conditions

4. Partner agent number to respective zpro

4.7 Shipments from Lenosur Warehouse

The Suppliers responsibilities include, but are not limited to the following:

1. Receive B/L from warehouse

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. Enter PGI (Post Goods Issue) into SAP

3. Print Invoice

4. Review Invoice

5. Courier invoice to customer

4.8 Intentionally Blank

4.9 Draft Preparation for Shipments out of Europe to Latin America

The Suppliers responsibilities include, but are not limited to the following:

1. Receive documents from Europe

2. Prepare draft

3. Mail draft and documents to customer

4.10 Manual Invoice - Credit Memo Issuance

The Suppliers responsibilities include, but are not limited to the following:

1. Review request for credit memo to be issued

2. Review all documentation for approvals

3. Enter credit requests into SAP

4. Approve credit request in SAP

5. Print credit invoice

6. Review credit invoice

7. Mail credit invoice to customer

4.11 Evaluated Receipt Settlement

The Suppliers responsibilities include, but are not limited to the following:

1. Receive request from customer to pay via electronic receipt settlement

2. Advise credit representative

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.12 Rebates

The Suppliers responsibilities include, but are not limited to the following:

1. Receive RRF (Rebate Request Form) from sales representative via email

2. Request sales and business management approval

3. Create rebate in SAP

4. Created after beginning validity, do accruals for time between beginning validity and rebate creating

5. If rebate is not direct (through distributor, agent, or entity not on SAP), do monthly accruals

6. After ending validity, check rebate and request agreement of sales representative to settle rebate for specific amount.

7. Upon agreement of sales representative, request approval of sales and business management to settle rebate

8. Settle rebate and send rebate credit to customer or request Credit to send wire transfer or check

9. Price supports are not rebates, but are done utilizing the rebate process. They are simpler as there is no RRF and price supports are created and settled together. Below is the price support process.

a. Receive sales and business management approval to pay price support  monthly for entire year
b. Monthly receive distributor request for price support, for sales for  preceding month, with sales representative approval
c. By 28th of each month, create and settle price support, mail price  support credit invoices to distributors

4.13 Update and Maintain Tax Code by Customer & Sales Record for GST/VAT

Tasks to include; for European version

The Suppliers responsibilities include, but are not limited to the following:

1.

4.14 Review / Reconcile Printed Order Acknowledgement / Invoices Against SAP Report

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The Suppliers responsibilities include, but are not limited to the following:

1. Execute SAP report on a daily basis

2. Verify receipt of invoices/order acknowledgement against report

3. Mail Invoices

5.0 ELECTRONIC DATA INTERCHANGE - EDI

The Suppliers responsibilities include, but are not limited to the following:

1. Receive request from customer

2. Contact IT liaison

3. Establish criteria in SAP

4. Receive order thru EDI

5. Run daily report for orders with delivery block

6. Review Orders

7. Remove delivery block

8. Print order acknowledge

9. Review order acknowledgement

10. Mail order acknowledgement

11. Billing goes out through EDI along with hard copy mailed to customer
6.0 PRICING

6.1 List Pricing

The Suppliers responsibilities include, but are not limited to the following:

1. Receive new price lists from Industry Manager

2. Enter new pricing directly into SAP

3. Validate what has been entered into SAP against new price lists

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.2 Competitive Prices (CPI - off list pricing)

The Suppliers responsibilities include, but are not limited to the following:

1. Receive CPI from sales via lotus notes

2. Enter CPI directly into SAP

3. One (1) or two (2) approvals are required depending on the business for price to be accepted in the system

4. Notify Hercules when CPI’s are available for approval

5. Review exception report to monitor timeliness of approval process

6. Escalate delinquent approvals

7. Notify Customer Service to update new prices on existing and new orders
8. Update and maintain non-off list pricing spreadsheets

9. Interfaces with sales support to resolve any pricing issues

6.3 Transfer Pricing

The Suppliers responsibilities include, but are not limited to the following:

1. Receive order

2. Calculation done at time of order entry using Excel spreadsheet

3. Enter calculated price into SAP sales order

6.4 Distributor Price Supports

(Currently 4 Distributors)

The Suppliers responsibilities include, but are not limited to the following:

1. Receive approved documentation to support request for credit

2. Enter credit request into SAP

3. Review and approve credit request

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. Print credit invoice

5. Mail credit invoice

6.5 Special Pricing - Latin America/Far East

The Suppliers responsibilities include, but are not limited to the following:

1. Price lists by country are prepared by local Aqualon representatives
2. Price lists are forwarded to Industry Managers for approval

3. Once approved, Industry Manager forwards approved price lists to customer service representative

4. No information is entered into SAP

5. Export CSR’s receive copies of approved country pricing

6.6 Price Over-ride Process

The Suppliers responsibilities include, but are not limited to the following:

1. Orders on books, already priced, confirmed to customer for future shipment

2. New list prices received from Industry Manager

3. Enter new pricing into SAP

4. Advise all CSRs to go into SAP and bill block all orders that have pending price increases

5. Review each order individually to determine who receives new pricing and who does not

6. Remove bill block as required

7. Over-ride prices where necessary and provide reason

8. Print invoice

9. Review Invoice

10. Mail invoice

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.0 TRANSPORTATION
7.1 Tracking/Tracing Shipments

The Suppliers responsibilities include, but are not limited to the following:

1. Domestic shipments via truck or rail, Customer Service Representative (CSR) contact Odyssey Logistics to track. If urgent, CSR uses bill of lading number and truck lines to track using truck lines website in internet or a phone call is made

2. Domestic/Export shipments using UPS or Federal Express tracking done using carriers website via internet

3. Export ocean, CSR contacts Odyssey International

4. Export air, CSR contacts EGL

5. Import orders, CSR contacts Odyssey Logistics import group

6. Europe shipments to Latin America, CSR contact Europe CSR and Europe CSR gets information from DeRijke

7.2 Expediting Process-Approval

The Suppliers responsibilities include, but are not limited to the following:

1. If customer is paying for freight costs no approval is necessary

2. If Hercules is to pay the freight costs CSR obtains freight costs and gets approval from industry manager

7.3 Payment of Land and Sea Bills

The Suppliers responsibilities include, but are not limited to the following:

1. Export air, EGL pays carrier and sends freight bills to CSR. CSR codes bills and sends to AP department for payment to EGL

2. Investigates freight bills from Odyssey which require review before payment.

3. Determine appropriate coding for freight invoices and forwards to AP department for payment

4. Accrue freight bills as required.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5. Mexico, BDP Interamerica pays carrier. BDP bills Hercules, sends bill to CSR to code and send to AP Department

7.4 How to Request a Freight Quote

The Suppliers responsibilities include, but are not limited to the following:

1. Domestic/Canada/Mexico, truck and rail request done within Odyssey Logistics website

2. Domestic/Canada/Mexico, Federal Express/UPS, CSR contacts carrier for quote

3. Export ocean, CSR requests quote via e-mail to Odyssey International

4. Export air, CSR requests quote from Odyssey Logistics, Pat Ward

7.5 Interface with Odyssey Land and Sea

The Suppliers responsibilities include, but are not limited to the following:

1. Domestic/Canada truck and rail, CSR contact Odyssey Logistics with any problems, trucking/delivery issues or if expedited freight is needed

2. Export ocean, CSR sends orders via SAP printer to Odyssey International

3. Odyssey sends booking details to CSR, plant or warehouse and overseas agent or sales office

4. Odyssey sends delays/confirmation of sailings to CSR and overseas agent or sales office

5. Odyssey sends documents to overseas location as required and copy to CSR

6. Air shipment, CSR send order via fax to EGL

7. EGL (air forwarder) works with plant/warehouse for pickup instructions

8. EGL sends proposed/confirmed flight details to CSR and overseas agent or sales office

9. EGL sends documents via instructions on order to overseas locations

10. EGL sends copy of documents to CSR

11. Mexico, CSR sends copy of order to BDP via fax

12. CSR sends invoice to BDP Interamerica

13. BDP works with Mexico customer broker to clear goods at border

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.6 Interface with Eagle Global Logistics (EGL)-Air

The Suppliers responsibilities include, but are not limited to the following:

1. Fax SAP sales order to EGL

2. EGL contacts plant/warehouse for pickup instructions

3. EGL sends proposed/confirmed flight details to CSR and overseas agent

4. EGL sends documents via instructions on order

5. EGL sends copy of documents to CSR

7.7 Interface with BDP Interamerica-Mexico

The Suppliers responsibilities include, but are not limited to the following:

1. CSR sends copy of order to BDP via fax

2. CSR sends invoice to BDP via fax

3. BDP coordinates with Mexican broker to clear goods at border

8.0 CUSTOMER COMPLAINT PROCESS

8.1 Preparation of a Customer Complaint/Resolution

The Suppliers responsibilities include, but are not limited to the following:

1. CSR enters complaint into lotus notes complaint database

2. If return is required, CSR enters return order into SAP

3. If material is to be replaced, CSR enters new order in SAP to be sent to customer

4. If material is to be destroyed, CSR advises customer once approved CCA is approved in database by Industry Manager

8.2 How to Handle Damaged and Carrier Complaints

The Suppliers responsibilities include, but are not limited to the following:

1. CSR enters complaint into lotus notes complaint database

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. If return is required CSR enters return order into SAP

3. If material is to be replaced, CSR enters new order in SAP to be sent to customer

4. If material is to be destroyed, CSR advises customer once approved CCA is approved in database by Industry Manager

8.3 How to File a Claim with a Carrier

The Suppliers responsibilities include, but are not limited to the following:

1. Claims are filed by Customer Service Manager based on outcome of complaint entered into complaint database

9.0 CUSTOMER MASTER DATA

9.1 Request for Tax Exemption Certificate

The Suppliers responsibilities include, but are not limited to the following:

1. Determine if a new customer is tax exempt

2. Set master data at -0- “tax exempt”

3. Send letter to the customer requesting their tax exemption certificate

4. Receive signed tax exemption certificate from customer

5. File in customer file

9.2 Process for Creating a Sold to/Ship to

The Suppliers responsibilities include, but are not limited to the following:

1. Receive an order from a new customer with sold to and ship to information

2. Create the address(s) in SAP master data using the information provided by the customer filling in the data on the appropriate screens

3. Partner sold to, ship to and payer numbers to the sold to party in SAP

9.3 Salesman Number Changes

The Suppliers responsibilities include, but are not limited to the following:

1. Receive new salesman assignments

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. Partner new salesman number to “Customer Sold To”

3. Update appropriate ZPRO(s) at the item partner level and makes the change

10.0 HANDLING OF SMALL ACCOUNTS (Inside Sales)

10.1 Inside Sales

The Suppliers responsibilities include, but are not limited to the following:

1. Receive all incoming calls requesting technical information, product information and pricing requests from small accounts not assigned to a field salesperson

2. Resolve all issues surrounding their account base

III. PTV Division

1.0  THIRD PARTY ORDERS

The Suppliers responsibilities include, but are not limited to the following:

1. Post Goods Receipts for third party purchase orders

2. Investigate IDOC failures with GE

3. Follow up with third party vendors on missing Bills of Lading

4. Monitor invoices which fail to release to accounting

5. Check on suspect bills of lading

6. Processes “ Manual Invoice Maintenance “ invoices

7. Obtain Proof of Delivery from carriers

8. Generates late invoicing report and follows up with vendors on any delayed shipment items

9. Approve rebate spreadsheets

10. Enter rebates on SAP on quarterly basis

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.0 CONTRACT ADMINISTRATION
The Suppliers responsibilities include, but are not limited to the following:

1. Receive reports from sales for monthly billing.

2. Create debit invoices for contracts

3 Receive inventory documentation from sales on a daily basis

4. Process inventory adjustments for contract products
5. Receives approvals for any changes to be preformed on contracts.

6. Perform additions, modifications, deletions on contracts on a daily basis

7. Interface with credit to resolve issues

8. Interacts with Sales Reps for inventory and pricing issues

3.0 Competitive Prices (CPI - off list pricing)

The Suppliers responsibilities include, but are not limited to the following:

1. Receive CPI from sales via lotus notes

2. Enter CPI directly into SAP

3. One (1) or two (2) approvals are required depending on the business for price to be accepted in the system

4. Notify Hercules when CPI’s are available for approval

5. Review exception report to monitor timeliness of approval process

6. Escalate delinquent approvals

7. Notify Customer Service to update new prices on existing and new orders
8. Update and maintain non-off list pricing spreadsheets

9. Interfaces with sales support to resolve any pricing issues
4.0 Payment of Land and Sea Bills

The Suppliers responsibilities include, but are not limited to the following:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1. Export air, EGL pays carrier and sends freight bills to CSR. CSR codes bills and sends to AP department for payment to EGL

2. Investigates freight bills from Odyssey which require review before payment.

3. Determine appropriate coding for freight invoices and forwards to AP department for payment

4. Accrue freight bills as required.

5. Mexico, BDP Interamerica pays carrier. BDP bills Hercules, sends bill to CSR to code and send to AP Department
5.0  Deferred Billing

The Suppliers responsibilities include, but are not limited to the following:

Deferred Billing

IV. REPORTING AND RECORDS RETENTION

1. REPORTING

The Suppliers responsibilities include, but are not limited to the following:

1. Perform standard reporting requirements as defined

2. Provide Ad Hoc reports as requested

2. Record Retention

The Suppliers responsibilities include, but are not limited to the following:

1. Retain source documentation and reports

2. Provide scanned document images for source documentation and reports - hard copies, CD Rom, Fiche, Film and imaging - in accordance with Hercules policies and procedures

3. Retrieve archived reports and documentation as requested by Hercules

4. Maintain documentation in accordance with Hercules policies and procedures
5. Dispose of documentation in accordance with Hercules policies and procedures

V. PERFORMANCE MEASUREMENT AND EFFECTIVENESS

The Suppliers responsibilities include, but are not limited to the following:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1. Provide consistent metrics and process performance information as defined in this document

2. Provide explanations relative to performance levels, root-cause analyses, corrective measures planned, etc. as requested by Hercules

3. Monitor and report performance and service levels, using agreed upon measurement processes, tools and methodologies

4. Review existing processes to evaluate process performance and work with Hercules management to develop action plans to improve upon current performance levels

VI. MONITOR AND COMMUNICATE SERVICE COMPLIANCE

The Suppliers responsibilities include, but are not limited to the following:

1. Continuously audit adherence to Hercules accounting rules and requirements

2. Facilitate Hercules audit of processes, including compliance with defined rules and requirements

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES

Schedule E.4B

Order to Invoice (OTI)
Europe
Aqualon

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

I. INTRODUCTION 4
II. GENERAL REQUIREMENTS 4
III AQUALON DIVISION - Customer Care Europe 5
I. Strategic Accounts 5
1.1. EU ORDER ENTRY - Direct order process (Customer Already Exists / Masterdata / Zpro correct )5
1.2 EXPORT ORDER ENTRY Strategic Accounts order process via Singapore office6
1.3 EXPORT ORDER ENTRY Strategic Accounts Order process for non EU locations (and not via S’pore)8
1.4 EXPORT ORDER ENTRY Strategic Accounts 10
Orders via Moscow office 10
1.5 Shipment from Tianpu, China - Strategic Accounts11

1.6 Consignment Accounts - Strategic Accounts12

1.7 EU ORDER ENTRY13

Handling of strategic accounts via agents (EU)13

1.8 Handling of strategic accounts via agents (NON EU)15

1.9. Handling of orders strategic accounts via local warehouses Europe + STO process17

1.10 Handling of 3rd party orders strategic accounts Europe19

1.11 Pricing Strategic Accounts EMA21

Competitive Prices (CPI - off list pricing)21

Price Over-ride Process22

II Handling of agents / distributor orders23

2.1 Handling of agents / distributor orders (EU)23

2.2 Export Order Entry Distributors/Agents via Singapore Office
 Same steps as handling of strategic accounts via Singapore office23

2.3 Handling of agents / distributor orders (Non EU)23

2.4 Handling of agents / distributor orders via Moscow office24

2.5 Handling of agents / distributor Tianpu24

     2.8 Pricing Agents/Distributors
 Current process Customer Service (pricing project in process)25

Pricing

2.9 Price Over-ride Process25

III Handling of other direct accounts orders25

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.1 Orders via Singapore office26

4.3. Intercie orders Wilmington - Shipment from Europe to South America, or USA26

4.4. Pricing28

VI  Other generic Customer Service processes34

1. Preship Sample Process, Inspections , Import licenses34

2. Expedited Freight - Hercules Pays Freight34

3. Air Freight Policy - Hercules Pays Freight35

4. No Charge Order Policy35

5. Orders Shipped/Not Billed36

6. Orders Billed not Released to Accounting36

7. Manual Invoice - Credit Memo Issuance36

8. How to Request a Freight Quote / leadtime37
9. Customer Complaint Process 37
          (present European process - adjustments in progress) 37
                A. Preparation of a Customer Complaint/Resolution 37
 B. How to Handle Damaged and Carrier Complaints37

C. Processing of Returns (not only for complaints)38
VII. CUSTOMER MASTER DATA

             All masterdata changes are archived in file for SOX compliance39

A. Request for Tax Exemption Certificate39

B. Update and Maintain Tax Code by Customer & Sales Record for GST/VAT39

C. Agent Commissions (Create Master Data File)39

D. Process for Creating a Sold to/Ship to39

E. Process for Creating / adjusting a payment condition in SAP40

F. Salesman Number Changes40

G. IPC Changes40

VIII REBATE PROCESS41
X REPORTING AND RECORDS RETENTION

1.REPORTING42

2.Record Retention42
XI PERFORMANCE MEASUREMENT AND EFFECTIVENESS

            XII MONITOR AND COMMUNICATE SERVICE COMPLIANCE 43

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

I. INTRODUCTION

This Schedule sets forth the North America Order To Invoice (OTI) Business Process Services that the Supplier will provide, as of the Commencement Date unless otherwise specified. The Statements of Work defined in this Schedule were developed to include all in-scope activities performed by affected employees within the HERCULES Order To Invoice (OTI) function for Aqualon Europe. The Supplier will be responsible for all functions performed by employees affected by the proposed outsourcing of services.
II. GENERAL REQUIREMENTS

The Supplier’s responsibilities include, but are not limited to the following:

1. Understand all HERCULES OTI policies and how current processes and systems map against those policies. Additionally, the Supplier will communicate any issues back to HERCULES and retain the responsibility of resolving all issues.

2. Provide input to HERCULES on policy change opportunities, proposed policy changes, industry direction, and how the policy changes will impact then-current work processes and Systems.

3. Ensure that existing and new HERCULES policies are incorporated into the systems and processes.

4. Ensure that HERCULES established policy guidelines are followed and report policy exceptions promptly to HERCULES.

5. Identify and resolve issues related to OTI work processes. Provide guidance and advice to HERCULES on then-current work process design and potential implications.

6. Comply with HERCULES processes and Systems security and access policies.

7. Drive continuous improvement of the work processes, documentation and Services.

8. Support HERCULES internal audit and Third-Party audit to ensure compliance with existing HERCULES and US GAAP rules and requirements in accordance with the Agreement.

9. Prepare and maintain the process and testing documentation and testing required by the Sarbanes-Oxley Act 2002, (US Centric) in accordance with the methodologies established by HERCULES.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10. Provide support processing capabilities in the following languages: English, French, German, Spanish, Chinese, Italian, Turkish, Russian, etc. [Note: This is deal specific and needs to be customized to the languages of the countries that are in scope.]

11. Provide support processing capabilities the hours of operations as determined during the Transition Period.

12. Provide support process capabilities in accordance with the monthly closing schedule. (for each country included in the scope. (For example, USA, UK, Central Europe, Australia, Asia Pacific)

III AQUALON DIVISION - Customer Care Europe

I. Strategic Accounts

1.1.	EU ORDER ENTRY - Direct order process

(Customer Already Exists / Masterdata / Zpro correct )

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive order via fax, phone, mail

Use logistic definition procedure for steps 2, 3, 4

2. Review order for completeness: P.O. Number, product, quantity, requested delivery date, ship to, price, inco term, payment condition, sold to, SCR, etc

3. Calculate correct requested ship date using DeRijke leadtimes + internal order handling lead - time

4. Verify if lead time policy is being adhered to; if not obtain approval from Demand Mngt Team

5. Pull applicable zpro

6. Enter order into SAP

7. Print order acknowledgement

8. Review order details including verification of price

9. Have order reviewed on 11 point check by supervisor

10. Mail order acknowledgement / communicate expected availability if possible with availability information received from Mat. Mngt

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11 If delivery or psdn information from material management not yet received mail order acknowledgement. Inform customer in 2nd step when material is expected to be available - complete order status report with order status remarks

12. In case of non / late availability follow order escalation process / expedited freight policy subject to (respect) of agreed upon - leadtime.

13 a - All Material allocated follow step 14
If Partial allocation
a. inform stakeholders (Sales / Customer)
b. subject to feedback arrange partial shipment, wait for complete order or start escalation process
c. follow steps 14 a + b

14. Material allocated in full
a. send edi to DeRijke warehouse or Alizay + seperate edi to de rijke forwarding
b Certificates of Analysis printed by MM and dropped on CS printer(s).

15 Confirmation from DeRijke warehouse / Alizay material has been loaded

16. PGI done by CSR for derijke warehouse - for alizay shipments done by warehouse themselves

17. Invoicing and release invoice to accounting

18. Send invoice as hard copy to customer
or electronic invoicing for specific accounts
deferred billing for number of accounts

19 . Complete and archive file

1.2	EXPORT ORDER ENTRY Strategic Accounts

order process via Singapore office

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive order via SAP (processed by Singapore office) on local CS printer

2. Check payment condition
Where applicable (LC,s) check content and arrange amendments with Deutsche Bank and customer (bank). Upon receipt of complete / approved LC (from ESSC) allocation process will start (step 7).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.. Upon receipt verify if lead time policy is being adhered to; if not obtain approval from Demand Mngt Team.

4. Order is recorded for SOX purposes (VBAK completeness check)

5. Order dropped on MM printer

6. Send PSDN to Singapore office

7 If delivery or psdn information from material management not yet received mail order acknowledgement. Inform S’pore in 2nd step when material is expected to be available - complete order status report with order status remarks

8. In case of non / late availability follow order escalation process / expedited freight policy subject to (respect) of agreed upon - leadtime.

9 a - All Material allocated follow step 10
Partial allocation
a. inform internal stakeholders (sinpapore office)
b. subject to feedback arrange partial shipment, wait for complete order or start escalation process
c. follow steps listed under 10

10 Material allocated
a. drop delivery at S’pore office
b. send booking request by email to DeRijke
c. booking confirmation received
- if not compliant revert with request for improved booking
d. send edi to DeRijke warehouse or Alizay + seperate edi to de rijke forwarding
e Certificates of Analysis printed by MM and dropped on CS printer(s).

11. Where applicable arrange inspection with inspection cie;s

12. Confirmation from DeRijke warehouse / Alizay material has been loaded

13. PGI done by CSR for derijke warehouse - for alizay shipments done by warehouse themselves

14. Invoicing and release invoice to accounting

15. As agreed during the Transition Period, prepare set of documents

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Receipt BL
Check BL content (express / manual BL)
create direct collection by deutsche bank
prepare documents - certificates of origin, legalized invoices, export licenses, inspection reports, insurance documents
send documents to customer / bank etc
scanned documents to Singapore office + copy to agent

16. As agreed during the Transition Period, send documents as hard copy to customer

17. Issue commission credit memo in case agent is involved

18. Complete and archive file

1.3	EXPORT ORDER ENTRY Strategic Accounts

Order process for non EU locations (and not via S’pore)

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive order via mail, fax, phone
Use logistic definition procedure for steps 2, 3, 4

2. Review order for completeness: P.O. Number, product, quantity, requested delivery date, ship to, price, inco term, payment condition, sold to, SCR, etc

3. Check payment condition
Where applicable (LC,s) check content and arrange amendments with Deutsche Bank and customer (bank). Upon receipt of complete / approved LC (from ESSC) allocation process will start (step ).

4. Calculate correct requested ship date using DeRijke leadtimes + internal order handling lead - time

5. Verify if lead time policy is being adhered to; if not obtain approval from Demand Mngt Team

6. Pull applicable zpro

7. Enter order into SAP
8. Print order acknowledgement

9. Review order details including verification of price

10. Have order reviewed on 11 point check by supervisor

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. Mail order acknowledgement / communicate expected availability if possible with availability information received from Mat. Mngt

12 If delivery or psdn information from material management not yet received mail order acknowledgement. Inform customer in 2nd step when material is expected to be available - complete order status report with order status remarks

13. In case of non / late availability follow order escalation process / expedited freight policy subject to (respect) of agreed upon - leadtime.

14 a - All Material allocated follow step 15
If Partial allocation
a. inform stakeholders (Sales/ Customer)
b. subject to feedback arrange partial shipment, wait for complete order or start escalation process
c. follow step 15

15. Material allocated
a. send booking request by email to DeRijke for sea shipments
b. booking confirmation received
- if not compliant revert with request for improved booking
c. send edi to DeRijke warehouse or Alizay + seperate edi to de rijke forwarding
d Certificates of Analysis printed by MM and dropped on CS printer(s).

Where applicable arrange inspection with inspection cie;s

16 Confirmation from DeRijke warehouse / Alizay material has been loaded

17. PGI done by CSR for derijke warehouse - for alizay shipments done by warehouse themselves

18. Invoicing and release invoice to accounting

19. As agreed during the Transition Period, prepare set of documents
Receipt BL
Check BL content (express / manual BL)
create direct collection by deutsche bank
prepare documents - certificates of origin, legalized invoices, export licenses, inspection reports, insurance documents
send documents to customer / bank etc

20. As agreed during the Transition Period, send documents as hard copy to customer

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21 . Complete and archive file

1.4 EXPORT ORDER ENTRY Strategic Accounts

 Orders via Moscow office

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive order via email
Use logistic definition procedure for steps 2, 3, 4

2. Review order for completeness: P.O. Number, product, quantity, requested delivery date, ship to, price, inco term, payment condition, sold to, SCR, etc

3.. Upon receipt verify if lead time policy is being adhered to; if not obtain approval from Demand Mngt Team.

4. Calculate correct requested ship date using DeRijke leadtimes + internal order handling lead - time (subject to Inco term)

5. Verify if lead time policy is being adhered to; if not obtain approval from Demand Mngt Team

6. Pull applicable zpro

7. Enter order into SAP

8. Print order acknowledgement

9. Review order details including verification of price

10. Have order reviewed on 11 point check by supervisor

11. Mail order acknowledgement / communicate expected availability if possible with availability information received from Mat. Mngt to Moscow office

12 If delivery or psdn information from material management not yet received mail order acknowledgement. Inform Moscow in 2nd step when material is expected to be available - complete order status report with order status remarks

13. In case of non / late availability follow order escalation process / expedited freight policy subject to (respect) of agreed upon - leadtime.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14 a - All Material allocated follow step 15
If Partial allocation
a. inform stakeholders (Sales/ Moscow)
b. subject to feedback arrange partial shipment, wait for complete order or start escalation process
c. follow step 15

15. Material allocated
a. send booking request by email to DeRijke for sea shipments
b. booking confirmation received
- if not compliant revert with request for improved booking
c. send edi to DeRijke warehouse or Alizay + seperate edi to de rijke forwarding
d Certificates of Analysis printed by MM and dropped on CS printer(s).

16 Confirmation from DeRijke warehouse / Alizay material has been loaded

17. PGI done by CSR for derijke warehouse - for alizay shipments done by warehouse themselves

18. Invoicing and release invoice to accounting

19. As agreed during the Transition Period, prepare set of documents subject to Inco Term / Payment term
Receipt BL
Check BL content (express / manual BL)
create direct collection by deutsche bank
prepare documents - certificates of origin, EX1
export licenses, inspection reports, insurance documents
send documents to customer / bank etc

20. As agreed during the Transition Period, send documents as hard copy to customer

21 . Complete and archive file

1.5 Shipment from Tianpu, China - Strategic Accounts

The Supplier’s responsibilities include, but are not limited to the following:

1. Review order

2. Review order for completeness: P. O. number, product, quantity, price, requested delivery date, how to consign ocean bills of lading, INCO terms

3. E-mail order details to Hercules Singapore office

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. Facilitation of order handled between Hercules Singapore and Tianpu, China plant

5. If Inco term is DDU or DDP inform Hercules Material Management with request to place a SAP purchase order on Tianpu for physical shipment via Antwerp. Customer Service to place a SAP sales order (standard SAP process).
1.6 Consignment Accounts - Strategic Accounts

The Supplier’s responsibilities include, but are not limited to the following:
1. Receive order

2. Verify if customer is a consignment account

3. Review order for completeness: P. O. number, product, quantity, requested delivery date, price, inco term, payment condition, sold to, etc.

4. Calculate requested ship date using DeRijke lead times

5. Pull zpro

6. Verify if lead time policy is being adhered to, if not obtain approval from Demand Mngt Team

7. Enter replenishment order (KB) into SAP

8. Print order acknowledgement

9. Review order details

10.Have order reviewed on 11 point check by supervisor

11. Mail order acknowledgement / communicate expected availability

12 If delivery or psdn information from material management not yet received mail order acknowledgement. Inform customer in 2nd step when material is expected to be available - complete order status report with order status remarks

13. In case of non / late availability follow order escalation process / expedited freight policy subject to (respect) of agreed upon - leadtime.

14 a - All Material allocated follow step 15

If Partial allocation
a. inform stakeholders (Sales/ Customer)
b. subject to feedback arrange partial shipment, wait for complete order or start escalation process
c. follow step 15

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15. Material allocated
a. send booking request by email to DeRijke for sea shipments
b. booking confirmation received
- if not compliant revert with request for improved booking
c. send edi to DeRijke warehouse or Alizay + seperate edi to de rijke forwarding
d Certificates of Analysis printed by MM and dropped on CS printer(s).

Where applicable arrange inspection with inspection cie;s

16 Confirmation from DeRijke warehouse / Alizay material has been loaded

17. PGI done by CSR for derijke warehouse - for alizay shipments done by warehouse themselves

18. Create KE order (consignment issue) to start invoicing process
Invoicing and release invoice to accounting subject to agreement with customer (monthend invoicing for example)

19. Send invoice as hard copy to customer
or electronic invoicing for specific accounts

20. Issue commission credit memo in case agent is involved

21. Reconciliation process SOX to ensure SAP inventory is in line with customer inventory (customer audits where need)

22. Complete and archive file

1.7	EU ORDER ENTRY

  Handling of strategic accounts via agents (EU)

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive order via fax, phone, mail from agent or customer

2. Check if agent is entitled to receive commission / handle account as per contract

Use logistic definition procedure for steps 2, 3, 4

3. Review order for completeness: P.O. Number, product, quantity, requested delivery date, ship to, price, inco term, payment condition, sold to, SCR, etc

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. Calculate correct requested ship date using DeRijke leadtimes + internal order handling lead - time

5. Verify if lead time policy is being adhered to; if not obtain approval from Demand Mngt Team

6. Pull applicable zpro

7. Enter order into SAP

8. Print order acknowledgement

9. Review order details including verification of price

10. Have order reviewed on 11 point check by supervisor

11. Mail order acknowledgement / communicate expected availability if possible with availability information received from Mat. Mngt to agent and / or customer

12 If delivery or psdn information from material management not yet received mail order acknowledgement. Inform customer in 2nd step when material is expected to be available - complete order status report with order status remarks

13. In case of non / late availability follow order escalation process / expedited freight policy subject to (respect) of agreed upon - leadtime.

14 a - All Material allocated follow step 15
If Partial allocation
a. inform stakeholders (Sales/ Customer)
b. subject to feedback arrange partial shipment, wait for complete order or start escalation process
c. follow steps 14 a + b

15. Material allocated
a. send edi to DeRijke warehouse or Alizay + seperate edi to de rijke forwarding
b Certificates of Analysis printed by MM and dropped on CS printer(s).

16 Confirmation from DeRijke warehouse / Alizay material has been loaded

17. PGI done by CSR for derijke warehouse - for alizay shipments done by warehouse themselves

18. Invoicing and release invoice to accounting

19. Send invoice as hard copy to customer or electronic invoicing for specific accounts deferred billing for number of accounts

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

20 Issue commission credit memo

21. Complete and archive file
1.8 Handling of strategic accounts via agents (NON EU)

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive order via mail, fax from agent / customer

2. Check if agent is entitled to receive commission / handle account as per contract

Use logistic definition procedure for steps 2, 3, 4

3. Review order for completeness: P.O. Number, product, quantity, requested delivery date, ship to, price, inco term, payment condition, sold to, SCR, etc

4. Check payment condition
Where applicable (LC,s) check content and arrange amendments with Deutsche Bank and customer (bank). Upon receipt of complete / approved LC (from ESSC) allocation process will start (step ).

5. Calculate correct requested ship date using DeRijke leadtimes + internal order handling lead - time

6. Verify if lead time policy is being adhered to; if not obtain approval from Demand Mngt Team

7. Pull applicable zpro

8. Enter order into SAP

9. Print order acknowledgement

10. Review order details including verification of price

11. Have order reviewed on 11 point check by supervisor

12. Mail order acknowledgement / communicate expected availability if possible with availability information received from Mat. Mngt

13 If delivery or psdn information from material management not yet received mail order acknowledgement. Inform customer in 2nd step when material is expected to be available - complete order status report with order status remarks

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14. In case of non / late availability follow order escalation process / expedited freight policy subject to (respect) of agreed upon - leadtime.

15 a - All Material allocated follow step 16
If Partial allocation
a. inform stakeholders (Sales/ Customer)
b. subject to feedback arrange partial shipment, wait for complete order or start escalation process
c. follow step 16

16. Material allocated
a. send booking request by email to DeRijke for sea shipments
b. booking confirmation received
- if not compliant revert with request for improved booking
c. send edi to DeRijke warehouse or Alizay + seperate edi to de rijke forwarding
d Certificates of Analysis printed by MM and dropped on CS printer(s).

Where applicable arrange inspection with inspection cie;s

17 Confirmation from DeRijke warehouse / Alizay material has been loaded

18. PGI done by CSR for derijke warehouse - for alizay shipments done by warehouse themselves

19. Invoicing and release invoice to accounting

20 Prepare set of documents
Receipt BL
Check BL content (express / manual BL)
create direct collection by deutsche bank
prepare documents - certificates of origin, legalized invoices, export licenses, inspection reports, insurance documents
send documents to customer / bank etc

21. Send documents as hard copy to customer

22. Issue commission credit memo

23 . Complete and archive file

1.9. Handling of orders strategic accounts via local warehouses Europe + STO process

2.1 Local Material Mgt. - calculate re-order quantity

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

- Customer Care Supervisor (CC Spv) resp. Customer Service Rep (CSR) in charge of local Material Mgt. periodically (Bologna, Duesseldorf, Tarragona: bi-weekly / Alizay once per month) reviews current inventory levels and calculates re-order quantities per product type using Excel program for stock replenishment. It takes into consideration average sales per type, sales forecast, inventory targets and minimum order quantites.

2.2  Local Material Mgt. - purchase order entry

- Combines the products needed into one purchase order (PO) per storage location (Antwerp/Alizay).
- Enters purchase order into the SAP system specifying relevant details on:

➢ supplier (CMC: Aqualon France; all other SBU's: Hercules Doel)
➢ production plant
➢ storage location
➢ ship-to address
➢ product (material no.)
➢ quantity
➢ delivery date
➢ special product specifications - if applicable
➢ transfer price (based on transfer price list issued by Business Mgt.)

- Every STO that has been entered automatically receives a unique SAP reference # that is referred to in the further execution of the purchase order.
- when saving/printing the STO it is automatically dropped-off on the printer of the Customer Service Dept. in Rijswijk to start processing an intercompany sales order.

Specifics per location:

Bologna + Tarragona	STO print is checked by CC Spv and then CSR submits STO to MM in Rijswijk.
Alizay	PO is created by CS Spv.

2.3 CS Rep. Rijswijk office - purchase order review
- CSR located in Rijswijk office being in charge of handling intercompany orders reviews the STO vs. Customer Master Data, i.e. product, special specifications, transfer price. Special attention is given to the requested date of delivery as indicated by the sister company.

2.4 CS Rep. Rijswijk office - order entry in SAP
- A sales order is entered into the SAP system using the "Order Master" (ZPRO) of the respective sister company containing all relevant standard order details that are completed by variable specific order details.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

- In case an "Order Master"(ZPRO) is not available or a product is missing in an existing ZPRO, it has to be created/extended (ref. ZPRO/Master Data Maintainance procedure).
- Every order that has been entered automatically receives a unique SAP reference # that is referred to in the further execution of the order.
- After order entry:
a) an order confirmation is printed on the sister company's printer.
b) an internal copy of the order confirmation is printed locally.
c) order data are automatically submitted to the Material Management Department for availability check and material allocation.

2.5 Local Material Mgt. - check order confirmation
- checks if order confirmation is compliant with PO and signs it off for correctness. Checks the COA for material that has a product specification related SCS. Clears any difference with CSR in Rijswijk.

2.6 Material Management Department (MM) - make material available
- Verifies product availability in line with the requested shipdate:
a) if product is available, prints Delivery Note on local printer. Certificates of Analysis are printed both on local printer and on the sister company's printer.
b) if product is not available, MM gives indication to CSR on when material is expected to become available (via print "notification of planned shipdate") for follow-up with sister company.

2.7 CS Rep. Local office - instruct warehouse
- Submits to the warehouse the order data, including all necessary instructions for preparation of consignment for shipment. At the same time prints the delivery note on the sister company's printer.

2.8 CS Rep. Local office - instruct forwarder
- Instructs the forwarder for execution of physical transportation of the consignment.

2.9 Local Material Mgt. - notify local warehouse
- Upon receipt of the delivery note notifies the local warehouse on the details of the upcoming delivery.

2.10 C S - automatic inventory booking
- Upon creation of the "Notification of Dispatch" material is automatically booked into local inventory.

Specifics per location:

Alizay	material is booked in "In transit 9999"

2.11 CS Mgt. - check Goods receipt of local warehouse
- checks if the confirmation from the local warehouse on material received is compliant with the delivery note (products/lot numbers/quantities). In case of deviations clears differences with local warehouse and/or CS Rep. in Rijswijk.

Specifics per location:

Alizay	a transfer posting has to be done before allocation of material

2.12 Filing

CS: Archives all STO’ orders when completed.

1.10 Handling of 3rd party orders strategic accounts Europe

2.2 Customer Service Rep. - receipt of order
- Receives customer orders via letter, fax message, e-mail, phone or via Sales Force.
- Orders placed by phone have to be documented in written form.

2.2  Customer Service Rep. - order review

- Reviews the orders vs. Customer Master Data, i.e. product, special specifications, price, delivery and payment terms. Special attention is given to the requested date of delivery as indicated by the customer.

2.13 Customer Service Rep. - order review / deviations
- Any deviation from standard conditions has to be addressed to Sales in order to get approval or instructions on how to proceed (for ex. initiate the SCR procedure).
- Customers have to be informed accordingly.

2.14 Customer Service Rep. - order entry in SAP
- The order is to be entered within 24 hours after order receipt into the SAP system on basis of an "Order Master" (ZPRO) containing all relevant standard order details that are completed by variable specific order details. For each delivery date separate orders have to be entered in SAP system. Special attention is to be given to the application code (PAC) assigned to the ordered materials.
- In case an "Order Master" is not available, it has to be created/extended (ref. ZPRO/Master Data Maintainance procedure).
- Every order that has been entered automatically receives a unique SAP reference # that is referred to in the further execution of the order.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

- The SAP system automatically checks every newly entered order and blocks it in case of overdue payments or exceeding customer´s credit limit.
- The Customer Service Rep. follows blocked orders in respect of timely delivery to the customers in close contact with the Credit Control Department and/or Sales.

- Upon release of the order by the Credit Control Department, the SAP system generates a "Notification of Credit Release" and the Customer Service Rep. can proceed with the order processing.
- After order entry an internal Order Confirmation is printed. This document includes text fields with the instructions for correct order processing.

2.15 Customer Service Rep. - Purchase Order creation
- After order entry a Purchase Order (PO) is automatically created by the SAP system. In case of credit hold, P.O. is created only after credit release.
- Customer Service Rep. completes the Purchase Order by adding variable specific Purchase Order details such as delivery date and request of CoA.

2.16 CC Supervisor or oth. CC team member - 2nd order and PO check
- The Order is double-checked by a second person (Supervisor or other responsible person within Customer Care team). Order is to be checked line by line and to be signed-off on the order confirmation (internal copy) for correctness.
- The Purchase Order is checked by the Customer Service Rep. and initialled for correctness. It is then double checked either by the Customer Care Supervisor or other responsible person within Customer Care team.

2.17 Customer Service Rep. - order confirmation
-	An external copy of the order confirmation is sent to the customer only upon request or if needed either immediately after order approval or after confirmation of material availability (see item 2.9).

2.18 Customer Service Rep. - PO submission
- CSR sends the PO to the third party supplier or to mother company.

2.19 Customer Service Rep. - PO confirmation
- Receives from the third party supplier/mother company a written confirmation of the PO, can either be an order confirmation or the delivery note (see 2.10a).

- Checks the confirmation and signs it off for correctness.
2.20 Customer Service Rep. - material availability follow up
- CSR verifies product availability as mentioned on the supplier’s confirmation:
a)	if product is available, receives the Delivery Note and Certificate of Analysis (the latter only upon request) from the third party supplier;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

b)	if product is not available, informs the customer and/or Sales on when material is expected to become available and follows up availability with third party supplier.

2.21 Third Party Supplier / Customer Service Rep. - arrangement of shipment
- The shipment of the goods is arranged by the third party supplier, except when differently agreed. In the latter case, CSR instructs the forwarder for execution of physical transportation of the consignment. CSR prepares any specific documents necessary for customs clearance and/or to be sent to the customer.

- For consignments ex mother company, material has to be customs cleared upon arrival. All documentation for customs clearance is prepared by mother company, whereas local CSR contacts the customs clearance service company to follow up customs clearance. If needed by local law, CSR sends a manual delivery document to customs clearance service company to accompany material during delivery to final customer.

- In case the order includes material that has a product specification related SCS , a COA check needs to be done prior to sending it - where applicable.

- CS SPV notifies local area controller tocreate proper accrual for SOX

2.22 Customer Service Rep. - invoicing

- PO placed to third party suppliers: Upon receipt of the confirmation of the shipment from the third party supplier, starts the invoicing procedure:
a) posts Goods Receipt;
b) creates invoice;
c) sends invoice to customer.

-	Intercompany PO placed to mother company: after customs clearance, starts invoicing procedure (Goods Receipt is posted by mother company):
a) creates invoice;
b) sends invoice to customer.

-
Third party suppliers send their invoices directly to the European Shared Services Center (ESSC) in Rijswijk for checking and payment. In case invoices are not compliant with POs, ESSC blocks/parks them and sends them to the local office for investigation and/or approval.

2.23 Customer Service Rep. - filing
- Archives all orders and POs when completed.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.11 Pricing Strategic Accounts EMA

List Pricing

The Supplier’s responsibilities include, but are not limited to the following:

1. European pricing coordinator receives excel form with all price and customer information and processes this information into SAP as list price

2. EPC validates what has been entered into SAP against actual price lists

Competitive Prices (CPI - off list pricing)

The Supplier’s responsibilities include, but are not limited to the following:

1. EPC receive CPI form from sales or business support as excel form via lotus notes

2. Enter CPI directly into SAP

3. Two approvals are required for price to be accepted in the system

4. Notify Hercules when CPI’s are available for approval

5. Review exception reports to monitor timeliness / rejections etc in approval process

6. Escalate delinquent approvals

7. Notify Customer Service to update new prices on existing and new orders

8. Interfaces with sales or business support to resolve any pricing issues

Price Over-ride Process

The Supplier’s responsibilities include, but are not limited to the following:

1. Orders on books, already priced, confirmed to customer for future shipment, no price shows up in SAP during order processing, disconnect between PO and SAP aut. price

2. Revert to Industry Manager / Sales Mngr / Sales Repr with issue to check conditions before further order processing

4. receive confirmation by email (CPI process started meanwhile for future orders)

5. Advise all CSRs to go into SAP and bill block all orders that have pending price increases / other issues mentioned.

6. Remove bill block as required

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7. Over-ride prices where necessary and provide reason

8. Continue with order process as described

1.12  SCR process - service related SCR’s

1. CSR receives special customer service related request from Sales or external source (distributor / customer)

2. Following internal discussion, decision will be taken to process the request via SCR database to seek formal approval by authorized approvers.

II Handling of agents / distributor orders

2.1 Handling of agents / distributor orders (EU)

For all processes see also sections 1.1 -> 1.14 Strategic Acccounts.
Differences are described below. If not described processes are identical to processes as described under Strategic Accounts.

2. Verify if agent / distributor is on authorized list representing Aqualon + check if commission levels (generic and exceptions) are authorized by Distribution Manager.

4. Verify if lead time policy is being adhered to; if not record non compliance in distributor sheet for distributor stock orders. Same for other order discrepancies, order adjustments. etc

5. Calculate requested ship date using lead time as formally agreed with Distribution Manager for stock orders

6. Verify quantity ordered for distributor stock meets guidelines in agreement with Distribution Manager

Others steps see 1.1 strategic accounts

2.2	EXPORT ORDER ENTRY

Distributors / Agents via Singapore office

Same steps as handling of strategic accounts via Singapore office

2.3 Handling of agents / distributor orders (Non EU)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Same steps as handling of strategic accounts for EMA (Non EU) except for steps below. See Section 1.3.

1. Order source is distributor, agent or customer

2. Verify if agent / distributor is on authorized list representing Aqualon + check if commission levels (generic and exceptions) are authorized by Distribution Manager.

4. Verify if lead time policy is being adhered to; if not record non compliance in distributor sheet for distributor stock orders. Same for other order discrepancies, order adjustments. etc

5. Calculate requested ship date using lead time as formally agreed with Distribution Manager for stock orders

6. Verify quantity ordered for distributor stock meets guidelines in agreement with Distribution Manager
.
2.4 Handling of agents / distributor orders via Moscow office

Same steps as handling of strategic accounts via Moscow office except for steps below. See Section 1.4.

15a. Liaise with Moscow team with respect to truck loading to ensure pallets fit in the truck / appropriate material is collected ex warehouse by Russian forwarder.

2.5 Handling of agents / distributor Tianpu

Same steps as handling of strategic accounts via Moscow office.
See Section 1.5.

2.6 Handling of consignment accounts agents / distributor
In principal not applicable otherwise section 1.6 applies

2.6 Handling of orders ex local stock agents / distributor
Same steps as handling of strategic accounts via local stock.
See Section 1.9

2.7 Handling of 3rd party orders agents / distributor
Same steps as handling 3rd party orders via local stock.
See Section 1.10

2.8 Pricing Agents / Distributors

Current process Customer Service (pricing project in process)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Pricing

1. Local Customer Service receives new market prices and validity criteria from sales, business support or transfer prices from distribution manager. Prices are maintained by local CSR in SAP via automatic pricing.

2. CSR validates what has been entered into SAP matches input

3. CSR processes orders against adjusted prices
2.9 Price Over-ride Process

The Supplier’s responsibilities include, but are not limited to the following:

1. If price in SAP does not match price, inco terms, etc in SAP or manually (current process) maintained distributor price list on AQ CC drive in distributor subfolder then CSR consults Business Support, Sales, Distribution Manager to verify / receive price confirmation before prices in order can be confirmed to agent / distributors

2. CSR will put billing block at order subject to price verification.

3. Following above confirmation prices in order will be updated / order confirmation will be send.

4. Remove bill block as required and continue with order process

5. Adjusted prices will be updated in SAP by CSR

2.10 SCR process - service related SCR’s

1. CSR receives special customer service related request from Sales or external source (distributor)

2. Following internal discussion, decision will be taken to process the request via SCR database to seek formal approval by authorized approvers.

III Handling of other direct accounts orders

Where applicable all processes / steps are identical to whole section strategic accounts with the exception of sections 1.7 and 1.8 which donot apply to other direct accounts.

IV Handling of other export orders
(all orders except for strategic accounts)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.1 Orders via Singapore office

All processes / steps are identical to section strategic accounts (section 1.2) albeit that these orders are handled by the export CSR whereas orders for strategic accounts are passed to CSR handling strategic accounts

4.2. Orders via BDP warehouse

1. Receive B/L from warehouse

2. Create delivery

3. Enter PGI (Post Goods Issue) into SAP

4. Print Invoice

5. Review Invoice

6. Courier invoice to customer

4.3. Intercie orders Wilmington - Shipment from Europe to South America, or USA

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive intercie purchase order in SAP

2. Review order for completeness: P. O. number, product, quantity, requested delivery date, ship to, etc

3. Calculate requested ship date using DeRijke website

4. Pull applicable zpro

5. Enter Sales order into SAP

6. Verify P.O. number and sales order are linked

7. perform 11 point check (same as before) by gatekeeper

8. Print order acknowledgement on US + MM printer

9 In case of non / late availability follow order escalation process / expedited freight policy subject to (respect) of agreed upon - leadtime.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10 a - All Material allocated follow step 11
If Partial allocation
a. inform stakeholders (Sales/ Customer)
b. subject to feedback arrange partial shipment, wait for complete order or start escalation process
c. follow step 11

11. Material allocated
a. send booking request by email to DeRijke for sea shipments
b. booking confirmation received
- if not compliant revert with request for improved booking
c. send edi to DeRijke warehouse or Alizay + seperate edi to de rijke forwarding
d Certificates of Analysis printed by MM and dropped on CS printer(s).

Where applicable arrange inspection with inspection cie;s

16 Confirmation from DeRijke warehouse / Alizay material has been loaded

17. PGI done by CSR for derijke warehouse - for alizay shipments done by warehouse themselves

18. Invoicing and release invoice to accounting

19. Prepare set of documents
Receipt BL
Check BL content (express BL)
create direct collection by deutsche bank
prepare documents - certificates of origin, legalized invoices, export licenses, inspection reports, insurance documents
send documents to customer / bank etc

20. Send documents as hard copy to customer

21 . Complete and archive file

4.4. Pricing

Orders are placed via Purchase orders with prices approved via upfront processes managed by issuiing office (both Singapore and Wilmington)

4.5. SCR’ s
Are created by issuing office

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V Tasks of Business Support Europe

5.1 Business Support Industry

5.1.1 - Handle Industry specific questions other than Supply Chain (Shera, samples, quality questionnaires, literature, pricing, availability before order is submitted, etc.)

Business, Support Repr. receives inquiry from Customer, Distributor / Agent or Sales.

Based on expertise / knowledge next step will be taken either direct or after consultation with internal parties like Sales, Industry Mngt, CC Spv / Mngr, etc.

1.	Sample requests will be submitted to European Sample Coordinators
2.	SHERA inquiries
a.	Appropriate position paper(s) will be send to customer etc subject to enquiry
b.	Questionnaires will be discussed / filled together with other functions like SHERA Mngr., Industry Mngr, Sales, etc subject to customer criticality, level of detail, etc
3.	Literature request will be submitted to literature room or internet reference will be made
4.	Pricing (all steps within expected leadtime
a.	Receives price inquiry from agent / distributor (mainly MEA)
b.	Checks target price list in LN teamroom
c.	Adds freight cost based on DeRijke website
d.
Determines together with Sales / Sales Mngt and based on input from Agent / Distr if price is competitive subject to parameters like industry / regional / country pricing, competition, necessity to pick up additional business, track records with customer, etc

e.	If yes then offer will be issued following standard procedure
f.	If no then CPI will be issued to get approval from Sales Mngt / Industry Manager based on excel form
g.	Following approval offer will be issued
h.	Repr. ensures follow up take place with agent / distributor where need in close cooperation with Sales

5.	Availability prior to order placement
a.	Receives request to check if material is available
b.	Checks with Mat Mngt team
c.	Reverts to customer, agent / distr and informs on availability, lead time and request for order placement
d.	Keeps Customer Service informed where need
Business, Support Repr. receives inquiry from Customer, Distributor/ Agent or Sales.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.1.2. - Payment - Issues agents / customers
1.	receives notification from Sales / ESSC / AR / DM regarding customer or agent which does not respect payment condition after standard dunning procedure
2.	contacts customer / agent subject to agreement with sales to ensure payment will be effected
3.	notifies ESSC about status

5.1.3. - Payment new / adjusted Credit Applications agents / customers
1.	Issues Credit Apllication form for new customers / adjusted payment conditions
2.	Send form to ESSC for approval (cc to Sales)
3.	Upon approval from ESSC inform customer, agent, sales and Customer Service (to adjust SAP Masterdata / Zpro)

5.1.4 - Coordinate / issue technical service work requests for Sales

1.	Sales requests Bus Support Representative to launch technical Service work request in Lotus Notes Database
2.	Repr. issues request in database
3.	Coordinates process incl respect of timelines by either party
4.	Receives feedback from A&D Lab.
5.	Subject to criticality / distributor / agent to be informed either Sales or Bus. Support Repr.informs requesting party

5.1.5 - Coordinate technical complaint for Sales (see also complaint handling process in Lotus Notes)
1.. Sales requests Bus Support Representative to launch technical (product specification, application failure) complaint in Lotus Notes Database
2. Repr. issues request in database
3 Coordinates process incl respect of timelines by either party
4 Receives feedback from Internal Investigator.
5. Subject to criticality / distributor / agent to be informed either Sales or Bus. Support Repr.informs external party

5.1.6 - Coordinate / issue technical special customer request for Sales

1. Sales requests Bus Support Representative to launch technical Special Customer Request in Lotus Notes Database
2., Repr. issues request in database
3. Coordinates process incl respect of timelines by either party
4. Receives feedback from final approver
5. Subject to criticality / distributor / agent to be informed either Sales or Bus. Support Repr.informs requesting party

5.1.6 - Handle Internet request

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.	receives internet request in business email box
2.	subject to request will handle themselves or seek advice from sales
3.	internal steps like sample request, literature request, etc
4.	informs customer / sales about actions taken

5.1.7. - Exhibitions Activities (e.g., providing data)

1.	Customer Care Manager receives request for participation
2.	Upon approval Business Support Representatives will support
3.	Coordinate action forms / follow up where appropriate / requested by Sales

5.1.8.	- Coordinate communication process of product / specification changes towards distributor / agents including sampling, literature updates, collection of feedback, etc applying to one industry
1.	Receives input from internal functions (Sales, CCM, IM, etc)
2.	Ensures that agent / distributor mailing list is actual (lotus notes address database or alternative)
3.	Sends mailing to agents / distributors in scope
4.	Collects feedback and informs relevant internal parties (Sales, IM, etc)

5.1.9.	- Maintain address database (agents / distributors and where applicable direct customers)
1.	receives input from different sources (sales, agent / distributor, customer, etc)
2.	updates lotus address database to ensure future mailings will be send to appropriate contact persons

5.1.10.	Pricing - present process (pricing project in place)

1.	Receive or request input from Sales / Ind Mngt regarding prices
2.	Inform agents / distributor about price increase for specific industry
3.	Maintain / Review industry content distributor / agent price lists to ensure orders are processed at appropriate prices
4.	Liaise with Customer Service in case of questions about pricing
5.	Send agents / distributors industry price lists (where applicable)

5.1.11 - Commissions (current process)
1.	Inform CSR in case commission percentage has changed following approval by Distr Mngt and / or other stakeholders
2.	Send payable commission lists (S. Europe) to agents

5.1.12 - Rebate process
1. Following agreement made between sales and customer send complete Rebate opening form to CS person handling rebates
2. During annual process be involved / inform CS rebate person about

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

a. discrepancies in rebates
b.	completeness of total number of rebates in SAP versus agreed
c.	progress made versus plan / accrual
d.	be involved in informing CS to adjust / close rebate before
critical milestones (quarter / year end ) to ensure profits are pulled into appropriate period
3. Support Sales with rebate closure process by issuing complete Rebate closure form to CS person handling rebates following to close rebate

5.1.13 - KPI analysis
1.	Receive agent KPI’s from reporting team
2.	Analyze KPI’s (leadtime, size or order, a.o)
3.	Come up with recommendations towards different stakeholders to improve / optimize business structure

5.1.14	- Prepare bi annual Agent performance reviews
1.	see under section Business Support Generic
5.1.15	- Reporting / Analysis / Business Follow up / Maintenance of competitive data
1.	Issue (mid)month reports with Now Looks, open orders (subject to demand)
2.	Issue overview status of offers issued
3.	Compare Sales results todate with previous year,
4.	Submit comments to Sales Manager subject to Industry demands)
5.	Issue Now Looks + Sales Plan together with industry sales (where applicable / agreed with sales)
6.	Follow if indent customers place orders
7.	Sample follow up (content)
8.	Competitive data maintenance (volumes, prices, etc) subject to industry

Business Support Generic - Distributors

5.2.1.	- Forecasting for distributors
1. Receive forecast sheets from demand planners for distributors in scope
2. Pass sheets to distributors
3. Ensure sheets are returned timely by Distributors
4. Check content of forecast sheets and identify / discuss / adjust gaps
5. Send final sheet to demand planner

5.2.2.	Maintain Lotus Notes address contact database
1. see process Business Support Industry above - BSG maintains generic contact info.

5.2.3.	- Mailings to distributors
1.	Business Support Generic receives input from different stakeholders (IM, DM, CCM, SCM) regarding generic themes (price increase, packaging changes, etc)
2.	BSG sends generic email / attachment to agents / distributors

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2.4. - Payment - Issues distributors
1. Receives notification from Sales / ESSC / AR / DM regarding customer or agent which does not respect payment condition after standard dunning procedure
2. contacts customer / agent subject to agreement with DM to ensure payment will be effected
3. Notifies ESSC / DM about status

5.2.5 - Payment new / adjusted Credit Applications distributors
1.	Issues Credit Apllication form for new distributors / adjusted payment conditions
2. Send form to ESSC for approval (cc to DM)
3.	Upon approval from ESSC inform distributor, DM, sales and Customer Service (to adjust SAP Masterdata / Zpro)

5.2.6 - Performance ratings bi-annually
1. BSG assembles input / data from various angles (Sales, CS, ESSC, distributors, KPI reports, etc)
2. Based on input bi-annually a distributor performance rating sheet will be issued for all distributors /agents.
3. Upon completion form will be submitted to Distribution Manager for review with distributor
4. Final performance sheets are posted on shared drive

5.2.7 - KPI analysis distributors
1. Receive distributor KPI’s from reporting team
2 Analyze KPI’s (leadtime, size or order, a.o)
3. Come up with recommendations towards different stakeholders to improve
/ optimize business structure

5.2.8 - Coordinate Quarterly settlement process

1. Receive monthly ex stock sales from all distributors in scope
2. Compare above sales with sales in business warehouse
3. Based on minimum volumes propose to sales managers to make restatements to industries to reflect “true” industry sales
4. Receive approvals or remarks from Sales Mngrs
5. Adjust restatements if need
6. Request CS to identify SAP order lines which can be restated
7. Submit data to DM Team to make restatements etc.

5.2.9.- Follow up on distributor stock sales and other reports
1. Ensure that all distributors submit agreed upon reports to appropriate contacts within expected time frames ( monthly sales reports, quarterly reports, etc)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2.10.- Maintain distributor price lists (current process - part of pricing project to identify improvements)

1. Manually maintain all distributor price lists based on input from different angles (sales, DM, CCM, Bus Support Industry, etc)
2. Ensure updated price lists are posted on shared drive for overall access and order processing by CS
3. Ensure price lists are send out to distributors which are entitled to receive price lists

5.2.11- Communicate generic price increases to distributors / maintain price lists

1. Receive input from CCM / DM / Ind Mngt / Sales regarding price increase
2.Inform agents / distributor about price increase for specific industry
3. Maintain / Review industry content distributor price lists to ensure orders are processed at appropriate prices
4. Liaise with Customer Service in case of questions about pricing
5. Send distributors price lists for all industries (where applicable)

5.2.12 - Coordinate price support Distributors

1. Distributors have special prices to retain specific agreed upon customers
2. Distributors are charged at normal standard transfer price
3. Business Support receives on monthly / quarterly basis overview from
Distributor with customers sales (price - volume)
4.	Business Support matches info with prices agreed upon / volumes sold to
Distributor stock
5.	Business Support submits file to Distribution Manager for approval
6.	Upon approval informs CSR to issue Credit Note

VI  Other generic Customer Service processes

1. Preship Sample Process, Inspections , Import licenses

(Samples sent to Customer for testing; track through SAP)

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive order

2. Review CSR Header Notes or instructions in intercie purchase orders for pertinent details

3. Request made to send pre-ship sample prior to shipment after consultation with stakeholders

4. Notify Mat. Mngt to allocate batches involved via SAP process

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5. a. For import licenses wait for importlicense number
. upon receipt book order etc with DeRijke + standard order process

5. b. pre sample
Delivery to warehouse - instruction to send out turn sample to customer
Batches allocated by MM
Upon approval from customer follow order process
If not approved - cancel delivery
New sample selection etc

5. c inspection
Delivery made
Schedule appointment with Inspection office
Warehouse notified via EDI
Goods prepared for inspection
Inspection performed
If ok follow order process
2. Expedited Freight - Hercules Pays Freight

The Supplier’s responsibilities include, but are not limited to the following:

If customer is paying for freight costs no approval is necessary
If Hercules pays freight :

1. Receive order

2. Request made to expedite order

3. Check rates for expedited freight / delivery performance levels with DeRijke

4. Obtain approval via escalation procedure subject to amount / DOA agreed

5. Contact DeRijke and warehouse / plant with requirement

6. Place order

3. Air Freight Policy - Hercules Pays Freight

The Supplier’s responsibilities include, but are not limited to the following:

If customer is paying for freight costs no approval is necessary
If Hercules pays freight :

1. Receive order

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. Request made to expedite order

3. Check rates for expedited freight / delivery performance levels with DeRijke

4. Obtain approval via escalation procedure subject to amount / DOA agreed

5. Contact DeRijke and warehouse / plant with requirement

6. Place order

4. No Charge Order Policy

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive order

2. Request made to ship order at no charge

3. Obtain approval from Industry Manager / Sales Manager

4. Calculate requested ship date using DeRijke leadtimes

5. Enter No Charge Order type (TANN order) into SAP

5. Orders Shipped/Not Billed

The Supplier’s responsibilities include, but are not limited to the following:

1. Review SAP report (ZVDEL / ZFSAS)

2. Investigate each order on report

3. Contact respective customer service representative to take action needed to finalize invoice

4. Print invoice

6. Orders Billed not Released to Accounting

The Supplier’s responsibilities include, but are not limited to the following:

1. Review SAP report (AQSD01W3)

2. Investigate each order on report

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3. Contact respective customer service representative to take action needed to finalize invoice

4. Print invoice

5. Mail invoice

7. Manual Invoice - Credit Memo Issuance

The Supplier’s responsibilities include, but are not limited to the following:

1. Review request for credit memo to be issued

2. Review all documentation for approvals

3. Enter credit requests into SAP

4. Approve credit request in SAP by supervisor

5. Print credit invoice

6. Review credit invoice

7. Mail credit invoice to customer
8. How to Request a Freight Quote / leadtime

The Supplier’s responsibilities include, but are not limited to the following:

1.Check DeRijke website

2. If not on website approach DeRijke for any rate / leadtime

9. CUSTOMER COMPLAINT PROCESS

(present European process - adjustments in progress)

A. Preparation of a Customer Complaint/Resolution

The Supplier’s responsibilities include, but are not limited to the following:

1. CSR enters complaint into lotus notes complaint database or Non Conformity form

2. If return is required, CSR enters return order into SAP

3. If material is to be replaced, CSR enters new order in SAP to be sent to customer

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. If material is to be destroyed, CSR advises customer once approved CCA is approved in database by Industry Manager

B. How to Handle Damaged and Carrier Complaints

The Supplier’s responsibilities include, but are not limited to the following:

1. CSR enters complaint into Non Conformity sheet

2. NC is send to European coordinator

3. Upon revision EC sends NC to DeRijke for review / corrective actions

4. Feedback received from DeRijke and submitted to CSR

5. EC maintains status, liabilities etc in overview incl KPI’s for monthly performance review with DeRijke

6. If return is required CSR enters return order into SAP

7. If material is to be replaced, CSR enters new order in SAP to be sent to customer

8. If material is to be destroyed, CSR advises customer once approved by Management

C. Processing of Returns (not only for complaints)

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive notification from customer to return material

2. Determine if an approved complaint report is available; if so advise customer to return material in accordance with complaint report

3. Enter return order in SAP notating product and quantity to be returned

4. Fill Return sheet with relevant information to be approved by CC Supervisor and Mat Mngt

5. Issue EDI to notify forwarder to pick up material

6. Send form to receiving location (plant or warehouse) to notify

7. Receiving location physically receives the material

8. Notification from warehouses that material has been received

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9. Receiving location enters return delivery and post goods issue into SAP (Alizay does GR - Antwerp GR by MM)

10. CSR releases the credit invoice to the customer

11. Release Credit note by Supervisor

11. Print the invoice

12. Review the invoice for accuracy

13. Mail the invoice when required
VII. CUSTOMER MASTER DATA

All masterdata changes are archived in file for SOX compliance

A. Request for Tax Exemption Certificate

The Supplier’s responsibilities include, but are not limited to the following:

1. Determine if a new customer is tax exempt

2. Set master data at -0- “tax exempt”

3. Send letter to the customer requesting their tax exemption certificate

4. Receive signed tax exemption certificate from customer

5. File in customer file
B. Update and Maintain Tax Code by Customer & Sales Record for GST/VAT

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive input from TAX dept.

2. Maintain Zpro either manual or DLSM table
C. Agent Commissions (Create Master Data File)

The Supplier’s responsibilities include, but are not limited to the following:

1. Legal agreement in place, provides products covered, rate % of commission to be issued and on what basis

2. Create agent number in SAP

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3. Enter % discount in pricing conditions

4. Partner agent number to respective zpro

D. Process for Creating a Sold to/Ship to

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive an order from a new customer with sold to and ship to information

2. Create the address(s) in SAP master data using the information provided by the customer filling in the data on the appropriate screens

3. Partner sold to, ship to and payer numbers to the sold to party in SAP

E. Process for Creating / adjusting a payment condition in SAP

1. Receive approved credit application form from ESSC

2. Process request in SAP

F. Salesman Number Changes

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive new salesman assignments

2. Partner new salesman number to “Customer Sold To”

3. Update appropriate ZPRO(s) at the item partner level and makes the change

G. IPC Changes

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive new IPC assignments

2. Partner new IPC to “Customer Sold To” / Ship to location

3. Update appropriate ZPRO(s) at the IPC code level and makes the change

H. Extend Materials in SAP

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Supplier’s responsibilities include, but are not limited to the following:

a. existing materials to be extended to new sales org / plant
CS Masterdata contact liaises with different contacts (procurement, Quality, plant) to ensure set up in SAP is complete for order processing
b. new materials
. CS masterdata contact submits request via lotus notes database

I. Synchronize SAP Zpro and Masterdata

On intermittent basis compare ZPRO / Masterdata with appropriate reports Make adjustments where need.

VIII REBATE PROCESS

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive RRF (Rebate Request Form) from sales representative / business support industry repr. via email

2. Request sales mngt and business management approval

3. Create rebate in SAP

4. Created after beginning validity, do accruals for time between beginning validity and rebate creating

5. If need (late receipt of rebates a.o.) make make manual accruals for previous months

6. If rebate is not direct (through distributor, agent, or entity not on SAP), do monthly accruals

7. After ending validity, check rebate and request agreement of sales representative to settle rebate for specific amount.

8. Upon agreement of sales representative, request approval of sales mngt and business management to settle rebate

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9. Settle rebate and send rebate credit or order as FOC material to Customer Service / Customer

10. Liaise with CSR that FOC order has been shipped / invoiced

11. Close rebate

VIIII` SAMPLE PROCESS

DIRECT CUSTOMERS AND AGENTS

-	Customer/Agent places sample order with Sales Representative
-	Sales Representative completes standard sample order form and sends to Sample Administrator
-	Sample Administrator coordinates the shipment of the sample with the Sample Room in Zwijndrecht, AWT Duesseldorf or Alizay
-	Sample Room confirms the shipment to the original requester of the sample and to the Sample Administrator
-	On a monthly basis excel file with pivot table options will be made available (for all sales representatives and business support) in a team room

DISTRIBUTORS

-
Distributors will place sample orders in standard format directly with the Sample Administrator, and will send a copy of the sample request to the appropriate Sales Representative/Business Support (see notes below)

-	Sample Administrator coordinates the shipment of the sample with the Sample Room in Zwijndrecht, AWT Duesseldorf or Alizay
-	Sample Room confirms the shipment to the original requester of the sample and to the Sample Administrator

On a monthly basis excel file with pivot table options will be made available (for all sales representatives and business support) in a team room

X REPORTING AND RECORDS RETENTION

1. REPORTING

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Supplier’s responsibilities include, but are not limited to the following:

1. Perform standard reporting requirements as defined

2. Provide Ad Hoc reports as requested

2. Record Retention

The Supplier’s responsibilities include, but are not limited to the following:

1. Retain source documentation and reports

2. Provide scanned document images for source documentation and reports - hard copies, CD Rom, Fiche, Film and imaging - in accordance with Hercules policies and procedures

3. Retrieve archived reports and documentation as requested by Hercules

4. Maintain documentation in accordance with Hercules policies and procedures
5. Dispose of documentation in accordance with Hercules policies and procedures
XI PERFORMANCE MEASUREMENT AND EFFECTIVENESS

The Supplier’s responsibilities include, but are not limited to the following:

1. Provide consistent metrics and process performance information as defined in this document

2. Provide explanations relative to performance levels, root-cause analyses, corrective measures planned, etc. as requested by Hercules

3. Monitor and report performance and service levels, using agreed upon measurement processes, tools and methodologies

4. Review existing processes to evaluate process performance and work with Hercules management to develop action plans to improve upon current performance levels

XII MONITOR AND COMMUNICATE SERVICE COMPLIANCE

The Supplier’s responsibilities include, but are not limited to the following:

1. Continuously audit adherence to Hercules accounting rules and requirements

2. Facilitate Hercules audit of processes, including compliance with defined rules and requirements

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES

Schedule E.4C

Order to Invoice (OTI)
Europe PTV (Paper)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

I. INTRODUCTION 3
II. GENERAL REQUIREMENTS 3
II. Aqualon in Process
III. PT&V Division 4
1.0  ORDER ENTRY4

1.1 Order entry , including distributors
1.2 Goods Receipt third party orders
1.3 Consignment accounts
1.4 Export (outside EU) order entry
1.5 Stock Transfer Orders
1.6 Import material for PT&V EU Accounts

2.0	CONTRACT ADMINISTRATION…………………………………………………………8
3.0	DISTRIBUTOR DISCOUNTS……………………………………………………………8
4.0 AGENT COMMISSION………………………………………………………...9
5.0	PRICING AND FREIGHT ACCRUAL ADMINISTRATION………………...9
5.1 Pricing Adminstration
5.2 Freight accruals
6.0	REBATE ADMINISTRATION…………………………………………………10
7.0 WAREHOUSE REPLENISHMENT (finished goods)………………….…10
8.0 CUSTOMER COMPLAINT PROCESS…………………………………………11
8.1 Preparation of a customer complaint / Resolution
8.2 How to handle a Damaged product and Carrier complaint
8.3 Processing of a product return
9.0 CUSTOMER MASTER DATA………………………………………………..12
9.1 Request for a tax Exempt Certificate
9.2 Process for creating a sold to / ship to
9.3 Salesman Number Change
10.0 INVOICING AND CREDITING……………………………………………….13
10.1 Orders shipped not billed
10.2 Orders billed, not released to accounting
11.0 REQUEST EXTENTION OF MATERIAL……………………………………14
IV. REPORTING AND RECORDS RETENTION    11

V. PERFORMANCE MEASUREMENT AND EFFECTIVENESS 14
VI. MONITOR AND COMMUNICATE SERVICE COMPLIANCE 15

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

I. INTRODUCTION

This Schedule sets forth the EU Order To Invoice (OTI) Business Process Services that the Supplier will provide, as of the Commencement Date unless otherwise specified. The Statements of Work defined in this Schedule were developed to include all in-scope activities performed by affected employees within the HERCULES Order To Invoice (OTI) function for EU PTV. The Supplier will be responsible for all functions performed by employees affected by the proposed outsourcing of services.

II. GENERAL REQUIREMENTS

The Supplier’s responsibilities include, but are not limited to the following:

1. Understand all HERCULES OTI policies and how current processes and systems map against those policies. Additionally, the Supplier will communicate any issues back to HERCULES and retain the responsibility of resolving all issues.

2. Provide input to HERCULES on policy change opportunities, proposed policy changes, industry direction, and how the policy changes will impact then-current work processes and Systems.

3. Ensure that existing and new HERCULES policies are incorporated into the systems and processes.

4. Ensure that HERCULES established policy guidelines are followed and report policy exceptions promptly to HERCULES.

5. Identify and resolve issues related to OTI work processes. Provide guidance and advice to HERCULES on then-current work process design and potential implications.

6. Comply with HERCULES processes and Systems security and access policies.

7. Drive continuous improvement of the work processes, documentation and Services.

8. Support HERCULES internal audit and Third-Party audit to ensure compliance with existing HERCULES and US GAAP rules and requirements in accordance with Section XX of the Agreement.

9. Prepare and maintain the process and testing documentation and testing required by the Sarbanes-Oxley Act 2002, (US Centric) in accordance with the methodologies established by HERCULES.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10. Provide support processing capabilities in the following languages: English, French, German, Spanish, Swedish, Finnish, Italian, Portuguese, Dutch.

11. Provide support processing capabilities for the following hours of operations: 6:00am to 6:00pm Central European Time.

12. Provide support process capabilities in accordance with the monthly closing schedule for each country in scope.

III. PT&V Division

1.0	ORDER ENTRY

1.1(Customer already exists, including distributors)

The Supplier’s responsibilities include, but are not limited to the following:

1.	create / maintain customer masterdata (sold-to, ship-to, ZPRO, partner functions)
2.	Receive order via fax, phone, mail,

3.	Review order for completeness: P.O. Number, product, quantity, requested delivery date, ship to, (11check points in total)

4.	Pull applicable zpro

5.	Enter order into SAP

6.	Print order acknowledgement

7.	Review order details including verification of price (check all orders for accuracy and pricing (SOX key controls)

8.	Mail order acknowledgement

9.	process equipment sales based on ERF database

10.	send purchase orders to 3rd party suppliers and progress the orders

11.	produce delivery documents for own production materials and resale stock from warehouses

12.	prepare and print shipping papers, including trem cards, COA, packing list

13.	liaison with transport companies regarding collection dates and availability

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.	process return orders / transfers
1.2 Goods receipt on THIRD PARTY ORDERS

The Supplier’s responsibilities include, but are not limited to the following:

1.	Create Post Goods Receipts for (third party) Purchase 0rders

2. Follo w up with third party vendors on missing copies of invoices (as Proof of Delivery)

3.	Monitor invoices which fail to release to accounting.

4.	Obtain Proof of Delivery from carriers

5.	Generates late invoicing report and follows up with vendors on any delayed shipment items

1.3 Consignment Accounts

The Supplier’s responsibilities include, but are not limited to the following:

1.	Receive order

2.	Verify if customer is a consignment account

3.	Review order for completeness: P. O. number, product, quantity, requested delivery date

4.	Pull zpro

5.	Create a PO in case product is 3rd party vendor

6.	Enter replenishment order (KB) into SAP

7.	Print order acknowledgement

8.	Review order details (check all orders for accuracy and pricing (SOX key controls)

9.	Mail order acknowledgement
1.4 EXPORT (outside EU) ORDER ENTRY

The Supplier’s responsibilities include, but are not limited to the following:

1.	Receive order via e-mail, fax

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. Review order for completeness; P. O. number, product, quantity, price, requested delivery date, ship to, INCO terms

3.	Determine if letter of credit will be used

4.	Determine if trading company will be utilized

5.	Validate order quantity if containerized

6.	Pull zpro

7.	Enter order into SAP; manually enter price and freight costs (obtained from Logistics partner)

8.	Print order acknowledgement

9.	Review order details including price verification

10.	Create and courier export documents for customs clearance to shipping location
1.5 Stock Transfer Orders (INTER-COMPANY ORDER ENTRY)

1.	Create a Stock Transport Purchase Order
1.	Complete the Item Overview Screen
2.	Enter Header Text if needed

2.	Create output to print STO for the supplying and receiving locations

3.	Update the source list to add the supplying plant.

4.	Update PO acknowledgement date and quantity in STO.

5.	Display Delivery Due List and Create Delivery Document

6.	Check partners in the delivery

7.	Create a Zero quantity delivery for PT&V going to Logistic partner DeRijke

8.	Complete the batch selection and picking process

9.	Automatic Update to STO with valuation type.

10.	Change delivery to print shipping papers

11.	Post Goods Issue - when shipment has departed

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.	Partial delivery on STO when batch valuation type on 2nd delivery is not the same as 1st delivery.

1.6 Import Material for PT&V EU. Accounts

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive order

2. Review order for completeness: P. O. number, product, quantity, requested delivery, INCO terms, special requests, U.S. port of entry, pricing

3. Pull zpro

4. Enter order into SAP; bill block order

5. Auto create a purchase order to Hercules Inc.

6. Verify sales order and purchase order are linked

7. Print order acknowledgement

8. Review order details

9. Mail order acknowledgement to customer

2.0 CONTRACT ADMINISTRATION

The Supplier’s responsibilities include, but are not limited to the following:

Receive (monthly usage) reports from sales for monthly billing.

1.	Create debit invoices for contracts

2.	Process inventory adjustments for contract products

3.	Enter Consignment (“KE”) order into SAP

4.	Create KE delivery note

5.	Create and print invoice

6.	Review invoice

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.	Mail invoice to customer

8.	Receives approvals for any changes to be preformed on contracts.

9.	Perform additions, modifications, deletions on contracts on a daily basis

10.	Interface with credit to resolve issues

11.	Interacts with Sales Reps for inventory and pricing issues

3.0 Distributor Discounts

The Supplier’s responsibilities include, but are not limited to the following:

1. Enter PGI

2. Review invoice details in SAP

3. Remove bill block

4. Print invoice

5. Review invoice

6. Mail invoice

4.0 Agent Commissions (Create Master Data File)

The Supplier’s responsibilities include, but are not limited to the following:

1.	Legal agreement in place, provides products covered, rate % of commission to be issued and on what basis

2.	Create agent number in SAP

3.	Enter % discount in pricing conditions

4.	Partner agent number to respective zpro

5.	Run report ZVPRI202 and get validation of correctness from agent and distribution mgr.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.0 PRICING AND FREIGHT ACCRUAL ADMINISTRATION
The Supplier’s responsibilities include, but are not limited to the following:

5.1 Pricing Administration:
1.	Notified on Price request from sales via lotus notes

2.	Notify Customer / Material master administrator in CSR when material need to be extended

3.	One (1) or two (2) approvals are required depending on the business for price to be accepted in the system

4.	Enter Price request directly into SAP pricing conditions

5.	Review exception report to monitor timeliness of approval process

6.	Escalate delinquent approvals

7.	Notify Customer Service to update new prices on existing and new orders

8.	Maintain price list based on input from SBU management in price list Lotus Notes database

9.	Maintain corporate pricing in price list Lotus Notes database

10.	Interfaces with sales to resolve any pricing issues

11.	Run and review price override report and take appropriate action to correct pricing conditions in SAP

5.2 Freight accrual Administration:

1. Update freight condition records in SAP based on input from European Freight manager.

2. Review manual freight accrual input on orders and invoices and make corrections.

3. Check the freight bill from the logistic partner. Investigate freight bills that require scrutiny , interface with Herc. logistic / CSR / …logistics partner to resolve issues.

 6.0 REBATE ADMINISTRATION

The Supplier’s responsibilities include, but are not limited to the following:

1.	Receives info on rebate agreement with customer from Herc. Sales department.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.	Set up rebate agreement in SAP

3.	Run rebate report and send out to sales management on quarterly basis for review

4.	Correct on a monthly basis the accrual amount and payment amount to be equal.

5.	Adjust the rebate agreement based on info from sales (manually adjust retroactieve)

6.	Settle rebate agreement at end of agreement period based on info from sales.

7.0  WAREHOUSE REPLENISHMENT (finished goods).

The Supplier’s responsibilities include, but are not limited to the following:

1.	Set up and maintain MRP data in SAP based on info from and communication with Inventory manager.

a.	Liaison with suppliers and sister companies re production volumes, forecasts and availability
b.	Liason with sales on sales forecast

2.	Create Purchase Order (PO or STO) for stock replenishment of resale inventories at plants or warehouses.

3.	Where applicable, review data on pre loaded tanker shedule from logistic partner.

4.	Maintain spreadsheet to keep track of expire date.

8.0 CUSTOMER COMPLAINT PROCESS

8.1 Preparation of a Customer Complaint/Resolution

The Supplier’s responsibilities include, but are not limited to the following:

1. CSR enters complaint into lotus notes complaint database

2. If return is required as requested by sales in product return database PT&V EU, CSR enters return order into SAP

3. If material is to be replaced as requested by sales in product return database PT&V EU, CSR enters new order in SAP to be sent to customer

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. If material is to be destroyed as requested by sales in product return database PT&V EU,, CSR contacts master requisitioner to create PO

8.2 How to Handle Damaged and Carrier Complaints

The Supplier’s responsibilities include, but are not limited to the following:

1. CSR enters complaint into lotus notes complaint database

2. If return is required as requested by sales in product return database PT&V EU, CSR enters return order into SAP

3. If material is to be replaced as requested by sales in product return database PT&V EU, CSR enters new order in SAP to be sent to customer

4. If material is to be destroyed as requested by sales in product return database PT&V EU,, CSR contacts master requisitioner to create PO

8.3 Processing of Product Returns

The Supplier’s responsibilities include, but are not limited to the following:

1.	Receive notification from customer or sales to return material

2.	Determine if an approved complaint report is available in the PT&V EU Product Return Lotus Notes database; if so advise customer to return material in accordance with complaint report

3.	Enter return order in SAP notating product and quantity to be returned

4.	Communication by mail to receiving location (plant ,warehouse or 3rd party vendor location)

5.	Organizing transport with logistic partner

6.	Receiving location physically receives the material

7.	Receiving Herc. location enters return delivery and post goods issue into SAP
8.	Receiving 3rd party vendor location informs Herc. CSR that goods are received and send (credit) invoice if applicable.

9.	CSR releases the credit invoice to the customer (as instructed in product return database)

10.	Print the invoice

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.	Review the invoice for accuracy

12.	Mail the credit invoice to the customer when required

9.0 CUSTOMER MASTER DATA

9.1 Request for Tax Exemption Certificate

The Supplier’s responsibilities include, but are not limited to the following:

1. Determine if a new customer is tax exempt

2. Set master data at -0- “tax exempt”

3. Send letter to the customer requesting their tax exemption certificate

4. Receive signed tax exemption certificate from customer

5. File in customer file

9.2 Process for Creating a Sold to/Ship to

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive an order from a new customer with sold to and ship to information

2. Create the address(s) in SAP master data using the information provided by the customer filling in the data on the appropriate screens

3. Partner sold to, ship to and payer numbers to the sold to party in SAP

9.3 Salesman Number Changes

The Supplier’s responsibilities include, but are not limited to the following:

1. Receive new salesman assignments

2. Partner new salesman number to “Customer Sold To”

3. Update appropriate ZPRO(s) at the item partner level and makes the change

10.0 Invoicing and crediting
1.	review of the automatic freight accruals in sap, advise deviations

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.	review of the automatic freight accruals in sap, advise deviations

3.	run billing due list (SOX key controls)

10.1 Orders Shipped/Not Billed

The Supplier’s responsibilities include, but are not limited to the following:
1. Review SAP report (ZFSAS100)

2. Investigate each order on report

3. Contact respective customer service representative to take action needed to finalize invoice

4. Print invoice

10.2 Orders Billed not Released to Accounting

The Supplier’s responsibilities include, but are not limited to the following:

1. Review SAP report (ZFSAR100)

2. Investigate each order on report

3. Contact respective customer service representative to take action needed to finalize invoice

4. Print invoice

5. Mail invoice

11.0 Request extension of material /some master data maintenance

1.	request new product / pack codes or the extention of existing material codes

2.	liaison with process technology and procurement re source of supply and other masterdata

3.	update source list on STO, ZPRO and all sales order partner functions
IV. REPORTING AND RECORDS RETENTION

1. REPORTING

The Supplier’s responsibilities include, but are not limited to the following:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1. Perform standard reporting requirements as defined

2. Provide Ad Hoc reports as requested

2. Record Retention

The Supplier’s responsibilities include, but are not limited to the following:

1. Retain source documentation and reports

2. Provide scanned document images for source documentation and reports - hard copies, CD Rom, Fiche, Film and imaging - in accordance with Hercules policies and procedures

3. Retrieve archived reports and documentation as requested by Hercules

4. Maintain documentation in accordance with Hercules policies and procedures
5. Dispose of documentation in accordance with Hercules policies and procedures

V. PERFORMANCE MEASUREMENT AND EFFECTIVENESS

The Supplier’s responsibilities include, but are not limited to the following:

1. Provide consistent metrics and process performance information as defined in the Service Level Schedule

2. Provide explanations relative to performance levels, root-cause analyses, corrective measures planned, etc. as requested by Hercules

3. Monitor and report performance and service levels, using agreed upon measurement processes, tools and methodologies

4. Review existing processes to evaluate process performance and work with Hercules management to develop action plans to improve upon current performance levels

VI. MONITOR AND COMMUNICATE SERVICE COMPLIANCE

The Supplier’s responsibilities include, but are not limited to the following:

1. Continuously audit adherence to Hercules accounting rules and requirements

2. Facilitate Hercules audit of processes, including compliance with defined rules and requirements

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule E.5

INVOICE TO CASH (ITC)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.0 INTRODUCTION3
2.0 GENERAL REQUIREMENTS (N.A. AND EUROPE)3
3.0 ACCOUNTS RECEIVABLE (N.A.)4
3.0 ACCOUNTS RECEIVABLE (EUROPE)6
4.0 REVENUE ACCOUNTING (N.A. & EUR)10
5.0 CREDIT PROCESSING (N.A. & EUR)11
6.0 COLLECTIONS (N.A. + EUROPE)13
7.0 CUSTOMER MAINTENANCE ACTIVITIES (N.A. AND EUROPE)17
8.0 ESCHEATMENT (UNCLAIMED PROPERTY) (N.A. ONLY)17
9.0 BANKRUPTCY (N.A.)17
9.0 BANKRUPTCY (EUROPE)18
10.0 OTHER ITC ACTIVITIES (N.A. + EUROPE)18
12.0 REPORTING & RECORDS RETENTION (N.A.+ EUROPE)18
13.0 PERFORMANCE MEASUREMENT (N.A.+ EUROPE)19
14.0 MONITOR AND COMMUNICATE SERVICE COMPLIANCE (N.A.+ EUROPE)19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.0 INTRODUCTION

The invoice to cash (“ITC”) business process Services include the Services described in this Schedule. Supplier will provide such Services as of the Commencement Date.
2.0 GENERAL REQUIREMENTS (N.A. AND EUROPE)

Task	Supplier	Hercules
1. Understand all Hercules ITC policies and how current processes and systems map against those policies.	X
1.1 Communicate any escalated issues back to Hercules for resolution.	X
1.2 Respond to Supplier regarding such escalated issues.		X
2. Provide input to Hercules on policy change opportunities, proposed policy changes, industry direction, and how the policy changes will impact then-current work processes and Systems.	X
3. Ensure that existing and new Hercules policies are incorporated into the systems and processes.	X
3A. Communicate new policies and procedures to Supplier.		X
4. Ensure that Hercules established policy guidelines are followed and report policy exceptions to Hercules within 1 business day of occurrence.	X
4A. Respond to Policy exceptions.		X
5. Identify and resolve issues related to ITC work processes. Provide guidance and advice to Hercules on the-current work process design and potential implications.	X
5A. Approve any ITC work process change.		X
6. Comply with Hercules processes and Systems security and access policies.	X
6A. Grant appropriate System access		X
7. Drive continuous improvement of the work processes, documentation, and Services.	X
7A. Review and approve any significant process changes.		X
8. Support Hercules internal audit and third-party audit to ensure compliance with existing Hercules and US GAAP rules and requirements in accordance with Sections 9.4 and 15.7 of the Agreement.	X
9. Prepare and maintain the process and testing documentation and testing required by the Sarbanes-Oxley Act 2002, in accordance with the methodologies established by Hercules.	X

10. Provide support processing capabilities in the following languages: North America only English with some French; Europe: English, French, German, Spanish, Italian, Dutch, Russian, Swedish, Finnish.
X

11. Provide support processing capabilities for the following hours of operations: North America: 8 AM - 6 PM EST for Customer Contact; Anytime for non-customer contact; Europe: 8 AM - 6 PM CET for Customer Contact; anytime for non-customer contacts.
X
12. Provide support process capabilities in accordance with the monthly closing schedule.	X

3.0 ACCOUNTS RECEIVABLE (N.A.)

	Task	Supplier	Hercules
3.1	Process Manual Customer Payments
	1. Forward all checks received locally to appropriate lockbox.		X
3.2	Process Lockbox Payments
	1. Receive electronic payment information from bank, prepare, batch, log, and update entries and apply cash to customer invoices.	X
	2. Receive image of check from lockbox provider.	X
	3. Audit and balance each electronic file transmission and resolve exceptions.	X
	4. Process electronic payments.	X
3.3	Reconcile Unapplied Payments
	1. Create schedule of charge-backs and unapplied cash exceptions; review within Supplier’s tolerance limits; escalate to Hercules if outside of Supplier tolerance limits.	X
	2. Assist Hercules management in review and approval of chargeback and unapplied cash exceptions.	X
	2A. Review and approve exceptions outside of Supplier tolerance limits		X
	3. Provide weekly chargeback and unapplied cash exceptions file to Hercules.	X
	4. Resolve and process unapplied cash based upon research, collaboration with collections, and approved management decisions.	X
3.5	Other Payment Processing Activities
	1. Complete or assist in daily reconciliation of cash not applied.	X
	2. Analyze and clear payments against multiple accounts for a single customer.	X
	3. Enter approved debit and credit memo tax adjustments to customer accounts.	X
	4. Analyze and clear payments offset by customer credit notes and/or vendor debit notes.	X
	Inform Hercules of provision for reversals of doubtful debt.	X
	4A. Provide direction for the provision for the reversal of the doubtful debt.		X
	5. Clear payments according to Hercules directions for provision for reversals of doubtful debt.	X
	6. Research and provide resolution recommendation for Hercules approval of short payments and overpayments greater than tolerance levels.	X
	6A. Hercules to review and notify regarding approval of short payments and overpayments greater than tolerance levels.		X
	7. Process non-trade accounts receivable cash receipts in accordance with Hercules policies.	X
	8. Respond to inquiries relating to customer account reconciliations.	X
	9. Escalate written customer communication according to Hercules policy guidelines.	X
	9A. Hercules to respond to Supplier or customer as appropriate.		X
	10. Prepare and send customer statements based on customer or Hercules request.	X
	11. Reconcile customer account per Hercules policies and procedures.	X
	12. Prepare write-off journal entries and clear payments over/under that are within Hercules write-off tolerance levels.	X
	12A. Hercules to approve journal entries over write-off tolerance levels		X
	13. Create correcting journal entry and clear payment for short payment due to rebates.	X
	14. By month end all cash in treasury / cash not applied accounts must be applied; all amounts remaining require an explanation.	X
3.6	Aged Accounts Receivable
	1. Generate aging reports and complete analysis, per Hercules policies.	X
	2. Review reports and analysis with Hercules.	X
	3. Respond to Hercules inquiries related to aging analysis.	X
3.7	Payment of Commissions to Agents
	1. Prepare and review weekly commission due proposal Report.	X
	2. Submit proposed due commissions to Hercules for approval.	X
	2A. Hercules to review and advise of approval decision		X
	3. Submit approved commissions proposal to accounts payable to incorporate in their payment proposal.	X
	4. Resolve any commission payment issues or escalate as appropriate.	X
3.8	Reimbursement of credit balances to Customers
	1. Prepare supporting documentation for customer refunds, such as credit and rebate notes.	X
	2. Review and process customer refunds under Supplier authority limits.	X
	3. Provide recommendations and supporting documentation for refunds above Supplier authority limits to Hercules for approval.	X
	4. Hercules reviews and communicates decision of customer refunds above Supplier authority limits.		X
	5. Submit the request to accounts receivable processor to mark outstanding credit note for reimbursement.	X
	6. Prepare and review weekly credit memo Report.	X
	7. Submit proposed credit memo reimbursement Report to Hercules for approval.	X
	8. Hercules to review and advise of approval decision.		X
	9. Submit approved credit memo reimbursement proposal to accounts payable to incorporate in their payment proposal.	X
	10. Resolve any commission payment issues.	X
3.9	Management of ERS (self billing) customers
	1. Sales or customer notifies Supplier of change to ERS billing and Supplier updates customer profile appropriately.	X
	2. Verify that customers ERS invoice (self bill) equals Hercules invoice.	X

3. If customer’s ERS invoice (self bill) differs from Hercules invoice, take appropriate action to have the ERS invoice (self bill) corrected by customer or contact customer service to have invoice corrected.
X
	4. Once payment is received, reconcile any differences within 1 business day of receipt.	X
3.0 ACCOUNTS RECEIVABLE (Europe)

#	Task	Supplier	Hercules
3.1	Process Manual Customer Payments:
	Cash in Transit - Cheques mainly apply for UK, France, Germany.	X
1. Hercules will forward all locally received checks to the bank.
	2. Cash will be processed per Hercules standard cash application process.	X
	3. A quarterly reconciliation is required to identify that all checks sent to bank are posted.	X
3.2	Process Cash allocation to invoices
	1. Receive electronic payment information from bank, prepare, batch, log, and update entries and apply cash to customer invoices.	X
	3. Audit and balance each electronic file transmission and resolve exceptions.	X
	4. Process electronic payments according to rules defined for each customer profile.	X
	5. Allocate amounts paid and open on the treasury clearing account relating to vendor’s SAP accounts.	X
	6. Allocate amounts paid/received and open on the treasury clearing account relating to the general ledger accounts.	X
	7. Obtain bank cost specification for documentary and LC payments and correctly book reclaimable VAT.	X
3.3	Reconcile Unapplied Payments, Prepayments and partial payments
	1. Create schedule of charge-backs and unapplied cash exceptions; Supplier to review within its tolerance limits; inform Hercules to review items outside of Supplier’s tolerance limits.	X
	2. Assist Hercules management in review and approval of chargeback and unapplied cash exceptions.	X
	3. Provide weekly chargeback and unapplied cash exceptions file to Hercules.	X
	4. Resolve and process unapplied cash based upon research and collaboration with collections.	X
	5. Book prepayments with reference pre-payment on the customer payer account and inform the credit representative by e-mail, so that blocked orders waiting for prepayment can be released.	X
3.5	Other Payment Processing Activities
	1. Complete or assist in daily reconciliation of cash not applied.	X
	2. Analyze and clear payments against multiple accounts for a single customer.	X
	3. Enter approved debit and credit memo adjustments to customer accounts.	X
	4. Analyze and clear payments offset by customer credit notes and/or vendor debit notes.	X
	5. Clear payments according to Hercules directions for provision for reversals of doubtful debt.	X
	Inform Hercules of provision for reversals of doubtful debt.	X
	Hercules to provide direction for the provision for the reversal of the doubtful.		X
	6. Research and provide resolution recommendation for Hercules approval of short payments and overpayments greater than tolerance levels.	X
	Hercules to review and notify Supplier regarding approval of short payments and overpayments greater than tolerance levels.		X
	7. Process non-accounts receivable cash receipts in accordance with Hercules policies.	X
	8. Respond to inquiries relating to customer account reconciliations.	X
	9. Escalate written customer communication according to Hercules policy guidelines.	X
	Hercules to respond to Supplier or customer, as appropriate		X
	10. Prepare and send customer statements based on customer or Hercules request.	X
	11. Reconcile customer account per Hercules policies and procedures.	X
	12. Prepare write-off or recovery journal entries and clear payments over/under that are within Hercules write-off tolerance levels.	X
	13. Create correcting journal entry and clear payment for short payment due to rebates.	X

14. Germany - Direct Debit process: Run payment proposal list and submit to credit representative for review and input the direct debit list in bank Internet program for Hercules GmbH. Supply direct debit documentation to Hercules management and request approval to submit file to bank for collection and process the amounts received. Take action on direct debits rejected and inform Hercules management.
X

16. Italy - Riba process: Run payment proposal list and submit to credit representative for review for Hercules Italy, taking into account local payment culture. Create electronic file to be sent to financial institution in Italy. Obtain Hercules approval. Take action on rejected Ribas, inform Hercules on rejections and update SAP and obtain wire payments instead.
X

17. Spain - Remessa process: Run payment proposal list and submit to credit representative for review for Hercules Quimica Spain. Create electronic file to be sent to the local Hercules Spain entity for further processing with financial institution. Obtain Hercules approval. Take action on rejected Remessas, i.e., update SAP and obtain wire payments instead.
X

18. France - BOR/LCR process: process French Bills of Exchange received via dedicated PC and send to bank via bank software in order to debit customers accounts. This process is only done for Bills of Exchange as sent by the customers.
X
	Take action on rejected BOR/LCR, i.e. update SAP and obtain wire payments instead.	X
	19. By month end all cash in treasury / cash not applied accounts must be applied; all amounts remaining require an explanation.	X
3.6	Aged Accounts Receivable
	1. Generate aging Reports and complete analysis, per Hercules policy.	X
	2. Review reports and analysis with Hercules.	X
3.7	Commission Payments to Agents
	1. Review each quarter which commissions are due for agents.	X
	2. Request agent to send a debit invoice depending on legal requirements or pay out commission credit notes. Obtain Hercules approval before pay out.	X
	Hercules to review and advise of approval decision		X
	3. Receive and check correctness of commission debit note sent by the agent.	X
	Resolve any commission payment issues or escalate as appropriate.	X

4. Book agents debit invoice on a suspense account and clear commission items in the receivable books - report to accounts payable the commission notes to be booked on the vendor account with clearance to the suspense account.
X
	5. Handle agent’s requests why occasionally commission notes are reversed.	X
	6. Block commissions for agents who are also distributors and have overdue invoices to Hercules.	X
	7. Keep agent's original debit note for audit purposes and send to the European entity for local storage if applicable.	X
	8. Ensure commission is not paid or paid back when Hercules is not paid by the final customer.	X
3.8	Reimbursement of credit balances to Customers
	1. Prepare supporting documentation for customer refunds, such as credit and rebate notes.	X
	2. Review and process customer refunds under Supplier authority limits	X
	3. Provide recommendations and supporting documentation for refunds above Supplier authority limits to Hercules for approval.	X
	4. Hercules reviews and communicates decision of customer refunds above Supplier authority limits.		X
	5. Submit the request to accounts receivable processor to mark outstanding credit note for reimbursement.	X
	6. Review weekly credit memo Report.	X
	7. Submit proposed due credit memo reimbursement Report to Hercules for approval.	X
	8. Hercules to review and advise of approval decision.		X
	9. Submit approved credit memo reimbursement proposal to accounts payable to incorporate in their payment proposal.	X
	10. Resolve any commission payment issues.	X
3.9	Management of ERS (self billing) customers
	1. Sales or customer notifies Supplier of change to ERS billing and Supplier updates customer profile appropriately.	X
	2. Verify that customers ERS invoice (self bill) equals Hercules invoice.	X

3. If customer’s ERS invoice (self bill) differs from Hercules invoice, take appropriate action to have the ERS invoice (self bill) corrected by customer or contact customer service to have invoice corrected.
X
	4. Once payment is received reconcile any differences within 1 business day of receipt.	X
4.0 REVENUE ACCOUNTING (N.A. & Eur)

#	Task	Supplier	Hercules
4.1	Reconciliations
	1. Prepare balance sheet reconciliations for accounts receivable accounts.	X
	2. Research and resolve reconciling differences.	X
	3. Review and approve accounts receivable account reconciliations in accordance with Supplier-approval thresholds.	X
	Enter confirmation of review in database (current-state is a Lotus Notes database).	X
	4. Provide accounts receivable account reconciliations that exceed Supplier -approval threshold to Hercules for approval.	X
	Hercules review and advises of approval decision for accounts reconciliations that exceed Supplier thresholds.		X
	Enter confirmation of review in database (current-state is Lotus Notes database).		X
	5. Reconcile the accounts receivable sub-ledgers to the general ledger.	X
	6. Reconcile commissions payable.	X
4.2	Period Close
	1. Produce variance analysis Reports to support the close process and in accordance with the Service Levels.	X
	2. Prepare detailed account analysis as needed for Hercules management reviews.	X
	3. Create month end reporting from downloaded SAP data into excel as prescribed by Hercules.	X
	4. Verify and allocate correct business area to open accounts receivable and communicate to the area controller for correct Hyperion receivable reporting	X
	5. Review aged accounts receivable and calculate bad debt reserve in accordance with Hercules guidelines, securing that the calculation is not mis-stated by cash on account or cash not applied.	X
	Hercules to review results of calculation and approve any adjustments to the reserve.		X
	Supplier to communicate to Hercules business area and advise Hercules credit if business manager does not approve bad debt reserve entry.	X
	Upon approval from Hercules (both Hercules credit and business area), post entries as and if necessary.	X
	6. Restate commissions to accounts payables from accounts receivables per Hercules guidelines.	X
5.0 CREDIT PROCESSING (N.A. & Eur)

#	Task	Supplier	Hercules
5.1	Establish Credit Limits
	1. Assist Hercules in the development of credit ratings, credit limits, and related policies and procedures.	X
	2. Receive credit requests / applications and forward to Supplier.		X
	3. Obtain information necessary for analysis per Hercules guidelines (e.g., up-to-date sales forecast from Hercules sales, credit rating(s) from agency reports, etc).	X
	3. Supplier to consult with Hercules on how to obtain missing information.	X
	Hercules to respond to Supplier request for information Supplier is unable to obtain.		X
	4. Perform and provide the analysis to support the approval for credit requests / applications.	X
	5. Approve customer credit limits for amounts within Supplier threshold.	X
	6. Provide credit limit recommendations for amounts above Supplier threshold to Hercules for approval.	X
	Hercules to review and advise of approval decision for credit limits above Supplier thresholds.		X
	7. Configure credit risk profile and credit limits in system(s).	X
	9. Review if payment term is secure and/or appropriate for the geographical area depending on Hercules policy.		X
	If extended payment terms are requested, ensure necessary approvals per Hercules guidelines.	X
	Hercules to approve all extended terms per guidelines.		X
	10. Communicate on credit line/payment term decision to Hercules.	X
5.2	Maintain Credit Limits
	1. Re-evaluate credit limits for customers according to Hercules guidelines or as requested by Hercules.	X
	2. Obtain required credit rating information and perform credit analysis.	X
	9. Consult Hercules sales for up to date sales forecasts and new credit ~~applications~~ information, if required.	X
	Hercules sales to respond to Supplier request for sales forecast.		X
	3. Determine upgrade/downgrade to credit limits for those within Supplier-approval threshold.	X
	4. Approve upgrades/downgrades to credit limits within Supplier-approval thresholds.	X
	5. Recommend upgrade/downgrade to credit limits to Hercules for approval of credit limits outside of Supplier-approval threshold.	X
	Hercules will review and advise of approval decision for those customers outside of Supplier approval threshold.		X
	6. Update credit limits in system(s) upon approval by Hercules and for those within Supplier-approval threshold.	X
	7. Recommend options for reducing Hercules risk exposure.	X
	Respond to recommendation for exposure reduction.		X
	8. Provide credit analysis reporting as required by Hercules.	X
	10. Secure proper signature of credit limit in line with authority level.	X
5.3	Manage Credit Limits
	1. Identify customers who have exceeded established credit limits.	X
	2. Take action on customers exceeding established credit limits according to Hercules policy guidelines.	X
	3. Recommend accounts where credit facilities should be suspended (e.g., stop shipments and/or services) as the result of unsuccessful collection action and in consultation with Hercules.	X
	Hercules to respond to suspended recommendation. Hercules responsible for approving stop shipments and/or services.		X
	4. Provide recommendations on changes to selling terms, required security interests, letters of credit, etc. to minimize Hercules loss from customers.	X
	Hercules to respond to recommendations. Hercules responsible for approving changes to selling terms, required security interests, letters of credit, etc.		X
	5. Implement approved recommendations.	X
	6. Document issues for customers whose financial stability is in question for potential use in litigation in a bankruptcy action.	X
	7. Provide supporting documentation for a bankruptcy action.	X
	Hercules to file proof of claim for bankruptcy.		X
5.4	Other Credit Activities
	1. Document and communicate to Hercules internal Hercules policy issues and process defects which cause customer credit issues.	X
	2. Participate as requested by Hercules on process improvement teams and new product or service offering teams.	X
	3. Ensure that no bank account information is entered in the customer master without approval from management.	X
	4. Ensure that credit masters are up to date at all times to avoid risk.	X
6.0 COLLECTIONS (N.A. + Europe)

#	Task	Supplier	Hercules
6.1	Collect Past Due Accounts
	1. Contact customers to initiate collection activity.	X
	2. Coordinate collaborative collection efforts requiring support from other Hercules departments.	X
	3. Categorize new accounts (for example: high, medium, low risk).	X
	Provide guidance as necessary for categorization of new accounts.		X
	4. Document external and internal discussions regarding collections matters.	X
	5. Escalate issues requiring resolution to Hercules within 1 business day.	X
	Hercules to respond to escalated issues and identify action plan.		X
	6. Communicate customer dissatisfaction/complaints (e.g., billing errors, service problems, etc.) to Hercules within 1 business day.	X
	Hercules to respond with appropriate action plan.		X
	7. Manage collection of delinquent accounts for assigned accounts as defined by Hercules.	X
	8. Produce and send collection notices (dunning letters) and demand letters in accordance with Hercules policy guidelines.	X
	9. Invoke and revoke automatic system distribution of collection notices and demand letters per Hercules approval.	X
	Hercules to approve invoke and revoke of automatic system distribution.		X
	10. Prepare electronic collections files and forms for transfer to Hercules legal department and outside collections contractors.	X
	Hercules to approve transfer to Hercules legal or outside collections contractors.		X
	Transfer Hercules approved electronic collections files and forms.	X
	11. Track, research, resolve, and document issues and inquiries regarding collections payments.	X
	12. Make collections calls to customers in applicable languages in accordance with the timing and frequency defined by Hercules.	X
	13. Communicate to Hercules (regional/ branch offices, etc.) customer balances and accounts receivable information per request.	X
	14. Resolve customer claims and disputes according to Hercules policy guidelines.	X

15. Abide by local regulations concerning allowable times and methods of making collection calls, lien placement, account cancellation process, and other local collection laws in accordance with Section 15.7 of the Agreement.
X
	16. In the event of continued non-contact, escalate to appropriate party within customer and / or Hercules to expedite response.	X
	17. Discuss Customer payments plans with Hercules management.	X
	Hercules to review and respond with recommended action regarding payment plan.		X
	18. Communicate with customers on payments received without specification (non-allocatable amounts).	X
	19. Communicate with Hercules on customers not abiding to set payment terms.	X
	Hercules to review and respond with recommended action regarding customers not abiding to set payment terms.		X
	20. Identify root cause resolution for non-paid invoices and communicate with Hercules as appropriate.	X
	21. Resolve issues with outstanding credit and debit memos according to Hercules policy.	X
6.2	Customer Inquiry and Dispute Management
	1. Receive incoming calls.	X
	2. Determine type of call (such as billing, complaint).	X
	3. Update customer file in System with call information.	X
	4. Provide information to the appropriate person to work/resolve the issue within 1 business day.	X
	5. Receive customer communication about a dispute.	X
	6. Document dispute in Collections system.	X
	7. Stop Dunning Letters on disputed accounts.	X
	8. Monitor disputes to ensure action is being taken on each disputed item.	X
	9. Escalate disputed items to Hercules within 1 business day.	X
	Respond to escalation of disputed item.		X
	10. Code disputed item according to Hercules guideline.	X
	11. Provide schedule to Hercules for review weekly.	X
	12. Resolve standard disputes using frequently asked questions (FAQs) and other approved tools provided by Hercules.	X
	13. Escalate non-standard disputes to Hercules within 1 business day of dispute.	X
	14. Work with Hercules to resolve non-standard disputes.	X
	Work with Supplier to resolve non-standard disputes.		X
	15. Meet with Hercules as requested to review dispute issues.	X
	16. Manage all disputes to resolution.	X
	17. Produce reports of disputes as required by Hercules	X
6.3	Collections - Litigation and Collection Agencies
	1. Create electronic file on overdue accounts.	X
	2. Send file with recommendations to Hercules to determine placement.	X
	Review, identify and communicate accounts for placement.		X
	3. Notify sales that the account is being placed with an outside collection agency.		X
	4. Monitor, track, and report the status of collection accounts that have been transferred to agent(s) in customer file.	X
	5. Send electronic claim forms to agent(s) when Hercules’ approval has been obtained.	X
	6. Monitor, track, and report the status of collection accounts where electronic claim forms have been provided to agent(s).	X
	7. Receive and process recoveries received by third-party agent(s).	X
	8. Update customer master appropriately.	X
	9. Communicate recovery to Hercules. Obtain approval from Hercules for agency charges and provide supporting documentation as requested.	X
	Hercules to approve any agency charges.		X
	Process the approved transaction.	X
	10. When the debt is recovered the person responsible for changing the information in the credit and master maintenance database is advised to change to the appropriate risk code.	X
	11. If the customer requests to do business with Hercules again, Supplier to advise of procedure based on Hercules policy.	X
6.4	Collection Accounting
	1. Submit collections adjustments and backup documentation to Hercules per policy.	X
	2. Conduct collections meeting with Hercules monthly.	X
	3. Analyze customer aging accounts and prepare recommendation and supporting documentation for bad debt or uneconomical to pursue debtors write offs.	X
	4. Review bad debt write off recommendation with Hercules on a monthly basis.	X
	5. Prepare bad debt write off journal entry for Hercules approval on a monthly basis.	X
	Approve bad debt write off entries.		X
	6. Reconcile and analyze customers’ open accounts to secure payment, determine liability, and/or clear outstanding items.	X
	7. Prepare, raise, and submit credit adjustments recommendation to Hercules for approval.	X
	Approve credit adjustments		X
6.5	Other Collection Activities
	1. Monitor and report collection amounts versus budgets.	X
	2. Provide Hercules with best practices and procedures regarding collection management and modify to fit Hercules specific requirements.	X
	3. File liens in accordance with Hercules policy guidelines.	X
	4. Work with Hercules legal to handle disposition of lien filings.	X
	5. Update System(s) for change of account information requests (for example: name changes, incorrect addresses, phone number changes).	X
	6. Research credits balances and initiate refunds of credit balances according to Hercules policy.	X
	7. Ensure compliance with payment arrangements outside stated terms (such as promissory notes) and advise Hercules as appropriate.	X
6.6	Deduction Management
	1. Receive and scan deduction customer short payments/documents.	X
	2. Audit deduction to ensure accuracy (e.g., correct remittance information, correct account information, amount correct, and only one item per deduction).	X
	3. Process corrections identified from audit of deduction.	X
	4. Analyze backup to determine if deduction is valid and within Supplier’s authority.	X
	5. Provide to Hercules for approval if deduction is valid and dollar amount is above Supplier authority.	X
	Review and advise of approval decision of deduction if above Supplier authority.		X
	6. Respond to customer on those deductions determined to be invalid.	X
	Perform customer account maintenance related to the deduction as necessary.	X
	7. File supporting documentation for processed deductions.	X
6.7	Letters of Credit and documentary collections
	1. Review credit letters for credit security purposes on predefined points by Hercules.	X
	2. Update Hercules control file and excel sheet with copies of letters of credits received.	X
	3. Communicate with CS on letters of credit received and approved; request amendments to letters of credits.	X
	4. Release orders for which the letter of credit is received and approved.		X
	5. Follow up with the bank on non-paid letters of credits and documentary collections.	X
6. Intentionally blank.
	7. Research non-receipt of letter of credit.	X
	8. Resolve unpaid documentary collections.	X
	9. Secure bank charges for letters of credit and documentary collections are in line with Hercules agreements with the banks.	X
7.0 CUSTOMER MAINTENANCE ACTIVITIES (N.A. and EUROPE)

Task	Hercules	Supplier
1. Receive a request from the customer service representative (“CSR”) to open a payer in SAP; enter all information provided, including name of company, address, contact name and phone number.	X
2. Set up customer in system, including electronic banking/payment information.	X
3. Enter partner payer number to sold-to-party in SAP.	X
4. Audit customer master record per Hercules policy.	X
8.0 ESCHEATMENT (UNCLAIMED PROPERTY) (N.A. only)

Task	Supplier	Hercules
1. Determine annual escheatment dates for each state and develop deliverable time line.	X
2. Analyze and document revenues/funds to be escheated to each state and provide to Hercules.	X
2A. Hercules to approve items to be escheated		X
3. Prepare and post journal entries for revenue/funds to be escheated.	X
4. Obtain approval for release of check for escheated revenue/funds and release to state.	X
9.0 BANKRUPTCY (N.A.)

Task	Supplier	Hercules
1. Receive bankruptcy court order.	X
2. Based on the bankruptcy date, adjust the Customer’s billing to pre-bankruptcy and post-bankruptcy amounts.	X
3. Provide the pre-bankruptcy billing and accounts receivable balance to Hercules for their filing with the courts.	X
Hercules to file proof of claim for bankruptcy.		X
4. Prepare write off forms for appropriate signatures.	X
Hercules to review, approve and sign write off forms		X
Clear receivables falling under bankruptcy	X
5. Update customer master data.	X
9.0 BANKRUPTCY (Europe)

Task	Supplier	Hercules
1. Receive bankruptcy court order.	X
2. Based on the bankruptcy date, adjust the customer’s billing to pre-bankruptcy and post-bankruptcy amounts.	X
Hercules to file proof of claim for bankruptcy.		X
3. Provide the pre-bankruptcy billing and accounts receivable balance to Hercules for their filing with the courts.	X
Clear receivables falling under bankruptcy.	X
4. Secure VAT is claimed back for bankrupt customers respecting different legislation in each European country.		X
5. Prepare write off forms for appropriate signatures and clear receivables falling under bankruptcy.	X
6. Update customer master data.	X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

0.0 OTHER ITC ACTIVITIES (N.A. + EUROPE)

Task	Hercules	Supplier
1. Provide or make available ITC technical and process guidance and direction to Supplier, business units, shared services departments, and corporate groups as required.	X
2. Receive, track, and resolve inquiries from any requesting authorized internal departments or third parties.	X
12.0 REPORTING & RECORDS RETENTION (N.A.+ EUROPE)

	Task	Supplier	Hercules
12.1	Reporting
	1. Perform standard reporting requirements as set forth in Schedule R.	X
	2. Provide ad hoc reports as requested.	X
12.2	Record Retention
	1. Retain source documentation and reports-hard copies, CD ROM, Fiche, Film, and Imaging-in accordance with Hercules policies and procedures.	X
	2. Provide scanned document images for source documentation through an electronic imaging system.	X
	3. Retrieve archived reports and documentation as requested by Hercules.	X
	4. Maintain documentation in accordance with Hercules policies and procedures.	X
	5. Dispose of documentation in accordance with Hercules policies and procedures.	X
13.0 PERFORMANCE MEASUREMENT (N.A.+ EUROPE)

Task	Supplier	Hercules
1. Provide consistent metrics and accounts receivable process performance information as set forth in Schedules E, G and R.	X
2. Provide explanations relative to performance levels, root-cause analyses, corrective measures planned, etc. as requested by Hercules.	X
3. Monitor and report performance and Service Levels, using agreed-upon measurement processes, tools, and methodologies.	X
4. Review existing processes to evaluate ITC process performance and work with Hercules management to develop action plans to improve upon current performance levels.	X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.0 MONITOR AND COMMUNICATE SERVICE COMPLIANCE (N.A.+ EUROPE)

Task	Supplier	Hercules
1. Continuously audit adherence to Hercules ITC accounting rules and requirements.	X
2. Facilitate Hercules audit of ITC processes, including compliance with defined rules and requirements.	X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES

Schedule E.6

General Accounting

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.0  INTRODUCTION (NORTH AMERICA)3
2.0 MONTHLY PROCESSING3
3.0 INTER-COMPANY ACCOUNTING4
4.0 INTANGIBLES4
5.0 PERIOD CLOSING4
6.0 ACCOUNT RECONCILIATION5
7.0 REIMBURSABLE EXPENSES6
8.0 HELP TICKETS / MASTER FILE MAINTENANCE6
9.0 FIXED ASSETS7

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.0  INTRODUCTION (North America)
The general accounting business process Services include the Services set forth below. Supplier shall provide such Services as of the Commencement Date.

2.0 MONTHLY PROCESSING

#	Task	Hercules	Supplier
1.	Create month end checklist, including standard journals, accruals, and other closing responsibilities.	X
2.
Follow established month end checklist, including standard journals, accruals, cycles, assessments, reports, etc. Document steps completed for control purposes (including Sarbanes Oxley related control purposes).
X
3.
Prepare journal entries (“JE’s”), including JEs for legal, freight, relocation, debt, interest, bank fees, prepaid insurance, amortization of real estate commissions, interest on the benchmark loan, Florida Power and Light credits, debt issuance, intangibles, accounts payable, GE variance sharing, GR/IR clearing, South Africa, inter-company and others.
X
4.	Approve standard journal entries and journal entries less than a pre-determined threshold set by Hercules.		X
5.	Approval of journal entries greater than a pre-determined threshold (to be defined during the Transition Period), in accordance with Hercules approval hierarchy. Identify any issues/errors.	X
6.	Correct issues/errors identified above. Resubmit for approval.		X
7.	Post journal entries, including processing of journal entries prepared/submitted by non-controller departments, using approval process described above.		X
8.	Validate recurring entry job runs or scheduled on the 28th calendar day of each month, and make corrections as necessary. Manually post as necessary.		X
9.	File journal entries with supporting documentation.		X
10.	Provide journal entry and supporting documentation to Hercules in electronic format.		X
11.	Perform all applicable Sarbanes Oxley related controls, as specified by Hercules.		X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.0 INTER-COMPANY ACCOUNTING

#	Task	Hercules	Supplier
1.	Book monthly accruals for intercompany services (e.g., management group fee, know how, service fees).		X
2.	Reconcile inter-company receivables and payables and verify eliminations on a consolidated basis in accordance with verification procedures pre-defined by Hercules.		X
3.
Provide via email a report showing explanations for large dollar reconciling variances per Hercules-defined thresholds to Hercules in accordance with pre-defined quantitative analysis rules, the monthly checklist and policy guidelines established by Hercules for this purpose.
X
4.	Reconcile inter-company accounts assigned to the U.S. group as defined in the account reconciliation process.		X

4.0 INTANGIBLES

#	Intangibles	Hercules	Supplier
1.	Maintain detailed schedules for patents, licenses, trademarks, trade names, etc.		X
2.	Record amortization and any impairment as required.		X
3.	Approve amortization and any impairment entries required.	X
4.	Record amortization and any impairment as required for amounts above established approval thresholds (to be defined during the Transition Period) or retained responsibilities.	X
5.	Reconcile intangible accounts, including accumulated amortization, as defined in the account reconciliation process set forth in the Policy and Procedures Manual.		X

5.0 PERIOD CLOSING

#	Period Closing	Hercules	Supplier
1.	Develop accounting period-end timetables.	X
2.
Run assessments / distribution and order settlement jobs. Investigate and correct any non-allocated costs, with Hercules approval using approval process described above, within the period-end timetable.
X
3.
Verify that all cost centers and orders have cleared or settled (i.e., zeroed out) and resolve all issues before the end of the third workday, with Hercules approval using approval process described herein.
X
4.	Run SAP reconciliation ledger. Investigate and correct any errors before the end of the third workday, with Hercules approval using the approval process described herein.		X
5.	After the reconciliation ledger has completed, input tax computations to the general ledger.		X
6.	On the morning of the fourth workday, run profit center accounting (“PCA”) reports to ensure all accounts have been properly allocated across businesses.		X
7.	Verify all PCA cycles have been settled.		X
8.	Check all profit centers are allocated and resolve any issues, with Hercules approval using approval process described herein.		X
9.	Any closing issues identified after the SAP closing on the third work night, which requires SAP system to be reopened for that period, to be escalated to Hercules for resolution.		X
10.	Hercules to reopen the period, if necessary	X
11.	Provide assistance with any closing issues after the third workday that required the period to be reopened (e.g., posting journal entries, re-running cycles, etc.)		X
12.	Prepare miscellaneous deferred charges report and divested entity accrual report on the fourth workday and submit to the manager of general ledger accounting.		X
13.	Perform all applicable controls, as specified by Hercules or required under Sections 9.4 of 15.7 of the Agreement.		X
6.0 ACCOUNT RECONCILIATION

#	Task	Hercules	Supplier
1.	Prepare list of account reconciliations.	X
2.
Reconcile assigned accounts, providing analysis of the account activity, which should include explanations and support for the activity. Identify any reconciling differences. Reconciliations should include screen shots of the SAP balance being reconciled, and any third party report being reconciled to SAP.
X
3.	Provide explanations for all reconciling variances in accordance with Hercules policy guidelines.		X
4.	Submit reconciliations with related explanations and support to Hercules for approval.		X
5.	Propose and obtain approval for any correcting journal entries.		X
6.	Satisfy auditor requests for account fluxes for responsible accounts.		X
7.	Update account reconciliation database for any new general ledger accounts or statistical orders as master data is updated.		X
8.	Quarterly, review the account reconciliation database for completeness.		X
9.	Prepare quarterly KPI report.	X

7.0 Reimbursable Expenses

#	Reimbursable Expenses	Hercules	Supplier
1.	Analyze and gather requisite supporting documentation and prepare third party and inter-company invoices and journal entries, including those related to South Africa.		X
2.	Approve inter-company invoices and journal entries in accordance with Hercules approval hierarchy and greater than a predetermined threshold.	X
3.	Distribute approved invoices with supporting documentation to receiving company.		X
8.0  HELP TICKETS / MASTER FILE MAINTENANCE

#	Help Tickets / Master File Maintenance	Hercules	Supplier
1.
Receive all requests (add, change, block/unblock) via the Remedy help ticket database for updates to the SAP master data (e.g., G/L accounts, Cost Elements, Cost Centers, Profit Centers, Orders, Applicable groups, Cycles, etc), as well as other requests which include help with GRIR clearing, mass changes to the account reconciliation database, updating recurring entries, and others.
X
2.	Submit requests for master file updates to Hercules for approval in accordance with Hercules approval hierarchy.		X
3.	Approve requests for master file updates to Hercules for approval in accordance with Hercules approval hierarchy.	X
4.	Update account reconciliation database for any new general ledger accounts or statistical orders, as master data is updated.		X
5.	Maintain SAP master data (add, changes, blocks) relative to SAP’s FI/CO modules.		X

9.0  FIXED ASSETS

As part of the Transition Services, the Parties will address local statutory accounting requirements for the tasks below, subject to Section 15.7 of the Agreement.

#	Task	Hercules	Supplier
1.	Open approved capital spending requests in 3.1 Project System module in SAP (“PJS”).
2.	Approve capital project or short form projects (“SFP”) in appropriations database.	X
3.	Approve customer equipment request (“CER”) for PTV customer equipment.	X
4.	Create WBS elements consistent with proper asset class stratification for final assets when capital appropriation or CER is approved.		X
5.	Review appropriation request to determine compliance with capital vs. expense policy. If not in compliance, project manager is notified that the project (or portions thereof) cannot be capitalized.		X
6.	Notify project manager and manager of AR&C, that a project has been opened in SAP along with its project number.		X
7.	Maintain KPI of opening within 48 hours of approval (unless there are legitimate reasons for taking longer).		X
8.	SAP Master Data Maintenance
9.	Schedule dates for settling project system, running depreciation, and performing annual system rollover.	X
10.	"Settle" Project System monthly and notify Manager-AR&C of completion.		X
11.	"Run" depreciation monthly and notify Manager-AR&C of completion.		X
12.	Post transaction for using 900 general ledgers.		X
13.	Perform annual fixed asset system rollover and notify Manager-AR&C of completion.		X
14.	Asset Retirements in 3.1 Fixed Asset System
15.	Retirement requests communicated to Supplier in various formats.	X
16.
Assets are retired upon receipt of an asset listing (approved by Manager-AR&C) for physical verifications, scrapped assets, or other asset removals. Retirement transactions are noted with a proper text description. Activity is reported back to the requestor and Manager-AR&C.
X
17.
Assets are retired on scheduled date based upon receipt of Sheet 17 of an Appropriation Request or Sheet 21 of an SFP. Retirement transactions are noted with proper text description. Activity is reported to requestor and Manager-AR&C and is filed in project folder.
X
18.	Assets are retired upon receipt of a request from Manager-AR&C for assets that are sold. Retirement transactions are noted with proper text description. Activity is reported to Manager-AR&C.		X
19.	Monitor and correct, if necessary, activity in gain/loss account to reflect proper profit centers and notify Manager-AR&C of completion.		X
20.	Asset Transfers in 3.1 Fixed Asset System
21.	Transfer requests communicated to Supplier.	X
22.	Assets are transferred upon receipt of a request from Manager-AR&C between 3.1 companies. Activity is reported to Manager-AR&C. Depreciation lives need to be adjusted for receiving company assets.		X
23.
Assets are transferred upon receipt of a request from Manager-AR&C between a 3.1 company and a non-3.1 company. Activity is reported to Manager-AR&C. Depreciation lives need to be adjusted for receiving company assets
X
24.	Assets are transferred upon receipt of a request from Manager-AR&C between plants within a 3.1 company. Activity is reported to requestor and Manager-AR&C.		X
25.	Cost centers and/or locations are changed for assets within a plant based on request from local controller. Activity is reported to requestor and Manager-AR&C.		X
26.	Pre-Project Expenses -- Global in $US
27.	Open internal orders for pre-project expenses.	X
28.	Approve pre-project expenditures for materials.	X
29.	Issue monthly report for pre-project expenses (SAP 3.1 and 4.6 corps) to distribution list supplied by Manager-AR&C..		X
30.	Monitor policy compliance and follow-up on acts of non-compliance.		X
31.	CAPEX Reporting -- Global in $US
32.	Supply criteria for level of detail required, e.g. location, business, major project.	X
33.	Perform assets acquisition reconciliation (reconciles PJS to FXA).		X
34.	Convert data for 3.1 companies from PJS to $US.		X
35.	Collect data for 4.6 companies and Mexico from local sources and Hyperion in $US.		X
36.	Forward data (collected above) to person responsible for publishing report.		X
37.	Close Capital Projects in 3.1 Project System
38.	Issue closing notice.	X
39.
Detail assets with proper descriptions, values, and asset classes and "settle" to Fixed Asset System (“FXA”) when closing notice is received. Activity is reported back to project manager and Manager-AR&C.
X
40.	Determine if tax basis is different from book basis and local GAAP (statutory).		X
41.	Determine if depreciation rate or method is different from default, book and tax and local GAAP (statutory).		X
42.	Maintain current KPI of closing within 1 month of closing notice receipt.		X
43.	Monitor status of open projects to ensure closing notices are not delinquent.		X
44.	Accounting for Corporate Engineering
45.	Establish annual budget and cost centers.	X
46.	"Settle" Corporate Engineering cost centers at month end.		X
47.	Monitor Deferred Engineering costs during year for possible adjustment.		X
48.	Report results to management.		X
49.	Lease vs. Buy - Monitor Lease Policy
50.	Lease request data communicated to Supplier and Treasury.	X
51.	Supplier determines if capital or operating lease.		X
52.	Treasury determines economics of buy vs. lease.	X
53.	If capital lease, needs approval by controller.	X
54.	Acquisitions in 3.1 Fixed Asset System
55.	List of asset descriptions, depreciation lives, and values supplied to Supplier.	X
56.	Assets set-up in Fixed Asset System.		X
57.	Insurance Replacement Values in 3.1 Fixed Asset System
58.	Inflation factors supplied to Supplier.	X
59.	Book 95 values updated in Fixed Asset System.		X
60.	Specialized Fixed Asset Accounting
61.	Provide specific direction, and/or amortization schedules, to Supplier so that specific and/or recurring journal entries can be made by Supplier.	X
62.	Provide fixed asset data to Supplier for mass changes requiring a DLSM for retirements, post-capitalizations, etc.		X
63.	Prepare journals for shared assets with third parties to reflect HPC costs and deferred liabilities.		X
64.	Prepare journals to reflect reclassification of fixed assets to assets held for sale.		X
65.	Prepare journals to reflect impact of deferred customer equipment sales.		X
66.	Prepare journals to adjust system depreciation for assets that are no longer to be depreciated.		X
67.	Post capitalized interest to proper WBS in Project System.		X
68.	Report all overrides of depreciation default for new or existing assets to Manager-AR&C.		X
69.	Prepare journals for tenant improvement allowances and deferred rent adjustments.		X
70.	Prepare journals for Microsoft Enterprise Agreement.		X
71.	Prepare and post DLSM’s for mass data changes to fixed asset records.		X
72.	Maintenance of Customer Data in Customer Equipment Assets
73.	Provide changes in customer data.	X
74.	Make customer data changes in Fixed Assets System with notification to Manager-AR&C.		X
75. A Hercules representative currently doing this work is located in Jacksonville in the PTV Business Analysis/Sales Reporting function and will be replaced by Supplier under this Agreement. Such individual’s activities will be deemed part of the Services. Parties to create a Statement of Work further describing such individuals activities during the transition.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES

Schedule E.7

Business Analysis

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.0 Introduction - Global Business Analysis3

2.0 General Requirements3

3.0 Corporate Indirect Expense Analysis and Budgeting3

4.0 Line of Sight Reporting, Analysis and Budgeting3

5.0 Business Indirect Expense Reporting, Analysis & Budgeting4

6.0 Working Capital Reporting & Analysis4

7.0 Sales Reporting, Analysis and Budgeting4

8.0 SHERA Line of Sight expense5

9.0 Finance Line of Sight expense5

10.0 Environmental Expense Reporting, Analysis & Budgeting5

11.0 Raw material/ Procurement Reporting, Analysis & Budgeting6

12. Reports6

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.0Introduction - Global Business Analysis

Business analysis activities include preparation of budgets, actual vs. budget tracking, monthly re-forecasts and compilation of cost center budgeting. This also includes report generation for various business units within the organization and report analysis.

2.0General Requirements

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
1.	Formulate basic planning guidelines	X
2.	Develop the reporting pattern for planning cycles	X
3.	Develop the data collation and reporting package	X
4.	Roll out the package and instructions across businesses	X
5.	Collate the data		X
6.	Prepare draft budget package		X
7.	Review the data	X
8.	Approve the budget	X
9.	Roll out the budget to the businesses	X
10.	Compare actuals, budgets and forecast		X
11.	Report out the variances identified		X

3.0Corporate Indirect Expense Analysis and Budgeting

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
12.	Prepare pre close report (Flash Report)		X
13.	Prepare accruals / deferrals of expenses		X
14.	Final report for the month		X
15.	Prepare expense bridges vs. plan and prior year		X
16.	Research questions received from department heads / Authorized Users- Prepare adhoc reports as needed		X
17.	Agree reports to control totals (Hyperion system)		X
18.	Maintain cost center hierarchies for reporting basis -- ensure the mapping and the reporting is correct		X
19.	Develop/maintain templates for capturing budgets (annual process)	X
20.	Load budgets into SAP		X
21.	Load budgets into Hyperion as requested		X

4.0Line of Sight Reporting, Analysis and Budgeting

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
22.	Prepare final report for the month (regional summary)		X
23.	Research questions received from department heads / Authorized Users - Prepare adhoc reports as needed		X
24.	Agree reports to control totals (Hyperion system)		X
25.	Maintain Cost center hierarchies for reporting basis -- ensure the mapping and the reporting is correct		X
26.	Develop/maintain templates for capturing budgets (annual process)	X
27.	Load budgets into SAP		X
28.	Load budgets into Hyperion as requested		X
29.	Load budgets into Excel reporting models		X

5.0Business Indirect Expense Reporting, Analysis & Budgeting

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
30.	Prepare pre close report (flash Report)		X
31.	Prepare accruals / deferrals of expenses - sales incentives		X
32.	Final report for the month		X
33.	Prepare expense bridges vs. plan and prior year - Qtrly		X
34.	Research questions received from department heads / Authorized Users		X
35.	Agree reports to control totals (Hyperion system)		X
36.	Maintain cost center hierarchies for reporting basis -- ensure the mapping and the reporting is correct		X
37.	Develop/maintain templates for capturing budgets (annual process)	X
38.	Load budgets into SAP		X
39.	Load budgets into Hyperion as requested		X
40.	Load budgets into Excel reporting models		X

6.0Working Capital Reporting & Analysis

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
41.	Prepare accounts receivable, inventory & payables cash generated reports		X
42.	Prepare ratio reports for above categories		X
43.	Research questions received from department heads / Authorized Users - prepare ad-hoc reports as needed		X
44.	Agree reports to control totals (Hyperion system)		X
45.	Maintain hierarchies for reporting basis		X
46.	Develop/maintain templates for capturing budgets (annual process)	X
47.	Track budgets along with actual results		X

7.0Sales Reporting, Analysis and Budgeting

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
48.	Prepare sales and profitability reports - sales incentive tracking, end market reporting, product line reporting, new product launches, others.		X
49.	Research questions received from department heads / Authorized Users - prepare adhoc reports as needed		X
50.	Agree reports to control totals (Hyperion system)		X
51.	Maintain customer / market segment hierarchies for reporting basis		X
52.	Develop/maintain templates for capturing budgets (annual process)	X
53.	Load budgets into SAP		X
54.	Load budgets into Hyperion as requested		X
7.1	Other PTV Sales Activities
55.	Maintain equipment asset listings		X
56.	Restate sales data in the business warehouse (BW)		X

8.0SHERA Line of Sight expense

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
57.	Run and download SAP reports		X
58.	Research questions received from department heads / Authorized Users- prepare adhoc reports as needed		X
59.	Agree reports to control totals (Hyperion system)		X
60.	Maintain cost center hierarchies for reporting basis		X
61.	Develop/maintain templates for capturing budgets (annual process)	X
62.	Load budgets into SAP		X
63.	Load budgets into Hyperion as requested		X

9.0Finance Line of Sight expense

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
64.	Run SAP reports and download for distribution		X
65.	Research questions received from department heads / Authorized Users- prepare adhoc reports as needed		X
66.	Agree reports to control totals (Hyperion system)		X
67.	Maintain cost center hierarchies for reporting basis		X
68.	Develop/maintain templates for capturing budgets (annual process)	X
69.	Load budgets into SAP		X
70.	Load budgets into Hyperion as requested		X

10.0Environmental Expense Reporting, Analysis & Budgeting

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
71.	Run SAP reports and download for distribution		X
72.	Develop maintain worldwide balance sheet rollforward of accounts		X
73.	Research questions received from department heads / Authorized Users- prepare adhoc reports as needed		X
74.	Agree reports to control totals (Hyperion system)		X
75.	Develop/maintain templates for capturing budgets (annual process)	X
76.	Load budgets into SAP		X
77.	Load budgets into Hyperion as requested		X
78.	Load budgets/ forecasts into Excel reporting models		X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.0Raw material/ Procurement Reporting, Analysis & Budgeting

S No.	Business Analysis Services (Tasks)	Hercules	Supplier
79.	Run and Distribute SAP BW reports for spending by major raw material, spending by SBU, by plant, by owner.		X
80.	Research questions received from department heads / Authorized Users- prepare adhoc reports as needed		X
81.	Develop/maintain templates for capturing budgets (annual process)	X
82.	Load budgets / forecasts into SAP		X
83.	Load budgets / forecasts into Hyperion as requested		X
84.	Load budgets / forecasts into excel reporting model		X

12.Reports

Supplier shall provide the business analysis related deliverable and Reports set forth in Attachment E.7A and as described in that Attachment.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule E.8

Sarbanes Oxley

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.0  Introduction
2.0  Policies and Procedures
3.0  Initial Transfer of In-Scope Processes
4.0  Business Level Risk Assessment
5.0 Controls Assessment
6.0 Sarbanes-Oxley Testing
7.0 SAS 70 Type II Audits
8.0 Ongoing Sarbanes-Oxley Support
9.0 Representations
10.0 General

Hercules Requirements	Hercules Responsibility	Supplier Responsibility
1.0 Introduction
This Schedule sets forth the control framework and related Sarbanes Oxley (“SOX”) compliance activities that govern all Services to be provided by the Supplier. This Schedule sets forth the responsibilities of Supplier in delivering all Services in a SOX-compliant manner. Supplier will be responsible for the functions noted in the Supplier Responsibility column.

2.0 Policies and Procedures
Hercules' and Supplier's responsibilities include the following:
1. Develop accounting policies, procedures, and instructions (including record retention) and communicate to Supplier.	X
2. Deliver services, record transactions, etc. based on Hercules accounting policies, procedures, and instructions to the extent applicable to Supplier's areas of responsibility.		X
3. Maintain updated documentation (e.g., process narratives, process flows, control objectives, control activities) related to the controls and services performed.		X
4. Approve changes and revisions to documentation.	X
5. Address issues and perform required actions as a result of Hercules internal control policy changes.		X
6. Review potential control issues, audit results and recommendations as a part of the regularly scheduled monthly governance meeting. Any meetings required to address specific issues and their resolution will be scheduled as per Hercules request.
X
3.0 Initial Transfer of In-Scope Processes
Hercules' and Supplier's responsibilities include the following:
1. Provide existing process documentation, including control objectives and control activities, to Supplier during knowledge transfer.	X
2. Work with Supplier to verify that Supplier understands the processes, control objectives, activities, and testing requirements.	X
3. Work with Hercules to verify understanding of Hercules processes, control objectives, activities, and testing requirements.		X
4. In consultation with Hercules personnel, revise/update existing, or as required prepare new, documentation (process flows, narratives, etc) to support the control activities and services to be executed by Supplier.
X
5. Review and approve all revisions/updates to and/or new documentation for the control activities to be executed by the Supplier.	X
6. Assist Hercules to manage the transition from the current state (where Hercules is responsible for designing, implementing, and reporting on internal controls over the activities within scope) to the proposed state (where Hercules is responsible for the design of controls but Supplier implements and reports on such controls).
X
7. Intentionally blank.
8. Design key controls for the Services.	X
9. Implement, with Hercules approval, and appropriate support from Hercules’ auditors, changes to procedures that incorporate Hercules required control changes.		X
4.0 Business Level Risk Identification and Assessment
Hercules' and Supplier's responsibilities include the following:
1. Manage/coordinate overall business risk assessment process for Hercules’ business environment.	X
2. Participate in the business risk assessment process as required by Hercules.		X
3. Evaluate business level risks.	X
4. Support and execute remediation of business level risks as requested or authorized by Hercules within a timeframe agreed to by Hercules and Supplier. For any material and significant control risks and/or key control deficiencies identified, remediate intra-quarter to the extent possible or identify mitigating / compensating controls to address the risks.
X
5. Provide data requested by Hercules to support enterprise risk assessment memo.		X
6. Prepare, at transition and then annually, an enterprise risk assessment memo.	X
5.0 Controls Assessment
Hercules' and Supplier's responsibilities include the following:
1. Define and communicate instructions to Supplier regarding its role in supporting the controls risk assessment.	X
2. Provide timelines, standards, and requirements for controls assessment support.	X
3. Complete Hercules management controls and review controls assessment checklist as instructed by Hercules using the Hercules specified compliance tool. Update the assessment as necessary in response to changes in the control environment and communicate identified risks to Hercules as soon as identified.
X
4. Work with Supplier to assess the design effectiveness of the key financial control points / processes.	X
4.1. Recommend options for corrective actions for any operating or design deficiencies identified relative to Services and control activities performed/executed by Supplier.		X
5. Review and approve corrective actions to operating or design deficiencies identified relative to Services and control activities performed/executed by Supplier.	X
6. Provide support for Hercules assessment of the design effectiveness of the key financial control points/processes.		X
7. Evaluate control risks.	X	X
8. Update assessment for changes in the control environment.		X
9. Communicate identified risks/deficiencies to Hercules.		X
10. Recommend corrective actions for deficiencies.		X
11. Review and approve corrective action plans and related process changes.	X
12. Support and execute remediation of control risks as requested/authorized by Hercules within the timeframe agreed upon with Hercules.		X
13. Update documentation and maintain appropriate audit trails.		X
6.0 Sarbanes-Oxley Testing
Hercules' and Supplier's responsibilities include the following:
1. Establish timelines, standards, sample sizes, and criteria for testing controls and retesting following remediation if applicable.	X
2. Perform control assessment testing per criteria provided by Hercules; this testing shall be performed at a minimum, three times per year by Supplier.		X
3. Provide support and participate in testing performed by third parties.		X
4. Evaluate testing results and approve satisfactory areas.	X
5. Recommend appropriate corrective actions to remediate weaknesses identified by management testing and/or auditors and implement Hercules approved corrective actions.		X
6. Approve appropriate corrective actions to remediate weaknesses identified by management testing and/or auditors.	X
7. Implement Hercules approved corrective action plans.		X
8. Remediate exceptions found in testing of key SOX controls.		X
9. Retest key control areas that had testing exceptions.		X
10. Repeat remediation/retesting cycle until key control areas are free of testing exceptions.		X
11. Support Hercules designated auditors and their audit, documentation and other requirements as instructed by Hercules.		X
7.0 SAS 70 Type II Audits
Subject to Section 9.12(i) of the Agreement, Hercules' and Supplier's responsibilities include:
1. Contract with auditor for the conduct of the SAS 70 audit.		X
2. Schedule SAS 70 Type II review at Supplier Facilities.		X
3. Coordinate with Hercules to plan the scope and timing of each SAS 70 Type II review in accordance with Section 9.12 of the Agreement. At a minimum the SAS 70 Type II audit will include the following general control objectives:
X
3.1. Security management		X
3.2. Asset classification and management / data security		X
3.3. Personnel security		X
3.4. Physical and environmental security		X
3.5. Operations management		X
3.6. System access management and network security		X
3.7. Communications security		X
3.8. Application development, maintenance, and implementation event journaling		X
4. Maintain appropriate control environment over the computer processing and input/output controls, including updated documentation (process narratives, process flows, control objectives, control activities) in a format that facilitates SAS 70 Type II reviews.
X
5. Coordinate the reviews so they are completed in a timely manner in accordance with the Section 9.12 of the Agreement.		X
6. Work with the auditor to resolve issues and queries during the review.		X
7. Remediate exceptions found during the audit.		X
8. Provide SAS 70 Type II report to Hercules as set forth in the Section 9.12(i) of the Agreement.		X
9. Proactively/affirmatively advise Hercules of all input/output and monitoring controls Hercules is required to implement and perform in conjunction with the Services.		X
10. Comply with changes in reporting requirements issued by the PCAOB, SEC, or other regulatory bodies in accordance with Section 15.7 of the Agreement.		X
11. Review SAS 70 Type II final report and subsequent events report. Evaluate whether controls are adequate.	X
8.0 Ongoing Sarbanes-Oxley and Other Regulatory Support
Supplier's responsibilities include the following:
1. Cooperate with and assist Hercules in maintaining effective internal controls over financial reporting.		X
2. Cooperate with and assist Hercules in meeting Hercules obligations under Sections 302, 404 and 906 of the Sarbanes Oxley Act of 2002.		X
3. Assist in the preparation and maintenance of the process and testing documentation and testing required by the Sarbanes-Oxley Act of 2002, in accordance with the methodologies established by Hercules.
X
4. Comply with changes in control and reporting requirements issued by the PCAOB, SEC, or other regulatory bodies.		X
9.0 Representations
Supplier's responsibilities include the following:
1. Provide Hercules with a quarterly management representation letter that represents that the Supplier has communicated any adverse internal control issues if applicable to Hercules and certifies that:
X
1.1. Supplier is not aware of any fraud or irregularities.		X
1.2. Supplier has notified Hercules of all known material liabilities.		X
1.3. All internal process and procedures have been followed.		X
1.4. All financial records and related data in the possession and control of Supplier has been made available upon request to the Hercules designated auditors for review and examination.		X
1.5. There have been no material changes to the control environment.		X
10.0 General
Hercules and Suppliers responsibilities include the following:
1. Define escalation process with Hercules for Supplier to obtain clarification of internal control issues and questions.	X
2. Communicate material issues to Hercules as they arise via the issues management process. Perform Root Cause Analysis of such issues, and identify and implement required remediation. For any material and significant control risks and/or key control deficiencies identified, remediate intra-quarter to the extent possible or identify mitigating / compensating controls to address the risks.
X
3. As requested by Hercules, participate in quarterly financial reporting and controls committee meetings with a focus on control and financial reporting activities, as per the agreed Communications Plan
X
4. Record and update all open controls issues in the Hercules-designated tracking tool.		X
5. Provide personnel to participate, as reasonably requested by Hercules, in internal control workshops/ assessment activities, with costs (if any) to be borne by Hercules.		X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES

Schedule E.9

Applications Development
and
Maintenance

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.0 GENERAL3
2.0 RESOURCES.3
3.0 METHODOLOGIES, STANDARDS and ARCHITECTURE5
 3.1 Application Methodologies, Tools and Practices5

3.2 Application Standards6

3.3 Application Architecture6
4.0APPLICATION PRODUCTION SYSTEMS SUPPORT

5.0 ADM Project/Enhancement Work9
6.0 Non-SAP Production Support/Projects/Enhancements10
7.0 Intentionally blank11
 9.1 Reports11

9.2 Reviews12

10.0 Change Management

11.0 Application Release Control13
12.0 Existing or New Application Integration13
13.0 Application Disaster Recovery AND Business Continuity14
14.0 OTHER Technology support14

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.0 GENERAL

As of the Commencement Date, the Supplier will be responsible for providing Application development and maintenance (ADM) Services required in this Statement of Work. The Supplier will provide ADM Services for the Applications Software and technologies described in Attachment E.9A. The Supplier will be initially responsible for providing ADM Services for the Hercules Applications and technologies existing as of the Commencement Date. Both Parties agree that the Applications and technologies in the Hercules portfolio will change over time, including changes to existing Applications, retirement of existing Applications, and development and implementation of new Applications.

If Hercules (or a Hercules Third Party Contractor) (i) develops or implements an extension or change to any of the Applications or technologies set forth in Attachment E.9A, or (ii) adds new technologies or Applications to Hercules’ information technology environment that is similar to the existing technologies or Software set forth in Attachment E.9A, Attachment E.9A shall be accordingly amended to incorporate such extension, change, or new technology or Application.

The Supplier shall interact with the Hercules Third Party Contractor who is responsible for the delivery of IT infrastructure services and the management of certain IT operational processes. As such, some of the interactions defined in this Statement of Work between the Supplier and Hercules may actually be interactions with the Hercules Third Party Contractors. The Supplier will interact with that such Hercules Third Party Contractors in the same manner as they would with Hercules pursuant to Section 4.6 of the Agreement.

12.0	RESOURCES.

The Supplier’s responsibilities include:

1.	Providing dedicated resources in accordance with Schedule M.:

For purposes of further definition, the resources set forth in Schedule M shall have competencies relating to the following:

SAP Financials: modules FI-GL/AP/AR/AM, CO-CCA/PA, EC-PCA, IO, PS, Cash Management along with all integration to satellite systems and outside parties (e.g. banks.) Treasury / In-house Cash modules may be added to this portfolio as part of the planned technical upgrade.

SAP Supply Chain Management: MM,WM, PP, PM, QM, EH&S, IM, Barcode software along with all integration to satellite systems and outside parties (e.g. Odyssey, Barcode systems, etc.)

SAP Sales and Distribution: SD, MM along with all integration to satellite systems and outside parties (e.g. Odyssey, Aspentech, etc.)

Business Intelligence: SAP BW and QlikTech

These competencies may evolve over time to include other SAP modules, other Applications, or other technologies.

2.
Providing pooled production support and project / enhancement support hours for requests directed to the Supplier for the non-SAP technologies listed in Attachment E.9A (Hercules Applications and Technologies Portfolio). The level of support for this work will be the equivalent of (or better than) the current output from 2.5 Hercules FTEs (2.5x2080 hours). The mix and level of resources assigned to the pool of hours should be defined by the Supplier and it will be managed with input from Hercules.

3.
Balancing the assignment and flexibility of staff between application productions systems support and enhancement/project work to insure that all Service Levels and Critical Deliverables are provided in accordance with the Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.	Insuring that the staff meet the following minimum experience and qualification requirements:

Role	Minimum Experience	Minimum Qualifications
Senior Expert
• 7-10 years configuration experience on particular modules required
• Experience on Version 3.1 or higher
• Experience on mySAP ERP
• 7-10 years of experience working with business users and related business processes

• BS Degree in Computer Science from an accredited University.
• SAP Training in Version 3.1 and 4.0 or higher.
• Excellent command of English language.
• Excellent communication skills, both oral and written.
• Excellent understanding of related business processes
• Excellent understanding of integration with other business processes

Expert
• 5 yrs configuration experience on particular modules required
• Experience on Version 4.6 or higher
• Experience on mySAP ERP
• At least 5 years of experience working with business users and related business processes

• BS Degree in Computer Science from an accredited University
• SAP Training in Version 4.0 or higher
• Excellent command of English language.
• Excellent communication skills, both oral and written.
• Excellent understanding of related business processes
• Excellent understanding of integration with other business processes

Consultant
Minimum Experience
•          2 to 4 years of configuration experience on particular modules required
•          Experience on Version 4.6 or higher
•          2 years of experience working with business users and related business processes

Minimum Qualification
•        BS Degree from an accredited University
•        Excellent command of English language
•        Excellent communication skills, both oral and written
•        Good understanding of the specific module
• Good understanding of related business processes
• Good understanding of integration with other business processes

Non-SAP Resources
• Minimum of four years of design and development experience with key technologies in the Hercules architecture including :
• Lotus Notes experience with formula language, workflow, security, agents, outlines, framesets, pages and LotusScript coding language.
• Experience with multi-database application architecture, and Web-enabled applications:
• Visual Studio
• Visual Basic
• QlikTech
• Microsoft Office
• XML
• SQL Server
• Oracle
• FrontPage
• Crystal Reports
• Etc.

• BS degree in Computer Science or related field.
• Excellent command of English language.
• Excellent communication skills, both oral and written.
• Excellent understanding of related business processes
• Excellent understanding of integration with other business processes

SAP Technical Developer
• 4+ years of ABAP development in multiple environments
• 7+ years of Applications development in diverse technologies
• Advanced to expert level knowledge and understanding of SAP architecture, applications systems design and integration
• Experience and knowledge of Organization Management in
support of Workflow implementation
• 2+ years of SAP experience in Workflow development
• BS degree in Computer Science or related field. • Introductory Project Management Training • SAP Partner Certified in ABAP Development and / or Workflow highly desired.

5.
Committing to Hercules that the ADM resources will be productive, will meet the experience requirements and be well trained, and will meet the delivery projections and Service Level commitments in support of Hercules’s Applications, as such Applications may be changed, supplemented or replaced over the Term of the Agreement. This commitment applies to ensuring that projects or enhancement work as approved by Hercules is completed on a timely basis, in accordance to corresponding agreed upon project plans.

6.
Committing to Hercules that the ADM resources will meet the agreed delivery projections and approved Service Level commitments in support of Hercules’s Applications, as such Applications may be changed, supplemented or replaced over the Term of the Agreement.

7.
Managing the ADM staff so that any individual’s unavailability due to any type of absence (including job vacancy or attrition) will not degrade Supplier’s ability to meet applicable Service Levels and commitments. Supplier will ensure that: (i) work is not slowed down, (ii) Service Levels are not degraded by the unavailability of an employee, (iii) Supplier shall accomplish the amount of work that the individual would have been able to accomplish had the absence not occurred.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.0  METHODOLOGIES, STANDARDS and ARCHITECTURE

13.1	Application Methodologies, Tools and Practices

Supplier’s responsibilities include:

1.	Conforming to Hercules Application development and support methodologies.

2.	Using Hercules change management and support methodologies.

3.	Verifying conformance to Hercules requirements and programming standards.

4.	Complying with Hercules SOX 404 methodologies and controls.

13.2	Application Standards

Supplier’s responsibilities include:

1.
Conforming to Hercules’ existing user interface, machine interface, and programming standards (for example, GUI, EDI and IP) for the development, enhancement, and maintenance activities. These standards will be documented by Supplier in the Policy and Procedure Manual in accordance with Section 9.1 of the Agreement.

2.
Highlighting to Hercules the financial and operational impacts of Application standards on third party software products and tools. Hercules will have the right, after discussion with Supplier, to waive the approved standards if Hercules deems such waiver appropriate.

3.	Develop Supplier specific processes and procedures to meet Applications standards after the Application standards have been documented and agreed to by both Hercules and Supplier.

4.	Ensuring compliance with Hercules’ enterprise architecture as reviewed by both Hercules and Supplier, and approved by Hercules.

5.	Highlighting to Hercules the impacts of Application architecture related to any new / changes to third party software products and tools.

13.3	Application Architecture

Supplier’s responsibilities include:

1.	Participating in the development of, distributing, communicating, using and complying with Hercules’ approved Applications architecture and design guidelines.

2.	Certifying and maintaining audit compliance with design guidelines.

14.0	APPLICATION PRODUCTION SYSTEMS SUPPORT

Supplier’s responsibilities include:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1. Providing answers to inquiries not answered by the help desk and passed to the Application production Systems support group as a help ticket

2.	Performing Application production systems Services associated with help tickets related to the following:

•	Escalated / reassigned issues referred by Hercules IT resources (including Hercules Third Party Contractors)

•	Severity 1 and 2 tickets that need to be addressed during non-US working hours

•	All Severity 3 and 4 tickets

3.
Such Services include the resolution of problems (e.g., by modifying databases, application code, data and/or other operational modifications).Analyzing the severity level on each assigned ticket; requesting changes in severity levels and implementing such changes only after consultation and concurrence with Hercules’ designated representative (e.g., the original requestor or a Hercules IT or ADM representative).

4.	The responsibilities as described below:

	Hercules			Supplier
Task	Director	IT Experts	Business Users	On-Site PM	Off-shore PM	Offshore Team
Application Production Systems Support	A
Responding to Help Desk Tickets (Severity 1 & Severity 2) received during 5pm to 8am EST and any time during weekends and holidays.

At all times, making available necessary Supplier Personnel to assist Hercules in resolving Severity 1 and 2 tickets.
	A	C	C	I	I	R
Managing help desk queues, including analysis of severity levels	A	C	C	I	I	R
Management of work assignment	A	R		C	C
Coordinating with other IT groups any work needed to respond / resolve assigned tickets	A	C		R	R	R
Responding to all Help Desk Tickets for Severity 3 & 4	A	I				R
Following communication procedures acknowledging the receipt of tickets	A	I				R
Problem Analysis - for all assigned tickets	A	C	I,C	I	I	R
Problem Resolution for all assigned tickets, including:
- gathering required diagnosis data from Hercules, ISV, infrastructure teams, etc.
- taking the actions necessary to reinstate both the Application and the Services to Hercules, including coordination with IT infrastructure operations to restart or amend production schedules and/or fixing the problem and/or invalid data in the appropriate environment
- testing the correction
- coordinating and scheduling the installation of the correction(s) into production
- submitting the change to production via production change management procedures
- monitoring the running of the corrected software, schedule and/or data until the problem is acknowledged to have been corrected by the ticket originator
	A	C	I,C	I	I	R
Ticket Updates - for assigned tickets	A	C	I	I	I	R
Communication with Business User on assigned ticket resolution; following Hercules problem and incident management procedures in communicating status of problem resolution	A	R	I			R
Verification of solution and approving ticket closure	A	I	R			I
Manage Offshore Support Team	I	I		A	R
Update User Procedures / technical documentation / other relevant documentation for assigned tickets	I	I		A	A	R

Review Firefighter Reports	A	R		C	C	C
Review and fix issues using Firefighter access	A	C		R	R
Manage and limit the use of Firefighter access	A	R		C

Coordination of production changes with Hercules and other Resources / Regions	I	I,C		A	A	R
Supporting interface processing / resolving assigned issues		~~I~~ C	C	A	A	R
Identifying integration, application and/or database problems with third party software, and working with other IT and third party resources to resolve problems	I	C	C	A	A	R
Perform Root Cause Analysis for any assigned Severity 1 and 2 issues	I	C	C	A	A	R
Assessing opportunities to reduce (or avoid) costs associated with Application support and operations, regardless of platform	I	I		A	A	R

Define security and authorization changes required and work with other groups to implement them, including testing.	I	C	I	A	A	R
Identifying and reporting to Hercules opportunities that may increase user satisfaction and decrease problems/trouble reports and provide any Supplier financial or planning data required	I	I		R	R	C
Responding to ad hoc user inquiries and providing user assistance.	I	I	C	A	A	R
Performance Analysis
- - Analyzing application performance and trends and making recommendations for application tuning, code restructuring and any other opportunities to reduce maintenance requirements. For the avoidance of doubt, this is not performance monitoring related to Basis support.
	I	I,C		A	A	R
Service Level compliance for all assigned tickets	I	I		A	A	R
Communicating and coordinating the priorities for the completion of all application production systems support work; balancing user satisfaction versus development and support productivity in responding to users and reporting on possible training needs.
	I	A		R	R	I
Establishing priorities for all assigned Severity 3 and 4 work, including prioritization of staff assignments between Application production systems support and enhancement/project activities	A	R	I,C	C	C	C
Follow and respond to audit requirements (ad-hoc requests)	I	A		R	R	R
Implement and follow all Hercules processes and procedures	A	R		I,C	I,C	I,C
Key:

A = Manage

C = Consulted

I = Informed

R = Responsible

15.0	ADM Project/Enhancement Work

ADM project and enhancement work is aimed at enhancing current Software capabilities and/or creating new Software to provide new capabilities.

Prior to the Effective Date, Hercules resources performed both production support work (e.g., correction of existing functionality and answering inquiries regarding existing functionality) and project / enhancement work. During 2006, statistics demonstrated that Hercules resources spent 45% to 50% of their time performing production support work and the remaining time on project and enhancement work.

Supplier resources assigned to the Hercules account shall perform both production support and project and enhancement work.

Hercules distinguishes ADM project work from enhancement work as described in this paragraph. ADM project work means any Application or a System change that (i) is not production support (e.g., business as usual or a break-fix), and (ii) is not an enhancement (e.g., it takes more than 40 hours of work). These hours are measured as

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

time to be spent by IT and business users (e.g., to perform Blueprint, testing, go-live prep, work) to implement the requirement. An enhancement is any change that will require less than 40 hours of work and is not business as usual or a break fix. The approval and management process for projects requires further steps than the approval and management process for enhancements. Such steps shall be further described in the Policy and Procedures Manual.

Supplier’s responsibilities include:

	Hercules			Supplier
Task	Director	IT Experts	Business Users	On-Site PM	Off-shore PM	Offshore Team
Project / Enhancement Work
Assist Hercules representatives in prioritizing project/enhancement requests	A	R	I	R	I
Obtaining authorization through the Change Control Process
Project High Level Analysis	A	R	C	C	C	C
Review requests from Business Users	A	R	C	I
Assign request to design/development teams	A	R		R	C	I
Provide Project Effort and Timeline Estimates for Offshore work		C	I	R	R
Blueprinting Documentation	A	R		I	I	C
Review of Blueprint Documentation		I		A	A	R
Create Functional and Technical Design Specifications		C		A	A	R
Configuration & Technical Development		C		A	A	R
Review Configuration & Technical Development	A	R		I	I	C
Issues / Clarifications	A	R		A	A	R
Preparation of User Acceptance Test Plan		C	C,R	A	A	R
Preparation of Unit Test Scripts		C		A	A	R
Preparation of Integration and User Acceptance Test Scripts		C	C,R	A	A	R
Unit Testing		C		A	A	R
Integration Testing / User Acceptance Testing / Systems Test		C	R	A	A	A
Defect fixing		C		A	A	R
Coordination of User Acceptance Testing (may be done with Hercules and/or Supplier Business groups)	A	R	R	I	I	C
User Training for Project work (As part of User Acceptance Test)	A	R	R	I	I	C
User training for enhancement work			R,I	A	A	R
Supplier production support resource training on project / enhancement changes to related configuration, process, data or programs		I		A	A	R
Project Documentation		I		A	A	R
Managing timeline for offshore tasks				A	R
Managing timeline for Hercules tasks	A	R
Update Project Portfolio	A	R		C	C
Update Application Portfolio	A	R		C	C
Participate in ITBT preparation	A	R		R	R
Participate in ITBT meetings	A	R		R	R
Implement support packs and / or Hercules refresh (excluding Basis work, including coordination with other IT groups)		C		A	A	R
Manage Project Partner resources	A			R	R	I,C
Enter master data for projects upon aproval and agreement with Hercules				A	A	R
Prepare and provide detailed project plans for offshore tasks				A	A	R
Prepare and provide detailed project plans for Hercules tasks	A	R
Consolidate project plans for project work		A		R
Help determine if project will result in SOX issues	I	A	I,C	I	I	R
Establishing access controls related to the new enhancements / projects and work with other groups to implement the related access controls.	I	I	C	A	A	R
Key:

A = Manage

C = Consulted

I = Informed

R = Responsible

16.0	Non-SAP Production Support/Projects/Enhancements

For the technologies listed in Attachment E.9A and identified as non-SAP Hercules Technologies & Applications the Supplier will act as a support resource for applications either developed in IT, in the user community, by third parties contracted by the user community or by the Supplier under the project/enhancement category.

Supplier will be responsible for all tasks related to these technologies for all types of work (e.g., production support, projects and enhancements). These tasks include but are not limited to requirement gathering, analysis, blueprint, realization, all types of testing, go-live preparation, user training, data conversion preparation and loading, go-live and steady state support, help desk issue resolution at all levels, etc.

Supplier’s responsibilities include:

1.	Following all procedures for production support and project/enhancement activities for all requests received against the non-SAP technologies.

2.
Tracking and reporting hours expended by support ticket in order to substantiate the productivity of the team supporting these technologies. At a minimum the volume of closed tickets will be comparable to the volume of closed tickets performed by Hercules staff prior to the Commencement Date.

3.	Providing 2.5x2080 hours per year of support for this activity (the equivalent of the baseline resource hours)

17.0	Intentionally blank

18.0	Schedule

Offshore resources shall be available for support and project / enhancement work from 2:30am to 11:30am EST; provided, however, the Parties acknowledge that any Hercules requested change that does not (i) increase total number of hours and (ii) alter the start and stop times above by more than 2 hours is not a New Service. . As needed and depending on specifics related to project and enhancement work, specific resources may be required to be available during other hours. .

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.0 PERFORMANCE REPORTING

19.1	Reports

Subject to Schedules G and R, beginning no later than thirty days after the first full calendar month of Service following the date of the end of transition and monthly thereafter, Supplier will provide Hercules with a report of the performance level attained against the Service Levels, reports relating to the performance measures below and other reports additional to the current performance measures agreed to between Supplier and Hercules.

Tickets/Escalations/Levels:

➢	Resolution duration (by severity, system, module)
➢	Resolution rate by support level
➢	Backlog by severity (aged unresolved tickets) by system/module
➢	Average time to respond (by severity/system/module)
➢	Breakdown of tickets opened by severity (monthly report)
➢	Breakdown of tickets closed by severity (monthly report)
➢	Breakdown of tickets opened by category (monthly report)
➢	Resolution time
➢	Response time

Enhancements and project work will be measured by reports including:

-	A report of project/enhancement milestones and the hours expended and progress made against the milestones

-
A report of the quality of all project/enhancement implementations. The quality of deliverables is measured by recording any production releases rejected for implementation by the infrastructure operations team, any releases to production that result in the generation of production support tickets and pre-production quality/readiness reviews conducted by Hercules IT experts

Overall productivity increases.
Supplier shall increase the percentage of work spent on projects / enhancements and reduce the percentage of work spent on production support. The split shall change from the current 50% project/enhancement work and 50% production support / administrative work to 70% project / enhancement work and 30% production support / administrative work. The split described in the preceding sentence shall be achieved 6 months after the SAP technical upgrade is completed.

19.2	Reviews

The Suppliers responsibilities include:

1.
Supplier’s Project Managers will conduct status and planning meetings and conference calls with Hercules according to the schedule below, or as agreed with Hercules’ Director - Global Business Solutions, to discuss SLA’s, performance reports, support volumes, and outstanding issues. The parties involved in the review sessions include: Hercules Director - Global Business Solutions, Hercules IT SME’s, Supplier’s On-site Project Manager, Supplier Offshore Project Manager , and relevant third party Representatives if needed.

2.	Participating in daily calls (as needed or requested by Hercules) and weekly pre-scheduled meetings/conference calls (or such other period as requested by Hercules).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.
Beginning with the first month after transition, participating in the Information Technology Business Team meeting (“ITBT”) and all other meetings as required in Schedule S. Project/Enhancements Services: Application Project Management

The Supplier’s responsibilities include:

6.
Upon receipt of a request for a project or enhancement Service, preparing and deliverying a proposal to Hercules within ten (10) business days of receipt of such request; provided, that Supplier shall use all commercially reasonable efforts to respond more quickly in the case of a pressing business need or an emergency situation; such proposal shall to include the following:

6.1. A project plan describing the approach and project timeline.

6.2. Cost and resource estimates for each phase of the development or enhancement (e.g., blueprint, design, realization, integration / user acceptance testing, training, implementation).

6.3. Cost estimates for the ongoing maintenance and support resource requirements and costs for the Application(s) post-implementation.

7.	Utilizing Hercules standard methodologies and tools to plan, monitor and control projects throughout the development lifecycle.

8.	Utilizing project management principles that meet the following requirements:

8.1. Using Hercules’s approved project management tools (currently Microsoft Project).

8.2. Recommending, maintaining and updating a list of the Supplier’s work activities and projects.

8.3. Developing, maintaining and updating project schedules.

8.4. Monitoring, tracking and reporting actual results versus forecasted results.

8.5. Monitoring and reporting progress, and instituting corrective action against the plan.

8.6. Holding status update meetings according to the project plan.

8.7. Establishing a critical business resource list required for each project.

8.8. Providing necessary resources for Application Software support and projects.

8.9. Assessing technology or operational risks.

9.
Developing and providing to Hercules a project scorecard summarized for all projects. The scorecard will at a minimum contain a project description, red-yellow-green indication for project schedule, project cost to date, and overall project status.

20.0	Change Management

The Supplier’s responsibilities include:

10.	Receiving, monitoring and reporting change requests from Authorized Users.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.	Maintaining a change log for all change requests, to include current status of change request using the agreed upon tools.

12.	Estimating time and costs for changes.

13.	Identifying and communicating proposed changes to Hercules through change management procedures approved by Hercules.

14.	Performing changes after receiving approval from Hercules.

15.	Hercules may pre-approve routine, minor, or emergency changes through the change management and Change Control Procedures.

16.	Conducting reviews of changes with Hercules after implementing the changes.

17.	Complying with SOX requirements related to change management.

21.0	Application Release Control

The Supplier’s responsibilities include:

18.	Supporting Hercules’ process for priority setting, planning and scheduling of releases.

19.
Complying with or, with Hercules approval, improving Hercules’ Service delivery and release management processes in accordance with the existing Hercules business planning, work authorization, and release management processes.

20.	Monitoring the release schedule and reporting all schedule exceptions to Hercules as required by the release management process.

21.	Maintaining source code and version control.

22.	Complying with SOX controls related to application releases.

22.0	Existing or New Application Integration

The Supplier’s responsibilities include:

23.	Supporting the integration of existing and new Applications with Supplier, Hercules or other third party provided Applications.

24.	Providing input to Hercules to evaluate compatibility, benefits and risks.

25.	Integrating new or modified Applications in testing procedures.

26.	Resolving compatibility issues.

27.	Tracking compatibility issues resolution.

28.	Making local modifications to tables and reference data for integration into the local environment.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

29.	Localizing Software as required to conform to local language, currency, numeric punctuation etc.

30.	Ensuring compatibility with current end user computing (EUC) Applications.

31.	Providing expertise, training, benefits/risks and advisory services to Hercules on new Applications technologies.

23.0	Application Disaster Recovery AND Business Continuity

The Supplier’s responsibilities include:

32.	Providing disaster recovery and business continuity support as required under the Agreement.

33.	Provide input to other Hercules groups to develop and maintaining Application recovery plans as the Application or business needs change.

34.	Following corresponding Application recovery plan testing as defined in the corresponding policies and procedures.

35.	Implementing the disaster recovery and business continuity plan upon the occurrence of a disaster or disruption.

24.0	OTHER Technology support

With respect to any change, development, implementation or addition of any Applications or technologies, the Supplier’s responsibilities include:

36.	Conducting quality assurance reviews for compliance with Hercules’ standards and methodology.

37.	Subject to Hercules’ prior written consent, supplying interface requirements including Application source code.

38.	Assisting with interface testing.

39.	Reviewing and coordinating implementation of such Application or technologies.

40.	Providing deficiency reports and production sign-offs.

41.	Supporting and maintaining such Application or technology as part of the Services as required under the Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES

Attachment E.9A

Hercules ADM Technology Portfolio

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules ADM Technologies Portfolio: 3
 Hercules Technologies3

Technologies Detailed Scope4
Hercules ADM Technology Portfolio 8

Supported Technologies  8

Partial List of Non-SAP Technologies (not including Lotus Notes)9

List of Critical non-SAP 16

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules ADM Technologies Portfolio:

The following technologies are included in the scope of technologies to be supported by the ADM Supplier.

Hercules Technologies	IN SCOPE NORTH AMERICA AND EUROPE	IN SCOPE ASIA PACIFIC AND LATIN AMERICA	NOT IN SCOPE
SAP R/3
Master Data Maintenance			X
Master Data Advice	X	X
Finance - General Ledger (FI-GL)	X	X
Finance - Accounts Receivable (FI-AR)	X	X
Finance - Accounts Payable (FI-AP)	X	X
Cash Management	X	X
Controlling (CO)	X	X
Profit Center Accounting (PCA)	X	X
Internal Orders	X	X
Project Systems (PS)	X	X
Profitability Accounting	X	X
Human Resources (HR) - Integration / Mini Master	X	X
Materials Management (MM)	X	X
Production Planning (PP)	X	X
Plant Maintenance (PM)	X	X
Production Planning (PP)	X	X
Quality Management (QM)	X	X
Sales and Distribution (SD)	X	X
Material Ledger		X
Warehouse Management (WM)	X	X
ABAP	X	X
CROSS-TECHNOLOGY	X	X
Business Warehouse (BW)	X	X
Lotus Notes Technologies	X	X
Integration to Core ERP system.	X	X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Technologies Detailed Scope

HERCULES TECHNOLOGIES	IN SCOPE NORTH AMERICA AND EUROPE	IN SCOPE ASIA PACIFIC AND LATIN AMERICA	NOT IN SCOPE
SAP R/3
Master Data Maintenance			X
Finance - General Ledger (FI-GL)	X	X
Finance - Accounts Receivable (FI-AR)	X	X
Finance - Accounts Payable (FI-AP)	X	X
Cash Management	X
Controlling (CO)	X	X
Profit Center Accounting (PCA)	X	X
Internal Orders	X	X
Project Systems (PS)	X	X
Profitability Accounting	X	X
Human Resources (HR) - Integration / Mini Master	X	X
Materials Management (MM)	X	X
Production Planning (PP)	X	X
Plant Maintenance (PM)	X	X
Production Planning (PP)	X	X
Quality Management (QM)	X	X
Sales and Distribution (SD)	X	X
Material Ledger		X
Warehouse Management (WM)	X	X
ABAP	X	X
ABAP/4 Workbench	X	X
ABAP/4 Dictionary	X	X
ABAP/4 Query	X	X
• SAPscript	X	X
• SmartForms	X	X
• Jetforms	X	X
CROSS-TECHNOLOGY
Workflow Management	X	X
Scripts to send / receive files for EDI and Interfaces	X	X
EDI / IDOC’s	X	X
Business Warehouse (BW)	X	X
Lotus Notes	X	X
Integration to Core ERP system:
Freight outsourcers	X	X
Aspentech	X
Salesview	X
Taxware	X
T&E systems	X	X
GE Capital	X	X
IXOS	X	X
Golden Tax		X
GE Betz	X	X
PNC	X	X
Bank Interfaces	X	X
Hyperion	X	X
AMEX	X	X
Topcall	X	X
eZorder	X
HR Payroll Processing Providers	X	X
MSDGen	X
TremCard	X	X
Drum Label Production	X	X
IT/2	X	X
TaxFactory	X
Pinnacle	X	X
DBDirect	X	X
Datapass	X	X
RMS	X	X
MK Technologies	X	X
LabelMatrix	X	X
DMI	X	X
BarTender	X	X
SmartLabel	X	X
DART	X	X
D&B	X	X
Tymetrix	X	X
Analyste	X	X
Elster	X
Insource	X	X
Told and SKAT	X	X
API	X	X
CMS	X	X
Spanish VAT	X
Odyssey	X
DeRijke		X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules ADM Technology Portfolio:
Supported Technologies
The following technologies are supported by the non-SAP Application Development and Support Teams:
HERCULES TECHNOLOGIES	IN SCOPE NORTH AMERICA AND EUROPE	IN SCOPE ASIA PACIFIC AND LATIN AMERICA	NOT IN SCOPE
Other Technologies
Lotus Notes	X	X
Visual Studio	X	X
Visual Basic	X	X
QlikTech	X	X
Microsoft Office	X	X
ASupplier’	X	X
XML	X	X
SQL Server	X	X
Oracle	X	X
FrontPage	X	X
Crystal Reports	X	X

Partial List of Non-SAP Technologies (not including Lotus Notes)
The technologies listed below are a partial list of the technologies that are supported within each technology.

Hercules Technology Development Support
(Non-SAP & Non-Lotus Notes)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Platform	Tool	Function	Class	Version	Comments	Technologies / Support
UNIX	UNIX Scripting	Application Development	Server			1. ODS Jobs 2. LabWare Links 3. Cost Calculator US
Windows	Visual Studio	Application Development	Desktop / Server	.Net
It is not backward compatible with version 6.0 since .NET is a complete rewrite of the environment and libraries. Some new features includes easier deployment via Xcopy, ASP's are compiled not interpreted. Can make Web Services etc. Technology deployment will require new libraries/frameworks to be loaded onto PC's or servers depending on how it is deployed.
						Upgraded to VS (.NET). Currently the new standard for applicable technology development.
Windows	MS Visual InterDev	Application Development	Desktop	6	Web app development tool. Used standalone or as a part of the V Studio bundle. Used by most HPC app developers for writing ASP's, code that FrontPage cannot do, and for debugging purposes.
1. Appropriations Request Application
2. Bulletin Boards
3. SOX Cat Reports
4. Classifieds
5. Hercules Learning Center
6. Job Posting System
7. Latin America Website
8. Manufacturing Excellence Best Practices
9. Manufacturing Excellence Documents
10. Plant Energy Champions' Resources
11. SOX SOD Reports

Windows	MS Visual Basic	Application Development	Desktop / Server	3	Old Gold Code in VB 3. Sometimes required to match the Gold Code and DLL's. Sales Force Engineering apps for support reasons.
Still support technologies developed in this version. These tend to be standalone technologies that reside on the desktop. No easy way to scan for them to determine a list of who, where and how many.

(eg. BioDeg)

Windows	MS Visual Basic	Application Development	Desktop / Server	4	Old Gold Code in VB 3. Sometimes required to match the Gold Code and DLL's. Sales Force Engineering apps for support reasons.
Still support technologies developed in this version. These tend to be standalone technologies that reside on the desktop. No easy way to scan for them to determine a list of who, where and how many.

Eg.,
1. Golden Nuggets
2. Atlas Calculator

Windows	MS Visual Basic	Application Development	Desktop / Server	6
Version prior to current standard of .NET. Technologies to be supported in this version until such time they can be upgraded. Generally, upgrade requires a re-write.

1. Nantou Label Printing;
2. Nantou VAT Reporting;
3. Nantou Invoice Reporting;
4. BioDeg;
5. Hercules Drawing Database;
6. Hplot2K;
7. VPF;
8. Jacksonville Waste Management Db;
9. Engineering Timecard ;
10. Doel Reporting;
11. Boiler Calc;
12. Cold Lime;
13. Econ Calc;
14. Units Conversion;
15. Sludge Dewatering;
16. Cool Calc;
17. Hot Lime;
18. Poly Mix;
19. Condensate Rec;
20. Price Calculator;
21. Activated Sludge;
... and likely others ...

Windows	MS C++	Application Development	Server	6 and 7
MS C++ was used as a point solution left behind after the BDD transacation. It is used to perform an audit routine comparing the data load from the SAP/ABAP extracts to what is loaded in the SalesView system.
						1. Audit Procedures for ODS Control
	Java Visual Caffe	Application Development	Desktop / Server	1.1	Used on both the client and server side. Ties into Domino, the Notes client, ASP and Front Page.	1. PPD WebWorks
	Java Bean Machine	Application Development	Desktop / Server			1. PPD WebWorks
	PERL	Application Development	Server		Uses a product from ActiveState for PERL script development on web servers.	Several IntraNet technologies utilizing this technology.
	PerlScripts	Application Development	Server		Uses a product from ActiveState for PERL script development on web servers. The PERL Script is a lighter version of the PERL language.	Several IntraNet technologies utilize this technology.
Windows	MS FrontPage	Web-Page Design	Desktop	2002	New users get this version. The FP 2002 extensions are not loaded on servers though. Therefore that functionality cannot be used.	Standard for website development. There are many of these on our IntraNet and InterNet sites.
	ASPMail	WebTools	Server	3	ActiveX component for sending email from a web-page	Still in use. Utilized in many other applications as a component of those technologies.
	SAFileUpload	WebTools	Server	3.3	ActiveX Component for sending files to a server.	Still in use. Utilized in some other applications as a component of those technologies.
Windows	MS Access	Database	Desktop	97
Current standard. Comes with Office 97 Pro. Not compatible with Access 2000, so apps need work be to re-deployed. Can we move to using the JET Engine rather than depoying Access with IT developed apps?

1. Appropriations Request Application;
2. Engineering Drawing Database;
3. AU Database;
4. Engineering Newsgroup ;
5. Plant Energy Champion's Resource ;
6. VPF ;
7. Jacksonville Waste Management Db;
8. Hercules Learning Center Website;
9. Engineering Timecard ;
10. SOX SOD ;
11. SOX CAT ;
12. Doel Reporting;
... and likely others to be determined during the Transition Period...

	Notrix	Database Tool	Server	5.3	Notrix allows relational data from Oracle etc. to be used in Lotus Notes. Used heavily to provide sales force data to the field.	Used in support of the ODS technologies such as Sales View.
	Oracle Client	Database Tool	Desktop	7	For looking up Oracle PL/SQL procedures, functions, views, etc. The SQL+ tool in it allows you to send SQL statements to the DB and review the results.	1. ODS Jobs; 2. LabWare Links; 3. Cost Calculator US
	TrueDB Grid	Database Tool	Desktop	7	TrueDBGrid is an ActiveX component that is used in VB to show data from a database in a spreadsheet-like display. It is essentially a data entry/data display control	1. Herc Drawing; 2. Hplot; 3. Hercules VPF; 4. Jax Waste Mgt; 5. Engeneering Time Data System; ... and likely others …
	MS SQL Server	Database	Server	6.5	Running on IT managed servers.	1. Bulletin Boards;
	MS SQL Server	Database	Server	2000	Does seem to have some use in PPD. Investigating where/how it is being used.	1. SOX CAT Technology; 2. Global Business Intelligence System;
	QlikTech	BI Tool	Server		Business Intelligence (Analytics) platform	TBD
	JavaScript	Application Development	Server		Programming language used inside of web pages.	Many InterNet/ItraNet site utilize this technology that we support. Too many to mention.

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List of Critical non-SAP Technologies
The technologies below are critical for Hercules.

Lotus Notes Database Name	High Maintenance	Mission Critical	Detailed Documentation?	Number of Users	Ticket Volumes	Database Size	Business Process Area	Other Comments
Account Assignments Database	YES	YES	No	600	15/yr	46 MB	PPD	Business handles most of the data maintenance
Aqualon Reference	NO	YES
Cost Calculator US	YES	YES	No	300	Avg.1 Ticket/Help Call per Day Complexity may vary ( Cross Platform , Cross server system, Transaction system)	100 MB	Sales Force North America
Europe Account Assignments Database	YES	YES	No	200	10/yr	11 MB	PPD	Business handles most of the data maintenance
Europe Audit Database	YES		No	900	Avg.1 Ticket/Help Call per Day Complexity may vary ( Cross Platform , Cross server system, Transaction system)	50 MB	Corporate Europe
Fonebook R5 (Hercules Phonebook)		YES
GIR	YES	YES	No	all of Hercules (~5000)	20/yr	254 MB for 1 year of data (holds up to 5 years)	SHERA	Business handles most of the data maintenance
Global Consumption Report (PPD BI)	YES	YES	No	1000	Avg.3 Ticket/Help Call per Day Complexity may vary ( Cross Platform , Cross server system, Transaction system)	1000 MB	Global Sales Force
Hercules Plaza-CSD Room Scheduling		YES
PCN (Personnel Change Notification)	YES	YES
PPD ATLAS	YES	YES	no	1500	Avg.4 Ticket/Help Call per Day Complexity may vary( Cross Platform , Cross server system, Transaction system)	2000 MB	Global Sales Force
PPD SalesView	YES	YES	No	600	15/yr	2 GB	PPD
SalesView	YES	YES	No	1000	Avg.4 Ticket/Help Call per Day Complexity may vary( Cross Platform , Cross server system, Transaction system)	2615 MB	Global Sales Force
Europe PPD SalesView	YES	YES	No	200	10/yr	632 MB	PPD
SalesView Europe	YES	YES	No	400	Avg.2 Ticket/Help Call per Day Complexity may vary ( Cross Platform , Cross server system, Transaction system)	550 MB	Sales Force Europe
SalesView North America	YES	YES	No	600	Avg.2 Ticket/Help Call per Day Complexity may vary ( Cross Platform , Cross server system, Transaction system)	2011 MB	Sales Force North America
US Vendor Master	YES	YES

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Hercules

Schedule E.10

Disaster Recovery and Business Continuity

n

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SCHEDULE E.10

DISASTER RECOVERY AND BUSINESS CONTINUITY

Introduction

This is Schedule E.10 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

As part of the Transition Services the Parties shall develop a business continuity solution for the Services. As requested by Hercules, such business continuity solution may include components of the draft solution proposed by Supplier below in this Schedule E.10, including certain business continuity seats. To the extent that Hercules elects to receive such business continuity seats, Attachment J.6 to Schedule J shall be amended to include the Charges for such seats as described below (including both one-time capital Charges and per seat Charges described below).

DRAFT BUSINESS CONTINUITY SOLUTION

Proposed Business Continuity Overview

Supplier will offer a comprehensive business continuity solution for Hercules processes in Supplier’s delivery centers. This Schedule covers the business continuity plan at a high level and the emergency service (“ESL”) assumptions which have been made based on Supplier’s experience of handling similar processes. Supplier, with the assistance of Hercules, will conduct a detailed assessment of each process under scope at the solution identification stage and validate the ESLs and recovery time objectives of each process considering the following:

•	Legal impact of the process
•	Customer servicing impact
•	Financial Impact

Recovery Sites

Supplier proposal includes Inter country, natural business continuity plan (“BCP”) and Intra city BCP for Supplier Facilities in India, Romania and Mexico with 25 % of the Supplier Personnel associated with such Supplier Facilities. The details have been given below:

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THE FOLLOWING TABLE HAS BEEN REDACTED

Following are the assumptions to the BCP pricing proposal:

Pricing Assumptions for Mexico BCP
•	******
•	******
•	******
•	******
•	******
•	******
•	******
•	******

Pricing Assumptions for Kolkata BCP
•	******
•	******
•	******
•	******

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•	Hercules would be responsible for provisioning and managing the voice T1’s and the toll free numbers and routing the calls to India.
•	No call recording option included in this pricing
•	Since no call volume is available, T1 sizing cannot be done as of the Effective Date
•	One file server pricing is included
•	One BCP hot test and three cold tests to be performed in a year.
•	Pricing may subject to change after the requirement analysis captured during the IT design workshop being held in Wilmington , DE on 22nd January

The intra-city BCP for the OTC processes in Romania has been suggested because of the fact that the other two sites (Juarez and Kolkata) do not have the language capability to support emergency service recovery.

Inter Country BCP Solution

Here is a brief synopsis of the setup of the recovery site

•	The Hercules network/ IT Infrastructure would already exist at the recovery country.

•
The specific BCP seats marked for Hercules would be pre-identified, marked and documented in the BCP detailed plan for Hercules. These BCP seats would be used from the already -in-production seats of Hercules at the recovery country, whose processes would also be bought down to the extent of coping with the emergency Services of the outage site.

Notes/ Assumptions

•
There could be a need to hire employees keeping in mind that proper levels of cross training would be imparted to handle other processes at an emergency level of processing in the event of a BCP situation. This might entail an additional cost for cross training to the extent that emergency services are required to be processed.

•	There might be additional third party vendor IT costs for switching processes across Supplier locations. This would be assessed during the strategic assessment stage.
•	Synergies should exist between activities performed across poles
•	Softwares would be available or downloadable at all sites
•	Adequate cross training between poles for performance of activities
•	100% redundant network on all critical components
•	Displaced process would work on a revised/ downgraded Service Levels during a Force Majeure event

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•	Critical activities (in processes like General Accounting, Business Analysis) which can be performed by Hercules retained organization to be scoped out.

Intra City BCP Solution

In the event of a crisis, the Supplier associates would move from the primary site to the intracity BCP recovery site.

The recovery time is dependent on the nature of disaster and constrained by the movement of people to the recovery site and not by the infrastructure setup. Supplier expects the recovery time between 8 - 12 hours from the time the BCP is invoked.

Non Dedicated BCP Seats in the Intra City BCP Solution

Supplier proposal includes leveraging non-production seats (e.g. Training rooms and conference rooms) in the recovery site. Here is a brief synopsis of the setup of the recovery site

•	The Hercules network is extended to the BCP recovery site and is monitored 24*7.

•	The specific seats marked for Hercules would be pre-identified, marked and documented in the BCP detailed plan for Hercules

•	The non dedicated seats have spare LAN ports that are patched to the Hercules network in the data center of the recovery site building.

•	Though the Hercules network is always live in the recovery site, but the extension of the network to the shared BCP seats is not activated.

•	We also store desktops with pre-configured software for Hercules in a secure location in the recovery site.

•	At the time of disaster these desktops are taken out, the network activated through an emergency change request and the setup is ready to go.

•	Supplier will provide additional security guards to control the physical access to these BCP seats to the extent these seats are not in the Hercules access controlled area.

•	Supplier also has a monthly process of updating the patches and virus definitions of the stored laptops.

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Inter City BCP Solution

In the event of a crisis, the Supplier associates would travel from the primary site to the inter-city BCP recovery site.

The recovery time is dependent on the nature of disaster and constrained by the travel of people to the recovery site and not by the infrastructure setup. Supplier expects the recovery time between 1 - 5 days from the time the BCP is invoked.

Non Dedicated BCP Seats in the Inter City BCP Solution

Supplier proposal includes leveraging non-production seats (e.g. Training rooms and conference rooms) in the recovery site. Here is a brief synopsis of the setup of the recovery site

•	The Hercules network is extended to the BCP recovery site and is monitored 24*7.

•	The specific seats marked for Hercules would be pre-identified, marked and documented in the BCP detailed plan for Hercules

•	The non dedicated seats have spare LAN ports that are patched to the Hercules network in the data center of the recovery site building.

•	Though the Hercules network is always live in the recovery site, but the extension of the network to the shared BCP seats is not activated.

•	Supplier shall store desktops with pre-configured software for Hercules in a secure location in the recovery site.

•	At the time of disaster these desktops are taken out, the network activated through an emergency change request and the setup is ready to go.

•	Supplier shall provide additional security guards to control the physical access to these BCP seats to the extent these seats are not in the Hercules access controlled area.

•	Supplier also has a monthly process of updating the patches and virus definitions of the stored laptops.

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BCP Sustenance -Testing model

Supplier has a rigorous process to ensure the sustainability of BCP and recommends the following testing strategy for BCP.

Cold Test:

The objective of cold test is to conduct an end-to-end IT readiness check of each process configured under BCP plan. The cold test is a non-intrusive test and no production business is transacted from the BCP site. This test is conducted once every three months. This test is owned by Supplier process owners and all test results are documented. The testing gaps, if any, are documented and closed within 48 hours of completion of the cold test.

Hot Test:

The objective of hot test is to perform real business transactions for each process configured under BCP plan. The business transactions are performed from the BCP site. This test is conducted once every year. All test results are documented and the testing gaps, if any, are closed within 48 hours of completion of the test.

BCP Invocation

Supplier’s Crisis Management Team (CMT) will take a decision to invoke BCP for identified mission critical processes and to transfer ESL (Emergency Service) employees from disaster site to recovery site (intra-city or inter-city). It will also manage the availability of critical data, human capital, telecom connectivity and all other mission critical requirements.

BCP Communication

Supplier has defined communication plan for each of its customers. The communication plan for each process would be finalized as part of the detailed BCP plan for each process. At the minimum following communication plan would be followed.

•	Notice to Hercules process owners would be provided within 2 hours of crisis.
•	The conference call bridge would be opened and will stay active during the entire duration of crisis.

•	A report containing details of the crisis, its cause(s), impact analysis and the Supplier action plan would be published within 1 week of the incident.

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European Scanning Solution Overview

Schedule E.11

European Scanning Solution Overview

Supplier’s scanning solution provides an off-site managed service to receive, prepare, scan, index and release different Hercules documents as part of the Services. The key requirements for the core services are summarised as follows:

Supplier’s Subcontractor will carry out the Service from its ‘Global Imaging and Hosting Services Centre’ in accordance with the Agreement. The mailroom setup requirement is volume driven and in the case of Hercules, will be based in the Netherlands.

All documents received by mail, or equivalent services by 09:30 am hours local time will be processed on a 'same business day' turn around basis and uploaded to Supplier’s server via secure FTP. Upload will occur on two separate occassions as a minimum with the final upload no later than 18.00 hours. If the documents are received by the subcontractor after 09:30 am. The Subcontractor will notify Supplier (and Supplier witll notify Hercules) no later than 10:00am and mutually agree how the documents will be processed. Supplier shall cause the Subcontractor to make all reasonable endevours to process documents delivered after 9:30am on the same day.

Electronic document tagging will be automated via processing Software (i.e. as a minimum each document will be tagged with batch ID, number of images, category, sub-category and date). In addition to the foregoing, if there is any additional field that needs to be documented, that field will need to be discussed and costed separately by the Parties pursuant to the Change Control Process and subject to Section 4.4 of the Agreement.

Images and data will be delivered via the Subcontractor owned and managed Internet based VPN using minimum IP security protocol (IPsec) with triple data encryption standard (3DES). The images would be loaded for processing into a Savvion workflow database. The workflow solution will be used to process the transactions.

The Savvion workflow solution server will have direct feeds from SAP relating to the approver email information, EDI rejects and grant of authorities. Processors will be able to access SAP functionality required to undertake their work and will also have accessibility to the Savvion workflow tool based on defined profiles and user ids. Hercules users who need to access the Savvion system for approval purposes will be sent URL links for the Savvion workflow System. All approvals would be actioned within the Savvion System and the approvers would be challenged for profile and password information, before they are allowed access to the Savvion System. Genpact processors will embed the URL for viewing images on either Savvion or the FileNet server into the invoice record for SAP. Archiving of the processed images will be done using Filenet document repositories.

IMAGES EXCLUDED

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Hard copy documents will be re-collated and boxed for archival and retrieval purposes for an agreed period from processing date of documents. After this period documents will either be securely destroyed or returned;

Hercules is expected to provide the relevant volume information as follows (this is based on 250 working days per year).

	Volume of Documents	Average Number of Documents
	Average
Month	6,000

The Subcontractor shall process up to an additional 10% volumes the same day. In instances where volume exceeds the volume above plus 10%, the Subcontractor will make all reasonable endeavours to process them in same order as they have been received prioritizing between the daily volumes and the backlogs

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For each Application the following document profile is required.

Document name/description	AP and AR documents
Percentage A4 equivalent/other sizes	90 % A4, 8% A5, 2% till receipts
Percentage simplex/duplex	100% simplex
Percentage black and white/colour	100% black and white
General condition of documents for scanning	98% bulk scanning, 2% flat bed/manual process, assuming good quality.

Any page sizes that are too large to be processed through the bulk scanner is to be highlighted and a processing decision to be agreed by both Parties. Documents too large to process will be treated as an exception, and the Parties would agree to charges that would be applicable to such documents; provided, however, such charges shall not exceed Supplier’s Out-of-Pocket Expenses relating to the Subcontractor.

The documents will be directly received by the Subcontractor via a Mail PO Box Number or courier to the imaging production facility.

Guidelines for mail sorting/opening/forwarding/notification will be refined and updated on a regular basis as agreed between the Subcontractor and Supplier in order to enhance the operational efficiencies, subject to Hercules’ reasonable review and approval.

Document separator and batch header sheets will be added by the Subcontractor.

The documents will be bulk-scanned at a resolution of no more than 300 dpi Black and White (not greyscale or colour) using industry standard bulk scanning Equipment. All documents will be scanned in batch mode in monochrome and as multipage images - i.e., 1 invoice containing 2 pages to be scanned as 1 PDF and/or TIFF image.

Images will be captured as either PDF image only and /or TIFF Group - IV

The Subcontractor will apply a random sample quality control check of 100% for the first week, and a standard image quality control check of 20% (one in every 5 images) thereafter, to assess general image quality of the full image (but not content) plus skew and orientation.

As a minimum each document name will be tagged with batch ID, no. of images, category, sub-category and scan date.

Following scanning, the Subcontractor will place the documents in to appropriate storage boxes, by batch and label the boxes with date and batch number range (to facilitate retrievals for re-scans). The Subcontractor will store the documents in a temporary storage facility for an agreed period of up to 90 days. At the end of the agreed beriod the documents can be returned to the Hercules or securely destroyed as directed by Hercules.

Charges: The Services described in this Schedule shall be charged in accordance with Attachment J.6 to Schedule J.

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HERCULES

Schedule E.12

SAP Upgrade

Statement of Work

October 9, 2006

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I. GENERAL
SAP R/3 3.1i to MySAP ERP 2005 (ECC 6.0)

Finance - General Ledger (FI-GL)
Finance - Accounts Receivable (FI-AR)
Finance - Accounts Payable (FI-AP)
Cash Management
Controlling (CO)
Profit Center Accounting (PCA)
Internal Orders
Project Systems (PS)
Profitability Accounting (PA)
Human Resources (HR) - Integration / Mini Master
Materials Management (MM)
Production Planning (PP)
Plant Maintenance (PM)
Production Planning (PP)
Quality Management (QM)
Sales and Distribution (SD)
Warehouse Management (WM)
Environmental Health and Safety (EH&S)
 Business Process Redefinition

SAP Configuration

Basis / Operations Work
III. APPROACH & DELIVERABLES

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I. GENERAL

Hercules has used SAP 3.1i version since 1996 for the European and North America Regions. A SAP 4.6c version was implemented for Asia Pacific and Latin America in 2003. There are approximately 2200 users active in SAP 3.1i and approximately 200 users active in SAP 4.6c.
Hercules’ goal is to upgrade its current system to MySAP ERP 2005 as quickly and efficiently as possible, along with optimal sequencing with the Services (e.g., business process outsourcing Services set forth in this Schedule E) and other IT processes.

Two phases have been defined for this project:
•	Phase I - SAP 3.1i technical upgrade.
•	Phase II - Functional upgrade plus consolidation / upgrade of SAP 4.6c into MySAP ERP 2005.

Supplier will be responsible to provide certain SAP systems upgrade services in support of the Phase I - SAP R/3 3.1i Technical Upgrade to MySAP ERP 2005. Hercules has selected the ValueSAP (ASAP) Methodology to manage the evolution of the deliverables throughout the project lifecycle, all specifications and requirements concerning deliverables and timeframes for deliverables will be based upon this methodology. Specific deliverables and responsibilities during Phase I - Technical Upgrade (the “Technical Upgrade”) are defined in Section III - Approach and Deliverables. Any additional requirements or deliverables requested from Hercules will be specified in writing and agreed to by Supplier through the Change Control Procedures.
The Parties intend to perform the Technical Upgrade using a joint team with the Supplier, such team will include Hercules’ resources with Hercules’ business process and prior configuration experience. Supplier will provide the upgrade methodology, version functionality knowledge, configuration expertise and QA assurance services and will train Hercules resources (e.g., IT, business users, and the Hercules Third Party Contractor providing infrastructure/operations services) on the selected SAP version.

II. SCOPE

Only Phase I - SAP 3.1i Technical Upgrade is addressed in this SOW. As part of this phase, no added functionalities within the modules already implemented will be addressed, unless such added functionalities are embedded, inherent, or necessary in connection with the Technical Upgrade, agreed in a Blueprint, or described below.

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• Hercules has decided to complete the EH&S Blueprint in advance of the start of the technical upgrade. Supplier is expected to take the information recorded on the EH&S Blueprint and perform the remaining phases of the implementation (e.g., Realization, Final Preparation, and Go-Live) as part of the scope of the Technical Upgrade, taking into account all of the internal SAP integration along with the integration of any other tools required for the EH&S implementation (for example, phrase libraries).

The scope of the Technical Upgrade should cover existing functionality in the following modules:

SAP R/3 3.1i to MySAP ERP 2005 (ECC 6.0)

Finance - General Ledger (FI-GL)

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Finance - Accounts Receivable (FI-AR)

Finance - Accounts Payable (FI-AP)

Cash Management

Controlling (CO)

Profit Center Accounting (PCA)

Internal Orders

Project Systems (PS)

Profitability Accounting (PA)

Human Resources (HR) - Integration / Mini Master

Materials Management (MM)

Production Planning (PP)

Plant Maintenance (PM)

Production Planning (PP)

Quality Management (QM)

Sales and Distribution (SD)

Warehouse Management (WM)

Environmental Health and Safety (EH&S)

Supplier will provide services required to complete the upgrade of the current SAP 3.1i environment to version MySAP ERP 2005 according to the deliverables stated below.

Hercules’ and Supplier’s project managers will jointly direct the overall management of the Technical Upgrade and will seek to agree promptly on those decisions that either Party considers significant in completing the deliverables included in this Schedule E.12; provided, however, Supplier shall: (i) manage the progress and completion of all activities and deliverables relating to the Technical Upgrade to enable the timely completion of such activities and deliverables and any dependent activities and deliverables in accordance with this Schedule E.12, and (ii) identify, manage and reasonably assist with the resolution of any issues that may impede or delay the

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timely completion of any activity or deliverable, even if any such activity or deliverable is Hercules’ (or a Hercules Third Party Contractor’s) responsibility. Such assistance described in subsection (ii) may only be Chargeable if it relates to a Hercules (or Hercules Third Party Contractor) responsibility and it is a New Service.

The Parties will create a SAP upgrade Steering Committee consisting of Hercules business and information technology representatives and designated Key Supplier Personnel. The executive steering committee will meet at least once a month (in person or by teleconference) or as otherwise agreed.

Business Process Redefinition

Although Hercules is not advocating a full-scale re-engineering of its business processes, some process changes are expected due to the advantage of the availability of related best practices enabled by MySAP ERP 2005 and due to embedded, inherent, or necessary functionality in the new release related to functionality currently used by Hercules. These changes to business processes and additional functionality should only be related to the Technical Upgrade. Overall the Supplier will be required to:
•	Analyze Hercules’ business processes affected by the Technical Upgrade.
•	Compare Hercules’ processes to the corresponding processes in the SAP version to be implemented.
•	Recommend improved business processes that should be changed that take full advantage of SAP’s best practices and newly available functionality.
•	Document and implement all business process changes as approved by Hercules.

SAP Configuration

The joint Hercules and Supplier project team will identify all of the items in SAP that need to be configured to support the Technical Upgrade as part of the Blueprint deliverables. Supplier is expected to work with Hercules’ resources to perform the configuration changes necessary to meet the Blueprint requirements and perform unit, integration and user acceptance testing.

SAP Development
The joint Hercules and Supplier project team will identify all of the programs that need to be changed, redesigned or developed to meet the Blueprint requirements. It is expected that the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Supplier will remediate and test any programs needed, including interfaces, reports, forms, user exits, IDOCS or any technical object.
.
Basis / Operations Work

Business and operations work shall include (i) working with Hercules personnel and Hercules Third Party Contractors and (ii) performing all basis and operations tasks related to the Technical Upgrade, including the following:
•	Upgrading of SAP software, including database.
•	Carry out test upgrade and review subsequent upgrades
•	Review technical project plan
•	Advise Hercules on delta Basis functions
•	Unicode conversion necessary to achieve EH&S implementation
•	Identifying modifications and developments
•	Reapplying modifications
•	Applying necessary patches
•	Transports of changes from the development system to the test system and to the production system, as applicable, and in accordance with the Change Control Procedures
•	Basis support during the Technical Upgrade, including security authorization support for the project team, copying of databases, setting up of new environments
•	Systems administration & backup
•	Assisting the functional team with integration testing by providing support required for a successful sign-off of the tests
•	Performing performance and stress testing and resolving any issues

III. APPROACH & DELIVERABLES

Supplier is required to follow the ValueSAP methodology to implement the Technical Upgrade. The following provides a summary of the key deliverables to be provided by the indicated Party. Supplier shall perform the Services described in Section II above and as otherwise necessary to deliver the deliverables it is responsible for below.

	Hercules	Supplier
Pre-Upgrade
Prepare Sandbox Environment upgrading of SAP software, including database.	C	R
Provide expertise on upgrade methodology, on new / changed functionality and / or changes / new configuration required	I	R

Project Preparation
Complete the Project Charter	R	R
Form steering and executive committees specific to this project (i.e., distinct from the committees described in Schedule S)	R	C, I
Communication of project structure and roles and responsibilities to all members of the project team and extended team members	R	R
Form Project Team, subject to Section IV below	R	R
Develop a detailed Draft Project Plan. This Project Plan will include necessary timelines, required resources and ramp-up plan, logistical requirements, and planned deadlines. Identification and initial schedule for extended team members’ participation in Blueprint.
	A,C	R
Project Kick-Off with all team members and the steering committee and executive sponsors	R	R
Hercules Core team training	R
Blueprint
Provide SAP expertise in corresponding areas	I,C	R
Identify changes between releases, document and advise Hercules of impact and use of new functionality	I,C	R
Business Functionality (Business Processes and Master Data) to be included in the scope (Scope Outline)	I,C	R
Updated time & resources necessary to complete the Technical Upgrade	I,C	R
Definition of Scope that cannot be addressed in Technical Upgrade due to delivery constraints, business priorities, criticality, and special needs.	I,C	R
Definition of interfaces, data conversions, enhancements, forms and reports needing changes due to Technical Upgrade	I,C	R
Identification of the policies, procedures and business practices requiring change management support and training.	R	I,C
Creation of a project plan for Realization (detailed) & subsequent stages (high level)	I,C	R
Definition of Master Data changes required	I,C	R
Validation of Technical Environment; validation of the same with the Hercules Third Party Contractor providing infrastructure services.	I,C	R
Identification of any Systems Administration Policies & Procedures changes; validation of same with the Hercules Third Party Contractor providing infrastructure services.	I,C	R
Identification of Key Impacts to the Hercules organizations as a result of implementing any new business processes	R	I,C
Development of a training strategy, plan and recommended approach for Hercules.	I,C	R
Identification of any changes to existing applications due to Technical Upgrade.	I,C	R
Delivery of the Business Blueprint Document which includes:
Executive Summary (Project Charter, Goals & Objectives, Key Business Changes and Benefits, Organizational Impact, Project Scope, Critical Success Factors, KPIs, Project Risks, Assumptions, Staffing, Timeline and Cost)
Business Process Requirements for any processes identified as changed or new due to Technical Upgrade (Process Team Summaries and Detailed Process Flow documents)
Master Data Changes
Reporting Changes
Configuration Changes
Interfaces, Data Conversions and Enhancement Definition and Changes
Project Plan for Realization, Final Prep and Go-Live stages with Staffing Plan
	I,C	R
Adjustments to Landscape Strategy; validation of such adjustments with the Hercules Third Party Contractor providing infrastructure services.	I,C	R
Knowledge Transfer Plan from upgrade resources to ADM and infrastructure production support resources	I,C	R
Security / Authorization Profile Strategy; validation of the same with the Hercules Third Party Contractor providing infrastructure services.	I,C	R
Issue Management	I,C	R

Configuration and Unit Testing (Realization - first phase)
Detailed Refinement of Business Processes from Blueprint completed	I,C	R
Development of the SAP GUI client necessary for the upgrade	I, C	R
Coordination of the deployment of the SAP GUI client with the Hercules Third Party Contractor providing infrastructure services.	I, C	R
Design, development and unit testing of all SAP interfaces, conversions, enhancements, forms and reports	I,C	R
Baseline Configuration (80% of basic SAP processes) configured and operational per the Business Blueprint	I,C	R
Baseline Configuration Playbacks (conference room demos for Super Users) and Hercules validation and approval	R	I,C
Final Configuration (remaining 20% of processes) configured and operational per the Business Blueprint	I,C	R
Final Configuration Playbacks (Cycles 1-4) and Client validation and approval	R	I,C
R/3 QA Clients setup; validation of the same with the Hercules Third Party Contractor providing infrastructure services.	I,C	R
Issue Management & Resolution	I,C	R
Security Profile creation, changes, and testing	I,C	R
Unit test scenarios for Cycle Testing	I,C	R
Integration Test / System Test Scenarios Creation	I	R
Modifications to existing applications to support new SAP system. Only applications being supported as of the Effective Date are included.	I,C	R
Transports of changes from the development system to the test system only on the upgrade landscape.	I,C	R
Reapplying modifications	I,C	R
Applying necessary patches	I,C	R
Basis Support during the project, including authorization support for the project team, copying of databases, setting up of new environments	I,C	R
Request systems administration & backup for the Upgrade Landscape for the upgrade landscape	I,C	R

Integration Testing (Realization - second phase)
Integration Test / System Test Coordination	R	I,C
Final Integration Testing	R	I,C
Configuration documentation	I,C	R
Identify changes to the IT ADM support organization and to handoffs or procedures post upgrade	I,C	R
Final Data Conversion Strategy in place	I,C	R
Knowledge Transfer from upgrade resources to ADM and infrastructure production support resources	I,C	R
Security Profile changes, and testing	I,C	R
Development of end-user training materials per recommended strategy	I,C	R
Development and deployment of risk mitigation strategy for major project risks as identified during blueprint	R	I,C
Cutover strategy and plan complete	I,C	R
Deployment of Communication plan	R	I,C
Reapplying modifications	I,C	R
Applying necessary patches	I,C	R
Transports of changes from the development system to the test system only on the upgrade landscape.	I,C	R
Basis Support during the project, including authorization support for the project team, copying of databases, setting up of new environments	I,C	R
Request systems administration & backup for the Upgrade Landscape for the upgrade landscape	I,C	R
Assisting with integration testing	I,C	R
Issue Management & Resolution	I,C	R

Final Preparation
Go-Live plan complete	I,C	R
Coordination of the deployment of the SAP GUI client with the Hercules Third Party Contractor providing infrastructure services.	I, C	R
Cut-over to Production Environment	I,C	R
Integration of new systems into the data center monitoring tool in conjunction with Hercules Third Party Contractor	I, C	R
Coordination of cutover to production environment as needed with the Hercules Third Party Contractor with the infrastructure provider	I, C	R
Post Production Support Plan	I,C	R
Production System ready and approved	I,C	R
End-user training materials updated and approved according to recommended strategy	I,C	R
Final communication strategy	R	I,C
Change Management “lessons learned” activities	R	R
User training according to strategy	I, C, R	R
Volume and Stress Testing	I,C	R
Establish a temporary help desk to handle upgrade specific issues	I,C	R
End to End Upgrade Landscape finalized and stable; validation of the same with the Hercules Third Party Contractor providing infrastructure services.	I,C	R

Go-Live and Support
Provide ongoing production support through the support organization	I,C	R
Monitor and validate live business results in the production system	I,C	R
Resolve any problems that come up with the production system	I,C	R
Fine tune and optimize system performance and use with the Hercules Third Party Contractor providing infrastructure services	I,C	R
Follow-up end user training	I,C	R
Complete the Knowledge Transfer to the ADM and infrastructure production support teams	I,C	R
Conduct user satisfaction survey	R	C

Key:

C = Consulted

I = Informed

R = Responsible

IV. Hercules Resource Requirements for the Joint-Project Team

Notwithstanding anything to the contrary, Hercules shall not be obligated to provide (i) more than 14 full time equivalent information technology personnel (Hercules employees or Hercules Third Party Contractors) during any month, or (ii) more than seventeen (17) full time equivalent business personnel in average for the duration of the project, or (iii) any such resources beyond the month in which the project should have been completed pursuant to the mutually agreed project plan.

V.	Reallocated Supplier Personnel Performing ADM Services

No more than six (6) FTEs from the ADM Services shall be reallocated to the Upgrade Project. The Charges for the ADM Services include such 6 FTEs.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule G

Service Levels Methodology

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.GENERAL

2.ATTACHMENTS

3.REPORTING, INVESTIGATION AND CORRECTION

4.NOTICE REQUIREMENTS FOR ADDITIONS, DELETIONS AND MODIFICATIONS

5.SERVICE LEVEL CREDITS

6.EARNBACK

7.ADDITIONS AND DELETIONS OF PERFORMANCE CATEGORIES

8.ADDITIONS AND DELETIONS OF SERVICE LEVELS

9.CRITICAL DELIVERABLES - AFTER EFFECTIVE DATE

10.COMMENCEMENT OF OBLIGATIONS

11.COOPERATION

12.CONTINUOUS IMPROVEMENT - SERVICE LEVELS

13.IMPROVEMENT PLAN FOR KEY MEASUREMENTS

14.MEASURING TOOLS

15.TIMES

16.SINGLE INCIDENT/MULTIPLE DEFAULTS

17.EXCEPTIONS

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.	GENERAL

This is Schedule G to the Master Professional Services Agreement between Hercules and Supplier (the “Agreement”). It sets forth certain quantitative Critical Service Levels, Key Measurements and Critical Deliverables against which Supplier’s performance is measured.

2.	ATTACHMENTS

The following Attachments are attached to this Schedule G and incorporated herein by reference:

Attachment G.1: Service Level and Deliverable Credit Matrix. This Attachment sets forth the (i) definition of Service Levels and Key Measurements, (ii) the quantitative measurements that Supplier shall meet or exceed for each such Service Level and Key Measurement, and Measurement tools. Attachment G.1 also sets forth certain Critical Deliverables.

3.	REPORTING, INVESTIGATION AND CORRECTION

Unless otherwise specified in Attachment G.1, each Critical Service Level and Key Measurement shall be measured and reported on a monthly basis beginning on the Commencement Date or, if later the date specified in Attachment G.1. Supplier shall provide to Hercules, as part of Supplier’s monthly performance reports, a set of hard- and soft-copy reports to verify Supplier's performance and compliance with the Critical Service Levels, Key Measurements and Critical Deliverables (until all Critical Deliverables are received and approved by Hercules).

Supplier shall provide detailed supporting information for each report to Hercules in machine-readable form suitable for use on a personal computer. The data and detailed supporting information shall be Hercules’ Confidential Information, and Supplier shall provide Hercules access to such information on-line and in real-time at any time during the Term.

Supplier will also be responsible for promptly investigating and correcting failures to meet the Service Levels by:

1.	Promptly initiating problem investigations, including Root Cause Analyses conducted in accordance with the Agreement;

2.	Promptly reporting problems to Hercules in accordance with the escalation process set forth in the Policy and Procedures Manual;

3.	Using all commercially reasonable efforts to correct problems and to begin meeting or restoring Service Levels as soon as practicable;

4.	Advising Hercules of the root cause of problems and the status of remedial efforts being undertaken with respect to such problems;

5.	Providing reasonable evidence to Hercules that the causes of such problems have been or will be corrected; and

6.	Making written recommendations to Hercules for improvement in procedures.

Supplier will identify root causes, correct problems and minimize recurrences of missed Service Levels for which Supplier is responsible and which cause or contribute to Supplier not meeting the Service Levels.

4.	NOTICE REQUIREMENTS FOR ADDITIONS, DELETIONS AND MODIFICATIONS

Hercules may send written notice to Supplier at least ninety (90) days prior to the date that any of the following shall be effective, provided that Hercules may send only one such notice (which notice may contain multiple changes) each calendar quarter.

1.	New Performance Categories or additions or deletions to Performance Categories;

2.	Additions, deletions or modifications to Service Levels (which include Critical Service Levels and Key Measurements);

3.	Movement of Critical Service Levels to Key Measurements and Key Measurements to Critical Service Levels;

4.	Modifications to Service Level Credit Allocation Percentages for any Critical Service Levels; or

5.	Modifications to Allocation of Pool Percentage for Performance Categories.

5.	SERVICE LEVEL CREDITS

In the event of a Service Level Default for a Critical Service Level, Supplier shall provide Hercules credits as defined below:

1.
Attachment G.1 sets forth the information required to calculate the Service Level Credits Supplier shall pay to Hercules (or apply against monthly Charges) in the event of a Service Level Default. For each Service Level Default, Supplier shall pay to Hercules, subject to Section 6 below, a Service Level Credit that will be computed in accordance with the following formula:

Service Level Credit = A x B x C

Where:

A = The Allocation of the Pool Percentage specified for the Performance Category in which the Service Level Default occurred as shown in Attachment G.1.

B = The Service Level Credit Allocation Percentage for which the Service Level Default occurred as shown in Attachment G.1.

C = At Risk Amount

For example, assume that Supplier fails to meet the Minimum Service Level for a Critical Service Level, that the total monthly Charges for all Services for the month in which the Service Level Default occurred were $****** and that the At Risk Amount was ******% of such monthly Charges.

Additionally, assume that the Allocation of Pool Percentage for the Performance Category of such Critical Service Level (as set forth on Attachment G.1) is ******% and that the Service Level Credit Allocation Percentage for such Service Level Default (as set forth on Attachment G.1) is ******%. The Service Level Credit due to Hercules for such Service Level Default would be computed as follows:

A = ******% (the Allocation of Pool Percentage)

multiplied by

B = ******% (the Service Level Credit Allocation Percentage)

multiplied by

C = $****** (****** percent (******%) of $******, Supplier’s total monthly Charge for all Services for the month during which the Service Level Default occurred).

= $****** (the amount of the Service Level Credit)

2.	If more than one Service Level Default has occurred in a single month, the sum of the corresponding Service Level Credits shall be credited to Hercules.

3.
In no event shall the aggregate amount of Service Level Credits credited to Hercules with respect to all Service Level Defaults occurring in a single month exceed, in total, the At Risk Amount for such month.

4.
Supplier shall notify Hercules in writing if Hercules becomes entitled to a Service Level Credit, which notice shall be included in the standard monthly reporting for Critical Service Levels and Key Measurements as described in Section 3 and shall describe the Service Level Defaults for the month that is the subject of the monthly Critical Service Level report. The monthly reports shall also describe any failure to meet Key Measurements for the month being reported on.

5.
The total amount of Service Level Credits that Supplier will be obligated to pay to Hercules, with respect to Service Level Defaults occurring each month (subject to Supplier’s Earnback rights described in Section 6), shall be reflected and credited to Hercules on the invoice that contains charges for the month during which the Service Level Default(s) giving rise to such credit(s) occurred. For example, the amount of Service Level Credits payable (subject to the Supplier’s Earnback rights described in Section 6) with respect to Service Level Defaults occurring in August shall be set forth in and credited against, the invoice for the August Monthly Charges issued in September.

6.
Supplier acknowledges and agrees that the Service Level Credits shall not be deemed or construed to be liquidated damages or a sole and exclusive remedy or in derogation of any other rights and remedies Hercules has under the Agreement.

7.
If a Minimum Service Level Failure recurs in three or more consecutive months for the same Critical Service Level, the amount of the applicable Service Level Credit payable to Hercules shall be doubled for such third and each subsequent failure. For the avoidance of doubt, the Service Level Credit shall only be doubled one time, such doubled amount shall be payable for all successive consecutive Service Level Failures for the subject Minimum Service Level, and such doubled amount shall not be subject to Earnback.

6.	EARNBACK

Supplier shall have Earnback opportunities with respect to each Service Level Credit as follows:

1.
Within thirty (30) days after the end of each Contract Year, Supplier shall provide a report to Hercules that will include, with respect to each Critical Service Level for which there was a Service Level Default during the preceding Contract Year, the following:

1.1.	Statistics on Supplier’s average monthly performance in that Critical Service Level during the preceding Contract Year (the “Yearly Performance Average”).

1.2.	The total amount of Service Level Credits imposed for Service Level Defaults in that Critical Service Level.

2.
If, during the preceding Contract Year, Supplier achieved a Yearly Performance Average in a Critical Service Level that was equal to or greater than the Expected Service Level in effect for such Critical Service Level during the preceding year, Supplier shall be entitled to receive an earnback credit (“Earnback Credit”) equal to all Service Level Credits (except doubled Service Level Credits calculated in accordance with Section 5.7 above) assessed during the preceding Contract Year for such Critical Service Level. In no event will: (i) the total amount of Earnback Credits for any Contract Year exceed the total amount of Service Level Credits assessed and credited to Hercules for Service Level Defaults in the applicable Critical Service Levels for that Contract Year; or (ii) any Earnback Credit carry forward to subsequent Contract Years or back to previous Contract Years.

3.
If, during the preceding Contract Year, Hercules deletes a Critical Service Level, the Supplier shall be relieved from paying Service-Level Credits assessed during the preceding Contract Year for Service-Level Defaults in that Critical Service Level.

4.
The Earnback Credits shall be invoiced by Supplier to Hercules on the first monthly invoice reflecting charges for the first month of the Contract Year immediately following the Contract Year in which such Earnback Credit occurred. If there will be no further invoices, the Supplier will promptly invoice Hercules in accordance with the Agreement for the Earnback Credit. Hercules will pay the Earnback Credit to Supplier in accordance with and subject to Section 12 of the Agreement.

5.
If the Critical Service Level was in effect for less than the entire Contract Year, the foregoing process shall be undertaken only with respect to the portion of the Contract Year during which the Critical Service Level was in effect. If the Agreement (or any portion thereof) is terminated prior to the end of the Term, the foregoing process shall be undertaken only with respect to the portion of the Contract Year during which the Agreement (or applicable portion thereof) was in effect.

6.
The provision for Earnback shall only affect Supplier’s right to receive return of Service Level Credits provided to Hercules and shall have no effect on any other rights or remedies of Hercules under the Agreement, including rights of termination.

7.	ADDITIONS AND DELETIONS OF PERFORMANCE CATEGORIES

Hercules may add or delete Performance Categories by sending written notice as described in Section 4. Such change notice shall include changes necessary to accommodate the addition of new Performance Categories. In no event may (i) the sum of the Allocations of Pool Percentage for all the Performance Categories exceed the Pool Percentage Available for Allocation, or (ii) the sum of the Service Level Credit Allocation Percentages for all Critical Service Levels within a Performance Category exceed ****** percent (******%).

8.	ADDITIONS AND DELETIONS OF SERVICE LEVELS

Hercules may add, delete or modify Critical Service Levels or Key Measurements as follows by sending written notice in accordance with Section 4.

8.1  Additions of New Service Levels

Hercules may add Service Levels in accordance with this Section 8.1 and by providing written notice in accordance with Section 4. Expected Service Level and Minimum Service Level commitments associated with added Service Levels will be computed as follows:

1.
Where at least six (6) consecutive months of Supplier provided service measurements exist for a particular Service that is being provided by Supplier, the Parties agree that the Expected Service Level shall be defined as the average of such service measurements for the six-month measurement period and that the Minimum Service Level shall be defined as the second lowest[1] Both Parties understand that certain Service Levels may not be measured against an objective of****** percent (******%), for example, Time (days, hours, etc.), defects, etc. where ****** (******) hours/days and ******percent (******%), respectively, are the appropriate objectives. The calculations described in this Schedule G will be modified as appropriate to reflect these objectives. For example, if the Service Level involved defects in lines of code where****** percent (******%) is the objective, lowest would be changed to highest in Section 8.1, highest would be changed to lowest in Section 8.1.3.2.1 and ****** percent (******%) would be changed to ****** percent (******%) in Section 8.1.3.2.1.

service measurement achieved during the six-month measurement period, or

2.
Where no measurements exist for a particular Service that is being provided by Supplier, the Parties shall attempt in good faith to agree on an Expected Service Level and a Minimum Service Level commitment using (i) industry standard measures or (ii) third party advisory firms that are not Direct Supplier Competitors (for example, Gartner Group, Yankee Group, etc.), or

3.
Where less than six (6) months or no measurements exist for a particular Service that is being provided by Supplier, and the Parties fail to agree on an Expected Service Level and a Minimum Service Level commitment using industry standard measures as described in Section 8.1.2 above, the Parties shall do the following:

3.1.
Supplier shall begin providing monthly measurements within thirty (30) days after Supplier’s receipt of Hercules’ written request and subject to agreement on such measurements in accordance with the Change Control Procedures.

3.2.
After six (6) or more actual service level attainments have been measured (or should have been measured per Section 8.1.3.1 above and if not so measured; constructed as described in Section 8.1.3.2.1 below), Hercules may at any time in writing request that Section 8.1.1 above be used to establish the Expected Service Level and Minimum Service Level commitments:

3.2.1 If Supplier is responsible for measuring actual service level attainments for six (6) consecutive months and fails to provide one (1) or more measurements during the six-month measurement period such that six (6) consecutive measurements are not available, the missing measurement(s) shall be constructed according to the following (unless otherwise agreed): (i) if one measurement is missing, the missing measurement shall be constructed by using the highest of the other actual measurements.

8.2 Deletions, Demotions and Promotions

Hercules may delete Critical Service Levels or Key Measurements by sending written notice in accordance with Section 4.

Hercules also may demote existing Critical Service Levels to Key Measurements and promote existing Key Measurements to Critical Service Levels by sending written notice in accordance with Section 4.

8.3	Impact of Additions and Deletions of Critical Service Levels on Service Level Credit Allocation Percentages

When adding or deleting a Critical Service Level, promoting a Key Measurement to Critical Service Level or demoting a Critical Service Level to Key Measurement, Hercules shall modify the Service Level Credit Allocation Percentages for the other Critical Service Levels within the Performance Category such that the total Service Level Credit Allocation Percentages for all Critical Service Levels within the Performance Category equals ****** percent (******%); provided, however, in no event may the Service Level Credit Allocation Percentage for any Critical Service Level exceed ****** percent (******%) unless it does so on the Effective Date.

If Hercules adds a Critical Service Level in accordance with Section 8.1 or 8.2.2 above, but does not modify the Service Level Credit Allocation Percentages for the other Critical Service Levels within the applicable Performance Category under this Section 8.3, then, until such time as Hercules so modifies such Service Level Credit Allocation Percentages, the Service Level Credit Allocation Percentage for such added Critical Service Level shall be zero.

8.4	Modifications of Allocation of Pool Percentages and Service Level Credit Allocation Percentages for Critical Service Levels

1.	Allocation of Pool Percentages

Hercules may modify the Allocation of Pool Percentage for any Performance Category by sending written notice to Supplier in accordance with Section 4. When modifying the Allocation of Pool Percentage for a Performance Category Hercules shall modify the Allocation of Pool Percentages for one or more other Performance Categories such that the total of the Allocation of Pool Percentages for all Performance Categories does not exceed the Pool Percentage Available for Allocation.

2.	Service Level Credit Allocation Percentages

Hercules may modify the Service Level Credit Allocation Percentages for two or more of the Critical Service Levels within a Performance Category by sending written notice to Supplier in accordance with Section 4. In no event may the total Service Level Credit Allocation Percentages for all Critical Service Levels within the Performance Category exceed ******percent (******%). In no event may the Service Level Credit Allocation Percentage for any Critical Service Level exceed ****** percent (%).

9.	CRITICAL DELIVERABLES - AFTER EFFECTIVE DATE

Certain of Supplier’s obligations under the Agreement are one-time or periodic obligations to deliver Critical Deliverables. Schedule H and Attachment G.1 set forth the Deliverable Credits that shall be payable by Supplier to Hercules in the event Supplier fails to deliver any of the Critical Deliverables within the time period relative to the Effective Date, specified in Schedule H or Attachment G.1. Imposition of Deliverable Credits for failure to meet the Critical Deliverables obligations shall not be included in the calculation related to the At Risk Amount previously described in Section 5.3. The total amount of Deliverable Credits that Supplier will be obligated to pay to Hercules shall be reflected and credited on the invoice that contains charges for the month during which the Critical Deliverable failure occurred (for example, the amount of Deliverable Credits payable for failure to deliver any Critical Deliverable(s) in August shall be set forth in and credited against the invoice for August charges issued in September). Unlike Service Level Credits, Deliverable Credits will only be subject to Earnback as expressly described in Schedule H.

10.	COMMENCEMENT OF OBLIGATIONS

The obligations set forth herein shall commence on the Service Commencement Date or as otherwise specified in Attachment G.1 referencing the column “SCD + mos**”. The numbers used in the column “SCD +mos**” are in the format X where “X” represents the number of months after the Service Commencement Date (the “Grace Period”) when Supplier will be responsible to meet the Service Level and provide measurement data in support of the Service Level, but Service Level Credits shall not be applicable until the month immediately following the Grace Period. If the notation in column “SCD + Mos**” is “SCD” the obligation will commence on the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan).

During the Transition Period and any Grace Period relating to a Service Level, the Parties shall gather and review historical performance data and baselines relating to each Service Level. As requested by either Party, the other Party shall discuss in good faith such data and baselines for the purpose of determining whether the Service Levels set forth in Attachment G.1 should be adjusted (e.g., because historical performance has been dramatically different for an extended period of time and cannot be improved by Supplier through leading practices). As mutually agreed in writing (such agreement not to be unreasonably withheld), the Parties shall revise Service Levels during the Transition Period and any applicable Grace Period. If the Parties fail to mutually agree on any revisions to the Services Levels, (i) either Party may escalate such dispute in accordance with the Agreement, and (ii) the Service Levels set forth in Attachment G.1 (or a mutually agreed amended version thereof) shall apply as described in this Schedule G; provided, however, the (I) Expected Service Level shall be set to the Minimum Service Level until such dispute is resolved, and (II) any Service Level Credits to be paid to Hercules with respect to any such disputed Service Level shall apply, unless Supplier:

(A) previously identified such Service Level as a Questionable Measurement (defined below) in accordance with this Section, and

(B) previously provided Hercules documented data that reasonably demonstrates that such Service Level had not been previously met by Hercules for six (6) or more months or that no reasonably verifiable data exists concerning Hercules’ prior performance relating to such Service Level.

A “Questionable Measurement” means a Service Level identified as such in writing by Supplier to Hercules during the applicable solution identification phase in the Transition Plan. Supplier may only identify up to ten (10) Questionable Measurements. Service Levels that the Parties mutually agree to revise shall not be counted as a Questionable Measurement.

11.	COOPERATION

The achievement of the Service Levels by Supplier may require the coordinated, collaborative effort of Supplier with other Hercules third party contractors. Supplier will provide a single point of contact for the prompt resolution of all Service Level Defaults and all failures to provide Services to Hercules in accordance with the Agreement.

12.	CONTINUOUS IMPROVEMENT - SERVICE LEVELS

The Parties agree to the concept of continuous improvement and that the Critical Service Levels and Key Measurements should be modified during the Agreement to reflect this concept. To accomplish this, Critical Service Levels and Key Measurements will be modified at the end of each Contract Year during the Term as described below:

1.
Each Expected Service Level will be reset to the average of the four highest monthly actual results (for example, ******% is higher than ******%) at or above the Expected Service Levels achieved during the preceding twelve months; provided that, if fewer than four monthly actual results exceeded the Expected Service Level, the Expected Service Level will be reset by taking the four (4) highest monthly actual results, replacing each such actual result that is below the Expected Service Level with the Expected Service Level, and dividing the sum of the resulting four (4) numbers by four (4).

For example, if the Expected Service Level being adjusted were ******%, and there were three actual results that were higher and none equal (e.g., ******%, ******%, and ******%), the calculation would be ((******% + ******% + ******% + ******%) / ******) = ******% with the subsequent reset governed by Section 12.2 below.

2.
Notwithstanding Section 12.1 above, in no event shall any single increase in an Expected Service Level pursuant to Section 12.1 above exceed ****** percent (******%) of the difference between ****** percent (******%) and the then-current Expected Service Level.

For example, if the Expected Service Level being adjusted were ******%, the maximum increase for that reset would be ******% (i.e. from ******% to ******%).

3.
Each Minimum Service Level will be reset by adding to the Minimum Service Level being adjusted a sum equal to ****** percent (******%) of the difference between one-hundred percent (100%) and the then-current Minimum Service Level.

For example, if the Minimum Service Level being adjusted were ******%, the increase would be ******% (i.e., from ******% to ******%).

13.	IMPROVEMENT PLAN FOR KEY MEASUREMENTS

If Supplier fails to satisfy any Key Measurement, Supplier shall provide Hercules with a written plan for improving Supplier’s performance to satisfy the Key Measurement within thirty (30) days of the failure to meet the Expected Service Level or the Minimum Service Level for the Key Measurement, which plan shall be subject to Hercules’ approval, not to be unreasonably withheld. Supplier shall promptly implement such plan once it has been approved by Hercules.

14.	MEASURING TOOLS

As of the Effective Date, the measuring tools and methodologies set forth in Attachment G.1 represent acceptable measuring tools and methodologies for the Critical Service Levels and Key Measurements designated. Such measuring tools and methodologies will be further refined during the Transition Period.

If there are any Service Levels for which (i) the measuring tools and methodologies have not been agreed upon by Hercules and Supplier and not been included in the Agreement and (ii) Supplier fails to propose a measuring tool for such Critical Service Level or Key Measurement that is acceptable to Hercules prior to the date upon which Supplier shall be responsible for measuring Service Level performance and Service Level Credits due for Service Level Default, then such event shall be deemed a Minimum Service Level Default for that Critical Service Level or Key Measurement until one full month after Supplier proposes and implements such acceptable measuring tool; provided, however, if Hercules unreasonably refuses to implement a measurement tool proposed by Supplier and no alternatives tools exist, then a Minimum Service Level Default shall not be deemed to occur.

Tools for new Service Levels will be implemented according to the Change Control Procedures.

If, after the Effective Date or the implementation of tools for new Service Levels, Supplier desires to use a different measuring tool for a Critical Service Level or Key Measurement, Supplier shall provide written notice to Hercules. If Hercules approves such tool, the Parties will reasonably adjust the measurements as necessary to account for any increased or decreased sensitivity in the new measuring tools. Unless and until such tool is approved, Supplier will continue to use the measurement tool that had been initially approved by Hercules.

It is not anticipated that changes in the measurement tools will drive changes in Service Levels; rather, the need to collect and accurately reflect the performance data should drive the development or change in performance measurement tools.

15.	TIMES

Unless otherwise set forth herein, all references in this Schedule G shall refer to Eastern Standard Time or Eastern Daylight Time, as applicable.

16.	SINGLE INCIDENT/MULTIPLE DEFAULTS

If a single incident results in the failure of Supplier to meet more than one Minimum Service Level, Hercules shall have the right to select any one of such multiple Minimum Service Level Defaults for which it will be entitled to receive a Service Level Credit. Hercules shall not be entitled to a Service Level Credit for each of such Minimum Service Level Defaults.

17.	EXCEPTIONS

Supplier will be relieved of responsibility for failure to meet a Service Level and associated Service Level Credits to the extent provided in the Agreement and to the extent Supplier’s failure to meet the Service Level(s) is directly attributable to any of the following:

1.	Problems resulting from components (hardware, software, network, maintenance) for which Hercules (or Hercules Third Party Contractors) are operationally responsible.

2.	Hercules’ reprioritization of tasks to be performed by Supplier where Supplier has notified Hercules in advance that such reprioritization will cause Supplier to miss such Service Level.

3.	Circumstances that excuse performance as specified in Section 18.2 of the Agreement.

4.
Service or resource reductions requested or approved by Hercules and agreed to by the Parties through the Change Control Procedures; provided that Supplier has previously notified Hercules in writing as part of such Change Control Procedures that the implementation of such request would result in such failure to meet the Service Level.

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SCHEDULE G.1

THE FOLLOWING 3 TABLES HAVE BEEN REDACTED

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Hercules

Schedule H

Transition

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Schedule H

Transition

This is Schedule H to the Master Professional Services Agreement between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

1. TRANSITION MILESTONES1
2. ACCEPTANCE PROCEDURE1
3. TRANSITION DELIVERABLE CREDITS AND EARNBACK2

Schedule H.1: Critical Transition Milestones and Related Deliverable Credits

Schedule H.2: Initial Transition Plan

1.	Transition Milestones.

The initial transition project plan, attached hereto as Schedule H.2, reflects the Services to be transitioned to Supplier by Functional Service Area as set forth in Schedule H.2 (transition of each Functional Service Area to be referred to as a “Transition Stream”). The Transition Milestones associated with each Transition Stream are described in Schedule H.2. The Transition Deliverable Credits associated with certain critical Transition Milestones (“Critical Transition Milestones”) are described in the Schedule H.1 (and Attachment J.5). During the Transition Period, Supplier shall deliver to Hercules an updated, refined, and more detailed Transition Plan for Hercules’s review, comment and approval in accordance with Section 4.2 of the Agreement.

2.	Acceptance Procedure.

(a)
Supplier’s final performance and/or delivery of the Transition Services and deliverables associated with individual Transition Milestones shall be subject to Hercules’s Acceptance. This Section sets forth the procedures that shall apply to Hercules’s Acceptance of such Transition Services and deliverables.

(b)
Before submitting the Transition Service and/or deliverables associated with a Transition Milestone to Hercules for Acceptance, Supplier shall successfully complete all quality assurance and testing activities with respect to such activities and deliverables. Supplier shall then submit to Hercules notification (each such notification, a “Transition Milestone Submission Notice”) seeking Hercules’s Acceptance that the applicable Transition Service or deliverable has been successfully completed in accordance with the Transition Milestone.

(c)
Upon receipt of each Transition Milestone Submission Notice, Hercules shall review the applicable Transition Service or deliverable and shall advise Supplier in writing within three (3) business days of receipt (each such Hercules response, a “Transition Milestone Submission Response”) whether, in Hercules’s reasonable discretion, the Transition Service or deliverable has been completed in accordance with the Transition Milestone (each such approval a

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“Transition Milestone Final Approval”, and each such failure, a “Nonconformity”). In the event that Hercules fails to provide a Transition Milestone Submission Response within three (3) business days of receipt, Supplier shall notify Hercules of such failure. If Hercules fails to thereafter provide a Transition Milestone Submission Response within an additional two (2) business days of such notice, then the Transition Milestone shall be deemed to be Transition Milestone Final Approval as if the applicable Transition Milestone Final Approval was sent to Supplier.

(d)
In the event of a Nonconformity, Hercules shall deliver written notice to Supplier (within the Transition Milestone Submission Response period) specifying the nature of the failure in reasonable detail. Supplier shall then set a date for remedying the Nonconformity and resubmitting the Transition Service or deliverable.

(e)
At no additional charge to Hercules, Supplier shall: (1) correct the Nonconformity so that the Transition Service or deliverable meets the Transition Milestone on or before the rescheduled date; and (2) submit a new Transition Milestone Submission Notice for such Transition Milestone. The Parties shall thereafter follow the same procedures as set forth in subsections above.

3.	Transition Deliverable Credits and Earnback.

(a)
Transition Milestones by Transition Streams. Schedule H.1 identifies Transition Milestones at the Transition Stream level that Supplier must complete in accordance with the Transition Plan and applicable provisions of the Agreement.

(b)
Transition Deliverable Credits. Subject to Section 10.2 of the Agreement and Section 3(e) below, if Supplier fails to obtain Transition Milestone Final Approval on or before the applicable Critical Transition Milestone for a particular Transition Service for which there is an associated Transition Deliverable Credit, Supplier shall accrue liability for the Deliverable Credit identified in Schedule H.1 (each a “Transition Deliverable Credit”) in accordance with the following:

(i) ****** percent (******%) of the Transition Deliverable Credit if Supplier fails to obtain Transition Milestone Final Approval on or before the seventh day after the applicable Critical Transition Milestone;

(ii) The remaining ****** percent (******%) of the Transition Deliverable Credit if Supplier fails to obtain Transition Milestone Final Approval on or before the twenty second day after the applicable Critical Transition Milestone;

Supplier shall pay Hercules any accrued portion of the applicable Transition Deliverable Credit in accordance with Section 12.1 of the Agreement.

(b)
At Risk Amount for Transition Services. In no event shall the aggregate amount of Transition Deliverable Credits paid to Hercules with respect to all failures to meet Critical Transition Milestones exceed, in total, the percentage set forth in Attachment J.5 to Schedule J of the total Transition Charges (“At Risk Amount for Transition Services”).

(c)	Allocation Pool. Transition Deliverable Credits are allocated to Critical Transition Milestones in accordance with Attachment J.5.

(d)
Earnback. Supplier may earn back Transition Deliverable Credits with respect to its failure to meet an interim Critical Transition Milestone for a Transition Stream, provided that Supplier meets the associated final Critical Transition Milestone for that Transition Stream on or before the date specified in Schedule H.2, in which case Supplier will be entitled to the return of all

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Transition Deliverable Credits paid in connection with its prior failure to meet said interim Critical Transition Milestone.

(e)
Other Transition Milestone Relief. Supplier will be relieved of responsibility for failure to meet a Critical Transition Milestone and associated Transition Deliverable Credits to the extent provided in the Agreement and to the extent Supplier’s failure to meet the Service Level(s) is directly attributable to any of the following:

1.	Problems resulting from components (hardware, software, network, maintenance) for which Hercules (or Hercules Third Party Contractors) are operationally responsible.

2.	Hercules’ reprioritization of tasks to be performed by Supplier where Supplier has notified Hercules in advance that such reprioritization will cause Supplier to miss such Service Level.

3.	Circumstances that excuse performance as specified in Section 18.2 of the Agreement.

4.
Service or resource reductions requested or approved by Hercules and agreed to by the Parties through the Change Control Procedures; provided that Supplier has previously notified Hercules in writing as part of such Change Control Procedures that the implementation of such request would result in such failure to meet the Service Level.

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SCHEDULE H.1

CRITICAL TRANSITION MILESTONES AND RELATED DELIVERABLE CREDITS

Attachment J.5 to Schedule J sets forth the Critical Transition Milestones and related Critical Deliverable Credits and is hereby incorporated by reference.

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Hercules

Schedule I

Termination Assistance Services

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Schedule I
Termination Assistance Services

1. GENERAL1
2. TERMINATION ASSISTANCE PLAN1
3. SPECIFIC TERMINATION ASSISTANCE SERVICES1

3.1. General Support1

3.2. Knowledge Transfer1

3.3. Transfer of Resources2

3.4. Operational Transfer4

3.5. Organizational Transfer6

4. TERMINATION ASSISTANCE SERVICES RATES 6

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SCHEDULE I
TERMINATION ASSISTANCE SERVICES

GENERAL

This is Schedule I to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

As part of the Termination Assistance Services, Supplier shall transfer control and responsibility for the Services to Hercules, an Eligible Recipient and/or their designee(s). Supplier shall perform, as requested by Hercules, the Services, functions and responsibilities set forth in this Schedule I, as well as those set forth in Section 4.3 of the Agreement in a manner that will not unreasonably interfere with the ability of Hercules and the Eligible Recipients to obtain the Services.

TERMINATION ASSISTANCE PLAN

Supplier will assist Hercules in the development of a plan for the transition of the Services from Supplier to Hercules or its designee(s) in accordance with the provisions of Section 4.3(b)(1)(i) of the Agreement.

SPECIFIC TERMINATION ASSISTANCE SERVICES

General Support

As directed by Hercules, Supplier shall perform general support and other activities as set forth in Section 4.3(b) of the Agreement.

Knowledge Transfer

Supplier will provide for a transfer of knowledge regarding the Services and related topics so as to reasonably facilitate the provision of the Services by Hercules, and Eligible Recipient and/or their designee(s). This knowledge transfer shall include:

Supplying information regarding the Services as reasonably necessary to implement the termination assistance plan, and providing such information regarding Services as reasonably necessary for Hercules, an Eligible Recipient or their designee(s) to assume responsibility for continued performance of Services in an orderly manner so as to minimize disruption in the operations of Hercules and the Eligible Recipients, including (i) relevant documentation (to the extent that Hercules is entitled to such documentation under the Agreement); and (ii) key support contacts (names, business phone numbers, fax numbers, e-mail addresses and business postal addresses) of Hercules, third party personnel and Supplier

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Personnel during the transition from Supplier to Hercules and Eligible Recipient and/or their designee(s);

Supplying information concerning Equipment, Software (consistent with the provisions of Section 14.6 of the Agreement), types and skills of personnel, third parties, and other resources used by Supplier to provide Services to Hercules under this Agreement, as may be reasonably necessary for Hercules, an Eligible Recipient and/or their designee(s) to assume responsibility for the Services;

Explaining the Change Control Procedures, change management process, problem management process, Policy and Procedures Manual, Reports and other standards and procedures to Hercules’, and Eligible Recipients’ and/or their designee(s)’s operations staff;

Providing reasonable access, in person and by telephone, to Supplier Personnel through the end of Supplier’s provision of Termination Assistance Services (including any Supplier Personnel involved in performing the Services during the twelve (12) months preceding Supplier’s receipt of the notice of termination or non-renewal to the extent that (i) such individuals are then employed by Supplier, and (ii) such information is not otherwise available from the Supplier Personnel then assigned to Hercules); and

Explaining the extent and nature of the impact on the Services of Supplier Laws to the extent such Supplier Laws relate to the providing of the Services (as opposed to Supplier generally).

Transfer of Resources

Supplier shall provide reasonable assistance to transfer resources (e.g., Materials, Equipment, Third Party Contracts) to Hercules, an Eligible Recipient and/or their designee(s) to which Hercules is entitled under the Agreement. Such assistance shall include:

Identifying any third party services which are required by Hercules, and Eligible Recipient and/or their designee(s) to perform the Services, and to which Hercules is entitled under Section 4.3 of the Agreement;

Providing a list of assets for Equipment and Software owned or licensed by Supplier, its Subcontractors, or Supplier Affiliates which are required by Hercules or its designee(s) to perform the Services and to which Hercules is entitled under Sections 4.3 and 14.6 of the Agreement;

Reasonably working with Hercules, and Eligible Recipient and/or its designee(s) to minimize or eliminate any potential taxes that might be incurred as a result of any transfers to the extent permissible by applicable Law; and

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Performing functions required under the Agreement required to effect the assignment of Equipment, Materials and Third Party Contracts, which are required by Hercules, and Eligible Recipient and/or their designee(s) to perform the Services, and to which Hercules is entitled under Section 4.3 of the Agreement, including transferring billing and executing legal documents.

Operational Transfer

Supplier shall perform all activities described in Section 4.3 of the Agreement to effect a smooth transfer of operational responsibility for the Services. Such activities may include:

Providing to Hercules, an Eligible Recipient and/or their designee(s), machine-readable source and object code along with run documentation and job control listing for the Systems Software (to the extent Hercules is entitled to such code, documentation and job control listing under the Agreement);

To the extent used to provide the Services, documenting and delivering source materials, object libraries and reference files (to the extent Hercules is entitled to such materials, object libraries and reference files under the Agreement);

To the extent applicable and available, delivering support profiles, enhancement logs, problem tracking/resolution documentation, and status reports associated with the Services;

Providing any Authorized User information collected or maintained which details the information in the reports set forth in Schedule R or as otherwise required under the Agreement as such exists as of the effective date of termination or expiration;

Providing reasonable assistance in identifying alternate sources of resources, including skilled labor and spare equipment parts.

Providing for the orderly hand-off of ongoing Projects, including a listing of current and planned Projects, as well as all Equipment ordered or in process, and eligible to be purchased by Hercules or the Eligible Recipients in accordance with Section 4.3 of the Agreement. With respect to each Project, document current status, stabilize for continuity during transfer, and provide reasonable training to achieve transfer of responsibility;

Providing Materials in accordance with Section 14.6 of the Agreement;

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Documenting and delivering Hercules Data and data bases maintained by Supplier specific to the Services;

Transferring physical and logical security processes and tools (to the extent required under the Agreement), including cataloging and tendering any badges and keys for Hercules Facilities or Hercules Sites held by Supplier Personnel, documenting ownership and access levels for all passwords maintained by Supplier or in Supplier’s possession, and, if applicable, instructing Hercules or its designee(s) in the use and operation of security controls;

Assisting with physical de-installation and transportation (not to include packing and transport to be conducted by a third party designated by Supplier and approved by Hercules) of Equipment owned by or to be conveyed to Hercules from the Supplier Facilities;

Providing and coordinating reasonable assistance to Hercules in notifying relevant third parties of the procedures to be followed prior to, during, and after the transition;

Returning to Hercules any remaining property of Hercules or the Eligible Recipients in Supplier’s possession or under Supplier’s control, including any remaining Reports, Hercules Data, Hercules Owned Materials, Materials in which Hercules otherwise has rights under this Agreement beyond the Term or the period of provision of Services under Section 4.3 of the Agreement and other Confidential Information of Hercules and the Eligible Recipients;

Reasonably cooperating with Hercules’ test plans, back out procedures, and contingency plans as part of the migration of Services and maintaining the capability to cut back to Supplier in case of a service failure or service problem for up to thirty (30) days following the transition of the Service then being transitioned; provided, however, that the capacity and resources required to provide such Services have not been transitioned or sold to Hercules and that Hercules pays a reasonable fee for such thirty (30) day period, which shall be negotiated in good faith and agreed to by the Parties during the Termination Assistance Services period.

In conjunction with Hercules, conducting a rehearsal of the migration prior to cutover;

After the migration, providing additional assistance as reasonably requested by Hercules to assure continuity of operations, so long as such assistance is within the period of Supplier’s provision of

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Termination Assistance Services specified within the Agreement; and

Freezing all System changes unless otherwise requested by Hercules; as long as such freezing of System changes does not affect Supplier’s provision of the Services at the Service Levels, in which case either Hercules shall relieve Supplier of the obligation to freeze such changes or Supplier shall be relieved from such Service Level.

Organizational Transfer

Supplier shall provide reasonable assistance in connection with Hercules’ efforts at hiring, as contemplated in Section 4.3(b)(2) of the Agreement. Such reasonable assistance will include for eligible Supplier Personnel that Hercules may hire as contemplated in Section 4.3(b)(2):

Providing a listing of the then-current positions and the approximate amount of time (i.e., FTEs) spent to provide the Services; and

Identifying any then-current or anticipated personnel resource requirements.

TERMINATION ASSISTANCE SERVICES RATES

The rates applicable to the performance of Termination Assistance Services shall be as described in Sections 4.3(b)(9) of the Agreement.

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Hercules

Schedule J

Supplier Charges

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SCHEDULE J

1INTRODUCTION

2SERVICES CHARGE

3PROJECTS

4NEW SERVICES

5PASS-THROUGH EXPENSES

6ECONOMIC CHANGE ADJUSTMENT (“ECA”)

7TAXES

8CURRENCY; INVOICING; PAYMENT

9MISCELLANEOUS CHARGES RELATED PROVISIONS

LIST OF ATTACHMENTS

Attachment J.1: Summary of Charges
Attachment  J.2: Detailed Annual Base Charges / Baseline FTEs
Attachment J.3: FTE Resource Unit Rates
Attachment J.4: Non-FTE Resource Unit Baseline Volumes
Attachment J.5: Transition Charges
Attachment J.6: Pass-Through Expenses and Other Charges
Attachment J.7: Intentionally blank.
Attachment J.8: Rate Card

LIST OF RELATED SCHEDULES

Schedule J.1: Financial Responsibility/Asset Allocation Matrix

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SCHEDULE J

Supplier Charges

1	INTRODUCTION

(a) This is Schedule J to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

(b) The Charges for the Services shall consist of the Monthly Base Charge (which is derived from the Annual Services Charge described in Section 2 below for the applicable Contract Year), as adjusted in accordance with this Schedule, and any other Charges or adjustments described herein. The Parties acknowledge and agree that the Charges described in this Schedule J fully compensate Supplier for provision of the applicable Services and the performance of its other obligations under this Agreement.

(c) This Schedule J also describes the variable charging structure, the methodology for measuring and tracking Resource Unit utilization and the methodology for converting to a transaction based pricing structure.

(d)   Supplier shall be responsible for the accuracy and completeness of the operational and financial assumptions and dependencies underlying its pricing, and if such assumptions are incorrect or incomplete, Supplier shall not be entitled to adjust the Charges or any other items or terms of the Agreement; provided, however, (i) if the Parties agree that if the Services in Schedules E.1 or E.3 are required to be performed from Supplier Facilities outside of India, then the Charges for such Services shall be equitably adjusted, (ii) if the Services (other than the Services described in Schedules E.4, E.5, E.9, and E.12) require on average more than thirty minutes a day of inbound or outbound voice telephony, then the Charges for such Services shall be equitably adjusted based on any additional Out-of-Pocket Expenses incurred by Supplier relating to additional telecommunications, (iii) if the Services require on average more than 20 KBPS per Supplier FTE, then the Charges for the Services shall be equitably adjusted based on any additional Out-of-Pocket Expenses incurred by Supplier relating to additional bandwidth, or (iv) if Hercules’ requirements regarding accounts payable workflow are not consistent with standard workflow procedures or supported by standard functionality in the Savvion Software, then the implementation of such requirement shall be a New Service.

2	SERVICES CHARGES

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2.1	Transition Charges

The fixed Charges for Transition Services are set forth in Attachment J.5 .

Each of the fixed Transition Charges are allocated to the achievement by Supplier of a specific Transition Milestone described in the Transition Plan set forth in Schedule H. Supplier shall invoice Hercules for each such Transition Charge in the month immediately following the month in which Supplier achieves such Transition Milestone. If Supplier fails to achieve the Transition Milestone, then Supplier shall not invoice Hercules for such Transition Charge until such Transition Milestone is met.

There are no separate or additional Charges or other expenses for the Transition Services. For the avoidance of doubt, the fixed Charges for Transition Services include all Out-of-Pocket Expenses incurred by Supplier (or Supplier Personnel) in connection with the performance of such Transition Services, including Out-of-Pocket Expenses associated with travel and lodging.

2.2	Base Service Charge

(a) General. The “Annual Services Charge” or “ASC” for each Contract Year is set forth in Attachment J.2, and is the firm fixed Charge to Hercules for Supplier’s provision of the Services with the applicable Resource Baseline for FTEs specified in Attachment J.2 (the “Baseline FTEs”) after the applicable Commencement Date, subject to the Staffing Assurances and provisions of this Schedule J.

(b) FTEs. The number of Baseline FTEs may be revised from time to time in accordance with the Agreement and this Schedule J. In such event, the Annual Service Charge will be adjusted accordingly based on the FTE rates set forth in Attachment J.3 and the Staffing Assurances set forth below.

(c) Monthly Invoice. In accordance with Section 12 of the Agreement, Supplier shall invoice Hercules on a monthly basis for a pro rata portion of the Annual Services Charge, which shall be calculated by dividing the ASC specified in Attachment J.1 for the applicable Contract Year by the number of calendar months in that Contract Year.

2.3	Staffing Assurances

(a) General. Supplier will perform the Services and provide FTEs in accordance with the throughput per FTE, on-site:off-site ratios, and other assurances described in this Section (“Staffing Assurances”).

(b) Throughput and Productivity Related Assurances Regarding FTEs.

(i) Additional FTES. If Supplier requires more than the number of Baseline FTEs for any particular Service to meet its performance obligations, Supplier shall provide such additional FTEs at no additional Charge, unless the actual volume of non-FTE Resource Units relating to such Service is ****** percent (******%) or more of the non-FTE Resource Baseline Volume set forth in Attachment J.4 for such Resource Unit for three (3) or more consecutive months. Additional chargeable FTEs will only be provided as mutually agreed by the Parties and the ASC shall be accordingly adjusted based on the FTE rates set forth in Attachment J.3. Each Additional Chargeable FTE will be as productive as the Baseline FTEs (e.g., the number of non-FTE Baseline Resource Units divided by Baseline FTEs for a particular Service will not be diminished). Supplier is responsible for any additional amounts incurred or resources as a result of inefficiencies of such FTEs. To the extent that Supplier can realize shift utilization levels greater than ****** shift per seat (or ****** shifts per seat in the case of Accounts Payable Services) at a Supplier Facility the Charges for each additional FTE shall be equitably reduced so that the Parties equally share in the savings associated with the reduced overhead for such additional FTE.

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(ii) Reduced FTES. If the actual volume of non-FTE Resource Units is ****** percent (******%) or less of the non-FTE Resource Baseline Volume set forth in Attachment J.4 for such Resource Unit, Supplier shall so notify Hercules and the Parties will discuss, in good faith, appropriate reductions in the number of FTEs and a corresponding reduction in the ASC if such actual non-FTE Resource Unit volumes are expected to be below the Resource Baseline for three (3) or more consecutive months.

(iii)  Other Productivity Improvements. Supplier shall realize and demonstrate productivity improvements each Contract Year. Such improvement can be demonstrated by either (i) reducing the number of FTEs performing certain Services (e.g., the number of FTEs required to perform Services in a Functional Service Area), (ii) by increasing FTE throughput (e.g., the volume of non-FTE Resource Units divided by the number of FTEs performing a Service - 10,000 PO’s processed / 10 FTEs), or (iii) other objective criteria.

(c) Onsite:Offsite Ratio Assurances. Supplier shall perform the Services using a ratio of FTEs that are primarily assigned to a Hercules Facility and Supplier Facility that is no less advantageous to Hercules than the ratio contemplated under Attachment J.1, Attachment J.2 and Schedule M. Supplier is responsible for any additional amounts incurred as a result of a less advantageous ratio of such FTEs (e.g., a higher ratio of on-site FTEs), unless otherwise requested by Hercules.

(d) Optimization. Supplier shall optimize FTE productivity, the mix of FTE resources (e.g., the number of highly experienced Supplier Personnel to lesser experienced Supplier Personnel), and on-site:off-site ratios to minimize the Charges and other amounts payable to Supplier, unless otherwise directed by Hercules.

2.4	Resource Units

(a) General. The Resource Units associated with the Services are defined in Attachment J.3 and J.4; as of the Effective Date, the Resource Units in J.4 are only used in connection with the Staffing Assurances. Supplier shall measure Resource Unit volumes (including FTE utilization and non-FTE Resource Unit volumes) each month. Such Resource Units can be used to determine Supplier’s performance (e.g., business output per FTE) and Hercules’s and the Eligible Recipients’ actual usage of certain Services. This information can be used to determine, for example, (i) Supplier’s compliance with the Staffing Assurances described above, or (ii) a transaction based charge, an additional resource charge (ARC), or reduced resource charge (RRC), if Hercules elects to execute a Pricing Conversion utilizing such methodology(ies).

(b)  Measurement and Tracking. Beginning no later than the Commencement Date, Supplier shall measure and track Hercules’ and the Eligible Recipients’ usage of Resource Units using the processes and procedures described in the Policy and Procedures Manual. Supplier shall report such usage to Hercules on a periodic basis, no less frequent than monthly.

(c)  New or Additional Resource Units. New Resource Units may be added from time to time by mutual agreement of the Parties. New or existing Resource Units may be changed from time to time by mutual agreement of the Parties. Appropriate adjustments will then be made to the new or existing Resource Baselines as applicable and mutually agreed, to reflect advancements or changes in technology, business processes, and productivity.

2.5	FTE to Transaction Unit Conversion

As of the Effective Date, the Services are being charged in accordance with this Schedule J on an FTE basis for a variety of reasons, including the lack of (i) adequate metrics and other information, and/or (ii) standardized activities or processes. As requested by Hercules with respect to all or certain Services, Supplier shall (i) gather and provide Hercules metrics and other information, (ii) re-engineer or revise activities and processes relating to such Services, or (iii) take other actions for the purpose of converting the FTE based pricing under this Schedule J to another appropriate basis (e.g., fixed price, business transactions, number of customer master records, number of vendor master records) (each an actual or potential “Pricing Conversion”). Pricing Conversions will leverage the non-FTE Resource Units set forth in Attachment J.4 and other applicable metrics agreed by the Parties. ARCs and RRCs shall be computed in accordance with Section 2.6 and the Parties shall agree upon an appropriate deadband for such non-FTE Resource Units. No Pricing Conversion will be effective without each Party’s prior written approval, subject to the following:

(a) Supplier shall prepare and provide Hercules an analysis of the advantages and risks associated with any potential Pricing Conversion. As reasonably requested by Hercules, Supplier shall provide Hercules proposals and offers regarding each potential Pricing Conversion. Supplier’s Pricing Conversion proposals shall include appropriate productivity and process improvements. Pricing Conversions shall be at least as favorable to Hercules as the FTE-based Charges associated with the applicable Services. As requested by Hercules, Supplier shall negotiate in good faith with Hercules the potential terms, conditions, and Charges relating to any potential Pricing Conversion before it becomes effective.

(b) Prior to implementing any Pricing Conversion, Hercules may request that Supplier (i) continue to Charge the applicable Services that are potentially subject to a Pricing Conversion on a FTE basis, and (ii) report to Hercules what the Charges would be if the Pricing Conversion were actually implemented.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.6	ARCs/RRCs for Non-FTE Resource Unit Usage

To the extent the Charges for any Service are based upon actual usage of non-FTE Resource Units as a result of a Pricing Conversion, the Resource Baseline for such Resource Unit and the applicable Additional Resource Charge ("ARC") and Reduced Resource Credit ("RRC") shall be set forth in Attachment J.3, subject to Section 2.5. In such event, Supplier shall calculate ARCs and RRCs by comparing the total actual usage of each such Resource Unit during the preceding month (“Actual RUs”) with the aggregate Resource Baseline specified in Attachment J.4 for such month and shall reflect such ARCs and RRCs on the monthly invoice in accordance with Article 12 of the Agreement.

(a) Additional Resource Charges. If the total number of Actual RUs exceeds the aggregate Resource Baseline for such month by more than any applicable deadband, Supplier shall invoice Hercules for an Additional Resource Charge equal to the difference between the Actual RUs and the Resource Baseline, multiplied by the specific ARC Rate for the applicable Resource Unit category for the applicable Contract Year set forth in Attachment J.3 (i.e., ARC = [(Actual RUs - Resource Baseline) x ARC Rate]).

(b) Reduced Resource Credits. If the total number of Actual RUs is less than the aggregate Resource Baseline for such month by more than any applicable deadband, Supplier shall credit Hercules a Reduced Resource Credit equal to the difference between the Resource Baseline and the Actual RUs for that Resource Unit, multiplied by the specific RRC Rate for the applicable Resource Unit category for the applicable Contract Year set forth in Attachment J.3 (i.e., RRC = [(Resource Baseline - Actual RUs -) x RRC Rate]).

2.7	Rate Validity

The Charges shall be valid to ******% above and ******% below the Resource Baseline established for each FTE or non-FTE Resource Unit category. If, during any three consecutive months, (i) the total Resource Unit utilization for any FTE or non-FTE Resource Unit category is, in the aggregate, either ******% above or ******% below the applicable aggregate Resource Baseline, and (ii) such volumes are reasonably expected to remain at such levels, the Parties shall examine the impact of such change on Supplier’s variable pricing and shall, if appropriate, negotiate in good faith and agree upon an equitable adjustment to the Monthly Base Charge and/or to some or all of the applicable FTE rates and/or ARC/RRC Rates.

In the case of ARCs, Hercules shall pay for Actual RUs (which may exceed the ******% level) at the then current ARC Rate for up to sixty (60) days following the events triggering such negotiations. If agreement is not reached during such sixty (60) day period, Hercules shall continue to pay on such basis pending the conclusion of such negotiations; provided that, following agreement, the actual Charges for such period will be computed at the agreed upon rates and reconciled with the Charges actually paid by Hercules during such period.

In the case of RRCs, Hercules shall pay at the ******% level (even if the Actual RUs fall below such ******% level) for up to sixty (60) days following the events triggering such negotiations. If agreement is not reached during such sixty (60) day period, Hercules shall pay for the Actual RUs and thereafter deposit the disputed amount (i.e., the difference between the Charges that would be payable at ******% of the then-current Resource Baseline and those that would be payable at the Actual RU level applying the then-current RRC Rate) into an interest bearing escrow account for the benefit of both Parties at a financial institution reasonably acceptable to Supplier. Upon agreement, the actual Charges for the escrow period will be computed at the agreed upon rates. The difference between that amount and the amount actually paid to Supplier for such period, together with associated interest, will then be paid to Supplier from the escrow account. The remaining amount in escrow will then be returned to Hercules.

The Parties acknowledge and agree that, in the event actual Resource Unit utilization is more than 50% above the Resource Baseline, the ARC Rate for additional Resource Units and the implied unit rate for all Resource Units will be equal to or lower than the rates and charges reflected in this Schedule J. The Parties also acknowledge and agree that, in the event actual Resource Unit utilization is more than 50% below the Resource Baseline, the RRC Rate will be equal to or lower than and the implied unit rate for all Resource Units will be equal to or higher than the rates and charges reflected in Schedule J.

Notwithstanding the foregoing, if Hercules eliminates an entire Functional Service Area, it will be treated as a termination for convenience to which Termination Charges may be applicable, and not as a subject of negotiation pursuant to this provision.

3	PROJECTS

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.1	Project Pool

(a) General. Supplier shall perform Projects requested and approved by Hercules as part of the Services and as part of the ASC in accordance with Section 4.5 of the Agreement and this Section 3 without adversely impacting the Staffing Assurances. The Parties expressly acknowledge and agree that the ADM Services set forth in Schedule E.9 are dedicated to performing Projects and this Section 3.2 shall not apply to that Functional Service Area.

(b) “Business-As-Usual” Work. Supplier’s performance of project-type work that is an inherent, necessary or customary part of the day-to-day Services is included in the Monthly Base Charges to the extent such level of effort is reasonably consistent with the level of work that Hercules performed prior to the Commencement Date. Such project-type work shall include: Projects that are required to sustain operations, relate to user testing, maintain Supplier Personnel skills, or have a timeline for implementation that does not adversely impact the Services.

(c) (d) Intentionally Blank.

(e) Project Management Reporting. Supplier shall report monthly on Projects in accordance with Schedule R. Such reports shall specify, among other things, the Supplier Charges, FTEs, resources and expenses for each Project for the applicable month and Contract Year and any other pertinent information requested by Hercules.

(f)Projects Pricing: Additional Hours or Fixed Price. At Hercules’ request, Supplier shall provide fixed pricing for Projects. In such instances, the fixed price proposed by Supplier shall be no less favorable to Hercules than the price obtained by multiplying the FTE rates specified in Attachment J.8 by the projected level of effort to the extent such rates are applicable.

(g)Project Requirements. Supplier shall scope, price and perform each Project in accordance with the Project formation process and Project implementation methodology set forth in the Policy and Procedures Manual. Before beginning work on any Project, Supplier shall obtain Hercules’ approval and follow the Project formation process. Projects performed without such approval shall be at Supplier’s sole expense.

(h)Project Proposals/Reporting. The hours expended by Supplier in preparing proposals or plans or reporting on the status of Projects shall be included in the Monthly Base Charges and shall not be otherwise chargeable.

(i) Shared Projects. It is understood and agreed that, to the extent a Project is requested by Hercules and one or more other Supplier customers, the Charges and/or number of FTE hours associated with such Project shall be allocated on a pro rata basis to Hercules and such other Supplier customer(s). In addition, to the extent the benefits of a Project are to be made available to Hercules and Supplier and/or one or more other Supplier customers, the Charges and/or number of FTE hours associated with such Project shall be allocated on a pro rata basis to Hercules, Supplier and/or such other Supplier customer(s).

Supplier shall use commercially reasonable efforts to identify Project opportunities that could be pursued jointly by Hercules and Supplier or one or more other Supplier customers, to notify Hercules of such joint Project opportunities and to facilitate communications with Supplier or such other Supplier customers regarding such Project opportunities

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.2	SAP Upgrade Project

Supplier shall perform the SAP technical upgrade project described in Schedule E.12 for the Charges set forth in Attachment J.1.

Such Charges are allocated to the achievement by Supplier of specific milestones that shall be further defined in the SAP technical upgrade project plan. Supplier shall invoice Hercules for each such Charge in the month immediately following the month in which Supplier achieves such milestone. If Supplier fails to achieve the milestone, then Supplier shall not invoice Hercules for such Charge until such milestone is met.

There are no separate or additional Charges or other expenses for the SAP technical upgrade project. For the avoidance of doubt, the fixed Charges for these Services include all Out-of-Pocket Expenses incurred by Supplier (or Supplier Personnel) in connection with the performance of such Services, including Out-of-Pocket Expenses associated with travel and lodging.

4	NEW SERVICES

If Hercules requests Supplier to perform New Services pursuant to Section 4.4 of the Agreement, the Charges (and Attachments to this Schedule J) shall be adjusted as provided therein.

5	OUT-OF-POCKET EXPENSES.

Supplier shall be entitled to reimbursement of travel and living expenses in connection with Projects and New Services only if and to the extent reimbursement of travel and living expenses is expressly approved in advance by the Hercules Relationship Manager on a case by case basis. To the extent Supplier is entitled to reimbursement for travel and living expenses, such expenses must be incurred and submitted in accordance with the more stringent of (i) Supplier’s then-current travel and living expenses and (ii) Hercules’ then-current Travel and Living Policy.

Supplier acknowledges and agrees that, except as provided in the preceding paragraph, the expenses Supplier incurs in performing the Services (including management, travel and lodging, printing/document reproduction and shipping) are included in Supplier’s Charges and that there are no other Out-of-Pocket Expenses to be reimbursed by Hercules.

6	PASS-THROUGH EXPENSES

Supplier shall process and administer (including validate) the Pass-Through Expense invoices in accordance with Section 11.2 of the Agreement and pursuant to the applicable procedures in the Policy and Procedures Manual. No new Pass-Through Expenses may be added without Hercules prior consent, which it may withhold in its sole discretion. As of the Commencement Date, the Pass-Through Expenses consist solely of the specific items set forth in Attachment J.6. The administration/processing of Pass-Through Expenses by Supplier is included in the Annual Service Charge.

7	ECONOMIC CHANGE ADJUSTMENT (“ECA”)

On January 1, 2008 and each January 1 thereafter, the Annual Service Charge and rates set forth in Attachment J.1, J.2, J.3 and J.8 shall be increased by four (4) percent per year.

8	TAXES

Each Party shall be financially responsible for taxes as provided in Section 11.4 of the Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9	CURRENCY; INVOICING; PAYMENT

Except as expressly stated otherwise, all Charges in the Attachments to this Schedule J are set forth in United States Dollars. Supplier shall invoice Hercules in accordance with Section 12.1 of the Agreement in (i) United States Dollars or (ii) the currency for the applicable Service and geographical Eligible Recipients identified in Attachment J.1 (e.g., certain Services shall be invoiced in Euros). Charges shall be paid in such currency in accordance with Section 12.2 of the Agreement. Notwithstanding anything to the contrary, Supplier shall bear all risks associated with fluctuations in currencies after the Effective Date and any amounts set forth in USD that are to charged and invoiced in Euros to a Hercules Eligible Recipient in Europe shall be converted from United States Dollars to Euros, if necessary, at the then current spot rate.

10	MISCELLANEOUS CHARGES AND OTHER PROVISIONS

10.1	Schedule

Schedule J.1 sets forth certain financial responsibilities of the Parties and is hereby incorporated into this Schedule J.

10.2	Telecommunications

Supplier shall provide all connectivity and secured redundant data and voice telecommunications equipment, services, and bandwidth necessary to connect each Supplier Facility with Supplier points of presence (each a “POP”). Supplier shall provide and be financially responsible for the Supplier network and for all data and voice connections from each POP and among Supplier Facilities. Supplier shall be financially responsible for long distance calls made by Supplier Personnel and, to the extent applicable, Hercules representatives from Supplier Facilities. Long distance calls from Hercules and third parties (e.g., Hercules customers and vendors) shall be routed by Supplier from POPs to other Supplier Facilities. Hercules shall be financially responsible for “last mile” telecommunications services between Hercules Facilities and Supplier POPs.

10.3	Other Charges

Attachment J.6 sets forth certain other Charges that may arise during the Term.

10.4	Call Recording

The Charges include recording ten percent (10%) of the total inbound and outbound call volume and retaining such recorded calls for thirty days (30) during the Term. During the initial twelve (12) months following the Service Commencement Dates relating to the Services in Schedules E.4 and E.5, recording ninety eight percent (98%) of all inbound and outbound calls and retaining such recorded call for ninety days.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ATTACHMENTS  J.1 - J.8

THE FOLLOWING 6 TABLES HAVE BEEN REDACTED

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SCHEDULE J.1

THE FOLLOWING 1 TABLE HAS BEEN REDACTED

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SCHEDULE K

THE FOLLOWING 1 TABLE HAS BEEN REDACTED

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE M

THE FOLLOWING 1 TABLE HASE BEEN REDACTED

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule N

Termination Charges

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE N

TERMINATION CHARGES

1.	Introduction

This is Schedule N to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

2.	Actual Costs.

Subject to the cap described in Section 3 below, “Termination Charges” shall be calculated in accordance with Section 2 and shall consist of the actual direct costs or amounts described in Sections 2(a), (b) and (c). Supplier shall prepare an itemized calculation of the potential Termination Charges and deliver it to Hercules within thirty (30) days after Supplier’s receipt of the notice of termination. Such calculation shall contain such documentation as is reasonably necessary to validate the potential Termination Charges. Hercules shall be entitled to audit the Termination Charges in accordance with Section 9.12 of the Agreement to the extent necessary to validate the Termination Charges (e.g., limited to Eligible Supplier Personnel and the applicable time periods noted below in Section 2(a) and the net book value of Equipment described in Section 2(b)). For the avoidance of doubt, the foregoing does not provide Hercules the right to audit wages and fringe benefits of all Supplier employees or for purposes not specifically relating to variable Termination Charges.

The Termination Charges shall consist of the following as reasonably incurred by Supplier as a direct result of the early termination of the Agreement:

(a) Supplier Employees. With respect to Supplier employees dedicated to the provision of Services to Hercules as of the termination date or, if later, the date on which such employees cease to perform Services or Termination Assistance Services requested by Hercules under the Agreement, whichever is later (“Eligible Supplier Employees”), the Termination Charges shall consist of the severance and redeployment described below and reasonably incurred by Supplier. Eligible Supplier Employees shall not include Supplier employees who are assigned following the notice of termination to replace reassigned or terminating Supplier Personnel and/or to perform Termination Assistance Services (other than planned reassignments executed in the ordinary course and not related to the termination). Supplier shall invoice Hercules for amounts under this Section 2(a) as they are incurred by Supplier and such invoice shall be due and payable in accordance with Section 12 of the Agreement.

(i)
Redeployment of Eligible Supplier Employees at Supplier Facilities. The actual wages (and fringe benefits) paid to Eligible Supplier Employees primarily working at Supplier Facilities who are not severed by Supplier and are awaiting redeployment; provided that, (A) such reimbursement will terminate upon the redeployment of such employee for any other purpose, and (B) the total period of such reimbursement shall not exceed ninety (90) days;

(ii)
Redeployment of Eligible Supplier Employees at Hercules Facilities. The actual wages (and fringe benefits) paid to Eligible Supplier Employees primarily working at Hercules Facilities who are not severed by Supplier and are awaiting redeployment; provided that, (A) such reimbursement will terminate upon the redeployment of such employee for any other purpose, and (B) the total period of such reimbursement shall not exceed ninety (90) days;

(iii)
Severance. ****** percent (******%) of the actual severance payments made to Eligible Supplier Employees pursuant to the then current Supplier severance policy; provided that: (A) severance occurs within ninety (90) days after each such employee ceases to perform the Services, (B) the severance payments made to such employees do not exceed those available to similarly situated employees under the Supplier severance policy in place as of the Effective Date, and (C) the average severance payment to all terminated Eligible Supplier Employees does not exceed ******weeks salary.

(iv)	Qualifications. The Termination Charges under this Section 2(a) above shall be further qualified as follows:

(1) Termination Charges shall not include any severance or redeployment expenses with respect to Eligible Supplier Employees who are transferred directly to Hercules or its designee or who are offered and accept employment with Hercules or its designee;

(2) Termination Charges shall not include any severance with respect to Eligible Supplier Employees who are offered employment with Hercules or its designee at equal or higher compensation in accordance with Section 4.3(b)(2) of the Agreement, but who have the opportunity to remain with Supplier and elect to do so;

(3) Termination Charges shall not include both redeployment and severance with respect to the same Eligible Supplier Employee; and

(4) Supplier shall use commercially reasonable efforts to minimize the severance and redeployment costs that are part of the Termination Charges.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Third Party Software, Equipment and Third Party Contracts. With respect to Third Party Software licenses, Equipment leases and Third Party Contracts that are primarily used by Supplier, Supplier Subcontractors, or Supplier Affiliates to provide the Services, the Termination Charges shall consist of (i) any termination or cancellation fees that Supplier is contractually required to pay to a third party in connection with the early termination of such license, lease, or contract, and (ii) subject to the succeeding paragraphs, any non-cancelable charges that Supplier is contractually required to pay to a third party during the remaining term of such license, lease, or contract. With respect to Equipment owned by Supplier or a Supplier Affiliate that is dedicated to the provision of the Services, if Hercules (or its designee) elects not to purchase such Equipment and Supplier is not able to redeploy (e.g., to Supplier’s other customers) within sixty (60) days, the Termination Charges shall consist of (1) the net book value of such Equipment (calculated using the same methodology as described in Section 4.3(b)(4) of the Agreement) as of the termination date or, provided and to the extent such Equipment is utilized in the provision of such Termination Assistance Services, the substantial cessation of any Termination Assistance Services requested by Hercules under the Agreement, whichever is later, minus (2) the fair market value of such Equipment as of such date. Supplier shall invoice Hercules for amounts under this Section 2(b) as they are incurred by Supplier and such invoice shall be due and payable in accordance with Section 12 of the Agreement.

In each case, Supplier shall use commercially reasonable efforts to avoid incurring such costs, minimize the costs incurred, and/or recover amounts previously paid. The commercially reasonable efforts to be performed by Supplier shall include, to the extent applicable, (i) providing Hercules with a list of all applicable licenses, leases, contracts and/or Equipment and the costs associated with each within thirty (30) days after Supplier’s receipt of the notice of termination, (ii) working with Hercules to identify all commercially reasonable means to avoid or minimize such costs, (iii) subject to Section 6.4(c) of the Agreement, offering to make the Third Party Software licenses, Equipment leases, Supplier owned Equipment and Third Party Contracts available to Hercules or its designee in accordance with Section 4.3 of the Agreement, (iv) redeploying any remaining Third Party Software, Equipment and Third Party Contracts within Supplier’s organization if, and as soon as, commercially reasonable, (v) negotiating with the applicable third party to eliminate or reduce the fees or charges to be incurred, and/or (vi) subject to any limitations contained in the applicable licenses, leases or contracts, selling, canceling or otherwise disposing of any Third Party Software licenses, Equipment leases, Supplier owned Equipment and Third Party Contracts that cannot be redeployed. The costs to be reimbursed by Hercules shall cease to accrue following the redeployment or use of such Third Party Software, Equipment and Third Party Contract for any other purpose and shall be reduced by the net proceeds received from any sale or other disposition.

In addition, Supplier shall use commercially reasonable efforts to avoid agreeing in any of its subcontracts, Third Party Software licenses, Equipment leases or other Third Party Contracts (excluding Third Party Software licenses, Equipment leases and Third Party Contracts assigned to Supplier by Hercules pursuant to this Agreement) to termination or cancellation fees or non-cancelable charges and, to the extent it is unable to avoid agreeing to such terms, Supplier shall fully disclose such terms to Hercules in seeking Hercules’s approval of such Subcontractor pursuant to Section 9.13 of the Agreement and/or in seeking approval of such Third Party Software licenses, Equipment leases or other Third Party Contracts pursuant to Section 6.4 of the Agreement.

Notwithstanding the foregoing, Hercules shall not be obligated to pay any Termination Charges with respect to Third Party Software, Equipment and Third Party Contracts to the extent (i) Hercules or its designee purchases any Supplier owned Equipment or assumes any Supplier held Third Party Software licenses, Equipment leases or Third Party Contracts, or (ii) Supplier is unable to offer Hercules or its designees the right to purchase such Equipment or assume such licenses, leases or contracts; provided that, unless otherwise agreed, Hercules shall be obligated to pay Termination Charges with respect to Third Party Software, Equipment Leases and Third Party Contracts under (ii) above if and to the extent such licenses, leases or contracts, such licenses, leases or contracts that were assigned to Supplier by Hercules pursuant to the Agreement, or Hercules has agreed in advance pursuant to Section 6.4(c) of the Agreement to pay such amount as required under this Schedule N.

(c) Miscellaneous  Termination Charges. Supplier also shall recover as Termination Charges the amounts specified in the table below.

  THE FOLLOWING TABLE HAS BEEN REDACTED

The Termination Charges to be paid by Hercules pursuant to Section 2(c) shall be calculated as of the termination date. The amounts specified above represent the Termination Charges to be paid by Hercules pursuant to Section 2(c) as of the Effective Date and last day of each Contract Year. To the extent such Termination Charges are calculated as of a date during any Contract Year, it shall be adjusted on a pro rata basis as follows: (Termination Charges as of the end of the preceding Contract Year) minus (the difference between the Termination Charges as of the end of such Contract Year and the end of the then current Contract Year, divided by 365, and then multiplied by the number of days passed in the then current Contract Year as of the effective date of such calculation).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.	Termination Charges Cap

Notwithstanding the foregoing, the total Termination Charges under Section 2 above shall not exceed the amount set forth in Table 2 below:

THE FOLLOWING TABLE HAS BEEN REDACTED

The cap on the total Termination Charges shall be calculated as of the termination date. The amounts specified in the table above represent the Termination Charges cap as of the Effective Date and the last day of each Contract Year. To the extent the Termination Charges cap is calculated as of a date during any Contract Year, it shall be adjusted on a pro rata basis as follows: (Termination Charges cap as of the end of the preceding Contract Year) minus (the difference between the Termination Charges cap as of the end of such Contract Year and end of the then current Contract Year, divided by 365, and then multiplied by the number of days passed in the then current Contract Year as of the effective date of such calculation).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule O.1

Hercules Facilities

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SCHEDULE O.1

HERCULES FACILITIES

This is Schedule O.1 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In accordance with Section 6.2 of the Agreement, Hercules shall provide Supplier with office space and office furniture in the following Hercules Facilities, as more fully described below.

United States Locations

WILMINGTON, DELAWARE

(Plaza and Research Center)

No. of Supplier Personnel	Description	Duration
ADM and SAP Upgrade
01	Office space and office furniture for Supplier Personnel (for on-site project manager)	Term
15 (Peak)	Cubicle space and furniture for Supplier Personnel (during ADM Transition Services)	Transition Period
07	Cubicle space and furniture for Supplier Personnel (during SAP Technical Upgrade)	SAP upgrade period
03	Conference Rooms	As & when required during the engagement duration to the extent available
	Internet access (without internet e-mail access), LAN/WAN etc. for on-site Supplier Personnel set forth in Schedule M or otherwise agreed	Term
SOL ID Requirements
4	Office space and furniture / training room. Shared phone/extension. The desktops would be needed more for demonstrating the process to the Sol Id team	Per the Transition Plan
On the Job Training Requirements
17	Office space, furniture and shared phones/extensions (Phase NA 0)	Up to 8 weeks (some space would not be required for the entire duration)
14	Office space, furniture and shared phones/extensions (Phase NA1)	Up to 6 weeks (some space would not be required for the entire duration)
4	Office space, furniture and shared phones/extensions (Phase NA2)	4 weeks
Governance Requirements
4	Office space, furniture and shared phones/extensions (Phase NA 0)	Up to 8 weeks (some space would not be required for the entire duration)
3	Office space, furniture and shared phones/extensions (Phase NA 1)	Up to 6 weeks (some space would not be required for the entire duration)
1	Office space, furniture and shared phones/extensions (Phase NA 2)	4 weeks

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International Locations

1.	RIJSWIJK
Veraartlaan 8
2288 GM Rijswijk
The Netherlands

No. of Supplier Personnel	Description	Duration
SOL ID Requirements
2	Office space and furniture / training room. Shared phone/extension to be provided; The desktops would be needed more for demonstrating the process to the Sol Id team	3 weeks + 4 weeks at two separate times
6	Office space and furniture / training room. Shared phone/extension to be provided; The desktops would be needed more for demonstrating the process to the Sol Id team	4 weeks
On the Job Training Requirements
13	Office space, furniture and shared phones/extensions (Phase -EU 0)	Up to 8 weeks (some space would not be required for the entire duration)
22	Office space, furniture and shared phones/extensions (Phase -EU 1)	5 weeks
23	Office space, furniture and shared phones/extensions (Phase -EU2)	5 weeks
Governance Requirements
2	Office space, furniture / training room and shared phones/extensions (Phase -EU 0)	6 weeks
6	Office space, furniture / training room and shared phones/extensions (Phase -EU 1)	5 weeks
4	Office space, furniture / training room and shared phones/extensions (Phase -EU 2)	5 weeks

Other Miscellaneous Provisions regarding Hercules Facilities:

•
On-the-job-training (“OJT”) will cover the US and European locations described above (i.e., Wilmington and Riswijk). If some space is required for 1-2 people in the various other Hercules Facilities in Europe for 1-2 weeks, Hercules will provide the same or similar space as reasonably available.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•	Network connectivity for the OJT team shall be provided by Hercules within the Hercules Facility

•	Supplier Governance team would carry their own laptops

•	The Supplier Sol-Id team would be carrying their own laptops

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule O.2

Supplier Facilities

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE O.2
SUPPLIER FACILITIES

This is Schedule O.2 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

Supplier Facilities

	Street Address	Scope of Services Provided	City	State	Country
1	Genpact DLF IT Park Tower 1, 7th Floor 8 Major Arterial Road New Town, Rajarhat Calcutta
Account Payable, Master Data Maintenance, General Ledger Accounting, Fixed Assets Accounting, Financial Consolidation/External Reporting, Corporate Analysis, Business Analysis, Sales Analysis, Procurement Spend Analysis, SAP Production Support and Projects, Non-SAP Production Support and Projects.
			Calcutta	West Bengal	India
2	Dimitrie Pompei Blvd. 9-9A, IRIDE Business Park Building 14 Sector- 2 Bucharest	Customer Support/Business Support and Accounts Receivable.	Bucharest		Romania
3	251 Avenida Lerdo Norte Cd. Juarez, Chihuahua Mexico CP32000	Customer Support/Business Support and Accounts Receivable.	Juarez	-	Mexico

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Hercules

Schedule O.3

Hercules Provided Equipment

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SCHEDULE O.3
HERCULES PROVIDED EQUIPMENT

This is Schedule O.3 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In accordance with Section 6.4(e) of the Agreement, Hercules shall provide Supplier with the following Equipment for the specified period.

Hercules Facility Location	Quantity	Description of Hercules Provided Equipment	Duration
ADM and SAP Upgrade
Wilmington DE, USA	1	LCD projector	As & when required and available during the engagement lifecycle (ADM & SAP technical upgrade)
	15	Workstations (during ADM Transition Period)	5.5 Months
	07	Workstations (during SAP Technical Upgrade)	9 Months
	01	Telephone (for on-site project manager)	5.5 Years
		Access to telephone(s) (for on-site teams)	During ADM Transition & SAP Tech. Upgrade
		Access to fax (for on-site project manager & for on-site teams during ADM Transition & SAP Technical Upgrade)	5.5 Years
BPO - SOL ID Requirements
Wilmington DE, USA	2	Workstations	3 weeks
Rijswijk, The Netherlands	1	Workstations	3 weeks
	2	Workstations	4 weeks
On the Job Training Requirements
Wilmington DE, USA	17	Workstations (Phase NA 0)	8 weeks (some Workstations would be required for a lesser period)
	14	Workstations (Phase NA1)	4 weeks (some Workstations would be required for a lesser period)
	4	Workstations (Phase NA2)	4 weeks (some Workstations would be required for a lesser period)
Rijswijk, The Netherlands	12	Workstations (Phase -EU 0)	8 weeks (some Workstations would be required for a lesser period)
	22	Workstations (Phase -EU 1)	5 weeks
	23	Workstations (Phase -EU2)	5 weeks
SOL ID Requirements
Wilmington DE, USA	2	Workstations	3 weeks
Rijswijk, The Netherlands	1	Workstations	3 weeks
	2	Workstations	4 weeks

Other Miscellaneous Provisions and Clarifications:

:

•
BPO - SOL ID Requirements - these Workstations would be needed in the conference room for the Supplier Personnel solely for demonstrations and deep dives into Hercules processes; the Supplier Personnel would carry their own laptops from Supplier for other purposes.

•
OJT will cover only 1 location each in the US and Europe (i.e., Wilmington and Rijswijk). If some space is required for 1-2 people in the various other locations of Hercules Facilities in Europe for 1-2 weeks, Hercules will provide the same or similar space as reasonably available and described in this Schedule. Workstation

•	Network connectivity for the OJT team would be provided by Hercules

•	Governance team would carry their own laptops

•	The Supplier Sol-Id team would be carrying their own laptops

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule P

Direct Hercules Competitors

and

Direct Supplier Competitors

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE P.1
DIRECT HERCULES COMPETITORS

This is Schedule P.1 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

Akzo Nobel
Amazon
BASF
Bayer
Buckman
Ciba
Colorcon
Dow Chemical Co.
Eka
GP
Hexion
Huber
Kemira (includes Lanxess acquisition)
Nalco Holding Company
Nippon Soda Company
Perstorp and
Rhodia
Rohm & Haas
Samsung (including Samsung Fine Chemicals)
SE Tylose (part of Shinetsu)
Wolff

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE P.2
DIRECT SUPPLIER COMPETITORS

This is Schedule P.2 to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

WNS Global Services
HP
Infosys (Progeon)
Accenture
IBM
Wipro
HCL
TCS
EXL Services
Cap Gemini
Convergys
Hewitt Associates
Vertex
Intelenet

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule Q

Satisfaction Survey

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE Q

SATISFACTION SURVEY

This is Schedule Q to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

At Supplier, customer centricity drives the day-to-day working of processes. Customer satisfaction and quality of services delivered is extremely important for Supplier and this is reflected through the Voice of Customer (VoC) survey, conducted at regular intervals during the course of an engagement, to determine customer satisfaction. The aim of the VOC is to receive inputs on our progress in the partnership over the last period. Though the Operations manager will communicates with Hercules on a regular basis, this is a formal channel of capturing Hercules’ assessment of the prior months (duration to be determined during the Transition Period) that gives the Parties a statistical barometer of change in performance perception across various aspects of their relationship.

Features:

The VOC survey is a web based survey and is referred to as eVOC. The main features of the eVOC are enumerated as follows:

•	It is a standard means to compare Hercules’ satisfaction levels across businesses / processes

•	Proactive method of identifying potential concern areas

•	Helps capture feedback from across the cross section of process owners

• Portrays one comprehensive picture of the health parameters of the process from Hercules stand point

Methodology:

The survey will be based on questions around the following:
•	Operational Excellence
o	Measurement of Metric and Meeting the defined Operational Metric
o	Team’s understanding and responsiveness to Business Need
o	Consistency and Reliability of Performance
o	Proactive Problem Solving Approach
o	Specify Areas of Concerns and Changes Expected
•	Effectiveness of People Management,
o	Staffing -- Quality of New Recruits

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

o	Hiring -- Span of Hiring New Resource
o	Training of New Resources -- Coming up the Learning curve
o	Knowledge Retention -- Check turnover with Knowledge Retention
o	Motivation Levels -- Spirit of the team
o	Attrition/Movement -- People Planning and Management
•	Effectiveness of Communication
o	Conference Calls -- Clarity of Voice and thought
o	Resolution of Queries/ Issues-- promptness in communicating status of queries/requests
o	Update on Process Changes & Issue -- Keeping customer in the loop
o	Ease of Communication (Voice/Mail)-- Frequency/mode
•	Process Improvement and Productivity
o	Six Sigma Initiative & Lean -- Are the areas of improvement identified and executed
o	Improvements required in Metric -- Do metric reflect customer need
o	Productivity Benefits
•	Overall Satisfaction and Willingness to recommend.
o	Suggestions to improve
o	Technology & Telecom

There are 7 questions, each with a comment box and a rating scale of 1 to 10 (1-6 are detractors, 7-8 passive and 9,10 are promoters). Once the applicable Hercules representative has taken the survey, Supplier and Hercules will discuss the rating, where Supplier provides suggestions to improve the various aspects of Service delivery. This has been elaborated in the flowchart below:

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MISSING GRAPHIC

Once the recommended actions are agreed upon, they are tracked with timelines and closure on the VOC tool. Action items will be closed only after completion and discussion with Hercules, as shown below.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MISSING GRAPHIC

The Supplier is committed to continuously improving our ability to meet or exceed Hercules’s expectations of quality in the Services and products we provide.

Any satisfaction deficiencies will be addressed by a combination of the following methods:

•
Supplier governance model ensures engagement, transparency, and control during the transition and through steady state operations. It will also ensure compliance, controllership, benchmarking and delivery on Service Levels. Any satisfaction deficiencies will be addressed by mutual discussion.

•
Supplier has a well-structured Quality Organization that will work closely in tandem with Hercules’ Operations Teams. Root-Cause Analysis will be done for any performance deficiencies and a detailed time bound action plan will be drawn. There will be continuous monitoring of the performance until the issue is resolved.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HERCULES

SCHEDULE R

REPORTS

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SCHEDULE R

REPORTS

This is Schedule R to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

25.0	Introduction

In accordance with Section 9.2 of the Agreement, Supplier shall provide Hercules the Service management Reports specified in this Schedule R and Attachment R-1. In addition, Supplier shall provide Hercules (i) Service Level management reports as required under Schedule G and (ii) business and other reports (e.g., reports in the SAP Software) as part of the Services.

26.0	Reports

Supplier’s responsibilities include:

4.	Providing Hercules all reports provided by or for Hercules during the twelve (12) month period immediately prior to the Effective Date.

42.
Delivering all reports according to the format, content, and frequency specified in Attachment R-1 or, if there is no such specification, provided by or for Hercules during the twelve (12) month period immediately prior to the Effective Date.

43.	Modifying the format, content, and frequency of any report as requested by Hercules.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ATTACHMENT R-1

Description of Service management Reports

This Attachment R-1 to Schedule R contains a summary description of the format, content and frequency of key reports required by Hercules. This Attachment may not include all reports provided by or for Hercules during the twelve (12) month period immediately prior to the Effective Date or otherwise requested by Hercules or required as part of the Agreement. However, Supplier is required to provide any and all such reports regardless of their inclusion in this Schedule.

1.0	SERVICE MANAGEMENT and other Reports

Functional Service Area	Report Name	Description	Frequency	Recipient	Media*
ADM	Delivery Status Report	Request status, On-hold Request status, Risk List	Weekly	Hercules Delivery Manager	E Mail
	Issue Log Report	Issue details, Ageing status, Resolution details	Weekly	Hercules Delivery Manager	E Mail
	Performance Status Report	Effort Variance, Time Variance, Forecasting Accuracy, Service Level Calculation	Monthly	Program Manager Delivery Manager	E Mail
	Progress Report	Status of projects and enhancements	Weekly	Hercules Delivery Manager	E Mail
SAP Tech.Upgrade	Delivery Status Report	Weekly status, on-hold request (Custom Development, Configuration, Testing, Data, Learning & Training)	Weekly	Respective Service Leads or Project Manager	E Mail
	Issue Log	Issue details, Ageing, Resolution details	Weekly	Respective Service Leads or Project Manager	E Mail
	Executive Dash Board	Management Planning & Tracking Report	Monthly	Program Mgr	E Mail
	Performance Status Report	Quality Tracking, Schedule Adherence, Effort variance, SLO or SLA if any	Monthly	Program Mgr	E Mail
General Accounting and Business Analysis	Genpact Monthly Review	Dashboards on India’s team performance	Monthly	Hercules and Genpact leadership	E mail / Conference Call
	Intercompany Reconciliation Report	Shows interco differences at month-end prior to adjustments, then adjustments, then interco differences after adjustments	Monthly	Consolidation & Control	Excel file
	US Statement of intercompany accounts	Detail of US receivables and payables due to/from non US locations	Monthly	Foreign financial accountants responsible for intercompany accounting	SAP report downloaded to Excel
	Foreign intercompany difference report	A file for each non US location that shows the net intercompany difference between each entity and all other trading partners	Monthly	Foreign financial accountants responsible for intercompany accounting	Excel File
	Misc. Deferred Charge analysis	Excel report which details balances by SAP statistical order for accounts 1282910000 and 1282912100, for Corps 0106 and 0255. Fluxes current period with previous period.	Monthly on the 4th workday		Excel
	Post Disposition Accruals & Related Monthly Activity	Excel report which details the balances by SAP statistical order for multiple accounts for the month. Currently just for Corp 0106.	Monthly on the 4th workday		Excel
AP	Turn Around Time	Metric will represent the TAT agreed per the SLA	Monthly	Hercules AP Process owner	EMail
	Accuracy	Metric will represent accuracy of transactions agreed per the SLA	Monthly	Hercules AP Process owner	E Mail
	Debit Balance	Report for Debit Balances with aging	Monthly	Hercules AP Process owner	E Mail
	GR/IR	Report for GR/IR with aging	Monthly	Hercules AP Process owner	E Mail
	First Pass Yield / Hit Rate	Metric on invoices processed for payment in the 1st instance without any query	Monthly	Hercules AP Process owner	E Mail
	Service Desk	Metric will represent service desk data	Monthly	Hercules AP Process owner	E Mail
OTI	Call Volume	Inbound call volumes per interval of 15 min	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
	Fax, email order entry volumes	Inbound volumes per day	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
	Average speed of answer	Average time a call is being picked up from the time it hits the PBX in Romania	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
	Abandoned calls %-age	%-age of calls which are disconnected before being picked up by an agent	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
	Incoming orders before cut off time	Incoming orders before a certain time in the day for which you would still expect treatment in the same day	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
	Incoming orders after cut off time	Incoming orders after a certain time in the day for which you would expect treatment on the next day	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
	% of orders processed same day	%-age of orders coming in which are processed same day	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessable by Hercules
	% of orders processed in 24 hours	All orders received and processed within the same day	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
	Av Order processing TAT	Av cycle time between receiving the Order and complete entry in system	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
	Accuracy (X opportunities per order line items)	Different opportunities per order and per line items to be picked on a random sample and % of defects shown on the overall # opportunities	weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
	Credit/Debit Memo report	Report that lists all credit and debit memos and the reason for their creation	Weekly reporting	Hercules Process owners Hercules BPO project team Genpact Operational management team	Dashboard links to an intranet web page at Genpact accessible by Hercules
ITC	Cash Report		Weekly	Hercules ITC Process Pwner	E Mail
	Shortage Report	Report of the short payments	Weekly	Hercules ITC Process Pwner	E Mail
	Evaluation of Customer Credit Limits	This provides the list of customers whose credit limit is evaluated	Weekly	Hercules ITC Process Pwner	E Mail
	A/R Snapshot	Summary of A/R metrics	Monthly	Hercules ITC Process Pwner	E Mail
	A/R Analysis	Analysis of the A/R metrics for forecasting and evaluation	Monthly	Hercules ITC Process Pwner	E Mail
	Bad Debt	List of invoices / customers / amount that have been identified as bad debt	Monthly	Hercules ITC Process Pwner	E Mail
	Global A/R		Monthly	Hercules ITC Process Pwner	E Mail
	Global GE Report		Monthly	Hercules ITC Process Pwner	E Mail
	Aging LOC Term 1		Monthly	Hercules ITC Process Pwner	E Mail
	Aging by Rep Code	This gives a portfolio ageing (bucket wise) broken by collector	Monthly	Hercules ITC Process Pwner	E Mail
	NCCA data export		Monthly	Hercules ITC Process Pwner	E Mail
	Preliminary Bad Debt Report	Proposal of amounts to be written off as bad debt	Monthly	Hercules ITC Process Pwner	E Mail
	Credit Control Limit 1	Break up of credit control limit by customer	Quarterly	Hercules ITC Process Pwner	E Mail
	Aging COM term 1		Quarterly	Hercules ITC Process Pwner	E Mail
	A/R Credit Balance 1	List of customers with a credit balance and amounts	Quarterly	Hercules ITC Process Pwner	E Mail
Master Requisitions	Requisition to PO TAT	% of approved requisitions converted and issued to the supplier within x hours of receipt	Weekly	Buyer	E-Mail
	PO Creation Accuracy	% accuracy of the PO’s created	Monthly	Buyer/ Sourcing leader	E-Mail
	PO Amendment TAT	% of amendment requests processed within X hours of receiving the same	Monthly	Buyer/ Sourcing leader	E-Mail
	Open PO Report	Status/ Trend of all open PO’s created by the resource	Weekly	Buyer	E-Mail
	PO Cycle time by business	Trend report on the PO lead times by business	Monthly	Sourcing leader	E-Mail
Procurement Master Data * All the weekly reports will be presented to the recipient in MS-Excel and monthly reports in MS-PowerPoint	TAT on creation & maintenance of outline agreements	% of requests received and worked upon within x hours of receipt	Monthly	Sourcing Leader	E-Mail
	Accuracy on creation & maintenance of outline agreements	% accuracy of the outline agreements created and maintained	Monthly	Sourcing leader	E-Mail
	TAT on creation & maintenance of info records	% of requests received and worked upon within x hours of receipt	Monthly	Sourcing leader	E-Mail
	Accuracy on creation & maintenance of info records	% accuracy of the info records created and maintained	Monthly	Sourcing leader	E-Mail
	TAT on creation & maintenance of supplier source lists	% of requests received and worked upon within x hours of receipt	Monthly	Sourcing leader	E-Mail
	Accuracy on creation & maintenance of supplier source lists	% accuracy of the source lists created and maintained	Monthly	Sourcing leader	E-Mail
	TAT on open PO’s updated as may be required based on revised Purchase Master Data	% of open PO’s updated within x hours of receipt	Monthly	Sourcing leader	E-Mail
	Accuracy on open PO’s updated as may be required based on revised Purchase Master Data	% of open PO’s updated based on revised purchase master data	Monthly	Sourcing leader	E-Mail

•	Other agreed media or technology (e.g., a network drive accessible by Hercules)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE S
GOVERNANCE

2.0	Introduction

This is Schedule S to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

During the Transition Period the Parties will develop a governance model. Such model will include the committees described in this Schedule.

3.0	Committees and Teams

3.1	Executive Steering Committee

The Parties will establish an executive steering committee. The executive steering committee will have executive management responsibility for the Agreement and for the relationship between the Parties. The executive steering committee will meet quarterly (in person or by teleconference) or as otherwise agreed.

3.2	Management Team

The Parties will establish a management team. The names and/or titles of the initial representatives serving on the management team shall be determined during the Transition Period.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule T

Hercules Rules,
Hercules IT, Security, and Related Standards,
and
Hercules Business Practices Policy

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE T

Hercules Rules, Hercules IT, Security, and Related Standards, and Hercules Business Practices Policy

 This is Schedule T to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

Hercules Rules, Hercules IT, Security, and Related Standards, and Hercules Business Practices Policy to be made available to Supplier after the Effective Date and from time-to-time thereafter as requested by Supplier and is hereby incorporated by reference.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Schedule U

Termination / Expiration Rights

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SCHEDULE U

TERMINATION / EXPIRATION RIGHTS

This is Schedule U to the Master Professional Services Agreement by and between Hercules and Supplier (the “Agreement”). All capitalized terms used but not defined in this Schedule shall have the meanings given them in the Agreement.

In accordance with Section 6.4(c) of the Agreement, Hercules consents to Supplier’s use of the following Third Party Software licenses, Equipment leases or Third Party Contracts for Supplier’s provision of the Services, notwithstanding Supplier’s inability to obtain the rights and assurances specified below that are otherwise required by Section 6.4(c) of the Agreement.

Software:

- Savvion Licences - licenses for the workflow

- Rightfax Licences - for the fax server

Services:

-  Runway International Services - whose services Suppler would utilize for Nordic language dependent process activities

-  Toll free / local numbers requested by Supplier from any telecom service provider in the case of re-routing of faxes / calls

-  The Xerox European scanning contract

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Hercules

Exhibit 1

Form of Non-Disclosure Agreement

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FORM OF NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (“NDA”) is made as of this ___ day of _______, 200__, by and between ________________________, (“Supplier”), and ________________, __________________ (“Receiving Party”), a third party retained by __________________ (“Hercules”).

WHEREAS, Supplier and Hercules are parties to the Master Professional Services Agreement, dated ________________ (the “Contract”);

WHEREAS, Supplier is the owner and licensor of certain Confidential Information (as defined below); and

WHEREAS, Hercules wishes to disclose, or have Supplier disclose, to Receiving Party, and Receiving Party wishes to receive, under the terms and conditions of this NDA, Confidential Information;

NOW, THEREFORE, in consideration of the promises hereinafter set forth, Receiving Party and Supplier acknowledge and agree as follows:

1.	Confidential Information.

a. “Confidential Information” shall mean information marked by Supplier as “Proprietary”, “Confidential”, or with a similar legend, or otherwise identified in writing promptly after disclosure as proprietary or confidential.

b. Confidential Information shall not include information Receiving Party can demonstrate (i) is, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of Receiving Party; (iii) is in the possession of Receiving Party at the time of disclosure to it without obligation of confidentiality; (iv) is received without obligation of confidentiality from a third party having a lawful right to disclose such information; or (v) is independently developed by Receiving Party without reference to Confidential Information.

2.	Receiving Party's Duties.

a. During the term of this NDA and at all times thereafter, Receiving Party shall not disclose, and shall maintain the confidentiality of, all Confidential Information. Receiving Party shall use at least the same degree of care to safeguard and to prevent disclosing to third parties Confidential Information as it employs to avoid unauthorized disclosure, publication, dissemination, destruction, loss, or alteration of its own information (or information of its customers) of a similar nature, but not less than reasonable care. Receiving Party may disclose Confidential Information to its employees as and to the extent such disclosure is necessary for the performance of such person's or entity's obligations or otherwise naturally occurs in such person's or entity's scope of responsibility. Receiving Party assumes full responsibility for the acts or omissions of such person or entity and must take all reasonable measures to ensure that Confidential Information is not disclosed or used in contravention of this NDA.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

b. Receiving Party shall not (i) make any use or copies of Confidential Information except as contemplated by this NDA; (ii) acquire any right in or assert any lien against Confidential Information; (iii) sell, assign, transfer, lease, or otherwise dispose of Confidential Information to third parties or commercially exploit such information, including through derivative works; or (iv) refuse for any reason to promptly provide Confidential Information (including copies thereof) to Supplier if requested to do so.

c. Receiving Party shall not be considered to have breached its obligations under this NDA for disclosing Confidential Information as required to satisfy any legal, accounting, or regulatory requirement of a competent government body, provided that, promptly upon receiving any such request and to the extent that it may legally do so, Receiving Party advises Supplier of the Confidential Information to be disclosed and the identity of the third party requiring such disclosure prior to making such disclosure in order that Supplier may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

d. Receiving Party shall: (i) promptly notify Supplier of any known possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this NDA; (ii) promptly furnish to Supplier all known details and assist Supplier in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss; (iii) reasonably cooperate with Supplier in any investigation or litigation deemed necessary by Supplier to protect its rights; and (iv) promptly use commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this NDA. Receiving Party shall bear its own costs in complying with this subsection.

3.	Termination.

a. Upon completion of Receiving Party's assignment for Hercules, Receiving Party shall return or destroy, as Supplier may direct, all Confidential Information, and retain no copies; provided that auditors and benchmarkers performing audit and benchmarking functions may retain their work papers.

b. The obligations to maintain confidentiality, the restrictions on use, disclosure, duplication, protection, and security of Confidential Information and indemnification for breach thereof by Receiving Party shall survive the rescission, termination, or completion of this NDA, and remain in full force and effect until such Confidential Information, through no fault of Receiving Party, becomes part of the public domain.

4.	General Provisions.

a. This NDA shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

b. This NDA supersedes all prior understandings and negotiations, oral and written, and constitutes the entire understanding between the parties on this subject.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c. No waiver, modification, or amendment to this NDA shall be binding upon the parties unless it is in writing signed by an authorized representative of the party against whom enforcement is sought.

d. Nothing in this NDA nor any disclosure made hereunder shall be deemed to grant to Receiving Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Confidential Information.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have caused this Non-Disclosure Agreement to be signed by their Authorized Representatives on the date and year first above written.

[__________________________] (“Supplier”)   [Receiving Party] (“Receiving Party”)

By:         By:

Name:         Name:

Title:         Title:

Date:         Date:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Exhibit 2

Form of Invoice

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2

FORM OF INVOICES

To be determined by Hercules within thirty (30) days of the Effective Date. U.S. and European invoice forms may vary.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 3

COMPANION AGREEMENT

[Local Country Name]

This Companion Agreement - [local country name] (this “Companion Agreement”) is entered into effective as of ________, 200_ (the “Agreement Date”), by and between [Name of Hercules local country Eligible Recipient], with an office at [__________________] (“Hercules”), and [Name of Supplier local country affiliate] (“Supplier”), with an office at [__________________].

RECITALS

A.
Hercules Incorporated, a Delaware corporation having a principal place of business in Wilmington, Delaware, and [Name of Supplier], a [___] corporation having a principal place of business in [____] entered into the Master Professional Services Agreement dated as of January 15, 2007 (the “Master Agreement”). The Master Agreement is attached hereto as Exhibit A.

B.
The Master Agreement contemplates the provision of certain services in various countries outside the United States, including [name of local country]. The Master Agreement also contemplates that an Eligible Recipient designated by Hercules Incorporated and an Affiliate of [_______], respectively, will enter into a Companion Agreement for the provision of such products and services in each such country.

C.	The purpose of this Agreement is to set forth the terms and conditions for Supplier’s provision of such services to certain Eligible Recipients in [name of local country].

NOW, THEREFORE, in consideration of the promises contained in this Companion Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hercules and Supplier agree as follows:

1.
Incorporation of Master Agreement. This Companion Agreement is entered into under the provisions of the Master Agreement, and except as provided below, all of the terms and provisions of the Master Agreement are incorporated into this Companion Agreement by this reference as if fully set forth herein. The following provisions of the Master Agreement do not apply to this Companion Agreement and are not incorporated into this Companion Agreement: [list provisions of the Master Agreement that should not apply to the local country agreement due to legal restrictions (if any)]. In the event of any inconsistency between the terms of this Companion Agreement and the Master Agreement, this Companion Agreement shall control as to the subject matter of this Companion Agreement. Capitalized terms used in this Companion Agreement, to the extent not otherwise defined in this Companion Agreement, shall have the same meanings as in the Master Agreement.

2.
Term. The term of this Companion Agreement will commence on _________, 200_ (the “Agreement Date”), and will continue thereafter until the expiration or termination of the Master Agreement, unless this Companion Agreement is terminated earlier in accordance with the terms of the Master Agreement.

3.
Local Services. During the term of this Companion Agreement, Supplier shall provide the Services described in the Master Agreement to the Eligible Recipients in [name of local country] listed in Attachment __, subject to Section 4.7 of the Master Agreement. Supplier shall provide such Services in the manner and in accordance with the Service Levels set forth in the Master Agreement. Supplier also shall timely perform or cause to be performed the obligations of [_______] specified in the Master Agreement with respect to such Services, subject to Section 4.7 of the Master Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.
Local Hercules Obligations. Subject to Section 4.7 of the Master Agreement, Hercules shall timely perform or cause to be performed the obligations of Hercules Incorporated specified in the Master Agreement with respect to the Services provided by Supplier to the Eligible Recipients in [name of local country].

5.	Supplier Charges.

(a)	Supplier Charges. The Charges for the Services to be provided by Supplier under this Companion Agreement are set forth in Schedule J to the Master Agreement.

(b)
Taxes. Unless otherwise specified in this Companion Agreement, the responsibilities of each Party for taxes arising under or in connection with this Companion Agreement shall be as set forth in Section 11.4 of the Master Agreement.

(c)
Invoicing and Payment Terms. Unless otherwise specified in this Companion Agreement, the responsibilities of each Party for invoicing and payment for Services provided under this Companion Agreement shall be as set forth in Article 12 and Schedule J of the Master Agreement.

6.	Additional Provisions.

(a) The Parties acknowledge that in certain jurisdictions local applicable Employment laws may apply to this Companion Agreement or the arrangements contemplated hereunder. The Parties further acknowledge that, as a consequence thereof, they have agreed to address the impact of such laws in accordance with the applicable provision of a [Specific Country EUARD Agreement in a mutually agreed upon format]
(b)	The Parties agree, save as may otherwise be agreed in the [Specific Country EUARD Agreement], they will fully cooperate with each other in good faith to:

(i)
comply with all applicable laws, constitutions, treaties, directives, statutes, secondary legislation, order code of practice, binding case law, contractual obligations and other common law or other relevant authority relating to the employment or dismissal of employees in the relevant country including the Acquired Rights Directive in those countries where it is applicable;

(ii)
inform and/or consult singularly or jointly, as required, with any recognized trade union, works council, or other appointed employee representative before implementing the terms of this Companion Agreement and to contest any claim by any person resulting from or in connection with this Companion Agreement;

(iii)	modify the terms of the Companion Agreement in order to comply with sections (i) and (ii) to achieve the original objectives of the Parties.

(c) Supplier shall, save as may otherwise be agreed in the [Specific Country EUARD Agreement]:
(i)
in addition to Article 17, indemnify, defend and hold harmless Hercules and the Eligible Recipients and their respective officers, directors, employees, agents, representatives, successors, and assigns against any Losses and threatened Losses in connection with any of the following (unless and to the extent the claim for such Losses or threatened Losses is based upon the acts or omissions of Hercules or an Eligible Recipient):

a.	any act or omission of Supplier, a Supplier Affiliate or Subcontractor relating to the employment by Supplier or termination of the employment of any EU Supplier Personnel by Supplier;

b.	any claim by a recognized trade union, works council, staff association or other representative, person or body in respect of EU Supplier Personnel;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c.
upon expiration or termination of the Master Agreement, this Companion Agreement or any part of the Services claimed employment relationship between Hercules or such Eligible Recipient or Hercules Third Party Contractor and any such EU Supplier Personnel under the EC Acquired Rights Directive or other similar applicable Law [to include];

1. a claimed employment relationship between Hercules or such Eligible Recipient or Hercules Third Party Contractor and any such EU Supplier Personnel under the EC Acquired Rights Directive or other similar applicable Law;

2. the termination by Supplier or a Supplier Affiliate or Subcontractor of the employment of any EU Supplier Personnel in connection with the cessation or termination of any Services previously performed by Supplier or a Supplier Affiliate or Subcontractor; or
3. any claim by a trade union, works council, staff association, worker representative or employee in respect of all or any of the EU Supplier Personnel arising out of a failure or alleged failure by Supplier or a Supplier Affiliate or Subcontractor to comply with their legal obligations to consult, notify and/or perform under the EC Acquired Rights Directive or other similar applicable Law.

(d)
Hercules shall, save as may otherwise be agreed in the [Specific Country EUARD Agreement], in addition to Article 17 of the Master Agreement, indemnify, defend and hold harmless Supplier and its Affiliates and Subcontractors and their respective officers, directors, employees, agents, representatives, successors, and assigns against any Losses and threatened Losses in connection with any of the following (unless and to the extent the claim for such Losses or threatened Losses is based upon the acts or omissions of Supplier or a Supplier Affiliate or Subcontractor (for the avoidance of doubt an act or omission in this regard shall not include the non employment or dismissal by Supplier of EU Hercules Personnel) against all actions, proceedings, costs (including legal costs), losses, damages, fines, penalties, compensation, awards, demands, orders, expenses and liabilities connected with or arising from any law, constitution, treaty, directive, statutes, secondary legislation, order, code of practice, binding case law, contractual obligation, and other common law right, relating to or connected with the employment and dismissal of employees which the Supplier may suffer or incur in relation to the termination of employment of EU Hercules Personnel and/or, the employment of the EU Hercules Personnel arising from the arrangements anticipated by this Companion Agreement, Master Agreement or any Associated Agreement up to the date of that termination of employment by Hercules.

7.	Disputes and Jurisdiction. For avoidance of doubt, any dispute arising under this Companion Agreement shall be resolved in accordance with the provisions of Article 19 of the Master Agreement.

8.
Governing Law. Except as otherwise provided in this Companion Agreement, this Companion Agreement and performance under it shall be governed by and construed in accordance with the applicable Laws of the State of Delaware, USA, without giving effect to the principles thereof relating to conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded. The election of Delaware Law for this purpose shall not operate or be construed to result in the extra-territorial application of any Laws of the State of Delaware or the United States of America unrelated to the interpretation of contracts.

9.
Service of Legal Process. For the sole purpose of service of legal process, receipt of any notice or notification of writ or other judicial proceedings before the courts of Wilmington, Delaware, as selected by the Parties under Section 19.3 of the Master Agreement, the Parties to this Companion Agreement irrevocably appoint the companies below as their agents for service of process and receipt of such notice or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

notification, and further elect domicile at the address of said company in Wilmington, Delaware, as follows:

In the case of Hercules:

With a copy to:

and

In the case of Supplier:

With a copy to:

10.	Counterparts. This Companion Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

11.
Severability. In the event that any provision of this Companion Agreement conflicts with the Law under which this Companion Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable Law. The remaining provisions of this Companion Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by Law.

12.
Language. The Parties have requested that this Companion Agreement and all documents contemplated hereby or relating thereto be drawn up in the English language. This document shall be translated into an official language of [name of country], if required by Law, but in the event of inconsistencies or conflicts the English version shall prevail.

13
Entire Agreement. Together with the Master Agreement and the documents identified in Section 2.2 of the Master Agreement, as each may be amended, this Companion Agreement and the Schedules, Exhibits and Attachments thereto constitute the entire agreement between the Parties with respect to the subject matter hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein and therein. This Companion Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Companion Agreement. No amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, modification, change, waiver, or discharge is sought to be enforced (except, however, that amendments to the Master Agreement shall be applicable to and, by reference, incorporated in this Agreement).

IN WITNESS WHEREOF, Hercules and Supplier have each caused this Companion Agreement to be executed by their respective duly authorized representatives on the dates set forth below to be effective as of the Agreement Date.

[Hercules name]  [Supplier name]

By:  By:

Title:  Title:

Date:  Date:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Hercules

Exhibit 4

Parent Guaranty

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PARENT GUARANTY
PARENT GUARANTY (this “Guaranty”) dated as of January 15, 2007 from Genpact Global Holdings SICAR S.à r.l., a Luxembourg investment company in risk capital in the form of a private limited liability company (société d'investissement en capital à risque sous forme de société à responsabilité limitée), with its registered office at 65, boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, registered with the Luxembourg Trade and Companies Register under the number B 104 548, in favor of Hercules Incorporated (“Hercules”), a Delaware corporation having offices at 1313 North Market Street, Wilmington, DE 19894.

WHEREAS

(G)
Hercules is willing to enter into a Master Professional Services Agreement (and to cause various Hercules Affiliates to enter into country-specific Companion Agreements) for certain finance, accounting, customer service, IT infrastructure, application development and maintenance and other business process and information technology services (the Master Professional Services Agreement, the Schedules, Exhibits and Attachments appended thereto and the Companion Agreements executed thereunder are hereinafter referred to collectively as the “Services Agreement”), with Genpact International, a Luxembourg private limited liability company (société à responsabilité limitée), acting through its Hungarian Branch, having a principal place of business in Duna Plaza Offices, 4th Floor, H-1138, Budapest Vaci ut 178 ("Supplier"). For the avoidance of doubt, the Parties acknowledge and agree that the Master Professional Services Agreement and all country-specific Companion Agreements will be executed by Genpact International.

(H)
Supplier will be providing the above-described services to Hercules and designated Eligible Recipients (as defined in the Services Agreement) under the terms and conditions set forth in the Services Agreement.

(I)
The Services Agreement provides for possible payments and indemnifications by Supplier in favor of Hercules and the Eligible Recipients and for the possible recovery of Losses (as that term is defined in the Services Agreement) from Supplier by Hercules and the Eligible Recipients (collectively "Supplier Financial Obligations").

(J)	Supplier is a wholly owned subsidiary of Guarantor.

(K)
In furtherance of Hercules' requirements under and in connection with the Services Agreement and in accordance with a request made by Supplier, Guarantor has agreed to enter into this guaranty, upon the following terms and conditions (hereinafter the Guaranty).

(L)	The execution and delivery of this Guaranty by Guarantor is a material inducement to Hercules to enter into the Services Agreement.

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Hercules as follows:

1. Guarantor, unconditionally and irrevocably, guarantees that Supplier shall pay all amounts and satisfy other Supplier Financial Obligations in accordance with the provisions of the Services Agreement. This Guaranty is irrevocable, unconditional and absolute, and if for any reason any such payments or Supplier Financial Obligations are not paid or otherwise satisfied, as the case may be, by Supplier when due, then, Guarantor will pay or otherwise satisfy the same or cause the same promptly to be paid or satisfied. Guarantor and Hercules (the “Parties”) agree that all limitations of liability and exclusions of damages contemplated under the Services Agreement shall at all times apply to Guarantor’s obligations under this Agreement, and any amounts paid to Hercules by Supplier (or by any of its subsidiaries, affiliates or insurers) in the form of a settlement or award under the Services Agreement will be included in any calculation of damages or other amounts awarded or settled upon between Guarantor or Hercules for the purposes of determining maximum amounts awardable and other limitations of damages.

For the avoidance of doubt, the Parties acknowledge and agree that this Guaranty extends to a failure to pay or satisfy Supplier Financial Obligations arising under any Companion Agreement, as well as to such a failure impacting an Eligible Recipient other than Hercules. Hercules is expressly authorized to make demands under this Guaranty, institute enforcement actions and obtain recoveries in such circumstances and on behalf of such Eligible Recipients.

For the avoidance of doubt, the Parties acknowledge and agree that Genpact International may assign the Master Professional Services Agreement and/or one or more Companion Agreements to another Affiliate of Guarantor in accordance with Section 21.1 of the Services Agreement and that, in certain circumstances, a Companion Agreement may, by mutual agreement, be executed by another Affiliate of Guarantor (e.g., where Genpact International is prohibited by law from executing the applicable Companion Agreement). It is expressly understood and agreed that, should this occur, this Guaranty shall extend to such other Affiliates of Guarantor and that, for purposes of this Guaranty, the definition of "Supplier" shall be deemed to include such other Affiliates of Guarantor.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. Any and all payment or other demands made by Hercules under or in connection with this Guaranty shall be made in writing in accordance with Section 15 below (the "Demand").

3. Subject to any defenses Supplier may have under the Services Agreement and any defenses Guarantor may have under this Guaranty, any and all payments claimed by Hercules under or in connection with this Guaranty shall be paid by Guarantor within ten (10) business days of receipt of the demand by Guarantor by wire transfer to the designated account of Hercules as specified to Guarantor in the Demand.

4. For the avoidance of doubt, Hercules may make Demands on one or several occasions, provided that (i) the aggregate amount payable by Guarantor under this Guaranty shall not exceed the obligations undertaken by the Supplier under the Services Agreement, (ii) the Demand shall be subject to any applicable limitations of liability set forth in Section 18.3 of the Services Agreement, and (iii) there shall be no duplication of sums paid by Supplier under the Services Agreement and sums paid by Guarantor under this Guaranty.

5. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following: (i) any permitted assignment or subcontracting of any of Supplier’s interests under the Services Agreement; or (ii) to the extent permitted by applicable law, the voluntary or involuntary liquidation, dissolution, or sale of all or substantially all of the assets, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization of, or other similar proceeding affecting Guarantor or Supplier or any of their respective assets. Guarantor hereby expressly waives notice of nonpayment, nonperformance and any other notice rights.

6.  Notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Supplier is hereby waived by Guarantor. The liabilities and obligations of Guarantor hereunder are primary and enforceable either simultaneously with, or after proceeding against Supplier. This Guaranty will remain in full force and effect as to any renewal, modification or extension of the Services Agreement, and will survive the termination or expiration of the Services Agreement.

7.  This Guaranty shall terminate automatically on the later of (i) the date on which all of the obligations of Supplier under the Services Agreement have been satisfied, or (ii) the date on which no actions or claims may as a matter of law or contract be brought against Supplier under the Services Agreement.

8. Guarantor represents and warrants to Hercules that:

(f)	It is a company validly incorporated and existing under the laws of Luxembourg;

(g)	It has the power and the authority to grant this Guaranty;

(h)	All necessary corporate action to authorise its entry into and performance of the Guaranty have been taken;

(i)	Its entry into and performance of the Guaranty do not conflict with its constitutional documents or any material agreement to which it is a party or otherwise binding upon it; and

(j)	The obligations of Guarantor under or in connection with the Guaranty constitute its legal, valid and binding obligations and are enforceable against it in accordance with their terms.

9. This Guaranty and performance under it shall be governed by and construed in accordance with the applicable laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded. Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Guaranty must be brought solely and exclusively in Wilmington, Delaware, and each Party irrevocably submits to the sole and exclusive jurisdiction of the courts in Delaware in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party. Notwithstanding the foregoing, Hercules may seek injunctive or other equitable relief or seek to enforce a judgment in any court of competent jurisdiction.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10. This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Hercules. This Guaranty shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and assigns.

11. Terms defined in the Services Agreement shall have the same meaning in this Guaranty unless otherwise defined in this Guaranty or unless the context requires otherwise.

12. Neither Hercules nor Guarantor may transfer or otherwise assign in any manner all or part of its rights and obligations under this Guaranty without the prior written consent of the other Party hereto, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Hercules may assign its rights and obligations under this Guaranty without such consent as and to the extent it assigns its rights and obligations under the Services Agreement in accordance with Section 21.1 of the Services Agreement

13. In the event any provision of this Guaranty conflicts with the law under which this Guaranty is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remaining provisions of this Guaranty and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

14. This Guaranty may be executed in any number of counterparts, which constitute together one and the same document.

15. All notices and communications between the Parties shall be in writing, shall be delivered in hard copy using one of the following methods and shall be deemed delivered upon receipt: (i) by hand, (ii) by an express courier with a reliable system for tracking delivery, or (iii) by registered or certified mail, return receipt requested, postage prepaid. Such notices and communications shall be delivered as follows:, unless and until different or additional addresses are substituted:

In the case of Hercules:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: Chief Financial Officer

With a copy to:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: General Counsel

and

In the case of Supplier:

Genpact Global Holdings
Duna Plaza Offices, 4th Floor
H-1138 Budapest Vaci út 178
Hungary
Attention: Board of Managers
Fax: +361-330-8910

With a copy to:

Genpact Global Holdings
DLF City-Phase V
Sector 53, Gurgaon - 122002
Haryana State, India
Attention: General Counsel
Facsimile: +91 124 402 2205

16. Notwithstanding the above, for the purpose of service of legal process and receipt of notice or pleadings in judicial proceedings before the federal or state courts of Delaware, the Parties irrevocably appoint the company below as their agent, and further elect domicile at the address of said company in Delaware, as follows:

In the case of Hercules:

Hercules Incorporated
1313 North Market Street
Wilmington, DE 19894-0001
Attention: General Counsel

and

In the case of Supplier:

Genpact
c/o National Corporate Research, Ltd.
615 South DuPont Highway
Dover, DE19901

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, Guarantor and Hercules has caused this Guaranty to be executed as of the date first set forth above.

GUARANTOR:      HERCULES:

Genpact Global Holdings SICAR S.à r.l.  Hercules Incorporated

By:       By:

Name:       Name:

Title:       Title:

Date:       Date: